     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 1999
                                                      REGISTRATION NO. 333-_____
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933
                           --------------------------

                         DURA AUTOMOTIVE SYSTEMS, INC.*

             (Exact name of registrant as specified in its charter)
                           --------------------------

           DELAWARE                          3460                  38-3185711
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                            ------------------------

                             DURA OPERATING CORP.*

             (Exact name of registrant as specified in its charter)
                           --------------------------

           DELAWARE                          3460                  38-2961431
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                 4508 IDS CENTER, MINNEAPOLIS, MINNESOTA 55402
                           TELEPHONE: (612) 342-2311
  (Address, including zip code, and telephone number, including area code, of
                        Registrants' principal offices)
                              STEPHEN E.K. GRAHAM
                     VICE PRESIDENT CHIEF FINANCIAL OFFICER
                         DURA AUTOMOTIVE SYSTEMS, INC.
                 2791 RESEARCH DRIVE, ROCHESTER HILLS, MI 48309
                           TELEPHONE: (248) 299-7500
  (Address, including zip code, and telephone number, including area code, of
                               Agent for Service)
                                    Copy to:
                             DENNIS M. MYERS, ESQ.
                                KIRKLAND & ELLIS
                   200 EAST RANDOLPH DRIVE, CHICAGO, IL 60601
                           TELEPHONE: (312) 861-2000

*The companies that are listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: The exchange offer will commence as soon as practicable after the effective date of this Registration Statement.
                         ------------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                        CALCULATION OF REGISTRATION FEE

                                                                             PROPOSED MAXIMUM       AMOUNT OF
                TITLE OF EACH CLASS OF                      AMOUNT TO           AGGREGATE          REGISTRATION
             SECURITIES TO BE REGISTERED                  BE REGISTERED       OFFERING PRICE          FEE(1)
9% Senior Subordinated Notes due 2009, Series B.......     $300,000,000            100%              $83,400
Guarantees on Senior Subordinated Notes (2)...........          --                  --                 (3)
9% Senior Subordinated Notes due 2009, Series B (4)...     $104,000,000            100%              $28,912
Guarantees on Senior Subordinated Notes (2)...........          --                  --                 (3)

(1) Calculated in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2) All subsidiary guarantors are wholly owned subsidiaries of the Registrant and have each guaranteed the notes being registered.

(3) Pursuant to Rule 457(n), no separate fee is payable with respect to the guaranties being registered hereby.

(4) These notes are denominated in Euros. The amount to be registered was calculated using an exchange rate of [EURO]1.00 = $1.04, the closing exchange rate as of June 18, 1999.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                                  JURISDICTION   I.R.S. EMPLOYER
                                                                                       OF         IDENTIFICATION
EXACT NAME OF ADDITIONAL REGISTRANTS*                                               FORMATION          NO.
--------------------------------------------------------------------------------  -------------  ----------------
Dura Automotive Systems, Inc., Column Shifter Operations........................      Michigan        38-2121748
Universal Tool & Stamping Company Inc...........................................       Indiana        35-0797817
Dura Automotive Systems Cable Operations, Inc...................................      Delaware        38-3383557
Adwest Electronics, Inc.........................................................      Delaware        38-3223055
Adwest Western Automotive, Inc..................................................      Michigan        38-3223054
X.E. Co.........................................................................      Michigan        38-3334994
Dura Automotive Systems of Tennessee, L.P.......................................     Tennessee        62-1664873
Dura Automotive Systems of Indiana, Inc.........................................       Indiana        35-1188181
Anderson Industries, Inc........................................................      Delaware        36-3018445
Hydro Flame Corporation.........................................................          Utah        87-0215439
Atwood Industries, Inc..........................................................      Illinois        36-3036330
Atwood Automotive Inc...........................................................      Michigan        38-2112709
Mark I Molded Plastics, Inc.....................................................      Michigan        38-1874088
Mark I Molded Plastics of Tennessee, Inc........................................     Tennessee        62-1109669

------------------------

* The address for each of the additional Registrants is c/o Dura Automotive Systems, Inc., 2791 Research Drive, Rochester Hills, Michigan 48309 and the primary standard industrial classification code number for each of the additional Registrants is 3460.

                   SUBJECT TO COMPLETION, DATED JUNE 21, 1999
THIS INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS                                                                                [LOGO]

                              DURA OPERATING CORP.

                               EXCHANGE OFFER FOR
                                  $300,000,000
                     9% SENIOR SUBORDINATED NOTES DUE 2009
                                      AND
                               [EURO]100,000,000
                     9% SENIOR SUBORDINATED NOTES DUE 2009

          UNCONDITIONALLY GUARANTEED ON A SENIOR SUBORDINATED BASIS BY
                         DURA AUTOMOTIVE SYSTEMS, INC.
----------------------------------------------------------------

        We are offering to exchange an aggregate principal amount of up to:

- $300,000,000 of our new 9% senior subordinated notes due 2008, Series B, for a like amount of our outstanding 9% senior subordinated notes; and

- [EURO]100,000,000 of our new 9% senior subordinated notes due 2008, Series B, for a like amount of our outstanding 9% senior subordinated notes.

                      MATERIAL TERMS OF THE EXCHANGE OFFER

- Expires 5:00 p.m., New York City time, _____________, 1999, unless extended.

- Not subject to any condition other than the exchange offer not violate applicable law or any applicable interpretation of the Staff of the SEC.

- All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

- Tenders of outstanding notes may be withdrawn any time prior to the expiration of the exchange offer.

- The exchange of notes will not be a taxable exchange for U.S. federal income tax purposes.

- We will not receive any proceeds from the exchange offer.

- The terms of the notes to be issued in the exchange offer are substantially identical to the outstanding notes, except for certain transfer restrictions and registration rights relating to the outstanding notes.

- We believe that, subject to certain exceptions, the exchange notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act.

- No public market exists for the outstanding notes. We intend to list the exchange notes on the Luxembourg Stock Exchange.

--------------------------------------------------------------------------------

    FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THIS EXCHANGE OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE 12 OF THIS PROSPECTUS.

    NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES TO BE DISTRIBUTED IN THE EXCHANGE OFFER, NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       ___________________________, 1999

    You should rely on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are making this exchange offer only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus. In this prospectus, unless otherwise noted, Dura Operating Corp. is referred to as the "Issuer." Dura Operating Corp. is a direct, wholly owned subsidiary of Dura Automotive Systems, Inc., which is referred to in this prospectus as "DASI." References to "we," "our," "ours," "us" and "Dura" refer to DASI and its consolidated subsidiaries, including the Issuer.

    We acquired Excel Corporation ("Excel") on March 23, 1999 and Adwest Automotive Plc ("Adwest") on March 15, 1999. Such acquisitions are referred to herein as the "Excel Acquisition" and the "Adwest Acquisition," respectively, and collectively as the "Acquisitions." Unless otherwise indicated, financial and operating data presented herein for 1998 on a pro forma basis give effect to the Excel Acquisition, the Adwest Acquisition and each of the other acquisitions made by Dura and Excel in 1998 as if each occurred on January 1, 1998. See "Unaudited Pro Forma Financial Statements."

                            ------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
Prospectus Summary.............................          1
Risk Factors...................................         12
Forward-Looking Statements May Prove
  Inaccurate...................................         22
The Exchange Offer.............................         22
Use of Proceeds................................         33
Capitalization.................................         34
Unaudited Pro Forma Financial Statements.......         35
Selected Consolidated Financial Data...........         41
Management's Discussion and Analysis of Results
  of Operations and Financial Condition........         47
Business.......................................         62
Management.....................................         84

                                                   PAGE
                                                 ---------
Security Ownership of Certain Beneficial Owners
  and Management...............................         93
Certain Relationships and Related Party
  Transactions.................................         95
Description of Capital Stock of DASI...........         95
Description of Other Indebtedness..............         97
Description of Notes...........................         99
Certain United States Federal Tax
  Considerations...............................        144
Plan of Distribution...........................        149
Legal Matters..................................        150
Experts........................................        150
Where You Can Find More Information............        150
Incorporation by Reference.....................        151
Index to Financial Statements..................        F-1

                            ------------------------

    Until            , 1999, all dealers that buy, sell or trade the exchange
notes, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                            ------------------------

                         CURRENCIES AND EXCHANGE RATES

    References in this prospectus to "Dollars," "$" or " CENTS" are to the currency of the United States and references to "United States" and "U.S." means the United States of America, its states, territories, possessions and all areas subject to its jurisdiction. References herein to "Euro" and "[EURO]" are to the currency that was introduced at the start of the third stage of economic and monetary union pursuant to the treaty establishing the European Economic Community, as amended by the Treaty on European Union, signed at Maastricht, the Netherlands on February 7, 1992. Except as otherwise stated herein, conversions of non-Dollar currencies to Dollars in the financial statements and the other information included herein have been calculated, for income statement purposes, on the basis of average exchange rates over the related periods and, for balance sheet purposes, on the date thereof. These translations should not be construed as representations that the non-Dollar currency amounts actually represent such Dollar amounts or could be converted into Dollars at the rates indicated or at any other rates.

    On May 3, 1998, the Council of the European Union adopted Council Regulation
(EC) No. 974/98, which defines the initial participants in Stage III of European Monetary Union as Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. Such definition of initial participants does not include the United Kingdom, Denmark and Greece. Thus, their currencies--the British Pound, the Danish Krone, and the Greek Drachma--were not among those that were converted to the Euro.

    The Euro was introduced on January 1, 1999 at an exchange rate of [EURO]1.00=$1.17. As of June 18, 1999, the closing rate with respect to the Euro was [EURO]1.00=$1.04. Unless otherwise indicated, the exchange rate used in this prospectus is [EURO]1.00=$1.08.

    References to "Pounds Sterling," "Pounds," "L," "Pence" or "p" are to the currency of the United Kingdom (the "U.K."). There are 100 Pence to each Pound. References in this prospectus to "DM" are to the currency of Germany.

    Solely for your convenience, this prospectus contains translations of certain financial data of Adwest from Pounds to Dollars. The following table reflects the exchange rates used as well as other information for your benefit. Dura does not represent that the Pound amounts shown in this prospectus would have been converted into Dollars at the quoted exchange rates.

                                                                            FISCAL YEAR ENDED          SIX MONTHS ENDED
                                                                                 JUNE 30,                DECEMBER 31,
                                                                         ------------------------  ------------------------
                                                                            1997         1998         1997         1998
                                                                         -----------  -----------  -----------  -----------
Operating results......................................................      1.6094       1.6464       1.6433       1.6627
Balance sheet..........................................................      1.6448       1.6509       1.6607       1.6710

    As of June 18, 1999, the closing rate with respect to the Pound was L1.00 = $1.5965.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY CONTAINS THE BASIC INFORMATION ABOUT OUR COMPANY AND THIS EXCHANGE OFFER. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU IN DECIDING WHETHER TO PARTICIPATE IN THE EXCHANGE OFFER. WE ENCOURAGE YOU TO READ THE PROSPECTUS IN ITS ENTIRETY AND ANY DOCUMENTS WE INCORPORATE BY REFERENCE IN THIS PROSPECTUS.

                                  THE COMPANY

    We are the world's largest independent designer and manufacturer of driver control systems for the global automotive industry. We are also a leading global supplier of window systems, door systems and engineered mechanical components. Our products include:

    - driver control products--automotive cables, parking brake mechanisms and transmission shifter mechanisms;

    - window system products--encapsulated windows and push out and sliding windows;

    - door system products--window regulators, door latches, frames and hinges; and

    - other products--seating systems, engine control products and engineered mechanical components, such as underbody tire carriers, jacks, brake, clutch and accelerator pedals, turn signal and tilt lever assemblies, injection molded plastic parts, hood hinges, automotive lighting products and latches.

    We sell our products to every major North American, European and Japanese automotive original equipment manufacturer ("OEM"), including Ford, General Motors, DaimlerChrysler, Volkswagen, BMW, Toyota, Honda, PSA (Peugeot and Citroen), Renault and Nissan. We manufacture products for many of the most popular car, light truck and sport utility models, including all of the top ten selling vehicles in North America and nine of the top ten selling vehicles in Europe for 1998. We have over 80 manufacturing and product development facilities located in the United States, Australia, Brazil, Canada, the Czech Republic, France, Germany, India, Mexico, Portugal, Spain and the U.K. On a pro forma basis, we had revenues of $2.5 billion for the year ended December 31, 1998.

    In March 1999, we completed both the Excel Acquisition and the Adwest Acquisition. Excel is a leading supplier of window systems, door systems, seating systems and injection molded plastic parts for the global automotive market and appliances, hardware products, window systems, door systems and seating systems for the recreational vehicle, mass transit and heavy truck ("RV/MT/HT") industries in North America. On a pro forma basis giving effect to a 1998 acquisition, Excel had net sales of $1.2 billion for the year ended January 2, 1999. Adwest is a leading European supplier of driver control products, including transmission shifter mechanisms, parking brake mechanisms, steering columns and gears, cables and engine control products, such as engine thermostats, radiator caps and fuel caps, primarily for European automotive OEMs. Adwest had revenues of $399.7 million for the twelve month period ended December 31, 1998.

    The Acquisitions have significantly increased our product offerings, global reach and scale. Strategic benefits of the Acquisitions include:

    - Diversification of our revenue base and expansion of our product offerings through the addition of Excel's broad array of products, including such major product categories as window systems and door systems;

    - Global leadership in driver control systems, including parking brake systems and transmission shifter systems, resulting from the combination of our operations with Adwest;

    - Significant expansion of both our European manufacturing operations and customer base; and

    - Substantial opportunities for operational synergies driven by the similarity of the manufacturing processes and technical capabilities of Dura, Excel and Adwest and the sharing of best practices among all of our businesses. Consolidation of design, engineering and administrative functions, plant restructuring and realignment, coordination of raw material purchases and other operating improvements are expected to produce annual cost savings of approximately $35.0 million by 2001.

    We believe, based upon our experience in the automotive supply industry, that we hold the #1 or #2 market position for our principal products in the following markets. The table below sets forth our estimated pro forma combined market position in North America and Europe in 1998:

                                                                                        MARKET
PRODUCT CATEGORY                                            REGION                     POSITION
-----------------------------------------  -----------------------------------------  -----------

Automotive cables........................  North America............................          #1
                                           Europe...................................          #1
Parking brake mechanisms.................  North America............................          #1
                                           Europe...................................          #1
Transmission shifter mechanisms..........  North America............................          #1
                                           Europe...................................          #2
Window systems...........................  North America............................          #1
                                           Europe...................................          #2
Window regulators........................  North America............................          #1

                             COMPETITIVE STRENGTHS

    We believe that we possess a number of competitive strengths that have been further enhanced by the Acquisitions, including:

- WELL POSITIONED TO TAKE ADVANTAGE OF MARKET TRENDS: We believe that we are well positioned to meet the demands of OEMs for fewer, full-service and globally positioned suppliers. We believe our advanced design capabilities, broad product lines and ability to supply complete systems, combined with our global production capabilities, will enable us to take advantage of these market trends.

- STRONG OEM PARTNERSHIPS: We have formed strong partnerships with our major OEM customers due to our high level of product quality, customer service, product design and engineering capabilities. Our application of innovative operating techniques, combined with investments in sophisticated capital equipment, has led to a high level of product quality, industry-low defect rates and the receipt of numerous supplier awards.

- WELL POSITIONED ON POPULAR PRODUCT PLATFORMS: We manufacture products for many of the most popular car, light truck and sport utility vehicle models. In North America, these include all of the top ten selling vehicles for 1998: the Ford Taurus, Explorer, Ranger and F-Series pickups, the GM full-size pickup, the Dodge Caravan and Ram pickup, the Honda Accord and Civic, and the Toyota Camry. In Europe, these include nine of the top ten selling vehicles for 1998: the Volkswagen Golf, Passat and Polo, the GM/Opel Astra, Corsa and Vectra, the Renault Megane and the Ford Escort/Focus and Fiesta. The Acquisitions increased our 1998 North American content per vehicle from $36.55 to $97.77 on a pro forma basis.

- SIGNIFICANT ACQUISITION EXPERIENCE: Our leadership team, the members of which have an average of 20 years of experience in the automotive supply industry, has successfully completed eleven acquisitions and two joint ventures over the last three years. We have been successfully integrating the acquired operations and generating significant operational efficiencies and cost savings. In addition, we have generally retained key personnel from acquired companies, which has enabled us to strengthen our global management team as we have grown.

                               BUSINESS STRATEGY

    Our primary business objective is to capitalize on the consolidation, system sourcing and globalization trends in the automotive supply industry in order to continue to be the leading provider of the component parts and systems that we supply to OEMs worldwide. The key elements of our operating and growth strategies are as follows:

OPERATING STRATEGY

    - CONTINUOUS OPERATIONAL IMPROVEMENTS: We continuously implement strategic initiatives designed to improve product quality and reduce manufacturing costs through, among other things, the introduction of cellular manufacturing methods, consolidation of manufacturing facilities, improvement in inventory management and the reduction of scrap.

    - CAPITALIZE ON OPPORTUNITIES FOR OPERATING SYNERGIES: The Acquisitions are expected to provide us with a number of opportunities to reduce costs and improve operational efficiency. The similarity of the manufacturing processes and technical capabilities of Dura, Excel and Adwest is expected to result in significant cost savings and operating synergies.

    - FOSTER A DECENTRALIZED, PARTICIPATORY CULTURE: Our decentralized approach to managing our manufacturing facilities encourages decision making and employee participation in areas such as manufacturing processes and customer service. This "team" approach fosters a unified culture and enhances communication of strategic direction and goals, while facilitating a greater success rate in reaching and exceeding our objectives.

GROWTH STRATEGY

    - FOCUS ON SYSTEMS: OEMs are increasingly seeking suppliers capable of providing complete systems rather than suppliers who only provide separate component parts. A key element of our growth strategy has been to add to our ability to provide complete systems to our OEM customers.

    - INCREASE PLATFORM AND CUSTOMER PENETRATION: A key element of our strategy is to increase volume by adding new customers and to strengthen our existing customer relationships by broadening our range of products through internal development efforts and acquisitions. During 1998, through the acquisition of Trident, we increased our penetration of certain foreign OEMs such as Volkswagen, Toyota, Honda, PSA (Peugeot and Citroen), Renault and Nissan. The Acquisitions have further expanded our relationships with most of the North American and European OEMs.

    - EXTEND GLOBAL MANUFACTURING REACH: In 1998, over 70% of total worldwide passenger vehicle production occurred outside North America. To meet OEMs' increasing preference for suppliers with global capabilities, we have expanded our manufacturing operations into new geographic markets through strategic acquisitions and two joint ventures.

    - PURSUE STRATEGIC ACQUISITIONS: We compete in what we believe to be a $12 to $14 billion, highly fragmented, worldwide automotive market that provides numerous potential acquisition and joint venture opportunities. Since 1996, we have successfully completed eleven strategic acquisitions and formed two joint ventures.

                                THE ACQUISITIONS

THE EXCEL ACQUISITION

    On March 23, 1999, we acquired Excel through a merger of Excel with and into the Issuer. In the merger, DASI issued an aggregate of approximately 5.1 million shares of its Class A common stock and paid $155.5 million in cash to Excel's former shareholders. The Excel Acquisition had a transaction value of approximately $471.3 million, plus fees and expenses. The cash consideration and related fees and expenses paid in the Excel Acquisition (including acquired indebtedness) were financed through borrowings under our amended and restated $1,150 million senior secured credit facility, which we refer to in this prospectus as our "new credit facility."

THE ADWEST ACQUISITION

    On March 15, 1999, Dura acquired through a cash tender offer approximately 95% of the outstanding ordinary shares of Adwest. The aggregate consideration (including acquired indebtedness) and related fees and expenses paid in the Adwest Acquisition were financed through borrowings under our new credit facility. We intend to acquire all of the remaining ordinary shares within the next six months. We estimate that the aggregate cost of the Adwest Acquisition, including the amount necessary to acquire the remaining outstanding shares, will be approximately $295 million, plus fees and expenses.

    The following table summarizes our sources and uses of funds for the Acquisitions (in millions):

             SOURCES OF FUNDS:                 AMOUNT                  USES OF FUNDS:                   AMOUNT
-------------------------------------------  ----------  -------------------------------------------  ----------

New credit facility........................  $    828.1  Purchase of Excel's equity.................  $    334.6
Issuance of Class A common stock(1)........       170.7  Purchase of Adwest's equity................       207.2
Cash on hand...............................        49.8  Refinance Excel's existing debt............       100.0
                                                         Refinance Adwest's existing debt...........       106.1
                                                         Refinance Dura's existing debt.............       250.7
                                                         Prepayment penalties, net..................         9.5
                                                         Fees and expenses..........................        40.5
                                             ----------                                               ----------
Total......................................  $  1,048.6  Total......................................  $  1,048.6
                                             ----------                                               ----------
                                             ----------                                               ----------

------------------------------

(1) Based on a per share price of $33 9/16, which was the closing price of the Class A common stock on January 15, 1999, the date on which the Excel Acquisition purchase agreement was signed.

                               COMPANY BACKGROUND

    DASI is a holding company whose predecessor was formed in 1990 by Hidden Creek Industries, Onex Corporation, J2R Corporation and certain others for the purpose of acquiring certain operating divisions from the Wickes Manufacturing Company.

    Our principal executive offices are located at 4508 IDS Center, Minneapolis, Minnesota 55402, and our telephone number is (612) 342-2311.

                         SUMMARY OF THE EXCHANGE OFFER

Registration Rights Agreements....  We sold the outstanding notes on April 22, 1999 to
                                    NationsBanc Montgomery Securities LLC, Bank of America
                                    International Limited, Donaldson, Lufkin & Jenrette
                                    Securities Corporation and Donaldson, Lufkin & Jenrette
                                    International. We collectively refer to these parties in
                                    this prospectus as the "initial purchasers." The initial
                                    purchasers subsequently resold the outstanding notes to
                                    (1) qualified institutional buyers pursuant to Rule 144A
                                    under the Securities Act and (2) qualified buyers
                                    outside the United States in reliance upon Regulation S
                                    under the Securities Act. Simultaneously with the
                                    initial sale of the outstanding notes, we entered into
                                    registration rights agreements, each of which provides
                                    for this exchange offer.

                                    You may exchange your outstanding notes for exchange
                                    notes with substantially identical terms. The exchange
                                    offer is intended to satisfy your rights under the
                                    registration rights agreements. After the exchange offer
                                    is complete, you will no longer be entitled to any
                                    exchange or registration rights with respect to your
                                    outstanding notes.

The Exchange Offer................  We are offering to exchange $300,000,000 principal amount of 9% senior subordinated notes due 2009 (the
                                    "dollar notes") and [EURO]100,000,000 principal amount
                                    of 9% senior subordinated notes due 2009 (the "euro
                                    notes"), each of which have been registered under the
                                    Securities Act for your 9% senior subordinated notes due
                                    2009, which were issued on April 22, 1999 in a private
                                    offering. In order to be exchanged, an outstanding note
                                    must be properly tendered and accepted. All outstanding
                                    notes that are validly tendered and not validly
                                    withdrawn will be exchanged. We will issue exchange
                                    notes promptly after the expiration of the exchange
                                    offer.

Resales...........................  We believe that the exchange notes issued in the exchange offer may be offered for resale, resold and
                                    otherwise transferred by you without compliance with the
                                    registration and prospectus delivery provisions of the
                                    Securities Act, provided that:

                                    - the exchange notes are being acquired in the ordinary
                                      course of your business;

                                    - you are not participating, do not intend to
                                    participate, and have no arrangement or understanding
                                      with any person to participate, in the distribution of
                                      the exchange notes issued to you in the exchange
                                      offer; and

                                    - you are not an "affiliate" of ours.

                                    If any of these conditions are not satisfied and you
                                    transfer any exchange notes issued to you in the
                                    exchange offer without delivering a prospectus meeting
                                    the requirements of

                                    the Securities Act or without an exemption from
                                    registration of your exchange notes from such
                                    requirements, you may incur liability under the
                                    Securities Act. We do not assume or indemnify you
                                    against any such liability.

                                    Each broker-dealer that is issued exchange notes in the
                                    exchange offer for its own account in exchange for
                                    outstanding notes which were acquired by such
                                    broker-dealer as a result of market-making or other
                                    trading activities (a "participating broker-dealer"),
                                    must acknowledge that it will deliver a prospectus
                                    meeting the requirements of the Securities Act in
                                    connection with any resale of the exchange notes. A
                                    broker-dealer may use this prospectus for an offer to
                                    resell, resale or other retransfer of the exchange notes
                                    issued to it in the exchange offer.

Record Date.......................  We mailed this prospectus and the related exchange offer documents to registered holders of outstanding notes on
                                    _____________, 1999.

Expiration Date...................  The exchange offer will expire at 5:00 p.m., New York
                                    City time, __________, 1999, unless we decide to extend
                                    the expiration date.

Conditions to the Exchange          The exchange offer is not subject to any condition other
  Offer...........................  than that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the
                                    SEC.

Procedures for Tendering
  Outstanding Notes...............  We issued the outstanding notes as global securities.
                                    When the outstanding notes were issued, we deposited the
                                    global notes representing the dollar notes and the euro
                                    notes sold to "qualified institutional buyers" pursuant
                                    to Rule 144A with U.S. Bank Trust National Association,
                                    as book-entry depositary, and we deposited a global note
                                    representing the euro notes sold to purchasers under
                                    Regulation S with Industrial Bank of Japan (Luxemborg)
                                    S.A. ("IBJ"), as book-entry depositary. U.S. Bank issued
                                    a certificateless depositary interest in each global
                                    note we deposited with it, which represents a 100%
                                    interest in the notes, to The Depositary Trust Company
                                    ("DTC"). IBJ issued a certificateless depositary
                                    interest in the global note we deposited with it, which
                                    represents a 100% interest in such note, to the
                                    Euroclear System. Beneficial interests in the
                                    outstanding notes, which are held by direct or indirect
                                    participants in DTC or Euroclear, as the case may be,
                                    through the certificateless depositary interest, are
                                    shown on records maintained in book-entry form by DTC or
                                    Euroclear.

                                    You may tender your outstanding notes through the book-
                                    entry transfer systems of DTC or Euroclear, as the case
                                    may be. To tender your outstanding notes by a means
                                    other than book-entry transfer, a letter of transmittal
                                    must be completed and signed according to the
                                    instructions contained in the letter. The letter of
                                    transmittal and any other documents

                                    required by the letter of transmittal must be delivered
                                    to the exchange agent by mail, facsimile, hand delivery
                                    or overnight carrier. In addition, you must deliver the
                                    outstanding notes to the exchange agent or comply with
                                    the procedures for guaranteed delivery. See "The
                                    Exchange Offer--Procedures for Tendering Outstanding
                                    Notes" for more information.

                                    Do not send letters of transmittal and certificates
                                    representing outstanding notes to us. Send these
                                    documents only to the exchange agent. See "The Exchange
                                    Offer--Exchange Agent" for more information.

Special Procedures for Beneficial
  Owners..........................  If you are the beneficial owner of book-entry interests and your name does not appear on a security position
                                    listing of DTC or Euroclear as the holder of such
                                    book-entry interests or if you are a beneficial owner of
                                    outstanding notes that are registered in the name of a
                                    broker, dealer, commercial bank, trust company or other
                                    nominee and you wish to tender such book-entry interest
                                    or outstanding notes in the exchange offer, you should
                                    contact such person in whose name your book-entry
                                    interests or outstanding notes are registered promptly
                                    and instruct such person to tender on your behalf.

Withdrawal Rights.................  You may withdraw the tender of your outstanding notes at any time prior to 5:00 p.m., New York City time on
                                    ______________, 1999.

Federal Income Tax                  The exchange of outstanding notes will not be a taxable
  Considerations..................  event for United States federal income tax purposes.

Use of Proceeds...................  We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer. We will
                                    pay all of our expenses incident to the exchange offer.

Exchange Agent....................  U.S. Bank Trust National Association is serving as the exchange agent in connection with the exchange offer.

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

    THE FORM AND TERMS OF THE EXCHANGE NOTES ARE THE SAME AS THE FORM AND TERMS OF THE OUTSTANDING NOTES, EXCEPT THAT THE EXCHANGE NOTES WILL BE REGISTERED UNDER THE SECURITIES ACT. AS A RESULT, THE EXCHANGE NOTES WILL NOT BEAR LEGENDS RESTRICTING THEIR TRANSFER AND WILL NOT CONTAIN THE REGISTRATION RIGHTS AND LIQUIDATED DAMAGE PROVISIONS CONTAINED IN THE OUTSTANDING NOTES. THE EXCHANGE NOTES REPRESENT THE SAME DEBT AS THE OUTSTANDING NOTES. BOTH THE OUTSTANDING NOTES AND THE EXCHANGE NOTES ARE GOVERNED BY THE SAME INDENTURES. WE USE THE TERM "NOTES" IN THIS PROSPECTUS TO COLLECTIVELY REFER TO THE OUTSTANDING NOTES AND THE EXCHANGE NOTES.

Issuer..........................  Dura Operating Corp., a Delaware corporation.

Securities......................  $300.0 million in principal amount of 9% senior subordinated notes due 2009, Series B, and [EURO]100.0
                                  million in principal amount of 9% senior subordinated
                                  notes due 2009, Series B.

Maturity........................  May 1, 2009

Interest........................  Annual rate: 9%.

                                  Payment frequency--every six months on May 1 and November
                                  1.

                                  First payment November 1, 1999.

Ranking.........................  The notes are senior subordinated debt of the Issuer.
                                  Accordingly, they will rank:

                                  - behind all of the senior debt of the Issuer.

                                  - equally with all existing and future subordinated,
                                    unsecured debt of the Issuer that does not expressly
                                    provide that it is subordinated to the notes.

                                  - ahead of all future debt of the Issuer that expressly
                                    provides that it is subordinated to the notes.

                                  - behind all of the liabilities of the Issuer's foreign
                                    subsidiaries.

                                  Assuming the transactions described under the caption
                                  "Unaudited Pro Forma Financial Statements" were completed
                                  on March 31, 1999, the notes would have been subordinated
                                  to approximately $550 million of senior debt of the
                                  Issuer. In addition, the notes would have been effectively subordinated to all of the liabilities of the Issuer's
                                  foreign subsidiaries.

Guaranties......................  The notes are unconditionally guaranteed on a senior subordinated basis by DASI and by each material existing
                                  domestic subsidiary of the Issuer. For ease of reference,
                                  in this prospectus we refer to DASI's guaranty as the
                                  "parent guaranty," the subsidiaries' guaranties as the
                                  "subsidiary guaranties" and to the subsidiaries of the
                                  Issuer that have guaranteed the notes as the "subsidiary
                                  guarantors."

Optional Redemption.............  On or after May 1, 2004, the Issuer may redeem some or all of the notes at any time at the redemption prices
                                  described in the section "Description of Notes" under the
                                  heading "Optional Redemption."

                                  Prior to May 1, 2002, the Issuer may redeem up to 35% of
                                  the dollar notes and up to 35% of the euro notes with the
                                  proceeds of certain public offerings of the common equity
                                  of DASI at the price listed in the section "Description of
                                  Notes" under the heading "Optional Redemption."

Mandatory Offer to Repurchase...  If the Issuer sells certain assets or if the Issuer or
                                  DASI experience specific kinds of changes in control, the
                                  Issuer must offer to repurchase the notes at the price
                                  listed in the section "Description of Notes."

Basic Covenants of Indentures...  The indenture under which the dollar notes were issued
                                  (the "dollar notes indenture") and the indenture under
                                  which the euro notes were issued (the "euro notes
                                  indenture" and, together with the dollar notes indenture,
                                  the "indentures") each contain covenants that, among other things, restrict the ability of the Issuer and its
                                  restricted subsidiaries to:

                                  -borrow money;
                                  -pay dividends on stock or repurchase stock;
                                  -make investments;
                                  -use assets as security in other transactions; and
                                  -sell certain assets or merge with or into other
                                    companies.

                                  See "Description of Notes--Certain Covenants."

Listing.........................  We intend to apply to list the notes on the Luxembourg
                                  Stock Exchange, but there can be no assurance that the
                                  listing will be obtained on terms that are acceptable to
                                  us, in our sole discretion.

YOU SHOULD REFER TO THE SECTION ENTITLED "RISK FACTORS" FOR AN EXPLANATION OF CERTAIN RISKS OF PARTICIPATING IN THE EXCHANGE OFFER.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

    We derived the following historical financial information from the audited consolidated financial statements of Dura for 1996, 1997 and 1998 and the unaudited consolidated financial statements of Dura for the three month periods ended March 31, 1998 and 1999. No separate financial information for the Issuer has been provided in this prospectus because: (1) DASI does not itself conduct any operations but rather all operations of Dura are conducted by the Issuer and its direct and indirect subsidiaries; (2) DASI has no material assets other than the capital stock of the Issuer; (3) all of the assets and liabilities shown in the consolidated financial statements for DASI are located at the Issuer and its direct and indirect subsidiaries; and (4) DASI has unconditionally guaranteed the notes on an unsecured, senior subordinated basis. The summary pro forma financial data of Dura for the year ended December 31, 1998 and the three months ended March 31, 1999 have been derived from the pro forma financial statements and related notes contained elsewhere in this prospectus. The pro forma financial statements do not purport to represent what our results of operations actually would have been if the events assumed therein had occurred as of the dates indicated or what our results will be for any future period.

    You should read the following summary together with the "Management's Discussion and Analysis of Results of Operations and Financial Condition" for each of Dura, Excel and Adwest and the audited and unaudited financial statements and the related notes and the unaudited pro forma financial statements and related notes contained elsewhere in this prospectus.

                         DURA AUTOMOTIVE SYSTEMS, INC.

                                         YEAR ENDED DECEMBER 31,                THREE MONTHS ENDED MARCH 31,
                               --------------------------------------------  -----------------------------------
                                                                 PRO FORMA                            PRO FORMA
                                1996(1)    1997(2)    1998(3)   1998(4)(5)     1998        1999        1999(4)
                               ---------  ---------  ---------  -----------  ---------  -----------  -----------
                                                            (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues.....................  $ 245,329  $ 449,111  $ 739,467  $ 2,525,448  $ 125,746  $   264,701  $   653,752
Gross profit.................     37,519     74,025    130,949      354,976     21,275       46,482       97,783
Operating income.............     19,326     37,610     71,256      163,575     10,864       25,900       49,783
Net income...................     10,128     16,642     26,667       31,940      4,576        3,492       13,006
OTHER FINANCIAL DATA:
Depreciation and
  amortization...............  $   6,079  $  12,303  $  27,571  $    85,845  $   3,067  $    10,507  $    19,117
Capital expenditures, net....      6,260     16,242     31,822      106,120      3,733        5,994       21,994
EBITDA(6)....................     25,405     49,913     98,827      249,420     13,931       36,407       68,900
Net cash provided by (used
  in):
  Operating activities.......     19,792      8,516      7,687                  (2,142)         387
  Investing activities.......    (95,093)   (93,386)  (167,534)                (22,311)    (543,900)
  Financing activities.......     75,236     87,620    176,620                  67,322      564,152
Ratio of earnings to fixed
  charges (7)................       5.7x       3.7x       2.7x         1.6x       3.3x         3.1x         1.9x
BALANCE SHEET DATA (AT END OF
  PERIOD):
Cash and cash equivalents....  $   1,667  $   4,148  $  20,544  $   138,309  $  46,938  $    39,267  $   136,181
Working capital..............     27,528     50,304     63,766      276,587    103,066      265,890      362,804
Total assets.................    246,129    419,264    929,383    2,251,211    500,606    2,260,567    2,368,481
Total debt...................     77,456    180,322    331,906    1,106,185    194,438    1,072,091    1,180,005
Total stockholders'
  investment.................     87,367    101,708    238,037      405,823    105,769      393,462      393,462

--------------------------
(1) Includes the results of operations of (i) the parking brake business from Rockwell International Corporation ("Rockwell") from October 1, 1996 and
    (ii) KPI Automotive Group ("KPI") from December 5, 1996, their respective dates of acquisition. DASI issued an aggregate of 3,795,000 shares of its Class A common stock in August 1996 in connection with its initial public offering.

(2) Includes the results of operations of (i) VOFA Group ("VOFA") from January 1, 1997, (ii) the parking brake business of Excel from May 5, 1997, (iii) GT Automotive Systems, Inc. ("GT Automotive") from August 29, 1997, and (iv) REOM Industries (Aust) Pty Ltd. ("REOM Industries") from December 12, 1997, which represent their respective dates of acquisition.

(3) Includes the results of operations of (i) Universal Tool & Stamping Co., Inc. ("Universal") from March 8, 1998, (ii) Trident Automotive plc ("Trident") from April 30, 1998, and (iii) the hinge business of Tower Automotive, Inc. (the "Hinge Business") from September 8, 1998, which represent their respective dates of acquisition. In March 1998, Dura Automotive Systems Capital Trust (the "Dura Trust") issued 7 1/2% Convertible Trust Preferred Securities (the "Trust Preferred Securities") with an aggregate liquidation preference of $55.3 million. In June 1998, DASI issued 3,500,000 shares of its Class A common stock, giving effect to the exercise of the underwriters' over-allotment option (the "June 1998 Offering").

(4) The pro forma statement of operations data for the year ended December 31, 1998 give effect to: (i) the acquisitions of Universal, Trident, the Hinge Business, Excel and Adwest by Dura, (ii) Excel's acquisition, effective July 1, 1998, of 70% of Schade, (iii) the March 1998 offering of the Trust Preferred Securities, (iv) the June 1998 Offering, and (v) the completion of the initial offering of the outstanding notes and the application of the net proceeds therefrom, as if each had been consummated on January 1, 1998. The pro forma statement of operations data for the three months ended March 31, 1999 give effect to: (i) the acquisitions of Excel and Adwest and (ii) the initial offering and the application of the net proceeds therefrom, as if each had been consummated on January 1, 1998. The related pro forma balance sheet data as of March 31, 1999 give effect to the completion of the initial offering and the application of the net proceeds therefrom, as if that transaction had been consummated on March 31, 1999.

(5) Amounts for Adwest have been translated from Pounds into Dollars using the exchange rates set forth herein for convenience purposes only. In addition, certain amounts of Adwest have been adjusted to conform to U.S. GAAP. See
    Note 31 to the Consolidated Financial Statements of Adwest, Note 5 to the Unaudited Interim Consolidated Financial Statements of Adwest and "Currencies and Exchange Rates" included elsewhere herein.

(6) "EBITDA" is operating income plus depreciation and amortization. EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations as determined by generally accepted accounting principles, and our calculation thereof may not be comparable to that reported by other companies. We believe that it is widely accepted that EBITDA provides useful information regarding a company's ability to service and/or incur indebtedness. This belief is based, in part, on our negotiations with our lenders who have required that the interest payable under the our new credit facility be based, in part, on our ratio of consolidated senior funded indebtedness to EBITDA. EBITDA does not take into account our working capital requirements, debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary use. We estimate that Trident, a wholly owned subsidiary of the Issuer, contributed approximately $32.6 million and $38.0 million to our EBITDA for 1998 on an actual and pro forma basis, respectively. Trident's ability to dividend or otherwise transfer cash to the Issuer is restricted by the indenture relating to its 10% senior subordinated notes due 2005. For 1998, Trident would have been permitted under that indenture to transfer approximately $2.6 million to the Issuer.

(7) In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense (which includes amortization of deferred financing costs and debt issuance costs) and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest.

                                  RISK FACTORS

    YOU SHOULD READ AND CONSIDER CAREFULLY EACH OF THE FOLLOWING FACTORS, AS WELL AS THE OTHER INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, BEFORE MAKING A DECISION TO PARTICIPATE IN THE EXCHANGE OFFER.

RISKS RELATED TO THE NOTES

OUR BUSINESS MAY BE ADVERSELY IMPACTED AS A RESULT OF OUR SUBSTANTIAL LEVERAGE

    We have a significant amount of indebtedness. As of March 31, 1999, on a pro forma basis giving effect to the initial offering, we would have had approximately $1,180 million of outstanding debt, $55.3 million of outstanding Trust Preferred Securities and approximately $393.5 million of stockholders' investment, and our pro forma ratio of earnings to fixed charges for the quarterly period ended March 31, 1999 would have been 1.9 to 1. In addition, both the Issuer and DASI are able to incur substantial additional indebtedness in the future. The terms of the indentures do not fully prohibit them from doing so. Our new credit facility provides for revolving credit borrowings of up to $400 million, subject to certain financial covenants set forth therein.

    Our indebtedness could have several important consequences to you, including but not limited to the following:

    - it may be difficult for the Issuer to satisfy its obligations with respect to the notes;

    - our ability to obtain additional financing in the future for working capital, capital expenditures, potential acquisition opportunities, general corporate purposes or other purposes may be impaired;

    - a substantial portion of our cash flow from operations must be dedicated to the payment of principal and interest on our indebtedness;

    - we may be more vulnerable to economic downturns, may be limited in our ability to withstand competitive pressures and may have reduced flexibility in responding to changing business, regulatory and economic conditions; and

    - fluctuations in market interest rates will affect the cost of our borrowings to the extent not covered by interest rate hedge agreements because a portion of our indebtedness is payable at variable rates.

    Our ability to service our indebtedness will depend on our future performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors. Certain of these factors are beyond our control. We believe that, based upon current levels of operations, we will be able to meet our debt service obligations when due. Significant assumptions underlie this belief, including, among other things, that we will continue to be successful in implementing our business strategy and that there will be no material adverse developments in our business, liquidity or capital requirements. If we cannot generate sufficient cash flow from operations to service our indebtedness and to meet our other obligations and commitments, we might be required to refinance our debt or to dispose of assets to obtain funds for such purpose. There is no assurance that refinancings or asset dispositions could be effected on a timely basis or on satisfactory terms, if at all, or would be permitted by the terms of the indentures or the new credit facility. In the event that we are unable to refinance the new credit facility or raise funds through asset sales, sales of equity or otherwise, the Issuer's ability to pay principal of, and interest on, the notes would be impaired.

WE ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS AND COVENANTS UNDER THE INDENTURES AND NEW CREDIT FACILITY

    The indentures and the new credit facility contain numerous restrictive covenants, including, but not limited to, covenants that restrict the Issuer's ability to incur indebtedness, pay dividends, create liens, sell assets and engage in certain mergers and acquisitions. In addition, the new credit facility also requires Dura to maintain certain financial ratios. Our ability to comply with the covenants and other terms of the new credit facility and the indentures and to satisfy our other respective debt obligations (including, without limitation, borrowings and other obligations under the new credit facility) and the Issuer's ability to make cash payments with respect to the notes will depend on our future operating performance. In the event that we fail to comply with the various covenants contained in the new credit facility or the indentures, as applicable, we would be in default thereunder, and in any such case, the maturity of substantially all of our long-term indebtedness could be accelerated.

    A default under the indentures would also constitute an event of default under the new credit facility. In addition, the lenders under the new credit facility could elect to declare all amounts borrowed thereunder, together with accrued interest, to be due and payable. If we were unable to repay such borrowings, such lenders could proceed against the assets of the Issuer, which secure its borrowings under the new credit facility. If the indebtedness under the new credit facility were to be accelerated, there can be no assurance that the assets of the Issuer would be sufficient to repay such indebtedness and the notes in full. The new credit facility prohibits the repayment, purchase, redemption, defeasance or other payment of any of the principal of the notes at any time prior to their stated maturity other than as described herein. See "Description of Other Indebtedness--New Credit Facility" and "Description of Notes."

THE NOTES AND GUARANTIES ARE UNSECURED SENIOR SUBORDINATED OBLIGATIONS

    The indebtedness evidenced by the notes is an unsecured obligation of the Issuer and the indebtedness evidenced by the parent guaranty and the subsidiary guaranties are unsecured obligations of DASI and the subsidiary guarantors, as the case may be. The payment of principal of, premium (if any), and interest on the notes is subordinated in right of payment to all senior indebtedness of the Issuer, including the payment of the new credit facility, and the payment of the parent guaranty and the subsidiary guaranties are subordinated in right of payment to all senior indebtedness of DASI and the subsidiary guarantors, as the case may be, including DASI's and the subsidiary guarantors' respective guarantees of the new credit facility. As of March 31, 1999, on a pro forma basis and giving effect to the initial offering, senior indebtedness of the Issuer would have been approximately $550.0 million and, as a result of their respective guaranties of the new credit facility, senior indebtedness of DASI and the subsidiary guarantors would have been approximately $550.0 million.

    By reason of the subordination provisions of the indentures, in the event of insolvency, liquidation, reorganization, dissolution or other winding-up of the Issuer, DASI or any of the subsidiary guarantors, holders of senior indebtedness of the Issuer, DASI or any of the subsidiary guarantors, as the case may be, will have to be paid in full before the Issuer makes payments in respect of the notes, before DASI makes payments in respect of the parent guaranty or any of the subsidiary guarantors makes payment in respect of the subsidiary guaranties. In addition, no payment will be able to be made in respect of the notes during the continuance of a payment default under any "designated senior indebtedness" (as defined in the indentures). As a result, if certain non-payment defaults exist with respect to designated senior indebtedness, the holders of such designated senior indebtedness will be able to prevent payments on the notes for certain periods of time. See "Description of Notes--Subordination."

DASI'S SOLE SOURCE OF OPERATING INCOME IS DERIVED FROM THE ISSUER; YOU SHOULD NOT RELY ON THE
PARENT GUARANTY IN EVALUATING AN INVESTMENT IN THE NOTES

    DASI has unconditionally guaranteed the notes on an unsecured, senior subordinated basis. DASI is a holding company whose sole source of operating income and cash flow is derived from the Issuer and whose only material asset is the Issuer's capital stock. Accordingly, DASI is dependent upon the earnings and cash flow of, and dividends and distributions from, the Issuer to perform on the parent guaranty. As a result, the parent guaranty provides little, if any, additional credit support for the notes and investors should not rely on the parent guaranty in evaluating whether to participate in the exchange offer.

THE ISSUER CONDUCTS CERTAIN OF ITS OPERATIONS THROUGH SUBSIDIARIES AND NOT ALL OF THE ISSUER'S SUBSIDIARIES ARE SUBSIDIARY GUARANTORS

    The Issuer conducts certain of its domestic and substantially all of its international operations through subsidiaries. Distributions and intercompany transfers from the Issuer's subsidiaries to the Issuer may be restricted by covenants contained in debt agreements and other agreements to which such subsidiaries may be subject and may be restricted by other agreements entered into in the future and by applicable law. For example, Trident currently is restricted under the indenture relating to its 10% senior subordinated notes due 2005 (the "Trident notes") from dividending or otherwise transferring cash to the Issuer. For 1998, Trident would have been permitted under that indenture to transfer approximately $2.6 million to the Issuer. Trident contributed approximately $32.6 million and $38.0 million to our EBITDA for 1998 on an actual and pro forma basis, respectively. There can be no assurance that the operating results of the Issuer's subsidiaries at any given time will be sufficient to make distributions to the Issuer. In addition, the Issuer does not own all of the equity interests of certain of its foreign subsidiaries, and consequently must share profits with certain minority shareholders.

    The subsidiary guarantors will include only the Issuer's material domestic subsidiaries. However, our historical consolidated financial information and the pro forma consolidated financial information included in this prospectus are presented on a consolidated basis, including both our domestic and foreign subsidiaries. On a pro forma basis, the aggregate revenues and EBITDA of our subsidiaries that are not subsidiary guarantors for the year ended December 31, 1998 would have been approximately $1,100 million and approximately $123 million, respectively, and their consolidated tangible assets at December 31, 1998 would have been approximately $576 million. In addition, the notes will be effectively subordinated to all existing and future liabilities (including trade payables) of our foreign subsidiaries. As a result, any right of the Issuer to participate in any distribution of assets of its foreign subsidiaries upon the liquidation, reorganization or insolvency of any such subsidiary (and the consequential right of the holders of the notes to participate in the distribution of those assets) will be subject to the prior claims of such subsidiary's creditors.

THERE IS NO ASSURANCE THAT THE ISSUER WILL BE ABLE TO PURCHASE THE NOTES UPON A CHANGE OF CONTROL

    If either the Issuer or DASI undergoes a "change of control" (as defined in the indentures), we may need to refinance large amounts of our debt, including the debt under the notes and under the new credit facility. If a change of control occurs, we must offer to buy back the notes for a price equal to 101% of the notes' principal amount, plus any interest which has accrued and remains unpaid as of the repurchase date. We would fund any repurchase obligation with our available cash, cash generated from other sources such as borrowings, sales of equity, or funds provided by a new controlling person. However, we cannot assure you that there will be sufficient funds available for any required repurchases of the notes if a change of control occurs. In addition, the new credit facility prohibits us from repurchasing the notes after a change of control until we first repay our debt to the new credit facility in full. If we fail to repurchase the notes in that circumstance, we will go into default under both the notes and the new credit facility. Any future debt which we incur may also contain restrictions on repayment which come into effect upon a change of control. If a change of control occurs, we cannot assure you that we will have sufficient funds to satisfy all of our debt obligations. These buyback requirements may also delay or make it harder for others to obtain control of Dura. In addition, certain important corporate events, such as leveraged recapitalizations, that would increase the level of our indebtedness, would not constitute a change of control under the indentures. See "Description of Notes--Repurchase at the Option of Holders--Change of Control."

IF A COURT WERE TO FIND THAT THE ISSUANCE OF THE NOTES OR THE SUBSIDIARY GUARANTIES CONSTITUTED A FRAUDULENT CONVEYANCE, SUCH COURT COULD AVOID THE ISSUER'S OBLIGATIONS UNDER THE NOTES OR THE SUBSIDIARY GUARANTORS' OBLIGATIONS UNDER THE SUBSIDIARY GUARANTIES

    A significant portion of the net proceeds of the initial offering were used to repay indebtedness incurred in connection with the Acquisitions. If a bankruptcy case or lawsuit is initiated by our unpaid creditors, the debt which we incurred to finance the Acquisitions and the debt represented by the notes may be reviewed under federal bankruptcy law and comparable provisions of state fraudulent transfer laws. Under these laws, the debt could be voided, or claims in respect of the debt could be subordinated to all other debts of the Issuer or the subsidiary guarantors if, among other things, the Issuer or the subsidiary guarantors, at the time they incurred the indebtedness:

    - received less than reasonably equivalent value or fair consideration for the incurrence of such debt; and

    - was insolvent or rendered insolvent by reason of such incurrence; or

    - was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

    - intended to incur, or believed that they would incur, debts beyond their ability to pay such debts as they mature.

In addition, any payment by the Issuer or subsidiary guarantor could be voided and required to be returned to the Issuer or the subsidiary guarantor, as the case may be, or to a fund for the benefit of the creditors of the Issuer or the subsidiary guarantor.

    The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a debtor would be considered insolvent if:

    - the sum of its debts, including allowance for contingent liabilities, were greater than the fair saleable value of all of its assets; or

    - if the present fair saleable value of its assets were less than the amount that would be required to pay the probable liability on its existing debts, including allowance for contingent liabilities, as they become absolute and mature; or

    - it could not pay its debts as they became due.

    We believe that we received fair market value for the indebtedness incurred in connection with the Acquisitions and in exchange for issuance of the notes. On the basis of historical financial information, recent operating history and other factors, we believe that, after giving effect to the Acquisitions and the initial offering, we were not insolvent, did not have unreasonably small capital for the business in which we are engaged and have not have incurred debts beyond our ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

RISKS RELATING TO DURA AND THE AUTOMOTIVE SUPPLY INDUSTRY

WE ARE DEPENDENT ON FORD, GM AND DAIMLERCHRYSLER AS OUR LARGEST CUSTOMERS

    Our revenues from Ford, GM and DaimlerChrysler represented approximately 32%, 12% and 10%, respectively, of our revenues in 1998 on a pro forma basis and approximately 36%, 23% and 15%, respectively, of our actual revenues in 1998. The loss of Ford, GM, DaimlerChrysler or any other significant customer could have a material adverse effect on us. The contracts we have entered into with many of our customers provide for supplying the customers' requirements for a particular model, rather than for manufacturing a specific quantity of products. Such contracts range from one year to the life of the model, usually three to seven years, and do not require the purchase by the customer of any minimum number of parts. Therefore, the loss of any one of such customers or a significant decrease in demand for certain key models or group of related models sold by any of our major customers could have a material adverse effect on us. We are involved in claims relating to our products with certain of our significant customers. As a result of these claims, it is possible that our relationship with these customers could be adversely affected. See "Business--Legal Proceedings."

WE MAY EXPERIENCE DIFFICULTIES IN INTEGRATING EXCEL AND ADWEST

    We believe that the Acquisitions will provide us with significant opportunities to achieve operating synergies and cost savings. There can be no assurance, however, that such benefits will be realized, that the combination of Dura, Excel and Adwest will be successful, or that we will not experience difficulties in integrating the operations of Excel and Adwest with our operations. For example, the integration of Excel and Adwest will require the experience and expertise of certain former key managers of Excel and Adwest, respectively, who have been retained by Dura. There can be no assurance, however, that these managers will remain with Dura for the time period necessary to successfully integrate Excel's and Adwest's operations with our operations. In addition, the Acquisitions may present significant challenges for our management due to the increased time and resources required to properly integrate management, employees, information systems, accounting controls, personnel and administrative functions of Excel and Adwest with those of Dura and to manage the combined company on a going forward basis. We cannot assure you that we will be able to successfully integrate and streamline overlapping functions or, if successfully accomplished, that such integration will not be more costly to accomplish than presently contemplated or that we will not encounter difficulties in managing the combined company due to its increased size and scope.

    In addition, we cannot assure you that we will achieve the operating synergies and annual cost savings that we expect to result from the Acquisitions, which we discuss under "Prospectus Summary," and "Unaudited Pro Forma Financial Statements," and elsewhere in this prospectus. These estimates constitute forward-looking information and involve known and unknown risks, uncertainties and other factors that may cause the actual cost savings or cash generated to be materially different from our estimates or result in these savings not being realized in the time frame expected. In addition to the general factors discussed above, such estimates are based on a variety of other factors and were derived utilizing numerous important assumptions, including:

    - achieving estimated reductions in personnel at currently projected severance cost levels, while maintaining historical sales levels;

    - achieving a sufficient level of sales necessary to yield planned production efficiencies and absorption of fixed costs;

    - eliminating certain components of fixed overhead without affecting our ability to manage our restructured operations;

    - not disrupting planned production schedules; and

    - achieving operating improvements at certain of Excel's and Adwest's facilities.

WE MAY BE UNABLE TO COMPLETE ADDITIONAL STRATEGIC ACQUISITIONS

    The automotive component supply industry has undergone, and is likely to continue to experience, consolidation as OEMs seek to reduce costs and reduce their supplier base. We intend to actively pursue acquisition targets that will allow us to continue to expand into new geographic markets, add new customers, provide new product, manufacturing and service capabilities or increase model penetration with existing customers. There can be no assurance that we will find attractive acquisition candidates or successfully integrate acquired businesses into our existing business. If the expected synergies from such acquisitions do not materialize or we fail to successfully integrate new businesses into our existing businesses, our results of operations could be adversely affected. To the extent that we may be considered as an acquisition candidate by a third party, certain provisions in our restated certificate of incorporation and our amended and restated by-laws may inhibit a change in control.

WE ARE SUBJECT TO CERTAIN RISKS ASSOCIATED WITH OUR FOREIGN OPERATIONS

    We have significant international operations, specifically in Europe, Canada and Latin America and the Acquisitions have further increased our international operations. Excel has significant operations in Europe and substantially all of Adwest's operations are located in Europe. Certain risks are inherent in international operations, including:

    - the difficulty of enforcing agreements and collecting receivables through certain foreign legal systems;

    - foreign customers may have longer payment cycles than customers in the United States;

    - tax rates in certain foreign countries may exceed those in the United States and foreign earnings may be subject to withholding requirements or the imposition of tariffs, exchange controls or other restrictions;

    - general economic and political conditions in countries where Dura, Excel and Adwest operate may have an adverse effect on their operations in those countries;

    - the difficulties associated with managing a large organization spread throughout various countries; and

    - required compliance with a variety of foreign laws and regulations.

    As we continue to expand our business globally, our success will be dependent, in part, on our ability to anticipate and effectively manage these and other risks. We cannot assure you that these and other factors will not have a material adverse effect on our international operations or our business as a whole. In addition, we generate a significant portion of our revenues and incur a significant portion of our expenses in currencies other than Dollars. To the extent that we are unable to match revenues received in foreign currencies with costs paid in the same currency, exchange rate fluctuations in any such currency could have an adverse effect on our financial results.

WE MAY BE ADVERSELY IMPACTED BY WORK STOPPAGES AND OTHER LABOR MATTERS

    Approximately 8,300 of our employees are unionized, which represents approximately 39% of our employees at March 31, 1999. We cannot assure you that we will not encounter strikes, further unionization efforts or other types of conflicts with labor unions or our employees. Any of these factors may have an adverse effect on us or may limit our flexibility in dealing with our workforce.

    In addition, many OEMs and their suppliers have unionized work forces. Work stoppages or slow-downs experienced by OEMs or their suppliers could result in slow-downs or closures of assembly plants where our products are included in assembled vehicles. For example, strikes by the United Auto Workers led to the shut down of most of GM's North American assembly plants in June and July 1998. We estimate that this work stoppage at GM's facilities had an unfavorable impact of approximately $16.7 million on our 1998 revenues. In the event that one or more of our customers experiences a material work stoppage, such work stoppage could have a material adverse effect on our business.

WE MAY BE ADVERSELY AFFECTED BY ENVIRONMENTAL AND SAFETY REGULATIONS TO WHICH WE ARE SUBJECT

    We are subject to the requirements of federal, state, local and foreign environmental and occupational health and safety laws and regulations. We cannot assure you that we operate at all times in complete compliance with all such requirements. We could be subject to potentially significant fines and penalties for any noncompliance that may occur. We have made and will continue to make capital and other expenditures to comply with environmental requirements. We are also subject to laws requiring the cleanup of contamination. Some of our operations generate hazardous substances. If a release of hazardous substances occurs at or from any of our current or former properties or at a landfill or another location where we have disposed of wastes, we may be held liable for the contamination, and the amount of such liability could be material. We are currently addressing environmental contamination matters at certain facilities, including facilities in Mancelona, Michigan, Butler, Indiana, and Rotenberg, Einbeck and Dusseldorf, Germany, which could result in material expenditures. See "Business--Environmental Matters."

CERTAIN STOCKHOLDERS CURRENTLY CONTROL ALL MATTERS SUBMITTED TO A STOCKHOLDER
VOTE

    Onex Corporation, Alkin Co. and certain other stockholders associated with Dura or Hidden Creek Industries beneficially own all of our outstanding shares of Class B common stock, representing approximately 70% of the combined voting power of our outstanding common stock as of March 31, 1999. Each share of Class B common stock has ten votes, as compared to one vote for each share of Class A common stock. As a result of such stock ownership, these stockholders are able to control the vote on all matters submitted to a vote of the holders of our common stock, including the election of directors, amendments to our restated certificate of incorporation and by-laws and approval of significant corporate mergers. Such consolidation of voting power could also have the effect of delaying, deterring or preventing a change in control of Dura that might be otherwise beneficial to Dura. See "Description of Capital Stock of DASI."

CYCLICALITY AND SEASONALITY COULD ADVERSELY AFFECT US

    The automotive and recreational vehicle markets are highly cyclical and both markets are dependent on consumer spending. Economic factors adversely affecting automotive production and consumer spending could adversely impact us. In addition, our business is somewhat seasonal. We typically experience decreased revenues and operating income during the third calendar quarter of each year due to the impact of scheduled OEM plant shutdowns in July and August for vacations and new model changeovers.

WE MAY BE ADVERSELY AFFECTED BY PRODUCT LIABILITY EXPOSURE CLAIMS

    We face an inherent business risk of exposure to product liability claims in the event that the failure of our products results in personal injury or death, and there can be no assurance that we will not experience any material product liability losses in the future. In addition, if any of our products prove to be defective, we may be required to participate in a recall involving such products. In late 1994, Ford issued a recall of a series of manual-transmission Ford F-Series pickups to repair the self-adjust parking brakes originally manufactured by the brake and cable business of Alkin Co. (the "Brake and Cable Business"). Our share of such costs, which was fully reserved at the time of the acquisition of the Brake and Cable Business has reached the full $6.0 million limit agreed to between us and Ford. We are also involved in a product recall relating to the same issue with respect to the Mondeo in Europe. We have agreed to pay 50% of the costs of that recall not to exceed $1.0 million, which payments totaled $0.4 million at December 31, 1998. The types of alleged failures that prompted the F-Series recall have also led to a number of claims and lawsuits filed against Ford, one of which culminated in a July 1998 award of punitive damages against Ford of more than $151 million (which has subsequently been reduced to $69 million) and Ford is appealing the decision. To date, two cases have been instituted directly against Dura or Alkin Co. relating to personal injury claims, and, at last report, Ford has indicated that it has received over 400 claims (generally for property damage) relating to alleged defects in the self-adjust parking brakes. Ford has maintained that Dura or Alkin Co. is responsible for all damages or liabilities incurred by Ford as a result of these claims, and as of December 31, 1998, Ford had tendered its defense of approximately 30 such claims to Dura and Alkin Co. Dura and Alkin Co. have submitted these claims to their insurance carriers. We maintain insurance against product liability claims, but there can be no assurance that such coverage will be adequate for liabilities ultimately incurred or that it will continue to be available on terms acceptable to us. In November 1996, one of our insurance carriers brought a declaratory judgment that its policy did not provide coverage for an allegedly defective parking brake manufactured prior to August 31, 1994.

    A successful claim brought against us in excess of available insurance coverage or a requirement to participate in any product recall may have a material adverse effect on our results of operations or financial condition. See "Business--Legal Proceedings."

WE OPERATE IN THE HIGHLY COMPETITIVE AUTOMOTIVE SUPPLY INDUSTRY

    The automotive component supply industry is highly competitive. Some of our competitors are companies, or divisions or subsidiaries of companies, that are larger and have greater financial and other resources than we do. In addition, with respect to certain of our products, some of our competitors are divisions of our OEM customers. There can be no assurance that our products will be able to compete successfully with the products of these other companies.

    We principally compete for new business both at the beginning of the development of new models and upon the redesign of existing models by our major customers. New model development generally begins two to five years prior to the marketing of such models to the public. The failure to obtain new business on new models or to retain or increase business on redesigned existing models could adversely affect our business.

    In addition, there is substantial and continuing pressure from the major OEMs to reduce costs, including the cost of products purchased from outside suppliers such as Dura. If we are unable to generate sufficient production cost savings in the future to offset price reductions, our gross margin could be adversely affected.

TECHNOLOGICAL AND REGULATORY CHANGES MAY ADVERSELY AFFECT US

    Changes in legislative, regulatory or industry requirements or competitive technologies may render certain of our products obsolete. Our ability to anticipate changes in technology and regulatory standards and to develop and introduce new and enhanced products successfully on a timely basis will be a significant factor in our ability to grow and to remain competitive. There can be no assurance that we will be able to achieve the technological advances that may be necessary for us to remain competitive or that certain of our products will not become obsolete. We are also subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in product development and failure of products to operate properly.

WE MAY BE ADVERSELY IMPACTED BY THE YEAR 2000 ISSUE

    We are currently working to resolve the potential impact of the year 2000 on the processing of time-sensitive information by our computerized information systems. Any of our programs that have time-sensitive software may recognize "00" as the year 1900 rather than the year 2000. This could result in miscalculations, classification errors or system failures.

    While our various operations are at different stages of Year 2000 readiness, we have nearly completed our global compliance review. Based on the information available to date, we do not anticipate any significant readiness problems with respect to our systems.

    The most reasonably likely worst case scenario that we currently anticipate with respect to Year 2000 is the failure of some of our suppliers, including utilities suppliers, to be ready. This could cause a temporary interruption of materials or services that we need to make our products, which could result in delayed shipments to customers and lost sales and profits for us. We have completed an assessment of our critical suppliers and have developed contingency plans to address the risks which were identified. These plans include resourcing materials or building inventory banks.

    The outcome of our Year 2000 program is subject to a number of risks and uncertainties, some of which (such as the availability of qualified computer personnel and the Year 2000 responses of third parties) are beyond our control. Therefore, there can be no assurances that we will not incur material remediation costs beyond the above anticipated future costs, or that our business, financial condition, or results of operations will not be significantly impacted if Year 2000 problems with our systems, or with the products or systems of other parties with whom we do business, are not resolved in a timely manner.

RISKS ASSOCIATED WITH THE EXCHANGE OFFER

LACK OF PUBLIC MARKET FOR THE NOTES--YOU MAY NOT BE ABLE TO SELL YOUR NOTES

    The outstanding notes were not registered under the Securities Act or under the securities laws of any state and may not be resold unless they are subsequently registered or an exemption from the registration requirements of the Securities Act and applicable state securities laws is available. The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

    - the liquidity of any such market that may develop;

    - the ability of holders to sell their exchange notes; or

    - the price at which the holders would be able to sell their exchange notes.

If such a market were to exist, the exchange notes may trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debentures and the financial performance of Dura.

    We understand that the initial purchasers presently intend to make a market in the notes. However, they are not obligated to do so, and any market-making activity with respect to the notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. There can be no assurance that an active trading market will exist for the notes or that such trading market will be liquid.

CONSEQUENCES OF A FAILURE TO EXCHANGE THE OUTSTANDING NOTES

    Outstanding notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof, and, upon consummation of the exchange offer, certain registration rights with respect to the outstanding notes will terminate. In addition, any outstanding note holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted outstanding notes could be adversely affected.

NO OBLIGATION TO NOTIFY--WE ARE NOT OBLIGATED TO NOTIFY YOU OF UNTIMELY OR DEFECTIVE TENDERS OF OUTSTANDING NOTES.

    We will issue exchange notes pursuant to this exchange offer only after a timely receipt of your outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your outstanding notes, please allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange.

                FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

    This prospectus (including information we have incorporated into this prospectus by reference) contains forward-looking statements that are subject to risks and uncertainties. You should not place undue reliance on those statements because they only speak as of the date of this prospectus. Forward-looking statements include information concerning the possible or assumed future results of operations of Dura, including forecasts, projections and descriptions of expected cost savings or other anticipated synergies related to the acquisitions of Excel and Adwest. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include:

    - general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected;

    - expected synergies, economies of scale and cost savings from the acquisitions of Excel and Adwest not being fully realized or realized within the expected time frames;

    - costs or operational difficulties related to integrating the operations of Excel and Adwest with our operations being greater than expected;

    - our failure to develop or successfully introduce new products;

    - increased competition in the automotive components supply market;

    - unforseen problems associated with international sales, including gains and losses from foreign currency exchange;

    - implementation of or changes in the laws, regulations or policies governing the automotive industry that could negatively affect the automotive components supply industry;

    - changes in general economic conditions in the United States and Europe;
      and

    - various other factors beyond our control.

    All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events. YOU SHOULD ALSO READ CAREFULLY THE FACTORS DESCRIBED IN THE "RISK FACTORS" SECTION OF THIS PROSPECTUS.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    We originally sold the outstanding notes on April 22, 1999 to the initial purchasers. The initial purchasers subsequently placed the outstanding notes with (1) qualified institutional buyers in reliance on Rule 144A under the Securities Act and (2) qualified buyers outside the United States in reliance upon Registration S under the Securities Act.

    As a condition to such sale, we entered into registration rights agreements with the initial purchasers. The registration rights agreements provide that:

    (1) we will file an exchange offer registration statement with the SEC on or prior to 60 days after the closing date of the initial offering;

    (2) we will use our reasonable best efforts to have the exchange offer registration statement declared effective by the SEC on or prior to 150 days after the closing date;

    (3) unless the exchange offer would not be permitted by applicable law or SEC policy, we will commence the exchange offer and use our reasonable best efforts to issue on or prior to 30 business days after the date on which the exchange offer registration statement was declared effective by the SEC, exchange notes in exchange for all outstanding notes tendered prior thereto in the exchange offer; and

    (4) if obligated to file the shelf registration statement, we will use our reasonable best efforts to file the shelf registration statement with the SEC on or prior to 30 days after such filing obligation arises and to cause the shelf registration statement to be declared effective by the SEC on or prior to 120 days after such obligation arises.

For each outstanding note surrendered to us pursuant to the exchange offer, the holder of such outstanding note will receive an exchange note having a principal amount equal to that of the surrendered note. Interest on each outstanding note will accrue from the last interest payment date on which interest was paid on the outstanding note surrendered in exchange therefor or, if no interest has been paid on such outstanding note, from the date of its original issue. Interest on each exchange note will accrue from the date of its original issue.

    Under existing interpretations of the Staff of the SEC contained in several no-action letters to third parties, the exchange notes will in general be freely tradeable after the exchange offer without further registration under the Securities Act. However, any purchaser of outstanding notes who is our "affiliate" or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

    (1) will not be able to rely on the interpretation of the Staff of the SEC;

    (2) will not be able to tender its outstanding notes in the exchange offer; and

    (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the exchange notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

    As contemplated by these no-action letters and the registration rights agreements, each holder accepting the exchange offer is required to represent to us in the letter of transmittal or agent's message that:

    (1) the exchange notes are to be acquired by the holder or the person receiving such exchange notes, whether or not such person is the holder, in the ordinary course of business;

    (2) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in distribution of the exchange notes;

    (3) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the exchange notes;

    (4) neither the holder nor any such other person is our "affiliate" within the meaning of Rule 405 under the Securities Act; and

    (5) the holder or any such other person acknowledges that if such holder or any other person participates in the exchange offer for the purpose of distributing the exchange notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes and cannot rely on those no-action letters.

As indicated above, each participating broker-dealer that receives an exchange note for its own account in exchange for outstanding notes must acknowledge that it (A) acquired the outstanding notes for its own account as a result of market-making activities or other trading activities, (B) has not entered into any arrangement or understanding with us or any of our "affiliates" (within the meaning of Rule 405 under the Securities Act) to distribute the exchange notes to be received in the exchange offer and (C) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. For a description of the procedures for resales by participating broker-dealers, see "Plan of Distribution."

    In the event that changes in the law or the applicable interpretations of the Staff of the SEC do not permit us to effect such an exchange offer, or if for any other reason we do not meet the time periods set forth in the second paragraph of this section, we will:

    (1) file a shelf registration statement covering resales of the outstanding notes;

    (2) use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act; and

    (3) use our reasonable best efforts to keep effective the shelf registration statement until two years after the closing date of the initial offering.

We will, in the event of the filing of the shelf registration statement, provide to each applicable holder of the outstanding notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resale of the outstanding notes. A holder of the outstanding notes that sells such outstanding notes pursuant to the shelf registration statements generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such a holder (including certain indemnification obligations). In addition, each holder of the outstanding notes will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have its outstanding notes included in the shelf registration statement and to benefit from the provisions set forth in the following paragraph.

    If:

    (a) we fail to file any of the registration statements required by the registration rights agreements on or before the date specified for such filing;

    (b) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); or

    (c) we fail to consummate the exchange offer within 30 business days of the Effectiveness Target Date with respect to the exchange offer registration statement; or

    (d) the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of transfer restricted securities during the periods specified in the registration rights agreements (each such event referred to in clauses (a) through (d) above a "Registration Default"), then we will pay additional interest, to each holder of notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to .50% per annum over the stated rate for the notes held by such holder. The amount of the additional interest will increase by an additional .50% over the stated rate for the notes per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest, if any, for all Registration Defaults of 1.0% per annum over the stated rate of the notes. We will pay all accrued additional interest on each interest payment date to the global note holder by wire transfer of immediately available funds or by federal funds check and to holders of certificated securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of additional interest will cease.

    Following the consummation of the exchange offer, holders of the outstanding notes who were eligible to participate in the exchange offer but who did not tender its outstanding notes will not have any further registration rights and such outstanding notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such outstanding notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 or [EURO]1,000, as applicable, principal amount of exchange notes in exchange for each $1,000 or [EURO]1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of its outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000 or [EURO]1,000, as applicable.

    The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

    (1) the exchange notes bear a Series B designation and a different CUSIP Number from the outstanding notes;

    (2) the exchange notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof; and

    (3) the holders of the exchange notes will not be entitled to certain rights under the registration rights agreements, including the provisions providing for an increase in the interest rate on the outstanding notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.

The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the indentures.

    As of the date of this prospectus, $300,000,000 aggregate principal amount of the dollar notes and [EURO]100,000,000 aggregate principal amount of the euro notes were outstanding. We have fixed the close of business on _______________, 1999 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially.

    Holders of outstanding notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware, or the indentures in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

    We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

    If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, the certificates for any such unaccepted outstanding notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

    Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The term "expiration date" will mean 5:00 p.m., New York City time, on ____________, 1999, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" will mean the latest date and time to which the exchange offer is extended.

    In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

    We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "--Conditions" will not have been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent or (2) to amend the terms of the exchange offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE EXCHANGE NOTES

    The exchange notes will bear interest from their date of issuance. Holders of outstanding notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the exchange notes. Such interest will be paid with the first interest payment on the exchange notes on November 1, 1999. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

    Interest on the exchange notes is payable semi-annually on each May 1 and November 1, commencing on November 1, 1999.

PROCEDURES FOR TENDERING

    PROCEDURES FOR TENDERING THE EURO NOTES DEPOSITED WITH EUROCLEAR

    To tender in the exchange offer, a holder of outstanding notes that are deposited with Euroclear must: (i) read this prospectus and the accompanying letter of transmittal and (ii) comply with the procedures established by Euroclear for transfer of book-entry interests through the electronic transfer systems of Euroclear prior to 5:00 p.m. New York Time, on the expiration date. For tender of these outstanding notes to be effective, book-entry interests in the outstanding notes must be transferred through Euroclear's electronic transfer system prior to 5:00 p.m., New York Time, on the expiration date. Delivery of these outstanding notes must be made by book-entry transfer in accordance with the procedures communicated to the holders of these outstanding notes through the electronic transfer systems of Euroclear. Confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date.

    The tender by a holder of these outstanding notes and the acceptance thereof by the Issuer will constitute agreement between such holder and the Issuer in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal, including the representations and warranties set forth in the letter of transmittal. In addition, by tendering these notes, the tendering holder acknowledges that Euroclear will disclose the identity of such tendering holder to the exchange agent and the Issuer.

    Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered notes and withdrawal of tendered notes will be determined by the Issuer in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any and all notes not properly tendered or any notes the Issuer's acceptance of which would, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular notes. The Issuer's interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of notes must be cured within such time as the Issuer shall determine. Although the Issuer intends to notify holders of defects or irregularities with respect to tenders of notes, neither the Issuer, the exchange agent nor any other person shall incur any liability for failure to give such notification. Tenders of notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

    WITHDRAWAL OF TENDERS OF EURO NOTES DEPOSITED WITH EUROCLEAR

    Except as otherwise provided herein, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m. New York Time, on the expiration date.

    To withdraw a tender of outstanding notes in the exchange offer, a tested telex of SWIFT message relating to such withdrawal must be received by Euroclear prior to 5:00 p.m., New York Time, on the expiration date. Any such notice of withdrawal must comply with the procedures for withdrawal of tenders established by Euroclear. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuer, whose determination shall be final and binding on all parties. Any notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and not exchange notes will be issued with respect thereto unless the notes so withdrawn are validly retendered. Any notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn notes may be retendered by following one of the procedures described above under "--Procedures for Tendering the Euro Notes Deposited with Euroclear" at any time prior to the expiration date.

    PROCEDURES FOR TENDERING OUTSTANDING NOTES DEPOSITED WITH DTC

    To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent's message in connection with a book-entry transfer, and mail or otherwise deliver such letter of transmittal or such facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. To be tendered effectively, the outstanding notes, letter of transmittal or an agent's message and other required documents must be completed and received by the exchange agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date.

    The term "agent's message" means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the outstanding notes that such participant has received and agrees: (1) to participate in the Automated Tender Option Program ("ATOP"); (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce such agreement against such participant.

    By executing the letter of transmittal, each holder will make to us the representations set forth above in the third paragraph under the heading "--Purpose and Effect of the Exchange Offer."

    The tender by a holder and our acceptance thereof will constitute agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent's message.

    THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO US. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

    Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the letter of transmittal.

    Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution (as defined below) unless the outstanding notes tendered pursuant thereto are tendered (1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or
(2) for the account of an eligible institution. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "eligible institution").

    If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in this prospectus, such outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such outstanding notes with the signature thereon guaranteed by an eligible institution.

    If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

    We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at the book-entry transfer facility, DTC (the "Book-Entry Transfer Facility"), for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of outstanding notes by causing such Book-Entry Transfer Facility to transfer such outstanding notes into the exchange agent's account with respect to the outstanding notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent's account at the Book-Entry Transfer Facility, unless an Agent's Message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the exchange agent.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserves the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as the Issuer will determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither the Issuer, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

    GUARANTEED DELIVERY PROCEDURES FOR NOTES DEPOSITED WITH DTC

    Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available, (2) who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

    (A) the tender is made through an eligible institution;

    (B) prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal (or facsimile thereof) together with the certificate(s) representing the outstanding notes (or a confirmation of book-entry transfer of such outstanding notes into the exchange agent's account at the Book-Entry Transfer Facility), and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

    (C) such properly completed and executed letter of transmittal (of facsimile thereof), as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer (or a confirmation of book-entry transfer of such outstanding notes into the exchange agent's account at the Book-Entry Transfer Facility), and all other documents required by the letter of transmittal are received by the exchange agent upon five New York Stock Exchange trading days after the expiration date.

    Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

    WITHDRAWAL OF TENDERS OF NOTES DEPOSITED WITH DTC

    Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

    To withdraw a tender of outstanding notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

    (1) specify the name of the person having deposited the outstanding notes to be withdrawn;

    (2) identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of such outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited;

    (3) be signed by the holder in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the Trustee with respect to the outstanding notes register the transfer of such outstanding notes into the name of the person withdrawing the tender; and

    (4) specify the name in which any such outstanding notes are to be registered, if different from that of the person who deposited the outstanding notes.

All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, whose determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.

CONDITIONS

    Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange notes for, any outstanding notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of such outstanding notes, if:

    (1) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

    (2) any law, statute, rule, regulation or interpretation by the Staff of the SEC is proposed, adopted or enacted, which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

    (3) any governmental approval has not been obtained, which approval we will, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated hereby.

    If we determine in our sole discretion that any of the conditions are not satisfied, we may (1) refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, (2) extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw such outstanding notes (see "--Withdrawal of Tenders") or (3) waive such unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes which have not been withdrawn.

EXCHANGE AGENT

    U.S. Bank Trust National Association has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notice of guaranteed delivery should be directed to the exchange agent addressed as follows:

                         U.S. BANK NATIONAL ASSOCIATION
                             180 EAST FIFTH STREET
                           ST. PAUL, MINNESOTA 55101
                   ATTENTION: SPECIALIZED FINANCE DEPARTMENT
                                 BY FACSIMILE:
                          (ELIGIBLE INSTITUTIONS ONLY)
                                 (651) 244-1537
                               FOR INFORMATION OR
                           CONFIRMATION BY TELEPHONE:
                                 (651) 244-5011

DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

    We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person our and our affiliates' officers and regular employees.

    We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

    We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

    The exchange notes will be recorded at the same carrying value as the outstanding notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be deferred and charged to expense over the term of the exchange notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

    The outstanding notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, such outstanding notes may be resold only (1) to us (upon redemption thereof or otherwise), (2) so long as the outstanding notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to us), (3) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (4) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE NOTES

    With respect to resales of exchange notes, based on interpretations by the Staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes, whether or not such person is the holder (other than a person that is our "affiliate" within the meaning of Rule 405 under the Securities Act) in exchange for outstanding notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes, will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, such holder cannot rely on the position of the Staff of the SEC expressed in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each participating broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such participating broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

                                USE OF PROCEEDS

    This exchange offer is intended to satisfy certain of our obligations under the registration rights agreements. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes contemplated in this prospectus, we will receive outstanding notes in like principal amount, the form and terms of which are the same as the form and terms of the exchange notes (which replace the outstanding notes), except as otherwise described in this prospectus.

    The Issuer received approximately $397.0 million in net proceeds from the sale of the outstanding notes in the initial offering. The Issuer used approximately $300.1 million of the net proceeds to repay a portion of the indebtedness outstanding under its new credit facility and will use the balance for general corporate purposes.

    We used borrowings under the new credit facility: (1) to pay $207.2 million to the former Adwest shareholders, (2) to pay $334.6 million to the former Excel shareholders, (3) to refinance an aggregate of approximately $456.9 million of outstanding indebtedness of Dura, Excel and Adwest and (4) to pay approximately $50.0 million in fees and expenses and prepayment penalties related to the Acquisitions. As of March 31, 1999, interest rates on borrowings under the new credit facility ranged from 5.28% to 10.00%. The term loan repaid out of the net proceeds of the initial offering was due and payable in September 2000 and the revolving credit facility is available until March 2005. See "Capitalization" and "Description of Other Indebtedness--New Credit Facility."

                                 CAPITALIZATION

    The following table sets forth as of March 31, 1999: (1) the actual consolidated capitalization of Dura, and (2) the as adjusted capitalization of Dura giving effect to the initial offering and the application of the net proceeds therefrom. This exchange offer will not generate any net cash proceeds to the Issuer. This table should be read in conjunction with the audited and unaudited consolidated financial statements and related notes and the unaudited pro forma financial statements and related notes appearing elsewhere in this prospectus.

                                                                                          AS OF MARCH 31, 1999
                                                                                      ----------------------------
                                                                                         ACTUAL     AS ADJUSTED(1)
                                                                                      ------------  --------------
                                                                                         (DOLLARS IN THOUSANDS)
Cash and cash equivalents...........................................................  $     39,267   $    136,181
                                                                                      ------------  --------------
                                                                                      ------------  --------------

Long-term debt, including current maturities:
  New credit facility:
      Revolving credit facility.....................................................  $    100,086   $         --
      Tranche A term loan...........................................................       250,740        250,740
      Tranche B term loan...........................................................       275,000        275,000
      Interim term loan.............................................................       200,000             --
  Other senior indebtedness.........................................................       165,331        165,331
                                                                                      ------------  --------------
    Total senior debt...............................................................       991,157        691,071
                                                                                      ------------  --------------
  Trident notes (2).................................................................        80,934         80,934
  9% senior subordinated notes......................................................            --        408,000
                                                                                      ------------  --------------
    Total subordinated debt.........................................................        80,934        488,934
                                                                                      ------------  --------------
      Total debt....................................................................     1,072,091      1,180,005
                                                                                      ------------  --------------
Trust Preferred Securities (3)......................................................        55,250         55,250
Stockholders' investment:
  Preferred Stock, $1.00 par value per share; 5,000,000 shares authorized; none
    issued or outstanding...........................................................            --             --
  Class A Common Stock, $0.01 par value per share; 30,000,000 shares authorized;
    9,029,085 shares issued and outstanding on an actual basis......................           140            140
  Class B Common Stock, $0.01 par value per share; 10,000,000 shares authorized;
    3,325,303 shares issued and outstanding on an actual basis......................            33             33
  Additional paid-in capital........................................................       335,884        335,884
  Retained earnings.................................................................        70,544         70,544
  Accumulated other comprehensive loss..............................................       (13,139)       (13,139)
                                                                                      ------------  --------------
    Total stockholders' investment..................................................       393,462        393,462
                                                                                      ------------  --------------
      Total capitalization..........................................................  $  1,465,553   $  1,628,717
                                                                                      ------------  --------------
                                                                                      ------------  --------------

------------------------

(1) As adjusted to give effect to the initial offering. Proceeds are net of discounts and commissions and the expenses of the initial offering.

(2) Represents the Trident notes, which were issued in December 1997. Neither DASI nor the Issuer has guaranteed any of the obligations of Trident under the Trident notes.

(3) Represents the Trust Preferred Securities issued by the Dura Trust in March 1998. The sole assets of the Dura Trust are approximately $57.0 million principal amount of DASI's 7 1/2% convertible subordinated debentures due March 31, 2028, such amount being the sum of the stated liquidation preference of the Trust Preferred Securities and the capital contributed by DASI in exchange for the common securities of the Dura Trust. DASI has guaranteed, on a subordinated basis, certain obligations of the Dura Trust under the Trust Preferred Securities.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

    The Unaudited Pro Forma Statement of Operations for the year ended December 31, 1998 gives effect to: (1) the acquisitions of Universal, Trident, the Hinge Business, Excel and Adwest by Dura, (2) Excel's July 1 acquisition of 70% of Schade, (3) the March 1998 issuance of the Trust Preferred Securities, (4) the June 1998 Offering, (5) the borrowings under the new credit facility and (6) the initial offering and the application of the net proceeds therefrom, as if such transactions had occurred on January 1, 1998. The results of operations of Adwest represent Adwest's results of operations for the twelve month period ended December 31, 1998.

    The Unaudited Pro Forma Statement of Operations for the three months ended March 31, 1999 gives effect to: (1) the acquisitions of Excel and Adwest, (2) the borrowings under the new credit facility and (3) the initial offering and the application of the net proceeds therefrom, as if such transactions had occurred on January 1, 1999.

    The unaudited pro forma financial data presented in this prospectus are based on the assumptions and adjustments described in the accompanying notes. The Unaudited Pro Forma Statements of Operations do not purport to represent what our results of operations actually would have been if the events described above had occurred as of the dates indicated or what our results will be for any future periods. The Unaudited Pro Forma Financial Statements are based upon assumptions and adjustments that we believe are reasonable. You should read the Unaudited Pro Forma Financial Statements and the accompanying notes in conjunction with the historical financial statements, including the related notes, included elsewhere in this prospectus.

    The acquisitions of Trident, the Hinge Business, Excel, Schade and Adwest have been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their fair values as of the dates of their respective acquisitions. These amounts have been recorded based upon preliminary estimates as of such dates. Further adjustments to the acquired assets and assumed liabilities will be reflected as a change in goodwill.

                         DURA AUTOMOTIVE SYSTEMS, INC.
                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                        PRO FORMA
                                                   DURA(1)     EXCEL(5)    ADWEST(7)   ADJUSTMENTS   PRO FORMA
                                                  ----------  ----------  -----------  -----------  -----------
Revenues........................................  $  264,701  $  308,705   $  80,346    $      --    $ 653,752
Cost of sales...................................     218,219     272,716      69,840       (4,806)(8)    555,969
                                                  ----------  ----------  -----------  -----------  -----------
  Gross profit..................................      46,482      35,989      10,506        4,806       97,783
Selling, general & administrative expenses......      16,897      17,991       7,027           --       41,915
Amortization expense............................       3,685         358         655        1,387(10)      6,085
                                                  ----------  ----------  -----------  -----------  -----------
  Operating income..............................      25,900      17,640       2,824        3,419       49,783
Interest expense, net...........................       6,895       2,704       2,035       13,912(11)     25,546
Other income....................................          --        (582)         --           --         (582)
                                                  ----------  ----------  -----------  -----------  -----------
  Income before provision for income taxes and
    minority interest...........................      19,005      15,518         789      (10,493)      24,819
Provision for income taxes......................       7,711       7,991         433       (6,083) 12)     10,052
Minority interest-trust preferred securities....         611          --          --           --          611
Minority interest in subsidiaries...............       1,342        (177)        (15)          --        1,150
                                                  ----------  ----------  -----------  -----------  -----------
  Income before extraordinary item and
    accounting change...........................       9,341       7,704         371       (4,410)      13,006
Extraordinary item--loss on early extinguishment
  of debt, net..................................      (2,702)         --          --           --       (2,702)
Cumulative effect of change in accounting,
  net...........................................      (3,147)         --          --           --       (3,147)
                                                  ----------  ----------  -----------  -----------  -----------
  Net income (loss).............................  $    3,492  $    7,704   $     371    $  (4,410)   $   7,157
                                                  ----------  ----------  -----------  -----------  -----------
                                                  ----------  ----------  -----------  -----------  -----------
Diluted shares outstanding(15)..................      14,253                                4,599       18,852
                                                  ----------                           -----------  -----------
                                                  ----------                           -----------  -----------
Diluted earnings per share(15)..................  $     0.27                                         $    0.38
                                                  ----------                                        -----------
                                                  ----------                                        -----------
Basic shares outstanding(15)....................      12,877                                4,599       17,476
                                                  ----------                           -----------  -----------
                                                  ----------                           -----------  -----------
Basic earnings per share........................  $     0.29                                         $    0.41
                                                  ----------                                        -----------
                                                  ----------                                        -----------

                         DURA AUTOMOTIVE SYSTEMS, INC.
                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                              HINGE
                                                                      DURA(1)    UNIVERSAL(2) TRIDENT(3)   BUSINESS(4)
                                                                    -----------  -----------  -----------  -----------
Revenues..........................................................  $   739,467   $   7,836   $   104,555   $  34,991
Cost of sales.....................................................      608,518       6,593        86,858      31,632
                                                                    -----------  -----------  -----------  -----------
  Gross profit....................................................      130,949       1,243        17,697       3,359
Selling, general and administrative expenses......................       49,825         318        15,278       1,400
Amortization expense..............................................        9,868          --         1,303          --
                                                                    -----------  -----------  -----------  -----------
  Operating income................................................       71,256         925         1,116       1,959
Interest expense, net.............................................       20,267          --         4,402          --
Other (income) expense............................................           --          --           369          --
                                                                    -----------  -----------  -----------  -----------
  Income before provision for income taxes and minority
    interest......................................................       50,989         925        (3,655)      1,959
Provision for income taxes........................................       20,933         370        (1,033)        784
Minority interest-trust preferred securities......................        1,908          --            --          --
Minority interest in subsidiaries.................................        1,481          --            --          --
                                                                    -----------  -----------  -----------  -----------
  Income before extraordinary item................................       26,667         555        (2,622)      1,175
Extraordinary item--loss on early extinguishment of debt, net.....          643          --            --          --
                                                                    -----------  -----------  -----------  -----------
  Net income (loss)...............................................  $    26,024   $     555   $    (2,622)  $   1,175
                                                                    -----------  -----------  -----------  -----------
                                                                    -----------  -----------  -----------  -----------
Diluted shares outstanding(15)....................................       11,795
                                                                    -----------
                                                                    -----------
Diluted earnings per share(15)....................................  $      2.37
                                                                    -----------
                                                                    -----------
Basic shares outstanding(15)......................................       10,708
                                                                    -----------
                                                                    -----------
Basic earnings per share..........................................  $      2.43
                                                                    -----------
                                                                    -----------

                                                                                                              PRO FORMA
                                                                      EXCEL(5)      SCHADE(6)    ADWEST(7)   ADJUSTMENTS
                                                                    -------------  -----------  -----------  -----------
Revenues..........................................................  $   1,106,103  $   132,779  $   399,717   $      --
Cost of sales.....................................................        995,982      117,593      346,972     (23,676)(8)
                                                                    -------------  -----------  -----------  -----------
  Gross profit....................................................        110,121       15,186       52,745      23,676
Selling, general and administrative expenses......................         76,507        7,494       23,974      (6,000)(9)
Amortization expense..............................................          2,108           --        2,927       6,399(10)
                                                                    -------------  -----------  -----------  -----------
  Operating income................................................         31,506        7,692       25,844      23,277
Interest expense, net.............................................          9,623        2,669        9,823      49,882(11)
Other (income) expense............................................            (69)          --           --          --
                                                                    -------------  -----------  -----------  -----------
  Income before provision for income taxes and minority
    interest......................................................         21,952        5,023       16,021     (26,605)
Provision for income taxes........................................          3,632        1,419        6,094      (5,223)(12)
Minority interest-trust preferred securities......................             --           --           --         580(13)
Minority interest in subsidiaries.................................          1,367           --          633       1,081(14)
                                                                    -------------  -----------  -----------  -----------
  Income before extraordinary item................................         16,953        3,604        9,294     (23,043)
Extraordinary item--loss on early extinguishment of debt, net.....             --           --           --          --
                                                                    -------------  -----------  -----------  -----------
  Net income (loss)...............................................  $      16,953  $     3,604  $     9,294   $ (23,043)
                                                                    -------------  -----------  -----------  -----------
                                                                    -------------  -----------  -----------  -----------
Diluted shares outstanding(15)....................................                                                5,723
                                                                                                             -----------
                                                                                                             -----------
Diluted earnings per share(15)....................................

Basic shares outstanding(15)......................................                                                6,729
                                                                                                             -----------
                                                                                                             -----------
Basic earnings per share..........................................


                                                                      PRO FORMA
                                                                    -------------
Revenues..........................................................  $   2,525,448
Cost of sales.....................................................      2,170,472
                                                                    -------------
  Gross profit....................................................        354,976
Selling, general and administrative expenses......................        168,796
Amortization expense..............................................         22,605
                                                                    -------------
  Operating income................................................        163,575
Interest expense, net.............................................         96,666
Other (income) expense............................................            300
                                                                    -------------
  Income before provision for income taxes and minority
    interest......................................................         66,609
Provision for income taxes........................................         26,976
Minority interest-trust preferred securities......................          2,488
Minority interest in subsidiaries.................................          4,562
                                                                    -------------
  Income before extraordinary item................................         32,583
Extraordinary item--loss on early extinguishment of debt, net.....            643
                                                                    -------------
  Net income (loss)...............................................  $      31,940
                                                                    -------------
                                                                    -------------
Diluted shares outstanding(15)....................................         17,518
                                                                    -------------
                                                                    -------------
Diluted earnings per share(15)....................................  $        1.82
                                                                    -------------
                                                                    -------------
Basic shares outstanding(15)......................................         17,437
                                                                    -------------
                                                                    -------------
Basic earnings per share..........................................  $        1.83
                                                                    -------------
                                                                    -------------

              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

(1) Represents the results of operations of Dura for the year ended December 31, 1998, including the results of operations of Universal, Trident and the Hinge Business from their respective dates of acquisition and for the three months ended March 31, 1999, including the results of operations of Excel and Adwest from their respective dates of acquisition.

(2) Represents the results of operations of Universal from January 1, 1998 through the date of acquisition, March 8, 1998.

(3) Represents the results of operations of Trident from January 1, 1998 through the date of acquisition, April 30, 1998.

(4) Represents the results of operations for the Hinge Business from January 1, 1998 through the date of acquisition, August 31, 1998.

(5) Represents the results of operations for Excel for the year ended December 31, 1998 and from January 1, 1999 through the date of acquisition, March 23, 1999. The results of operations for the year ended December 31, 1998 include the results of operations of Schade from July 1, 1998, the date of its acquisition, through December 31, 1998.

(6) Represents the results of operations of Schade from January 1, 1998 through the date of its acquisition by Excel, July 1, 1998.

(7) Represents the results of operations for Adwest for the twelve months ended December 31, 1998 and from January 1, 1999 through the date of acquisition, March 15, 1999.

(8) Reflects the change in depreciation expense resulting from adjustments to the depreciable lives of property, plant and equipment of Universal, Trident, the Hinge Business, Excel, Schade and Adwest to their estimated useful lives at the time of their acquisition and from adjustments to value such property, plant and equipment at fair value as of the date of acquisition as follows:

                                                                                THREE MONTHS
                                                                   YEAR ENDED       ENDED
                                                                  DECEMBER 31,    MARCH 31,
                                                                      1998          1999
                                                                  ------------  -------------
Universal.......................................................   $       33     $      --
Trident.........................................................        1,543            --
Hinge Business..................................................          474            --
Excel...........................................................       12,886         2,962
Schade..........................................................        5,740         1,282
Adwest..........................................................        3,000           562
                                                                  ------------  -------------
  Total.........................................................   $   23,676     $   4,806
                                                                  ------------  -------------
                                                                  ------------  -------------

(9) Reflects the elimination of certain corporate payroll and related costs and duplicate public company expenses arising from the acquisitions of Excel and Adwest for the year ended December 31, 1998 as set forth below:

Executive management payroll costs..................................  $   3,500
Public company costs................................................      1,700
Other...............................................................        800
                                                                      ---------
  Total.............................................................  $   6,000
                                                                      ---------
                                                                      ---------

(10) Represents the additional amortization of goodwill and other intangible assets arising from the acquisitions of Universal, Trident, the Hinge Business, Excel, Adwest, net of amortization of goodwill and other intangible assets previously recorded by Trident, Excel and Adwest:

                                                                                THREE MONTHS
                                                                   YEAR ENDED       ENDED
                                                                  DECEMBER 31,    MARCH 31,
                                                                      1998          1999
                                                                  ------------  -------------
Amortization of goodwill and other intangible assets:
  Universal.....................................................   $       87     $      --
  Trident.......................................................        2,019            --
  Hinge Business................................................          345            --
  Excel/Schade..................................................        4,966         1,159
  Adwest........................................................        5,320         1,241
                                                                  ------------  -------------
                                                                       12,737         2,400
Amortization previously recorded by:
  Trident.......................................................       (1,303)           --
  Excel.........................................................       (2,108)         (358)
  Adwest........................................................       (2,927)         (655)
                                                                  ------------  -------------
                                                                       (6,338)       (1,013)
                                                                  ------------  -------------
    Net increase................................................   $    6,399     $   1,387
                                                                  ------------  -------------
                                                                  ------------  -------------

    Goodwill is amortized on a straight-line basis over a forty-year period. Other intangible assets are amortized over the useful life of the related asset.

(11) Represents the change in interest expense arising from:

                                                                                THREE MONTHS
                                                                   YEAR ENDED       ENDED
                                                                  DECEMBER 31,    MARCH 31,
                                                                      1998          1999
                                                                  ------------  -------------
Interest expense on Term Loan A.................................   $   21,313    $     5,328
Interest expense on Term Loan B.................................       22,000          5,500
Interest expense on Subordinated Notes..........................       36,720          9,180
Interest expense on Trident notes, net..........................        6,600          1,650
Interest expense on other senior indebtedness...................        6,033          2,888
Amortization of capitalized financing fees......................        4,000          1,000
                                                                  ------------  -------------
        Total adjustments.......................................       96,666         25,546
                                                                  ------------  -------------

Interest expense, net previously recorded by:
Dura............................................................      (20,267)        (6,895)
Trident.........................................................       (4,402)            --
Excel...........................................................       (9,623)        (2,704)
Schade..........................................................       (2,669)            --
Adwest..........................................................       (9,823)        (2,035)
                                                                  ------------  -------------
                                                                      (46,784)       (11,634)
                                                                  ------------  -------------
        Net increase............................................   $   49,882    $    13,912
                                                                  ------------  -------------
                                                                  ------------  -------------

(12) Adjusts the provision for income taxes on a pro forma basis to reflect Dura's incremental tax rate of 40.5%.

(13) Represents dividends, net of income taxes, on the Trust Preferred Securities for the period prior to their issuance in March 1998.

(14) Represents the minority interest in the earnings of Schade for the period prior to July 1, 1998, the date of its acquisition by Excel.

(15) Basic earnings per share were computed by dividing net income by the weighted average number of shares of Class A common stock and Class B common stock outstanding during the year. Diluted earnings per share for the three months ended March 31, 1999 include the dilutive effects of outstanding stock options using the treasury stock method and assumes the conversion of the Trust Preferred Securities into shares of Class A common stock. Diluted earnings per share for the year ended December 31, 1998 excludes the conversion of the Trust Preferred Securities (into approximately 1,289,000 shares of Class A common stock), as their effect is anti-dilutive. Pro forma weighted average shares outstanding include the effects of the shares that were issued in connection with the acquisition of Excel.

                      SELECTED CONSOLIDATED FINANCIAL DATA

DURA

    The following table sets forth selected consolidated financial data with respect to Dura for each of the periods indicated. The selected historical financial data for Dura for the years ended December 31, 1994 through 1998 have been derived from Dura's consolidated financial statements which have been audited by Arthur Andersen LLP, independent public accountants. The selected historical consolidated financial data of Dura for the three months ended March 31, 1998 and 1999 have been derived from unaudited financial statements of Dura and reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the consolidated financial statements for an interim period. All such adjustments are of a normal, recurring nature. Results of operations for an interim period are not necessarily indicative of results for the full year. No separate financial information for the Issuer has been provided in this prospectus because: (1) DASI does not itself conduct any operations but rather all operations of Dura are conducted by the Issuer and its direct and indirect subsidiaries; (2) DASI has no material assets other than the capital stock of the Issuer; (3) all of the assets and liabilities shown in the consolidated financial statements for DASI are located at the Issuer and its direct and indirect subsidiaries; and (4) DASI has unconditionally guaranteed the notes on an unsecured, senior subordinated basis. The selected historical consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the consolidated financial statements and notes thereto all included elsewhere herein.

                         DURA AUTOMOTIVE SYSTEMS, INC.

                                                                                                 THREE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                      MARCH 31,
                                         -----------------------------------------------------  --------------------
                                          1994(1)    1995(2)    1996(3)    1997(4)    1998(5)     1998       1999
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Revenues...............................  $ 189,675  $ 253,726  $ 245,329  $ 449,111  $ 739,467  $ 125,746  $ 264,701
Cost of sales..........................    170,625    219,559    207,810    375,086    608,518    104,471    218,219
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Gross profit.........................     19,050     34,167     37,519     74,025    130,949     21,275     46,482
Selling, general and administrative
  expenses.............................     10,485     15,513     17,157     32,815     49,825      9,160     16,897
Amortization expense...................        690      1,094      1,036      3,600      9,868      1,251      3,685
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Operating income.....................      7,875     17,560     19,326     37,610     71,256     10,864     25,900
Interest expense, net..................      3,473      4,822      2,589      9,298     20,267      2,938      6,895
Other income (2).......................         --     (4,240)        --         --         --         --         --
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income before income taxes...........      4,402     16,978     16,737     28,312     50,989      7,926     19,005
Provision for income taxes.............      1,822      6,852      6,609     11,670     20,933      3,274      7,711
Equity in losses of affiliate, net.....         --         --         --         --      1,481         --      1,342
Minority interest (6)..................         --         --         --         --      1,908         76        611
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income before extraordinary item and
    accounting change..................      2,580     10,126     10,128     16,642     26,667      4,576      9,341
Extraordinary item, net................         --         --         --         --        643         --     (2,702)
Cumulative effect of change in
  accounting, net......................         --         --         --         --         --         --     (3,147)
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income.............................  $   2,580  $  10,126  $  10,128  $  16,642  $  26,024  $   4,576  $   3,492
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Basic earnings per share (7)...........  $    0.75  $    2.04  $    1.57  $    1.89  $    2.43  $    0.52  $    0.27
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Diluted earnings per share (7).........  $    0.75  $    2.03  $    1.57  $    1.88  $    2.37  $    0.52  $    0.29
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                                                 THREE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                      MARCH 31,
                                         -----------------------------------------------------  --------------------
                                          1994(1)    1995(2)    1996(3)    1997(4)    1998(5)     1998       1999
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OTHER FINANCIAL DATA:
Depreciation and amortization..........  $   3,725  $   5,578  $   6,079  $  12,303  $  27,571  $   3,067  $  10,507
Capital expenditures, net..............      5,406      6,116      6,260     16,242     31,822      3,733      5,994
EBITDA (8).............................     11,600     23,138     25,405     49,913     98,827     13,931     36,407
Net cash provided by (used in):
  Operating activities.................     (6,156)    13,138     19,792      8,516      7,687     (2,142)       387
  Investing activities.................    (46,878)    11,428    (95,093)   (93,386)  (167,534)   (22,311)  (543,900)
  Financing activities.................     53,037    (22,851)    75,236     87,620    176,620     67,322    564,152
Ratio of earnings to fixed charges
  (9)..................................       2.2x       3.4x       5.7x       3.7x       2.7x       3.3x       3.1x

BALANCE SHEET DATA (AT END OF PERIOD):
Cash and cash equivalents..............  $      17  $   1,732  $   1,667  $   4,148  $  20,544  $  46,938  $  39,267
Working capital........................     18,631     13,701     27,528     50,304     63,766    103,066    265,890
Total assets...........................    166,133    140,531    246,129    419,264    929,383    500,606  2,260,567
Total debt.............................     74,766     51,776     77,456    180,322    331,906    194,438  1,072,091
Total stockholders' investment.........     17,418     27,683     87,367    101,708    238,037    105,769    393,462

------------------------------

(1) In August 1994, Dura acquired the Brake and Cable Business of Alkin Co. The results of operations of this acquired business have been included in the consolidated financial statements of Dura from August 31, 1994, the date of acquisition.

(2) In April 1995, Dura sold the net assets of its window regulator business to Rockwell, realizing a pretax gain of approximately $4.2 million. The results of operations of the window regulator business have been included in the consolidated financial statements of Dura through April 2, 1995, the date of divestiture.

(3) Includes the results of operations of (i) the parking brake business from Rockwell from October 1, 1996 and (ii) KPI from December 5, 1996, their respective dates of acquisition. Dura issued an aggregate of 3,795,000 shares of its Class A common stock in August 1996 in connection with its initial public offering.

(4) Includes the results of operations of (i) VOFA from January 1, 1997, (ii) the parking brake business of Excel from May 5, 1997, (iii) GT Automotive from August 29, 1997 and (iv) REOM Industries from December 12, 1997, which represent their respective dates of acquisition.

(5) Includes the results of operations of (i) Universal from March 8, 1998, (ii) Trident from April 30, 1998, and (iii) the Hinge Business from September 8, 1998, which represent their respective dates of acquisition. In March 1998, the Dura Trust issued the Trust Preferred Securities. In June 1998, DASI issued 3,500,000 shares of its Class A common stock, giving effect to the exercise of the underwriters' over-allotment option.

(6) Represents dividends, net of income taxes, on the Trust Preferred
    Securities.

(7) Basic earnings per share were computed by dividing net income by the weighted average number of shares of Class A common stock and Class B common stock outstanding during the year. Diluted earnings per share include the dilutive effects of outstanding stock options using the treasury stock method and the Trust Preferred Securities.

(8) "EBITDA" is operating income plus depreciation and amortization. EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations as determined by generally accepted accounting principles, and our calculation thereof may not be comparable to that reported by other companies. We believe that it is widely accepted that EBITDA provides useful information regarding a company's ability to service and/or incur indebtedness. This belief is based, in part, on our negotiations with our lenders who have required that the interest payable under our new credit facility be based, in part, on our ratio of consolidated senior debt to EBITDA. EBITDA does not take into account our working capital requirements, debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary use. We estimate that Trident, a wholly owned subsidiary of the Issuer, contributed approximately $32.6 million and $38.0 million to our EBITDA for 1998 on an actual and pro forma basis, respectively. Trident's ability to dividend or otherwise transfer cash to the Issuer is restricted by the indenture relating to its 10% senior subordinated notes due 2005. For 1998, Trident would have been permitted under that indenture to transfer approximately $2.6 million to the Issuer.

(9) In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense (which includes amortization of deferred financing costs and debt issuance costs) and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest.

EXCEL

    The following table sets forth selected consolidated financial data with respect to Excel for each of the periods indicated. The selected historical financial data for Excel for the fiscal years ended December 28, 1996, December 27, 1997 and January 2, 1999 have been derived from Excel's consolidated financial statements, which have been audited by Arthur Andersen LLP, independent accountants. The selected historical consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the consolidated financial statements and notes thereto all included elsewhere herein.

                             EXCEL INDUSTRIES, INC.

                                                                              YEAR ENDED,
                                                      ------------------------------------------------------------
                                                                                                 JANUARY 2, 1999
                                                      DECEMBER 28, 1996 (1)  DECEMBER 27, 1997         (2)
                                                      ---------------------  -----------------  ------------------
                                                                         (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales...........................................        $ 887,741            $ 962,333          $1,106,103
Cost of goods sold..................................          783,375              846,990             995,982
                                                             --------             --------      ------------------
      Gross profit..................................          104,366              115,343             110,121
Selling, administrative and engineering expenses....           65,652               79,267              78,615
                                                             --------             --------      ------------------
      Operating income..............................           38,714               36,076              31,506
Interest expense....................................            9,784               10,984              11,628
Other income, net...................................           (1,736)              (1,930)             (2,074)
                                                             --------             --------      ------------------
      Income before income taxes and minority
        interest....................................           30,666               27,022              21,952
Provision for income taxes..........................           11,550                9,458               3,632
Minority interest...................................               --                   --               1,367
                                                             --------             --------      ------------------
      Net income....................................        $  19,116            $  17,564          $   16,953
                                                             --------             --------      ------------------
                                                             --------             --------      ------------------
OTHER FINANCIAL DATA:
Depreciation and amortization.......................        $  26,246            $  33,382          $   39,679
Capital expenditures, net...........................           29,209               39,287              45,958
EBITDA (3)..........................................           64,960               69,458              71,185
Net cash provided by (used in):
      Operating activities..........................           69,849               40,477              76,002
      Investing activities..........................          (78,974)             (37,181)            (43,925)
      Financing activities..........................           15,314               (7,559)            (18,104)
Ratio of earnings to fixed charges (4)..............             3.7x                 3.1x                2.7x

BALANCE SHEET DATA (AT END OF PERIOD):
Cash and short-term investments.....................        $   6,580            $   2,317          $   16,290
Working capital.....................................          114,140              116,550             118,796
Total assets........................................          443,234              457,797             594,384
Total debt..........................................          133,006              108,615             167,035
Shareholders' equity................................          150,725              185,315             194,258

------------------------------

(1) On April 3, 1996, Excel acquired Anderson Industries, Inc. ("Anderson"), whose primary asset was Atwood Industries, Inc. ("Atwood"). The results of operations of Atwood have been included in the consolidated financial statements of Excel from April 3, 1996.

(2) The results of operations of Schade have been included in the consolidated financial statements of Excel since July 1, 1998.

(3) "EBITDA" is operating income plus depreciation and amortization. EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations as determined by generally accepted accounting principles, and our calculation thereof may not be comparable to that reported by other companies. We believe that it is widely accepted that EBITDA provides useful information regarding a company's ability to service and/or incur indebtedness. EBITDA does not take into account a company's working capital requirements, debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary use.

(4) In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense (which includes amortization of deferred financing costs and debt issuance costs) and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest.

ADWEST

    The following table sets forth selected consolidated financial data with respect to Adwest for each of the periods indicated. The selected historical financial data for Adwest for the fiscal years ended June 30, 1997 and 1998, set forth in U.K. GAAP in Pounds, have been derived from Adwest's consolidated financial statements, which have been audited by KPMG Audit Plc, independent public accountants. The data as of and for the six months ended December 31, 1997 and 1998, set forth in U.K. GAAP in Pounds, have been derived from Adwest's unaudited consolidated financial statements which, in the opinion of Adwest's management, contain all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial condition and results of operations for these periods. The results of operations for the six months ended December 31, 1998 are not necessarily indicative of the results that may be expected for the entire fiscal year. The consolidated financial statements of Adwest for the periods presented have been prepared in accordance with U.K. GAAP, which differs in certain significant respects from U.S. GAAP. See Note 31 to the Consolidated Financial Statements of Adwest and Note 5 to the Unaudited Interim Consolidated Financial Statements of Adwest included elsewhere herein. The selected financial data for the fiscal years ended June 30, 1997 and 1998, and the six months ended December 31, 1998, set forth in U.S. GAAP in Dollars, has been derived from the audited and unaudited consolidated financial statements of Adwest and adjusted for differences between U.K. GAAP and U.S. GAAP. The selected historical consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the consolidated financial statements and notes thereto all included elsewhere herein.

                             ADWEST AUTOMOTIVE PLC

                                                                              U.K. GAAP IN POUNDS
                                                                ------------------------------------------------
                                                                FISCAL YEAR ENDED JUNE
                                                                                            SIX MONTHS ENDED
                                                                         30,                  DECEMBER 31,
                                                                ----------------------  ------------------------
                                                                            1998 (1)     1997 (1)
                                                                1997 (1)       (2)          (2)       1998 (2)
                                                                ---------  -----------  -----------  -----------
                                                                                        (UNAUDITED)  (UNAUDITED)

                                                                             (POUNDS IN THOUSANDS)
STATEMENT OF PROFIT AND LOSS DATA:
TURNOVER......................................................   L191,412    L249,853     L112,190     L118,155
Net operating costs...........................................    173,399     228,495      102,736      109,829
                                                                ---------  -----------  -----------  -----------
OPERATING PROFIT..............................................     18,013      21,358        9,454        8,326
Associated undertakings.......................................         21          21           --           --
Net interest..................................................     (2,892)     (5,199)      (2,196)      (2,924)
Loss on disposal of businesses................................       (791)    (13,501)          --           --
                                                                ---------  -----------  -----------  -----------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAX......................     14,351       2,679        7,258        5,402
Taxation on ordinary activities...............................      4,527       4,529        2,249        1,536
                                                                ---------  -----------  -----------  -----------
(LOSS)/PROFIT FOR THE FINANCIAL YEAR AFTER TAX................      9,824      (1,850)       5,009        3,866
Minority interests............................................        400         505          246          133
                                                                ---------  -----------  -----------  -----------
(LOSS)/PROFIT FOR THE FINANCIAL YEAR..........................      9,424      (2,355)       4,763        3,733
Dividends.....................................................      6,428       6,442        1,897           --
                                                                ---------  -----------  -----------  -----------
RETAINED (LOSS)/PROFIT FOR THE FINANCIAL YEAR.................     L2,996     L(8,797)      L2,866       L3,733
                                                                ---------  -----------  -----------  -----------
                                                                ---------  -----------  -----------  -----------
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital...............................................   L 34,876    L 11,758     L 13,482     L (2,289)
Total assets..................................................    121,640     160,647      157,041      158,110
Borrowings due after more than one year.......................     38,767      61,093       66,680       53,724
Shareholders' funds--equity...................................     29,451       8,246        4,371       11,577

                                                                         U.S. GAAP IN DOLLARS (3)(4)
                                                              --------------------------------------------------
                                                               FISCAL YEAR ENDED JUNE       SIX MONTHS ENDED
                                                                        30,                   DECEMBER 31,
                                                              ------------------------  ------------------------
                                                               1997 (1)    1998 (1)(2)  1997 (1)(2)     1998
                                                              -----------  -----------  -----------  -----------
                                                              (UNAUDITED)  (UNAUDITED)  (UNAUDITED)  (UNAUDITED)

                                                                            (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Revenues....................................................   $ 242,765    $ 365,814    $ 163,020    $ 196,456
Cost of sales...............................................     202,876      313,450      137,681      170,792
                                                              -----------  -----------  -----------  -----------
  Gross profit..............................................      39,889       52,364       25,339       25,664
Selling, general and administrative expenses................      14,543       23,084       13,168       14,058
Amortization expense........................................       1,704        2,267          853        1,510
                                                              -----------  -----------  -----------  -----------
  Operating income..........................................      23,642       27,013       11,318       10,096
Interest expense............................................       4,654        8,560        3,609        4,860
                                                              -----------  -----------  -----------  -----------
  Income from continuing operations before provision for
    income taxes and minority interest......................      18,988       18,453        7,709        5,236
Provision for income taxes..................................       6,370        6,182        2,829        2,779
Minority interest...........................................         651          831          408          208
                                                              -----------  -----------  -----------  -----------
  Net income from continuing operations.....................   $  11,967    $  11,440    $   4,472    $   2,249
                                                              -----------  -----------  -----------  -----------
                                                              -----------  -----------  -----------  -----------
OTHER FINANCIAL DATA:
Depreciation and amortization...............................   $  13,939    $  16,515    $   7,671    $   9,625
Capital expenditures, net...................................       9,521       27,556       12,479       13,263
EBITDA from continuing operations(5)........................      37,581       43,528       18,989       19,721
Net cash provided by (used in):
  Operating activities......................................      29,978       25,730       21,044        7,263
  Investing activities......................................       9,397      (49,278)     (65,221)      (8,488)
  Financing activities......................................     (23,367)      17,253       28,334      (15,639)
Ratio of earnings to fixed charges..........................        5.1x         1.3x         3.6x         1.8x

BALANCE SHEET DATA (AT END OF PERIOD):
Working capital.............................................   $  47,079    $  11,976    $  12,545    $ (22,446)
Total assets................................................     291,014      374,066      398,869      376,476
Long-term debt (less current portion).......................      63,764      100,858      110,735       89,773
Shareholders' equity........................................     137,288      122,316      139,192      121,721

------------------------------

(1) In May 1998 Adwest disposed of its U.S. electronics division for $38.0 million. Adwest realized a pre-tax loss of approximately $9.7 million related to the sale. The results of operations of the electronics division have been included in the consolidated financial statements of Adwest through the date of divestiture.

   During the year ended June 30, 1997, Adwest finalized the disposal of the U.K. power systems division and property portfolio. The loss from the disposal of these entities was $1.3 million for the year ended June 30, 1997. The results of operations of these entities have been included in the consolidated financial statements of Adwest through the dates of divestiture.

(2) On September 11, 1997, Adwest acquired Heidemann Verwaltungs GmbH ("Heidemann") and its subsidiary undertakings for DM132.0 million. The results of operations of Heidemann have been included in the consolidated financial statements of Adwest from September 11, 1997.

(3) The Adwest historical financial statements were prepared in accordance with U.K. GAAP, which differs in certain significant respects from U.S. GAAP. The following table reconciles the Adwest profit/loss as reported under U.K. GAAP to net income as stated under U.S. GAAP:

                                                           FISCAL YEAR ENDED      SIX MONTHS ENDED
                                                                JUNE 30,            DECEMBER 31,
                                                          --------------------  --------------------
                                                            1997       1998       1997       1998
                                                          ---------  ---------  ---------  ---------
                                                                        (IN THOUSANDS)
(Loss)/profit attributable to shareholders as reported
  under U.K. GAAP.......................................    L 9,424    L(2,355)    L4,763     L3,733
Converted to U.S. Dollars...............................  $  15,167  $  (3,877) $   7,827  $   6,207
U.S. GAAP adjustments (in U.S. Dollars):
  Goodwill amortization.................................     (2,361)    (2,267)      (853)    (1,510)
  Impact of goodwill previously amortized on sale of
    subsidiary..........................................         --      4,783         --         --
  Cumulative exchange loss on sale of foreign
    subsidiaries........................................         --     (1,946)        --         --
  Pension costs.........................................        533         26         15       (414)
  Deferred taxation--full provision.....................       (270)      (235)      (150)      (219)
  Tax effect of U.S. GAAP reconciling items.............       (428)       (49)       (10)        90
  Fixed asset revaluations..............................        818        165         82         83
  Deferred profit on sale of property...................        488        499        250        253
  Pre-production costs..................................         --     (1,976)      (629)    (2,097)
  Other.................................................        (26)        34        (13)       (60)
  Minority interests....................................         (8)        --         (3)        12
  Reverse prior year adjustment.........................         --         --         --       (978)
                                                          ---------  ---------  ---------  ---------
Net (loss)/income under U.S. GAAP.......................  $  13,913  $  (4,843) $   6,516  $   1,367
                                                          ---------  ---------  ---------  ---------
                                                          ---------  ---------  ---------  ---------

(4) Operating results and balance sheet data of Adwest have been translated from Pounds to Dollars using the following ratios:

                                                         FISCAL YEAR            SIX MONTHS
                                                        ENDED JUNE 30,      ENDED DECEMBER 31,
                                                     --------------------  --------------------
                                                       1997       1998       1997       1998
                                                     ---------  ---------  ---------  ---------
Operating results..................................     1.6094     1.6464     1.6433     1.6627
Balance sheet......................................     1.6448     1.6509     1.6607     1.6710

(5) "EBITDA" is operating income plus depreciation and amortization. EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations as determined by generally accepted accounting principles, and our calculation thereof may not be comparable to that reported by other companies. We believe that it is widely accepted that EBITDA provides useful information regarding a company's ability to service and/or incur indebtedness. EBITDA does not take into account Adwest's working capital requirements, debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary use.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

GENERAL

    We ordinarily begin working on products awarded for new or redesigned models two to five years prior to the marketing of such models to the public. During such period, we incur (1) costs related to the design and engineering of such products, (2) costs related to the production of the tools and dies used to manufacture the new product and (3) start-up costs associated with the initial production of such product. In general, design and engineering costs are expensed in the period incurred unless they are reimbursed by the customer, in which case they are capitalized and amortized over the life of such product as they are recovered from the customer. Costs incurred in the production of the tools and dies are generally capitalized and reimbursed by the customer prior to production. Start-up costs, which are generally incurred 30 to 60 days immediately prior to and immediately after initial production, are expensed as incurred.

RESULTS OF OPERATIONS

    DURA

    The following table sets forth the percentage relationship of certain items to revenues for Dura for the periods indicated:

                                                                                                     THREE MONTHS ENDED
                                                                       YEAR ENDED DECEMBER 31,           MARCH 31,
                                                                   -------------------------------  --------------------
                                                                     1996       1997       1998       1998       1999
                                                                   ---------  ---------  ---------  ---------  ---------
Revenues.........................................................      100.0%     100.0%     100.0%     100.0%     100.0%
Cost of sales....................................................       84.7       83.5       82.3       83.1       82.4
                                                                   ---------  ---------  ---------  ---------  ---------
    Gross profit.................................................       15.3       16.5       17.7       16.9       17.6
Selling, general and administrative expenses.....................        7.0        7.3        6.7        7.3        6.4
Amortization expense.............................................        0.4        0.8        1.3        1.0        1.4
                                                                   ---------  ---------  ---------  ---------  ---------
    Operating income.............................................        7.9        8.4        9.7        8.6        9.8
Interest expense, net............................................        1.1        2.1        2.7        2.3        2.6
                                                                   ---------  ---------  ---------  ---------  ---------
    Income before provision for income taxes, equity in losses of
      affiliates and minority interest...........................        6.8        6.3        7.0        6.3        7.2
Provision for income taxes.......................................        2.7        2.6        2.9        2.6        2.9
Equity in losses of affiliates, net..............................         --         --        0.2         --        0.5
Minority interest-dividends on Trust Preferred Securities, net...         --         --        0.3        0.1        0.3
                                                                   ---------  ---------  ---------  ---------  ---------
    Income before extraordinary item and accounting change.......        4.1%       3.7%       3.6%       3.6%       3.5%
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------

    COMPARISON OF THE THREE MONTHS ENDED MARCH 31, 1999 TO THE THREE MONTHS ENDED MARCH 31, 1998

    REVENUES. Revenues of $264.7 million for the three months ended March 31, 1999 increased substantially over $125.7 million for the three months ended March 31, 1998. The increase in revenues is primarily the result of the acquisitions of Universal in March 1998, Trident in April 1998, the Hinge Business in September 1998, Excel in March 1999 and Adwest in March 1999.

    COST OF SALES. Cost of sales for the three months ended March 31, 1999 increased by $113.7 million to $218.2 million from $104.5 million for the three months ended March 31, 1998. Cost of sales as a percentage of revenues for the three months ended March 31, 1999 was 82.4% compared to 83.1% for the three months ended March 31, 1998. The corresponding improvement in gross margins is primarily the result of lower costs of purchased materials and higher margins from efficiency improvements and plant rationalizations in acquired operations.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were $16.9 million for the three months ended March 31, 1999 compared to $9.2 million for the three months ended March 31, 1998. The increase was due primarily to incremental costs from the acquisitions discussed above. As a percentage of revenues, selling, general and administrative expenses were 6.4% for the three months ended March 31, 1999 compared to 7.3% for the three months ended March 31, 1998.

    INTEREST EXPENSE. Interest expense for the three months ended March 31, 1999 was $6.9 million compared to $2.9 million for the three months ended March 31, 1998. The increase was due principally to borrowings incurred related to the acquisitions discussed above.

    INCOME TAXES. The effective income tax rate was 40.6% for the three months ended March 31, 1999 and 41.3% for the three months ended March 31, 1998. The effective rates differed from the statutory rates as a result of higher foreign tax rates and the effects of state taxes and non-deductible goodwill amortization.

    COMPARISON OF YEAR ENDED DECEMBER 31, 1998 TO YEAR ENDED DECEMBER 31, 1997

    REVENUES. Revenues for the year ended December 31, 1998 increased by $290.4 million, or 64.7%, to $739.5 million from $449.1 million for 1997. The increase in revenues relates primarily to the acquisitions of GT Automotive in August 1997, REOM Industries in December 1997, Universal in March 1998, Trident in April 1998 and the Hinge Business in September 1998. These increases were partially offset by the effects of a strike at GM. We estimate the strike at GM decreased our revenues by approximately $16.7 million for the year ended December 31, 1998.

    COST OF SALES. Cost of sales for the year ended December 31, 1998 increased by $233.4 million, or 62.2%, to $608.5 million from $375.1 million for 1997. Cost of sales as a percentage of revenues for the year ended December 31, 1998 was 82.3% compared to 83.5% for 1997. The corresponding improvement in gross margin is primarily the result of lower costs of purchased materials and higher margins from efficiency improvements and plant rationalizations in acquired operations.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $17.0 million, or 51.8%, to $49.8 million for the year ended December 31, 1998 from $32.8 million for 1997. The increase is due primarily to incremental costs from the acquisitions discussed above. As a percentage of revenues, selling, general and administrative expenses were 6.7% for 1998 compared to 7.3% for 1997.

    AMORTIZATION EXPENSE. Amortization expense increased from $3.6 million for the year ended December 31, 1997 to $9.9 million for 1998. The increase is the result of goodwill amortization arising from the acquisitions discussed above.

    INTEREST EXPENSE. Interest expense for the year ended December 31, 1998 was $20.3 million compared to $9.3 million for 1997. The increase was due principally to borrowings incurred related to the acquisitions discussed above.

    INCOME TAXES. The effective income tax rate was 41.1% for 1998 compared to 41.2% for 1997. The effective rates differed from the statutory rates primarily as a result of higher foreign tax rates, state taxes and non-deductible goodwill amortization.

    EQUITY IN LOSSES OF AFFILIATE. In January 1998, Dura and Excel, then its joint venture partner, exercised an option to increase their joint venture's ownership interest in Pollone to 51%, and as of such date, began consolidating the results of Pollone into the results of their joint venture. Equity in losses of affiliate for the year ended December 31, 1998 represents Dura's share of the loss of the joint venture's operations in 1998.

    MINORITY INTEREST. Minority interest for the year ended December 31, 1998 represents dividends, net of income tax benefits, on the Trust Preferred Securities which were issued by the Dura Trust on March 20, 1998.

    EXTRAORDINARY ITEM. The extraordinary loss for the year ended December 31, 1998 represents the write-off, net of income taxes, of deferred financing costs related to former credit facilities.

    COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO YEAR ENDED DECEMBER 31, 1996

    REVENUES. Revenues for 1997 increased by $203.8 million, or 83.1%, to $449.1 million from $245.3 million for 1996. Approximately $179.0 million of the increase relates to the acquisitions of KPI in December 1996, VOFA in January 1997 and GT Automotive in August 1997. The remaining increase is due to increased production on models served by Dura and new program awards.

    COST OF SALES. Cost of sales for 1997 increased by $167.3 million, or 80.5%, to $375.1 million from $207.8 million for 1996. As a percentage of revenues, cost of sales decreased to 83.5% for 1997 from 84.7% for 1996, resulting in an improved gross margin of 16.5% from 15.3% in the preceding year. The higher gross margin is a result of continued cost reduction efforts, including manufacturing process improvements such as cellular manufacturing, mistake proofing, improved capacity utilization through rationalization and consolidation of facilities and the effects of material cost reductions achieved through the centralization of purchasing efforts and the resulting greater purchasing power.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $15.7 million, or 91.3%, to $32.8 million for 1997 from $17.2 million for 1996. This increase is due to incremental costs from the acquisitions of KPI, VOFA and GT Automotive, engineering costs related to new business and costs associated with the greater involvement in the design, engineering and prototyping of systems for customers. As a percentage of revenues, selling, general and administrative expenses were 7.3% for 1997 compared to 7.0% for 1996.

    INTEREST EXPENSE. Interest expense for 1997 increased by $6.7 million to $9.3 million from $2.6 million for 1996. The increase was due principally to borrowings incurred related to the acquisitions of KPI, VOFA and GT Automotive.

    INCOME TAXES. The effective income tax rate for 1997 was 41.2% for 1997 compared to 39.5% for 1996. The effective rates differed from the statutory rates primarily as a result of an increased proportion of Dura's earnings being derived in higher tax rate jurisdictions, such as Germany and Canada, state taxes and an increase in non-deductible goodwill amortization.

    EXCEL

    Excel was founded in 1928 and became a public company in April 1984. Effective July 1, 1998, Excel acquired 70% of Schade. Schade has sales and manufacturing operations in the Czech Republic, Germany, Portugal, Spain and the U.K. Schade and its affiliated companies are engaged in the manufacture and distribution of modular windows, decorative trims, body components and injection molded plastic components for the automotive industry. In April 1996, Excel acquired all of the outstanding common shares of Anderson, located in Rockford, Illinois. Anderson is a holding company whose main asset is Atwood. Atwood manufactures seating systems, including seat and height adjusters, recliner mechanisms, transmission selectors and hood and deck hinges, all for the automotive industry. In addition, Atwood produces appliances such as water heaters, furnaces, stoves and ranges, hardware, such as jacks, couplers and surge brake actuators, seating frames, seat adjusters and recliner mechanisms for the recreational vehicle industry, and window systems and door systems for the mass transit and heavy truck industries. The comparability of Excel's results on a period-to-period basis is significantly affected by these acquisitions.

    Historically, Excel's operating units were aggregated into two segments for financial reporting purposes: (1) light vehicle products, which included plastic and metal framed window and door assemblies, manual and power window regulator systems, manual seating systems, decorative trims and injection molded plastic parts and (2) RV/MT/HT products, which included appliances (water heaters, furnaces, stoves and ranges), jacks, couplers, seating frames and seat adjusters, preassembled doors and windows for motor homes and window assemblies for mass transit systems and heavy trucks.

    The following table sets forth the percentage relationship of certain items to revenues for Excel for the periods indicated:

                                                                                            YEAR ENDED,
                                                                           ---------------------------------------------
                                                                            DECEMBER 28,     DECEMBER 27,    JANUARY 2,
                                                                                1996             1997           1999
                                                                           ---------------  ---------------  -----------
Net sales................................................................         100.0%           100.0%         100.0%
Cost of good sold........................................................          88.2             88.0           90.0
                                                                                  -----            -----          -----
      Gross profit.......................................................          11.8             12.0           10.0
Selling, administrative and engineering expenses.........................           7.4              8.2            7.1
                                                                                  -----            -----          -----
      Operating income...................................................           4.4              3.8            2.9
Interest expense.........................................................           1.1              1.1            1.1
Other income, net........................................................          (0.2)            (0.2)          (0.2)
                                                                                  -----            -----          -----
      Income before income taxes and minority interest...................           3.5              2.8            2.0
Provision for income taxes...............................................           1.3              1.0            0.3
Minority interest........................................................            --               --            0.1
                                                                                  -----            -----          -----
      Net income.........................................................           2.2%             1.8%           1.5%
                                                                                  -----            -----          -----
                                                                                  -----            -----          -----

    COMPARISON OF YEAR ENDED JANUARY 2, 1999 TO YEAR ENDED DECEMBER 27, 1997

    Sales for the year ended January 2, 1999 totaled $1,106 million, an increase of $144.0 million or 15% from 1997. The light vehicle products segment accounted for $126.0 million of the increase, with RV/MT/HT making up the difference. Sales in the light vehicle products segment totaled $885.0 million as compared to $759.6 million in 1997. The acquisition of Schade added $165.0 million in sales in the second half of 1998, while sales in North America declined $39.0 million. The decline in North America light vehicle product sales results from programs that were discontinued or canceled amounting to approximately $76.6 million offset by sales of new programs of $59.2 million, with the remainder of the sales decline due to a decline in passenger car production.

    Sales of the RV/MT/HT products segment increased $18.0 million, as the recreational vehicle industry production volumes were up approximately 15% and mass transit production was also strong.

    Gross profit totaled $110.1 million or 10% of sales, which compares with $115.3 million or 12% of sales in 1997. This decrease in gross profit of $5 million and in profit percentage results from losses incurred in the seating systems area amounting to approximately $18.0 million arising from excessive launch costs, tooling costs, pricing and other issues. In addition, a reserve to cover estimated losses on long-term production contracts was established in the fourth quarter in the amount of $4.5 million. Gross profit of 19% in 1998 in the RV/MT/HT products segment was identical with that in 1997.

    Selling, administrative and engineering expenses totaled $78.6 million or 7.1% of sales for 1998, down from $79.3 million or 8.2% of sales in 1997. Excluding Schade's expenses of approximately

$8.8 million in 1998, total expenses would have been lower by $9.5 million. Approximately $5.5 million of the decrease was due to a reduction in product development expenses, $2.3 million was due to the administrative costs of the North American facilities closed in late 1997, $1.2 million was due to costs associated with the closure of the Italian operation recorded in 1997, and $500,000 results from a reduction in compensation.

    Other income, net, consists primarily of interest income of $2.0 million and royalty income of $.7 million, less losses on a Brazilian joint venture of $1.5 million in 1998, which compares to interest income of $2.0 million in 1997.

    Interest costs of $11.6 million for 1998 increased slightly from $11.0 million in 1997, as the interest on Schade's bank loans were partially offset by the elimination of interest on convertible subordinated notes that were converted into common shares of Excel in 1997.

    Provision for taxes on income in 1998 includes the benefit of tax credits related to prior years. In 1998, Excel completed a review of qualified research and development expenditures for the years 1994 to 1997 and recorded tax credits totaling $4.0 million. The effective rate for U.S. taxes was lowered to 16.5% for 1998, down from 35.0% in 1997 due to the current year's effect of these credits.

    COMPARISON OF YEAR ENDED DECEMBER 27, 1997 TO YEAR ENDED DECEMBER 28, 1996

    Sales for the year ended December 27, 1997 totaled $962.3 million, up $74.6 million or 8% from the preceding year. The Anderson acquisition added $98.2 million in sales in the first quarter of 1997. This increase was offset by reductions in parts shipped for passenger cars and selling price reductions on products under long-term pricing agreements. Specifically, passenger car production in 1997 for Excel's largest customer, Ford, was 10% lower than the previous year. Also, discontinued programs such as Aerostar, Thunderbird and Cougar adversely affected sales by $10.7 million. These items, including the Anderson acquisition, accounted for the change in sales for 1997 to $759.6 million for the light vehicle segment from $730.3 million in 1996. Sales for 1997 for the RV/MT/HT segment were $202.8 million, up from $157.5 million in 1996, due primarily to the Anderson acquisition.

    Gross profit totaled $115.3 million, or 12.0% of sales, as compared with $104.4 million, or 11.8% of sales for the prior year. The increase was due to the addition of the Anderson locations offsetting approximately $4.1 million in start-up costs on new programs and approximately $4.7 million in costs associated with the closure of two domestic plants. Gross profit for 1997 was $76.8 million or 10.1% of sales for the light vehicle segment compared to $73.8 million or 10.1% of sales in 1996. Gross profit for the RV/MT/HT segment was $38.5 million or 19.0% of sales in 1997 compared to $30.5 million or 19.4% of sales in 1996.

    Selling, administrative and engineering expenses totaled $79.3 million or 8.2% of sales for 1997, up from $65.7 million or 7.4% of sales in 1996. The increase was due to the addition of Anderson locations, increases in product development expenses and $1.2 million in costs associated with the closure of the Italian operation.

    Interest costs of $11.0 million for 1997 increased from $9.8 million in 1996 due to the senior notes issued in connection with the Anderson acquisition in 1996. Interest income of $2.0 million in 1997, recorded in other income, was up slightly from $1.8 million in 1996.

    The income tax provision was 35% of pre-tax income in 1997, down from 37.7% in the preceding year. The decrease was due to lower estimated state income taxes and favorable benefits of Excel's foreign sales corporation.

    ADWEST

    The following discussion is based upon the Consolidated Financial Statements of Adwest included in this prospectus, which have been prepared in conformity with U.K. GAAP which differs in certain significant respects from U.S. GAAP. The significant differences between U.S. GAAP and U.K. GAAP as they relate to Adwest are summarized in Note 31 to the Consolidated Financial Statements of Adwest.

    The following table sets forth the percentage relationship of certain items to turnover for Adwest for the periods indicated:

                                                                                              YEAR ENDED JUNE 30,
                                                                                        -------------------------------
                                                                                          1996       1997       1998
                                                                                        ---------  ---------  ---------
Turnover..............................................................................      100.0%     100.0%     100.0%
Net operating costs...................................................................       93.3       90.6       91.5
Operating profit......................................................................        6.7        9.4        8.5
Exceptional items.....................................................................       (2.2)        --         --
Associated undertakings...............................................................         --         --         --
Net interest..........................................................................       (1.7)      (1.5)      (2.1)
                                                                                        ---------  ---------  ---------
Loss on disposal of business..........................................................      (13.1)       (.4)      (5.4)
(Loss)/profit on ordinary activities before tax.......................................      (10.3)       7.5        1.0
Tax on profit on ordinary activities..................................................        0.9        2.4        1.8
                                                                                        ---------  ---------  ---------
(Loss)/profit for financial year......................................................      (11.2)       5.1       (0.8)
Minority interests....................................................................        0.1        0.2        0.2
                                                                                        ---------  ---------  ---------
Retained (loss)/profit for financial year.............................................      (11.3)%       4.9%      (1.0)%
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------

    COMPARISON OF YEAR ENDED JUNE 30, 1998 WITH YEAR ENDED JUNE 30, 1997

    TURNOVER--Total group turnover for the year ended June 30, 1998 increased by L58.4 million or 30.5% to L249.9 million from L191.4 million for the year ended June 30, 1997. These results include the U.S. electronics division for all of fiscal 1997 and the first ten months of fiscal 1998. Total turnover from the automotive division (continuing operations) for the year ended June 30, 1998 increased by L71.3 million, or 47.3%, to L222.2 million from L150.8 million for the year ended June 30, 1997. The increase in turnover is primarily the result of the acquisition of Heidemann in September 1997.

    OPERATING COSTS--Total group operating costs for the year ended June 30, 1998 increased by L55.1 million or 31.8% to L228.5 million from L173.4 million for the year ended June 30, 1997. Operating costs from continuing operations for the year ended June 30, 1998 increased by L67.4 million, or 49.5%, to L203.7 million from L136.2 million for the year ended June 30, 1997. Operating costs from continuing operations, as a percentage of turnover from continuing operations was 91.7% for the year ended June 30, 1998 compared to 90.3% for the year ended June 30, 1997. The decline in gross margins is due to the short-term reversal of profits in U.S. operations and relatively lower margins at some of the newly acquired Heidemann facilities.

    Selling, general and administrative expenses are included as a component of operating costs in accordance with U.K. accounting requirements. Selling, general and administrative expenses from continuing operations increased by L4.7 million to L14.4 million for the year ended June 30, 1998 from L9.7 million for the year ended June 30, 1997. This increase is due primarily to incremental costs related to the acquisition of Heidemann. As a percent of revenues, selling, general and administrative expenses from continuing operations were 6.5% for the year ended June 30, 1998 and 6.4% for the year ended June 30, 1997.

    INTEREST EXPENSE--Interest expense for the year ended June 30, 1998 was L5.2 million compared to L2.9 million for the year ended June 30, 1997. The increase was due principally to borrowings incurred related to the acquisition of Heidemann.

    INCOME TAXES--The effective income tax rate was 28.0% for the year ended June 30, 1998 and 31.5% for the year ended June 30, 1997. The reduction in the effective income tax rate is primarily related to offsetting the impact of high tax rates in France and Germany with structuring the Heidemann acquisition and low effective tax rates in Spain and the U.S.

    DISCONTINUED OPERATIONS--The loss from discontinued operations for the year ended June 30, 1998 was L13.5 million and L791,000 for the year ended June 30, 1997. During fiscal 1998, Adwest disposed of three business units. In May 1998, Adwest announced the disposal of their U.S. electronics division for $38.0 million. Of that amount, $3.0 million has been retained in an escrow account, with $1.0 million to be released annually upon expiration of certain warranties and indemnities. In accordance with U.K. accounting requirements, the original goodwill on the acquisition of these businesses totaling L17.6 million has been included in discontinued operations in the consolidated profit and loss account for the year ended June 30, 1998. In addition, Adwest disposed of the Heidemann galvanizing business for DM6.3 million in aggregate consideration and the last significant investment portfolio property for L900,000 in aggregate consideration. The loss in fiscal 1998 is net of a gain on the disposal of these divisions of L4.1 million offset by the write-off of the original goodwill of L17.6 million in accordance with U.K. accounting requirements.

    COMPARISON OF YEAR ENDED JUNE 30, 1997 WITH YEAR ENDED JUNE 30, 1996

    TURNOVER--Total group turnover for the year ended June 30, 1997 decreased by L32.2 million or 14.4% to L191.4 million from L223.7 million for the year ended June 30, 1996. These results include the U.K. power systems division and the property portfolio, which were substantially disposed of during 1996. Total turnover from the automotive division (continuing operations) for the year ended June 30, 1997 increased by L23.5 million, or 18.5%, to L150.8 million from L127.3 million for the year ended June 30, 1996. The increase in turnover is primarily the result of the acquisition of Adwest Rearsby in June of fiscal 1996 offset by an L8.2 million reduction in turnover at overseas entities caused by the movement in average exchange rates between the two years.

    OPERATING COSTS--Total group operating costs for the year ended June 30, 1997 decreased by L35.3 million or 16.9% to L173.4 million from L208.7 million for the year ended June 30, 1996. Operating costs from continuing operations for the year ended June 30, 1997 increased by L19.5 million, or 16.7%, to L136.2 million from L116.7 million for the year ended June 30, 1996. Operating costs from continuing operations, as a percentage of turnover from continuing operations was 90.3% for the year ended June 30, 1997 compared to 91.6% for the year ended June 30, 1996. The increase in gross margins is primarily due to cost reductions from improved design and technology within the automotive division.

    Selling, general and administrative expenses are included as a component of operating costs in accordance with U.K. accounting requirements. Selling, general and administrative expenses from continuing operations increased by L2.5 million to L9.7 million for the year ended June 30, 1997 from L7.2 million for the year ended June 30, 1996. This increase is due primarily to incremental costs related to the acquisition of Rearsby. As a percent of revenues selling, general and administrative expenses were 6.4% for the year ended June 30, 1997 and 5.7% for the year ended June 30, 1996.

    EXCEPTIONAL ITEMS--During fiscal 1996, Adwest recorded a charge of L5.0 million related to a reorganization of the automotive division and redundancy and disruption costs within the electronics division following cancellation of a customer order.

    INTEREST EXPENSE--Interest expense for the year ended June 30, 1997 was L2.9 million compared to L3.9 million for the year ended June 30, 1996. The decrease was due principally to retirement of debt from increased operating cash flows and the proceeds of the disposal of the U.K. power systems divisions and the property portfolio.

    INCOME TAXES--The effective income tax rate was 31.5% for the year ended June 30, 1997 and 33.2% for the year ended June 30, 1996. The reduction in the effective income tax rate is primarily related to a reduction in the U.K. corporate tax rate partially offset by the impact of a temporary increase in corporate tax rates in France.

    DISCONTINUED OPERATIONS--The loss from discontinued operations for the year ended June 30, 1997 was L791,000 compared to a loss of L29.3 million for the year ended June 30, 1996. The loss in fiscal 1997 represents loss from the finalization of the disposal of the U.K. power systems entities and the property portfolio. During fiscal 1996, Adwest disposed of its U.K. power systems division and property portfolio. The loss on disposal of these divisions was L9.1 million before goodwill. The write off of the original goodwill of L20.2 million in accordance with U.K. accounting requirements increased the overall loss to L29.3 million.

LIQUIDITY AND CAPITAL RESOURCES

    DURA

    In connection with the Acquisitions, the Issuer and certain of its direct and indirect subsidiaries entered into the new credit facility. The new credit facility provides for borrowings aggregating up to approximately $1,150 million, including (1) a $275.0 million tranche A term loan; (2) a $275.0 million tranche B term loan; (3) a $400.0 million revolving credit facility; and (4) a $200.0 million interim term loan facility. As of March 31, 1999, there was approximately $825.0 million of outstanding indebtedness under the new credit facility and approximately $250.0 million of available borrowings under the revolving credit facility for working capital and other corporate purposes. The Issuer used approximately $300.1 million of the net proceeds of the initial offering to repay a portion of its indebtedness under the new credit facility.

    As of March 31, 1999, rates on borrowings under the new credit facility ranged from 5.28% to 10.00%. Borrowings under the tranche A term loan are due and payable in March 2005 and borrowings under the tranche B term loan are due and payable in March 2006. The revolving credit facility is available until March 2005. Borrowings under the interim term loan are due and payable in September 2000. The new credit facility is secured by all of the assets of DASI, the Issuer and certain of their material subsidiaries and is guaranteed by DASI and all of the Issuer's material subsidiaries, in each case with exceptions for certain foreign subsidiaries.

    We financed the Acquisitions primarily through borrowings under the new credit facility and the issuance of Class A common stock. The following table summarizes our sources and uses of funds for the Acquisitions (in millions):

SOURCES OF FUNDS:                              AMOUNT
--------------------------------------------  ---------
New credit facility.........................  $   828.1
Issuance of Class A common stock(1).........      170.7
Cash on hand................................       49.8
                                              ---------
Total.......................................  $ 1,048.6
                                              ---------
                                              ---------

USES OF FUNDS:                                 AMOUNT
--------------------------------------------  ---------
Purchase of Excel's equity..................  $   334.6
Purchase of Adwest's equity.................      207.2
Refinance Excel's existing debt.............      100.0
Refinance Adwest's existing debt............      106.1
Refinance Dura's existing debt..............      250.7
Prepayment penalties, net...................        9.5
Fees and expenses...........................       40.5
                                              ---------
      Total.................................  $ 1,048.6
                                              ---------
                                              ---------

------------------------
(1) Based on a per share price of $33 9/16, which was the closing price of the Class A common stock on January 15, 1999, the date on which the Excel Acquisition purchase agreement was signed.

    Following the Acquisitions, our principle source of liquidity will be cash flow generated from operations and borrowings under our $400 million revolving credit facility. We believe that such funds will be sufficient to meet our liquidity needs for at least the next twelve months. Our principle use of liquidity will be to meet debt service requirements, finance our capital expenditures and to provide working capital availability. We expect that capital expenditures in 1999 will be approximately $105.0 million. These capital expenditures will be used primarily for equipment and dedicated tooling purchases and facility improvements.

    Our ability to service our indebtedness will depend on our future performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors. Certain of these factors are beyond our control. We believe that, based upon current levels of operations, we will be able to meet our debt service obligations when due. Significant assumptions underlie this belief, including, among other things, that we will continue to be successful in implementing our business strategy and that there will be no material adverse developments in our business, liquidity or capital requirements. If we cannot generate sufficient cash flow from operations to service our indebtedness and to meet our other obligations and commitments, we might be required to refinance our debt or to dispose of assets to obtain funds for such purpose. There is no assurance that refinancings or asset dispositions could be effected on a timely basis or on satisfactory terms, if at all, or would be permitted by the terms of the Indenture or the new credit facility. In the event that we are unable to refinance the new credit facility or raise funds through asset sales, sales of equity or otherwise, our ability to pay principal of, and interest on, the notes would be impaired.

    During the first quarter of 1999, we generated cash from operations of $387,000, compared to a $2.1 million use of cash in 1998. Cash generated from operations before changes in working capital items was $18.1 million for 1999 compared to $7.6 million for 1998. Increases in working capital used cash of $17.7 million in 1999 compared to $9.8 million in 1998. The increases in working capital is primarily the result of the timing of cash receipts and cash payments.

    During 1998, we generated cash from operations of $7.7 million, compared to $8.5 million in 1997. Cash generated from operations before changes in working capital items was $63.2 million for 1998 compared to $30.5 million for 1997. Increases in working capital used cash of $55.5 million in 1998 compared to $22.0 million in 1997. The increases in working capital are primarily the result of the timing of cash receipts and cash payments.

    Net cash used in investing activities was $543.9 million for the first quarter of 1999 as compared to $22.3 million in 1998. Net capital expenditures totaled $6.0 million for the first quarter of 1999 primarily for equipment and dedicated tooling purchases related to new or replacement programs with an additional $540.1 million used for the acquisitions of Adwest and Excel. This compares with net capital expenditures of $3.7 million in 1998 and $18.6 million spent on the acquisition of Universal.

    Net cash used in investing activities was $167.5 million for 1998 as compared to $93.4 million in 1997. Net capital expenditures totaled $31.8 million for 1998 primarily for equipment and dedicated tooling purchases related to new or replacement programs with an additional $135.7 million used for the acquisitions of Universal, Trident and the Hinge Business. This compares with net capital expenditures of $16.2 million in 1997 and $70.5 million spent on the acquisitions of VOFA, GT Automotive and REOM Industries.

    Net cash provided by financing activities totaled $564.2 million for the first quarter of 1999 compared with $67.3 million in 1998. Approximately $582.9 million of cash was provided through net borrowings.

    Net cash provided by financing activities totaled $176.6 million for 1998 compared with $87.6 million in 1997. Approximately $16.1 million of cash was provided through net borrowings. In addition, we received $52.5 million of net proceeds from the issuance of the Trust Preferred Securities in March 1998 and $107.8 million of net proceeds from the June 1998 Offering.

    On March 20, 1998, the Dura Trust completed the offering of $55.3 million of its Trust Preferred Securities, resulting in net proceeds of approximately $52.5 million. The Trust Preferred Securities are redeemable, in whole or part, on or after March 31, 2001 and all Trust Preferred Securities must be redeemed no later than March 31, 2028. The Trust Preferred Securities are convertible, at the option of the holder, into Class A common stock at a rate of 0.5831 shares of Class A common stock for each Trust Preferred Security, which is equivalent to a conversion price of $42 7/8 per share. The net proceeds of the offering were used to repay outstanding indebtedness. Dividends on the Trust Preferred Securities, net of the related income tax benefit, are reflected as minority interest in the condensed consolidated statement of operations.

    On June 17, 1998, DASI completed a public offering of 3,100,000 shares of Class A common stock at an offering price of $32.75 per share. Net proceeds to Dura, after underwriting discounts and offering expenses, were approximately $95 million and were used to retire outstanding indebtedness. Certain stockholders of Dura converted 1,308,000 shares of Class B common stock of Dura into Class A common stock and sold such shares concurrent with the June 1998 Offering. In addition, an employee of Dura exercised an option to acquire 5,000 shares of Class A common stock at an exercise price of $14.50 per share, and sold such shares concurrent with the June 1998 Offering. On July 1, 1998, the underwriters, pursuant to their over-allotment option, purchased an additional 400,000 shares of Class A common stock, resulting in net proceeds of approximately $12.4 million.

    EXCEL--HISTORICAL

    Effective July 1, 1998, Excel purchased through its wholly owned subsidiary, Excel Industries Germany GmbH, a 70% interest in Schade. The aggregate purchase price for Schade was DM 17,036,400, or approximately $9,689,000 plus transaction costs. Excel also assumed approximately $68.0 million of Schade's debt. The amount of Excel's contribution to the capital of Schade was DM 27,340,000, or approximately $15,548,000. Funds for the purchase price for the interests and the contribution came from Excel's cash on hand.

    The remaining 30% of Schade is owned by Hella KG Hueck & Co., another international OEM supplier. The acquisition of Schade was accounted for as a purchase. The excess of the purchase price over the estimated fair value of net assets acquired, approximately $4.0 million, has been accounted for as goodwill and is being amortized over 40 years using the straight-line method.

    Working capital totaled $119.0 million as of January 2, 1999, and the current ratio was 1.6 to 1. Cash and marketable securities totaled $30.3 million as of January 2, 1999, an increase of $3.6 million from the prior year.

    In 1998, cash flow from operations totaled $76.0 million, compared to $40.5 million in 1997. The increase, after considering the effect of the Schade acquisition, was due to reductions in accounts receivable and tooling billed to customers. Dividends increased to $6.2 million from $5.6 million due to the additional common shares issued for the conversion of Excel's 10% convertible subordinated notes in October 1997.

    Long-term debt of $149.9 million as of January 2, 1999, or 43% of total capitalization, is up from $105.9 million at the beginning of the year due to the inclusion of Schade's debt at January 2, 1999. New borrowings consisted of bank loans to Schade. Excel acquired treasury shares during 1998 to be used for the issuance of shares under Excel's stock compensation and incentive plans and for the exercise of outstanding warrants.

    Expenditures for capital equipment in 1998 were $46.0 million up from $39.3 million in 1997 and $29.2 million in 1996. The increase in 1998 was mainly due to capital expenditures in Schade in the last

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half of 1998. Capital additions consisting mainly of machinery and equipment totaled $40.8 million in the light vehicle segment and $4.8 million in the RV/MT/HT segment. Capital expenditures for 1999 are budgeted at $50.0 million. Starting in 1998, Excel changed the method of depreciating new capital expenditures from accelerated methods to the straight-line method. The favorable effect of the change on net income for the year ending January 2, 1999 was approximately $1.1 million or $.09 per share.

    There are claims and pending legal proceedings against Excel and its subsidiaries with respect to taxes, workers' compensation, warranties and other matters arising out of the ordinary conduct of the business. The ultimate results of these claims and proceedings at January 2, 1999 is not determinable, but, in the opinion of management, adequate provision for anticipated costs has been made or insurance coverage exists to cover such costs.

    ADWEST--HISTORICAL

    During fiscal 1998, Adwest provided cash flow from operations of L26.4 million, compared to L25.2 million for the year ended June 30, 1997. Cash generated from operations before changes in working capital items was L31.2 million in fiscal 1998 compared to L25.6 million for the year ended June 30, 1997. The increase in working capital items is primarily the result of new program ramp-ups in a number of subsidiaries.

    Net cash used for capital expenditure was L16.8 million in fiscal 1998 compared to L5.9 million in fiscal 1997. The increase in capital expenditure during 1998 is related to plant expansion at Adwest Driver Systems and Adwest Heidemann Einbeck and additional equipment and dedicated tooling purchases related to new or replacement programs.

    Net cash used for acquisitions and disposals was L11.4 million in fiscal 1998 compared to cash provided from acquisitions and disposals of L11.8 million in fiscal 1997. The 1998 cash used for acquisitions can be summarized as follows (in thousands):

                                                                     AMOUNT
                                                                   -----------
Heidemann acquisition............................................       L46.8
Disposal of U.S. Electronics.....................................       (21.2)
                                                                   -----------
      Total......................................................        25.6
Less Heidemann debt assumption...................................       (14.2)
                                                                   -----------
      Total cash used for acquisitions...........................       L11.4
                                                                   -----------
                                                                   -----------

    Net cash provided from financing activities was L10.2 million for the year ended June 30, 1998 compared to cash used for financing activities of L10.0 million for the year ended June 30, 1997. During 1998, approximately L34.8 million of cash was provided through additional borrowings primarily related to the acquisition and refinancing of Heidemann. This amount was partially offset by debt repayments of L24.8 million. The net cash used for financing activities for the year ended June 30, 1997 relates exclusively to debt repayments.

    Adwest paid dividends of L6.4 million for each of the years ended June 30, 1998 and 1997.

    Adwest acquired Heidemann and its subsidiary undertakings on September 11, 1997 for DM132.0 million of consideration including the assumption of DM40.0 million of Heidemann indebtedness. Heidemann manufactures gearshifts, steering columns and fuel caps in Germany and Spain.

SEASONALITY

    Dura typically experiences decreased revenues and operating income during the third calendar quarter of each year due to production shutdowns at OEMs for model changeovers and vacations.

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Excel's automotive operations normally experience reduced sales volume in the months of July, August and December as vacation periods, model changeover and startups and, in the case of December, holidays which commence prior to Christmas and run through New Year's Day, affect the number of production days. Adwest experiences decreased revenues during August and December, as it shuts down operations during these months due to vacation periods and holidays. The RV/MT/HT segment is seasonal in that sales in the quarter October through December are normally at reduced levels.

EFFECTS OF INFLATION

    Inflation potentially affects us in two principal ways. First, a portion of our debt is tied to prevailing short-term interest rates which may change as a result of inflation rates, translating into changes in interest expense. Second, general inflation can impact material purchases, labor and other costs. In many cases, we have limited ability to pass through inflation-related cost increases due to the competitive nature of the markets that we serve. In the past few years, however, inflation has not been a significant factor.

MARKET RISK

    We are exposed to various market risks, including changes in foreign currency exchange rates and interest rates. Market risk is the potential loss arising from adverse changes in market rates and prices, such as foreign currency exchange and interest rates. We do not enter into derivatives or other financial instruments for trading or speculative purposes. We enter into financial instruments to manage and reduce the impact of changes in foreign currency exchange rates and interest rates. The counterparties are major financial institutions.

    We manage our interest rate risk by balancing the amount of our fixed and variable debt. For fixed rate debt, interest rate changes affect the fair market value of such debt but do not impact earnings or cash flows. Conversely for variable rate debt, interest rate changes generally do not affect the fair market value of such debt but do impact future earnings and cash flows, assuming other factors are held constant. At December 31, 1998, we had fixed rate debt of $81.1 million and variable rate debt of $250.8 million. Holding other variables constant (such as foreign exchange rates and debt levels) a one percentage point increase in interest rates would have decreased the unrealized fair market value of the fixed rate debt at December 31, 1998 by approximately $4.0 million and would be expected to have an estimated impact on pre-tax earnings and cash flows for next year of approximately $2.5 million.

FOREIGN CURRENCY TRANSACTIONS

    A significant portion of our revenues during the year ended December 31, 1998 were derived from manufacturing operations in Europe, Latin America and Canada. The results of operations and the financial position of our operations in these countries are principally measured in their respective currency and translated into Dollars. The effects of foreign currency fluctuations in such countries are somewhat mitigated by the fact that expenses are generally incurred in the same currencies in which revenues are generated. The reported income of these subsidiaries will be higher or lower depending on a weakening or strengthening of the Dollar against the respective foreign currency.

    A significant portion of our assets at December 31, 1998 are based in our foreign operations and are translated into Dollars at foreign currency exchange rates in effect as of the end of each period, with the effect of such translation reflected as a separate component of stockholders' investment. Accordingly, our consolidated stockholders' investment will fluctuate depending upon the weakening or strengthening of the Dollar against the respective foreign currency.

    Our strategy for management of currency risk relies primarily upon conducting our operations in such countries' respective currency and we may, from time to time, engage in hedging programs intended to reduce our exposure to currency fluctuations.

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INTRODUCTION OF THE EURO

    Eleven of the fifteen member countries of the European Union (the "participating countries") adopted the Euro as their common legal currency on January 1, 1999, based on fixed conversion rates between their existing sovereign currencies (the "legacy currencies") and the Euro. Following introduction of the Euro, the legacy currencies are scheduled to remain legal tender in the participating countries as denominations of the Euro between January 1, 1999 and January 1, 2002 (the "transition period"). During the transition period, public and private parties may pay for goods and services using either the Euro or the participating country's legacy currency. The Euro will then trade on currency exchanges and be available for non-cash transactions. We do not expect this conversion to have a material impact on our operating results, financial condition or cash flows.

YEAR 2000

    DURA

    We are currently working to resolve the potential impact of the year 2000 on the processing of time-sensitive information by our computerized information systems. Any of our programs that have time-sensitive software may recognize "00" as the year 1900 rather than the year 2000. This could result in miscalculations, classification errors or system failures.

    While our various operations are at different stages of Year 2000 readiness, we have completed our global compliance review. Based on the information available to date, we do not anticipate any significant readiness problems with respect to our systems.

    Our facilities have completed the inventory and assessment of their internal information technology ("IT") and non-IT systems (including business, operating and factory floor systems) and are working on remediation, as appropriate, for these systems. The remediation may include repair, replacement, or upgrading, of specific systems and components, with priorities based on a business risk assessment. We expect that remediation activities for our internal systems will be completed during the second quarter of 1999, and contingency plans, as needed, before the end of the year.

    The most reasonably likely worst case scenario that we currently anticipate with respect to Year 2000 is the failure of some of our suppliers, including utilities suppliers, to be ready. This could cause a temporary interruption of materials or services that we need to make our products, which could result in delayed shipments to customers and lost sales and profits to us. We have completed an assessment of our critical suppliers and have developed contingency plans to address the risks that we have identified. These plans include resourcing materials or building inventory banks. We have aggressively addressed this issue with all major suppliers and believe that contingency plans are in place.

    We have spent approximately $2.1 million on Year 2000 activities to date and anticipate that we will incur additional future costs not to exceed $3.0 million in total in addressing Year 2000 issues.

    The outcome of our Year 2000 program is subject to a number of risks and uncertainties, some of which (such as the availability of qualified computer personnel and the Year 2000 responses of third parties) are beyond our control. Therefore, there can be no assurances that we will not incur material remediation costs beyond the above anticipated future costs, or that our business, financial condition, or results of operations will not be significantly impacted if Year 2000 problems with our systems, or with the products or systems of other parties with whom we do business, are not resolved in a timely manner.

    EXCEL

    In 1997, Excel began a program to insure that Year 2000 compliance issues would be addressed. This program addresses IT, computer controlled manufacturing processes and non-IT systems, as well

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
as obtaining assurances from vendors supplying services and materials that they will be Year 2000 compliant. This program has been chaired by an internal committee made up of corporate personnel who have been using guidelines issued by the Automotive Industry Action Group.

    Excel's program consists of five phases: Inventory, Risk Evaluation, Contingency Plan, Remediation and Testing. Excel has completed the Inventory and Risk Evaluation portions of the program. Remediation, Contingency Planning and Testing will be completed by the end of the second quarter of 1999. Excel's program has been evaluated by independent third parties and has received overall ratings of Low to Moderate Risk.

    Each of Excel's plant facilities has assigned a Year 2000 program coordinator to be a part of the committee to enable changes to made efficiently. Status reports, action plans and timeliness are reported to Excel's executive officers on a regular basis.

    All critical informational systems software, manufacturing processes and non-IT systems, including those of Schade, have been deemed Year 2000 compliant. Any additions or changes made to existing applications, which have already been tested, are also reviewed for Year 2000 compliance. Excel continues to review vendors and suppliers as they complete their respective compliance programs. Costs for the reviews and changes to date have been minimal. Future costs are not expected to exceed $500,000.

    Excel has yet to identify the most reasonably likely worst case scenario. This will be done in conjunction with the contingency planning and testing phases of Excel's program.

    ADWEST

    In 1997, Adwest began a program to insure that Year 2000 compliance issues would be addressed. This program addresses IT, computer controlled manufacturing processes and non-IT systems, as well as obtaining assurances from vendors supplying services and materials that they will be Year 2000 compliant. This program has been chaired by an internal committee made up of corporate personnel who have been using guidelines issued by the Automotive Industry Action Group.

    Adwest's program consists of five phases: Inventory, Risk Evaluation, Contingency Plan, Remediation and Testing. Adwest has completed the Inventory and Risk Evaluation portions of the program. Remediation, Contingency Planning and Testing will be completed by the end of the second quarter of 1999. Adwest's program has been evaluated by independent third parties and has received overall ratings of Low to Moderate Risk.

    Each of Adwest's plant facilities has assigned a Year 2000 program coordinator to be a part of the committee to enable changes to made efficiently. Status reports, action plans and timeliness are reported to Adwest's executive officers on a regular basis.

    The most reasonably likely worst case scenario that Adwest currently anticipates with respect to Year 2000 is the failure of some of its suppliers, including utilities suppliers, to be ready. This could cause a temporary interruption of materials or services that it needs to make its products, which could result in delayed shipments to customers and lost sales and profits. Adwest has completed an assessment of its critical suppliers and has developed contingency plans to address the risks that it has identified. These plans include resourcing materials or building inventory banks. Adwest has aggressively addressed this issue with all major suppliers and believes that contingency plans are in place. Adwest estimates it will spend approximately $8.3 million in addressing Year 2000 issues. The outcome of Adwest's Year 2000 program is subject to a number of risks and uncertainties, some of which (such as the availability of qualified computer personnel and the Year 2000 responses of third parties) are beyond its control. Therefore, there can be no assurances that Adwest will not incur material remediation costs beyond the above anticipated future costs, or that its business, financial condition, or results of operations will not be significantly impacted if Year 2000 problems with its

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
systems, or with the products or systems of other parties with whom it does business, are not resolved in a timely manner.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective for years beginning after June 15, 1999. SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge criteria are met. "Special accounting for qualifying hedges allow a derivative's gains or losses to offset related results on the hedged item in the income statement and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. We have not yet quantified the impact of adopting SFAS No. 133 and have not yet determined the timing or method of adoption.

    In April 1998, the Financial Accounting Standards Board issued Statement of Position ("SOP") No. 98-5, "Reporting on the Costs of Start-Up Activities," effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires the expensing of start-up activities as incurred, versus capitalizing and expensing them over a period of time. We are currently in the process of assessing the impact of adopting SOP 98-5 and will adopt this new pronouncement during 1999.

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
                                    BUSINESS

GENERAL

    We are the world's largest independent designer and manufacturer of driver control systems for the global automotive industry. We are also a leading global supplier of window systems, door systems and engineered mechanical components. Our products include:

    - driver control products--automotive cables, parking brake mechanisms and transmission shifter mechanisms;

    - window system products--encapsulated windows and push out and sliding windows;

    - door system products--window regulators, door latches, frames and hinges; and

    - other products--seating systems, engine control products and engineered mechanical components, such as underbody tire carriers, jacks, brake, clutch and accelerator pedals, turn signal and tilt lever assemblies, injection molded plastic parts, hood hinges, automotive lighting products and latches.

    We sell our products to every major North American, European and Japanese automotive OEM, including Ford, General Motors, DaimlerChrysler, Volkswagen, BMW, Toyota, Honda, PSA (Peugeot and Citroen), Renault and Nissan. We manufacture products for many of the most popular car, light truck and sport utility models, including all of the top ten selling vehicles in North America and nine of the top ten selling vehicles in Europe for 1998. We have over 80 manufacturing and product development facilities located in the United States, Australia, Brazil, Canada, the Czech Republic, France, Germany, India, Mexico, Portugal, Spain and the U.K. On a pro forma basis, we had revenues of $2.5 billion for the year ended December 31, 1998.

    In March 1999, we completed both the Excel Acquisition and the Adwest Acquisition. Excel is a leading supplier of window systems, door systems, seating systems and injection molded plastic parts for the global automotive market and appliances, hardware products, window systems, door systems and seating systems for the RV/MT/HT industries in North America. On a pro forma basis giving effect to a 1998 acquisition, Excel had net sales of $1.2 billion for the year ended January 2, 1999. Adwest is a leading European supplier of driver control products, including transmission shifter mechanisms, parking brake mechanisms, steering columns and gears, cables and engine control products, such as engine thermostats, radiator caps and fuel caps, primarily for European automotive OEMs. Adwest had revenues of $399.7 million for the twelve month period ended December 31, 1998.

INDUSTRY TRENDS

    Our performance and growth is directly related to certain trends within the automotive market, including the consolidation of the component supply industry, the growth of system sourcing and the increase in global sourcing.

    SUPPLIER CONSOLIDATION. During the 1990s, OEMs have continued to reduce their supplier base in certain product segments, awarding sole-source contracts to full-service suppliers. As a result, OEMs currently work with a smaller number of full-service suppliers each of which supplies a greater proportion of the total vehicle. These requirements can best be met by suppliers with sufficient size, geographic scope and financial resources to meet such demands. For full-service suppliers such as us, this environment provides an opportunity to grow by obtaining business previously provided by other non full-service suppliers and by acquiring suppliers that further enhance product, manufacturing and service capabilities. OEMs rigorously evaluate suppliers on the basis of product quality, cost control, reliability of delivery, product design capability, financial strength, new technology implementation, quality and condition of facilities and overall management. Suppliers that obtain superior ratings are considered for sourcing new business; those that do not generally continue their existing contracts, but

                                       62
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normally do not receive additional business. Although these supplier policies have already resulted in significant consolidation of component suppliers in certain segments, we believe that opportunities exist for further consolidation within our segment. This is particularly true in Europe, which has many suppliers in this segment, many with relatively small market shares.

    SYSTEM SOURCING. OEMs increasingly seek suppliers capable of manufacturing complete systems of a vehicle rather than suppliers who only produce the separate parts that comprise a system. By outsourcing complete systems, OEMs are able to reduce their costs associated with the design and integration of different components and improve quality by enabling their suppliers to assemble and test major portions of the vehicle prior to beginning production. We have capitalized on this trend by designing our mechanisms and cable systems to function together and by providing mechanism and cable designs that are integrated into the design of the entire vehicle.

    GLOBAL SOURCING. Regions such as Asia, Latin America and Eastern Europe are expected to experience significant growth in vehicle demand over the next ten years. OEMs are positioning themselves to reach these emerging markets in a cost-effective manner by seeking to design and produce "world cars" which can be designed in one vehicle center but produced and sold in many different geographic markets, thereby allowing OEMs to reduce design costs and take full advantage of low-cost manufacturing locations. OEMs increasingly are requiring their suppliers to have the capability to design and manufacture their products in multiple geographic markets.

    We have over 40 manufacturing facilities located in Australia, Brazil, Canada, the Czech Republic, France, Mexico, Germany, India, Spain, Portugal and the U.K. In addition, we have formed, or are in the process of forming, strategic alliances with other suppliers throughout the world. These strategic alliances, which range from investments in other manufacturers to informal understandings, should not only give us access to new geographic markets and customers, but also the capability of offering complementary products. We also have nine technical centers located at our facilities in Europe and we have relocated technical personnel resources to locations in which OEMs will develop "world cars." By participating in the design of these vehicles and through implementation of manufacturing processes near the international facilities of the OEMs, we believe we can continue to expand on our international presence.

COMPETITIVE STRENGTHS

    We believe that we possess a number of competitive strengths that have been further enhanced by the Acquisitions, including:

- WELL POSITIONED TO TAKE ADVANTAGE OF MARKET TRENDS: We believe that we are well positioned to meet the demands of OEMs for fewer, full-service and globally positioned suppliers. As further described below, we believe our advanced design capabilities, broad product lines and ability to supply complete systems, combined with our global production capabilities, will enable us to take advantage of these market trends.

       Advanced Design Capabilities: We seek to maintain a technological advantage through our investment in product development and advanced engineering. Our design and engineering staff works in partnership with OEMs throughout the design, prototype development and manufacturing implementation of our products. This partnership approach generates cost-saving ideas that reduce product development cycle time and improve vehicle quality by assuring better integration of components into the assembled vehicle. Our CAD systems are compatible with those of our major customers, enabling us to communicate design developments with customer engineers throughout the design and development stage.

       Broad Product Lines and Complete Systems Capabilities: We believe that the breadth of our product capabilities in the markets in which we compete is unmatched by any competitor and has been further enhanced by the Acquisitions. As a result of the Acquisitions, we are one of a limited number of suppliers that can develop and produce complete driver control systems globally, which include the mechanical assembly as well as the actuating cables. OEMs favor suppliers that can provide entire systems versus individual components due to the improved quality and lower cost of installing a system.

       Global Presence: Adwest's operations and technical capabilities in France, Germany, India, Spain and the U.K., combined with Excel's operations and technical capabilities in the Czech Republic, Germany, Mexico, Portugal, Spain and the U.K., complement our existing global operations to provide expanded global production capabilities for both North American and international OEMs. As a result of the Acquisitions, we have global leadership positions in several key products, including automotive cables, parking brake mechanisms, transmission shifter mechanisms, window systems and door systems. On a pro forma basis, approximately 36% of our 1998 revenues were generated from sales in Europe. We believe that this global production capability provides us with a competitive advantage in obtaining business on the OEMs' "world car" platforms.

- STRONG OEM PARTNERSHIPS: We have formed strong partnerships with our major OEM customers due to our high level of product quality, customer service, product design and engineering capabilities. Our application of innovative operating techniques, combined with investments in sophisticated capital equipment, has led to a high level of product quality, industry-low defect rates and the receipt of numerous supplier awards including the Ford Q-1 Certification, DaimlerChrysler Gold Pentastar Award, GM Target for Excellence, Nummi Delivery Performance Award and the Isuzu Quality Achievement Award. Stringent internal controls, including strong inventory and project management systems, enable us to provide high customer service levels. OEMs are demanding increasingly more from their suppliers in regard to just-in-time inventory management, particularly during the critical launch period of a model. Our strong performance in this area has substantially strengthened our relationships with our OEM customers.

- WELL POSITIONED ON POPULAR PRODUCT PLATFORMS: We manufacture products for many of the most popular car, light truck and sport utility vehicle models. In North America, these include all of the top ten selling vehicles for 1998: the Ford Taurus, Explorer, Ranger and F-Series pickups, the GM full-size pickup, the Dodge Caravan and Ram pickup, the Honda Accord and Civic, and the Toyota Camry. In Europe, these include nine of the top ten selling vehicles for 1998: the Volkswagen Golf, Passat and Polo, the GM/Opel Astra, Corsa and Vectra, the Renault Megane and the Ford Escort/Focus and Fiesta. The Excel Acquisition increased our content per vehicle on key light trucks and SUVs, such as the Ford Explorer and Windstar, Dodge Durango and GM full size pickup, as well as on high volume passenger cars such as the Chrysler Concorde, Dodge Intrepid and Ford Taurus and Escort. Pro forma for the Acquisitions, over half of our North American automotive sales in 1999 were to the light truck and SUV segment, the fastest growing segment of the light vehicle market. The Adwest Acquisition increased our content per vehicle on high volume European passenger cars such as the Ford Mondeo, Volkswagen Golf and Polo, BMW 3 Series and the GM Epsilon. The Acquisitions have increased our 1998 North American content per vehicle from $36.55 to $97.77 on a pro forma basis.

- SIGNIFICANT ACQUISITION EXPERIENCE: Our leadership team, the members of which have an average of 20 years of experience in the automotive supply industry, has successfully completed eleven acquisitions and two joint ventures over the last three years, including the Acquisitions and the acquisition of Trident in April 1998, an acquisition which more than doubled our size in terms of revenues at that time. We have been successfully integrating the acquired operations and generating significant operational efficiencies and cost savings. In addition, we have generally retained key personnel from acquired companies, which has enabled us to strengthen our global management team as we have grown.

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BUSINESS STRATEGY

    Our primary business objective is to capitalize on the consolidation, system sourcing and globalization trends in the automotive supply industry in order to continue to be the leading provider of the component parts and systems that we supply to OEMs worldwide. The key elements of our operating and growth strategies are as follows:

OPERATING STRATEGY

    - CONTINUOUS OPERATIONAL IMPROVEMENTS: We continuously implement strategic initiatives designed to improve product quality and reduce manufacturing costs through, among other things, the introduction of cellular manufacturing methods, consolidation of manufacturing facilities, improvement in inventory management and the reduction of scrap. Manufacturing flexibility enables our facilities to produce systems in a cost-effective manner and strengthens our ability to meet the just-in-time and in-line sequence delivery schedules of many of our customers. In addition, we utilize a common set of key metrics used to measure actual performance in comparison to standards and goals.

    - CAPITALIZE ON OPPORTUNITIES FOR OPERATING SYNERGIES: The Acquisitions are expected to provide us with a number of opportunities to reduce costs and improve operational efficiency. The similarity of the manufacturing processes and technical capabilities of Dura, Excel and Adwest is expected to result in significant cost savings and operating synergies. Immediately following the execution of acquisition agreements, we established cross-functional teams comprised of representatives from Dura, Excel and Adwest, which identified synergies expected to be realized from consolidation of our design, engineering and administrative functions, plant restructuring and realignment and coordination of raw material purchases. In addition, the cross-functional teams formulated an integration plan, which is currently being implemented.

    - FOSTER A DECENTRALIZED, PARTICIPATORY CULTURE: Our decentralized approach to managing our manufacturing facilities encourages decision making and employee participation in areas such as manufacturing processes and customer service. This "team" approach fosters a unified culture and enhances communication of strategic direction and goals, while facilitating a greater success rate in reaching and exceeding our objectives. We provide ownership-related incentives to not only our managers, but also to our salaried and hourly employees, through grants under Dura's 1998 Stock Incentive Plan and participation in the Dura Employee Stock Discount Purchase Plan.

GROWTH STRATEGY

    - FOCUS ON SYSTEMS: OEMs are increasingly seeking suppliers capable of providing complete systems rather than suppliers who only provide separate component parts. A key element of our growth strategy has been to add to our ability to provide complete systems to our OEM customers. The Adwest Acquisition significantly enhanced our ability to provide transmission shifter systems and parking brake systems on a global basis while the Excel Acquisition expanded our product offerings by adding new product systems including window systems and door systems.

    - INCREASE PLATFORM AND CUSTOMER PENETRATION: A key element of our strategy is to increase volume by adding new customers and to strengthen our existing customer relationships by broadening our range of products through internal development efforts and acquisitions. During 1998, through the acquisition of Trident, we increased our penetration of certain foreign OEMs such as Volkswagen, Toyota, Honda, PSA (Peugeot and Citroen), Renault and Nissan. The Acquisitions have further expanded our relationships with most of the North American and European OEMs. We have also obtained significant firm orders on a number of new platforms for the years 1999 through 2001 for incremental new business in North America and Europe. We believe that our geographic diversity and product depth strengthen our ability to pursue new vehicle platform contracts in the future.

    - EXTEND GLOBAL MANUFACTURING REACH: In 1998, over 70% of total worldwide passenger vehicle production occurred outside North America. To meet OEMs' increasing preference for suppliers with global capabilities, we have expanded our manufacturing operations into new geographic markets through strategic acquisitions and two joint ventures. Consistent with this strategy, the acquisitions of the VOFA Group (Germany, Spain), REOM Industries (Aust) Pty Ltd. (Australia), Trident (Brazil, Canada, France, Germany, U.K.), Pollone, S.A. (Brazil), Excel (Czech Republic, Germany, Mexico, Portugal, Spain, U.K.) and Adwest (France, Germany, India, Spain, U.K.) enhanced our ability to serve our customers globally. Increased international sales will also allow us to mitigate the effects of cyclical downturns in a given geographic region and further diversify our OEM customer base.

    - PURSUE STRATEGIC ACQUISITIONS: We compete in what we believe to be a $12 to $14 billion, highly fragmented, worldwide automotive market that provides numerous potential acquisition and joint venture opportunities. Since 1996, we have successfully completed eleven strategic acquisitions and formed two joint ventures. Our management has substantial experience in completing and integrating acquisitions within the automobile parts industry and believes that this experience will help us select and pursue acquisition opportunities that meet our criteria of: (1) providing additional and complementary product, manufacturing and technical capabilities; (2) broadening our geographic coverage and strengthening our ability to supply products on a global basis; (3) increasing both the number of models for which we supply products and the content level on existing models; and (4) increasing our customer penetration.

THE ACQUISITIONS

EXCEL ACQUISITION

    On March 23, 1999, we acquired Excel through a merger of Excel with and into the Issuer. In the merger, DASI issued an aggregate of approximately 5.1 million shares of its Class A common stock and paid $155.5 million in cash to Excel's former shareholders. The Excel Acquisition had a transaction value of approximately $471.3 million, plus fees and expenses. The cash consideration and related fees and expenses paid in the Excel Acquisition (including acquired indebtedness) were financed through borrowings under the new credit facility.

    Excel is a leading tier-one and tier-two supplier to the automotive and RV/MT/HT industries. Excel produces window systems, door systems and seating systems and injection molded plastic parts for North American OEMs, which accounted for approximately 75% of Excel's 1998 North American net sales. The balance of Excel's net sales in North America relate to the design and manufacture of appliances, hardware products, window systems, door systems and seating systems for the RV/MT/HT industries. Excel is the leading independent supplier of window systems to the combined automotive, light truck and van, bus and recreational vehicle markets in North America.

    On July 1, 1998, Excel acquired 70% of Schade, a designer and manufacturer of window systems, ornament and roof moldings, door frames, plastic body components (wind deflectors, air intakes and ventilation covers) and plastic interior fittings or equipment (center consoles, roof covers and panels and sliding roof covers) for European OEMs.

    Excel and Schade supply products primarily to Ford/Jaguar, DaimlerChrysler, GM, Volkswagen, BMW, Lear Corporation, Johnson Controls and Fleetwood Enterprises through 31 facilities located in the Czech Republic, Germany, Mexico, Portugal, Spain, the U.K. and the United States. For the year ended January 2, 1999, Excel generated net sales of $1.1 billion and, on a pro forma basis giving effect to the acquisition of Schade, net sales of $1.2 billion.

ADWEST ACQUISITION

    On March 15, 1999, Dura acquired through a cash tender offer approximately 95% of the outstanding ordinary shares of Adwest. The aggregate consideration (including acquired indebtedness) and related fees and expenses paid in the Adwest Acquisition were financed through borrowings under the new credit facility. We intend to acquire all of the remaining ordinary shares within the next six months. We estimate that the aggregate cost of the Adwest Acquisition, including the amount necessary to acquire the remaining outstanding shares, will be approximately $295 million, plus fees and expenses.

    Adwest is a leading European supplier of driver control products, including transmission shifter mechanisms, parking brake mechanisms, steering columns and gears, cables and engine control products, such as engine thermostats, radiator caps and fuel caps. Prior to the Adwest Acquisition, our primary strength in Europe was the design and manufacture of automotive cables. Following the Adwest Acquisition, we have the capability to supply complete driver control systems in Europe. Adwest supplies its products primarily to Volkswagen, BMW, PSA (Peugeot and Citroen), Ford, Renault, GM, Nissan, Volvo and other European OEMs. Adwest's operations consist of 17 facilities in France, Germany, India, Spain, the U.K. and the United States. Adwest had revenues of $399.7 million for the twelve month period ended December 31, 1998.

STRATEGIC BENEFITS OF THE ACQUISITIONS

    As a result of the Acquisitions, we have significantly increased our product offerings, scale and global reach. We believe that we are now able to provide greater value to our customers due to the addition of several new and complementary product lines, as well as our ability to provide complete transmission shifter systems and parking brake systems on a global basis. The Acquisitions represent our two largest acquisitions to date and have increased our 1998 revenues from $739.5 million to over $2.5 billion on a pro forma basis. We believe that the strategic benefits of the Acquisitions include the following:

    ENHANCED SYSTEMS CAPABILITIES AND PRODUCT OFFERINGS. OEMs are increasingly seeking suppliers capable of providing complete systems rather than suppliers who only provide separate component parts. A key element of our acquisition strategy has been to add to our ability to provide complete systems to our OEM customers. The Excel Acquisition further diversifies our revenue base by bringing complete product systems, including window systems and door systems. Adwest is a leading provider of transmission shifter mechanisms in Europe and provides us with needed mechanism manufacturing capability and established transmission shifter contracts. Adwest's parking brake systems and broad array of cable assembly products complement our existing product lines and enhance our ability to deliver more complete systems to the OEMs at a lower overall cost.

    INCREASED CUSTOMER PENETRATION. As a result of the Acquisitions, we are a supplier to almost every major automotive OEM on a worldwide basis. The Excel Acquisition significantly expanded our penetration within each of the three major North American OEMs (GM, Ford and DaimlerChrysler), which were the top three customers of both Dura and Excel for 1998. Adwest's strong relationship with a broad customer base, specifically with Volkswagen (currently Adwest's and Schade's largest customer and the highest volume producer of automobiles in Europe) and BMW, further strengthens and diversifies our global position. Adwest currently supplies Ford Europe with its engine thermostats and has been appointed the sole supplier worldwide of transmission shifters to Volkswagen for their new generation of Polo, Golf and Audi models.

    INCREASED MODEL PENETRATION. The Excel Acquisition increases our content per vehicle on key light trucks and sport utility vehicles, such as the Ford Explorer, Ford Windstar, Dodge Durango and GM full size pickup, as well as on high volume passenger cars such as the Chrysler Concorde, Dodge Intrepid and Ford Taurus and Escort. The Adwest Acquisition increases our content per vehicle on high volume European passenger cars such as the Ford Mondeo, Volkswagen Golf and Polo, BMW 3 Series and GM Epsilon.

    EXPANDED GLOBAL CAPABILITIES. OEMs are increasingly demanding that their suppliers have global production capabilities. Adwest's operations and technical capabilities in France, Germany, India, Spain and the U.K., combined with Excel's operations and technical capabilities in the Czech Republic, Germany, Mexico, Portugal, Spain and the U.K., complement Dura's current European initiatives to provide expanded global production capabilities for both North American and international OEMs. On a combined basis, we have global leadership positions in several key products, including cables, transmission shifter mechanisms, parking brake mechanisms, window systems and door systems. On a pro forma basis, approximately 36% of our 1998 revenues were generated from sales in Europe.

    CRITICAL MASS. On a pro forma basis, Dura would have had revenues of $2.5 billion for the year ended December 31, 1998 and an equity market capitalization of over $575.0 million at December 31, 1998. Size is a critical factor in the automotive industry where increasing scale is necessary for long-term success as OEMs continue to reduce suppliers, focusing only on those with quality products, leading edge design and engineering capabilities, service and long term sustainability.

    OPERATIONAL EFFICIENCIES. The Acquisitions are expected to provide us with a number of opportunities to reduce costs and improve operational efficiency. The similarity of the manufacturing processes and technical capabilities of Dura, Excel and Adwest is expected to result in significant cost savings and operating synergies. We have established cross-functional teams, which have identified synergies expected to be realized from our consolidation of design, engineering and administrative functions, plant restructuring and realignment, coordination of raw material purchases and other operating improvements. We expect to realize aggregate annual cost savings from the Acquisitions of approximately $15.0 million in 1999 (which represents only partial year credit given the timing of the Acquisitions), $25.0-$30.0 million in 2000 and $35.0 million thereafter.

OTHER RECENT ACQUISITIONS

    In addition to the Acquisitions, we have completed the following recent acquisitions:

    TRIDENT. In April 1998, we acquired Trident, a leading global designer and manufacturer of automotive cables. Trident's products include parking brake and manual transmission shifter cables, clutch, accelerator and speed control cables and lighting products. At the time of the acquisition, Trident had annual revenues of approximately $300 million and held a substantial share of the North American and European automotive cable markets. The acquisition of Trident significantly expanded our penetration with North American OEMs, making us the largest supplier of driver control systems and cable-related systems to Ford, GM and DaimlerChrysler. This acquisition also doubled sales to Honda, Volkswagen and PSA (Peugeot and Citroen), substantially increased sales to BMW, Mercedes and Renault and added new customers such as Fiat and Porsche. This acquisition also added 12 major design and manufacturing facilities located in the United States, Brazil, Canada, France, Germany and the U.K. and a strategic alliance in Japan, enhancing our strategic geographic position.

    GT AUTOMOTIVE. In August 1997, we acquired GT Automotive Systems, a designer and manufacturer of column-mounted transmission shifter mechanisms and turn signal and tilt lever assemblies. At the time of the acquisition, GT Automotive had annual revenues of approximately $70.0 million and a substantial share of the North American column-mounted transmission shifter mechanisms market. GT Automotive's strong position in this market, combined with our existing position in console-based transmission shifter mechanisms, increased our share of the North American transmission shifter market. In addition, the acquisition added Nissan as a customer.

    VOFA. In January 1997, we acquired the VOFA Group, a manufacturer of transmission shifter cables, brake cables and other light duty cables for the European automotive and industrial markets. At the time of the acquisition, VOFA had annual revenues of approximately $85.0 million. The acquisition provided us with additional technical and manufacturing expertise in cables and a strong presence in Europe. In addition, the acquisition added new customers, such as Mercedes, Volkswagen and BMW.

    In addition, we have successfully completed six other strategic acquisitions and two joint ventures since the initial public offering of our Class A common stock in August 1996.

PRODUCTS

    We are the world's largest independent designer and manufacturer of driver control systems for the global automotive industry. We are also a leading global supplier of window systems and door systems. We believe, based upon our experience in the automotive supply industry, that we hold the #1 or #2 market position for our principal products in the following markets. The table below sets forth our estimated pro forma combined market position in North America and Europe in 1998:

                                                                                       MARKET
PRODUCT CATEGORY                      REGION                                          POSITION
------------------------------------  ----------------------------------------------  ---------
Automotive cables                     North America.................................     #1
                                      Europe........................................     #1
Parking brake mechanisms              North America.................................     #1
                                      Europe........................................     #1
Transmission shifter mechanisms       North America.................................     #1
                                      Europe........................................     #2
Window systems                        North America.................................     #1
                                      Europe........................................     #2
Window regulators                     North America.................................     #1

    We also hold the #1 market position in Europe for engine thermostats and ornamentation products, the #2 market position in Europe for body components and the #1 position in North America for tire carriers.

    Although a portion of our products are sold directly to OEMs as finished components, we use most of our products to produce "systems" or "subsystems," which are groups of component parts located throughout the vehicle which operate together to provide a specific vehicle function. Systems currently produced by us include parking brake, transmission shifter and latch systems. As a result of the Acquisitions, we significantly expanded our ability to supply OEMs with additional systems, such as window, door, seating and engine control systems.

    A brief summary of each of our principal product categories is set forth below:

PRODUCT CATEGORY                                                      DESCRIPTION
-------------------------------------  --------------------------------------------------------------------------
Driver Control Systems:
  AUTOMOTIVE CABLES..................  cables used for parking brakes, transmission shifters (manual and automatic), throttles and light duty cables (such as cables used for oil level gauges, hood releases and fuel doors)

  PARKING BRAKE MECHANISMS...........  components used for both foot and hand operated parking brakes

  TRANSMISSION SHIFTER
    MECHANISMS.......................  manual and automatic console-based and column-mounted transmission shifters

Window Systems.......................  various types of automotive windshields and rear, vent, quarter, pushout and sliding windows

Door Systems.........................  window regulators (both manual and automatic), door latches, door frames, door hinges and related components

Seating Systems......................  seat and height adjuster systems and recliner mechanisms

RV/MT/HT Products....................  appliances (such as water heaters, furnaces, stoves and ranges), seating components, door and window assemblies, wing ventilator, fixed and moveable windows

Other Products.......................  engineered mechanical components (such as underbody tire carriers, jacks, brake, clutch and accelerator pedals and turn signal and tilt lever assemblies), hood hinges, injection molded plastic parts (including door, window and body components), steering gears, rack and pinion gears, headlamps, latches (primary, secondary and combination hood, deck lid and tailgate) and engine control products (engine thermostats, radiator caps and fuel caps)

    The following table sets forth the approximate composition by product category of the revenues for Dura, Excel and Adwest for each of their respective latest fiscal years and for Dura for 1998 on a pro forma basis:

                                                                                              LAST FISCAL YEAR
                                                                                --------------------------------------------
                                                                                                                      PRO
PRODUCT CATEGORY                                                                  DURA       EXCEL      ADWEST       FORMA
------------------------------------------------------------------------------  ---------  ---------  -----------  ---------
Driver Control Systems:
  Automotive cables...........................................................        38%     --              8%         14%
  Parking brake mechanisms....................................................        18%     --              4%          7%
  Transmission shifter mechanisms.............................................        17%     --             38%         12%
Window Systems................................................................     --            32%      --             16%
Door Systems..................................................................     --            19%      --              9%
Seating Systems...............................................................     --            11%      --              5%
RV/MT/HT Products.............................................................     --            21%      --             10%
Other Products................................................................        27%        17%         50%         27%
                                                                                ---------  ---------       -----   ---------
      Total...................................................................       100%       100%        100%        100%
                                                                                ---------  ---------       -----   ---------
                                                                                ---------  ---------       -----   ---------

    For additional financial information regarding the revenues of Dura and Excel by product segment for each of their last three years, see Note 8 to the audited consolidated financial statements of Dura and Note 11 to the audited consolidated statements of Excel, respectively, included elsewhere in this prospectus.

CUSTOMERS AND MARKETING

    The North American automotive market is dominated by GM, Ford and DaimlerChrysler, with Japanese and foreign manufacturers accounting for approximately 20% of the market. In North America, we supply our products primarily to Ford, GM, DaimlerChrysler and Toyota. As a result of the Acquisitions, we have further expanded our global presence and have added new customers and increased penetration into certain existing customers such as Volkswagen and BMW. As a result of our acquisition of Excel, we also sell certain of our automotive products to other tier 1 suppliers, such as Lear Corporation, Johnson Controls Inc. and Fleetwood Enterprises, Inc.

    In 1998, approximately 70% of total worldwide passenger vehicle production occurred outside of North America. As a result of our recent acquisitions, we derive a significant amount of our revenues from sales to OEMs located outside of North America. Set forth below is a summary of our sales by geographic region for 1997 and 1998 and 1998 on a pro forma basis:

                                                                                           YEAR ENDED DECEMBER 31,
                                                                                      ---------------------------------
                                                                                                             PRO FORMA
REGION                                                                                  1997       1998        1998
------------------------------------------------------------------------------------  ---------  ---------  -----------
North America.......................................................................        79%        77%         61%
Europe..............................................................................        20%        20%         36%
Other...............................................................................         1%         3%          3%
                                                                                      ---------  ---------       -----
Total...............................................................................       100%       100%        100%
                                                                                      ---------  ---------       -----
                                                                                      ---------  ---------       -----

    Our foreign operations in 1996 were not material.

    The following is a summary of the significant customers of Dura, Excel and Adwest for each of their respective latest fiscal years and for Dura for 1998 on a pro forma basis:

                                                                                              LAST FISCAL YEAR
                                                                                --------------------------------------------
                                                                                                                      PRO
CUSTOMER                                                                          DURA       EXCEL      ADWEST       FORMA
------------------------------------------------------------------------------  ---------  ---------  -----------  ---------
Ford/Jaguar...................................................................        36%        36%         12%         32%
GM............................................................................        23%         5%          8%         12%
DaimlerChrysler...............................................................        15%         9%          2%         10%
Volkswagen....................................................................         4%         4%         18%          7%
BMW...........................................................................         2%         3%         17%          5%
PSA (Peugeot and Citroen).....................................................         3%     --             14%          4%
Toyota........................................................................         4%     --              2%          2%
Honda.........................................................................         2%     --              2%          1%
Renault.......................................................................         1%     --             11%          2%
Other.........................................................................        10%        43%         14%         25%
                                                                                ---------  ---------       -----   ---------
      Total...................................................................       100%       100%        100%        100%
                                                                                ---------  ---------       -----   ---------
                                                                                ---------  ---------       -----   ---------

    For additional financial information regarding the principal geographic areas of operations and the major customers of Dura, Excel and Adwest for each of the last three years, see Note 8 to the audited consolidated financial statements of Dura, Note 11 to the audited consolidated financial statements of Excel and Note 2 to the audited consolidated financial statements of Adwest, respectively, included elsewhere in this prospectus.

    Our customers award contracts for a particular car platform, which may include more than one car model. Such contracts range from one year to the life of the models, which is generally three to seven years, and do not require the purchase by the customer of any minimum number of parts. We also compete for new business to supply parts for successor models. Because we supply parts for a broad cross-section of both new and mature models, our reliance on any particular model is minimized. We manufacture products for many of the most popular car, light truck, sport utility and mini-van models in North America and Europe. Although not comprehensive, the following table presents an overview of the major models for which we have orders to supply products on current or new model vehicles:

CUSTOMER                                         CAR MODELS*                        TRUCK AND VAN MODELS*
----------------------------------  --------------------------------------  --------------------------------------
Ford..............................  Continental/Town Car, Contour/          AUTOEUROPA MPV, Econoline, ESCORT VAN,
                                    Mystique/MONDEO, Cougar, Crown          Expedition/Navigator, F-Series,
                                    Victoria/ Grand Marquis,                Explorer/ Mountaineer, PAMPA, Ranger,
                                    Escort/Tracer, FIESTA, Mazda 626,       TRANSIT, Villager/ Quest, Windstar,
                                    Mustang, Ka, Taurus/ Sable              Mazda Pickup
GM................................  Cutlass/Malibu/Grand Am, ASTRA,         Blazer/Jimmy/Bravada, C/K
                                    Aurora/Park Avenue/Bonneville/          Pickup/Tahoe/Sierra/Yukon/
                                    LeSabre, Century, CORSA, Corvette,      Escalade/Denali, GMT 800,
                                    Deville/Seville/ Eldorado,              Silhouette/TransSport/Venture/
                                    Firebird/Camaro, KADETT, Lumina/Monte   Montana, CORSA PICKUP, D-20, D-40,
                                    Carlo/ Regal/Intrigue/Grand Prix,       D-60, Express, Postal, S-10
                                    Alero, Saturn, Innovate, Sunfire/       Pickup/Sonoma, Safari/Astro, Savana,
                                    Cavalier, VECTRA,                       Silverado, Suburban, UPS
DaimlerChrysler...................  Breeze, Cirrus, Intrepid/               Caravan/Voyager/Town & Country,
                                    Concorde/300M, Neon, Prowler, Sebring,  Cherokee/Grand Cherokee,
                                    Viper, Stratus, A, C, E, M AND S        Dakota/Durango, Eurostar, RamVan &
                                    CLASS, CABRIO                           Pickup, Wrangler, L-608 D, L709E, LS
                                                                            1935, SKN, SPRINTER
Toyota............................  Avalon, Camry, Carina, COROLLA, LEXUS,  Sienna, Toyota Pickup
                                    PRIZM, SOLARA
Volkswagen........................  BEETLE, A4, A8, GOL, GOLF, LUPO,        BUS, KOMBI, SAVEIRO, TRANSPORTER
                                    PARATI, PASSAT, POLO, QUANTUM,
                                    SANTANA, SUB-POLO, VW SYNCHRO, AUDI
                                    A3, TT, SKODA, MPV GP, ROLLS ROYCE
BMW...............................  Z5 COUPE, Z3(B16), 3, 5, 7 AND 8                          --
                                    SERIES
Citroen...........................  EVASION, SAXO, XSARA, XANTIA, XM, ZX    BERLINGO, JUMPER
Fiat S.P.A........................  ULYSSE                                                    --
Honda.............................  Accord, Acura, Civic                                      --
Nissan............................  SENTRA, MICRA, PRIMERA                                    --
Peugeot...........................  106, 306, 406, 605, 806                 EXPERT, PARTNER
Porsche AG........................  968, 986, 996                                             --
Renault...........................  CLIO, ESPACE, LAGUNA, MEGANE, SAFRANE,  KANGOO, MASTER
                                    TWINGO
Rover Group Limited...............  METRO, ROVER 800                        DISCOVERY, ROVER
SEAT, S.A.........................  AROTA, CORDOBA, IBIZA, TOLEDO, S5                         --

------------------------

*   Models manufactured outside of North America are italicized.

    Most of the parts we produce have a lead time of two to five years from product development to production. Although not comprehensive, the following table presents an overview of the major models for which we have been awarded new business (i.e., parts not currently supplied by us):

MODEL YEAR                OEM                             MODEL(1)                      TYPE OF BUSINESS
----------  -------------------------------  ----------------------------------  -------------------------------
2000......  GM.............................  Impala/Monte Carlo                  Transmission shifter mechanisms
                                             Deville, Bonneville/LeSabre/        Hood latch
                                             Antares
                                             ASTRA, VECTRA                       Transmission shifter cable
                                             Corsa                               Door cables, manual
                                                                                 transmission cables and parking
                                                                                 brake cables
            Ford...........................  TRANSIT                             Parking brake system
                                             T-Bird                              Hood and deck hinge
                                             Equator                             Hood hinge
                                             Explorer                            Hood hinge and transmission
                                                                                 shifter mechanisms
                                             SUV                                 Hood hinge
                                             P-207                               Parking brake mechanisms, door,
                                                                                 door glass and rear slide glass
                                             CD 132                              B-pillar cappings
                                             CT 170                              Door
                                             UW-137                              Seats
            DaimlerChrysler................  Mid Size                            Hood hinge, transmission
                                                                                 shifter mechanisms, parking
                                                                                 brake mechanisms
                                             Ram Van, Dakota                     Transmission shifter mechanisms
                                             PT44                                Door
            Peugeot........................  Z8                                  Parking brake mechanisms
                                             306NF                               Roof moldings
                                             406                                 Front brake cable
            Toyota.........................  Avalon                              Accelerator pedal
                                             120N SUV                            Door hinge
            Mercedes.......................  SPRINTER                            Transmission shifter cables
            Volkswagen.....................  POLO                                Transmission shifter cables
                                             T5                                  Sliding window
                                             Golf, Audi A3                       Transmission shifter mechanisms
                                             Audi B6                             Cross beam
            BMW............................  E46/5                               Roof moldings, climate control
                                                                                 cable, door cable
2001......  Ford...........................  Explorer                            Transmission shifter
                                                                                 mechanisms, glass
                                             Lincoln LS                          Seat release cable, parking
                                                                                 brake and hood latch systems
                                             U231                                Glass

MODEL YEAR                OEM                             MODEL(1)                      TYPE OF BUSINESS
----------  -------------------------------  ----------------------------------  -------------------------------
                                             Mondeo                              Transmission shifter mechanisms
                                                                                 and cables
                                             Jaguar, X350, X400                  Quarter windshield, back lite,
                                                                                 trim
                                             Mustang                             Hood hinge
                                             T-Bird                              Parking brake mechanisms
                                             C212                                B-pillar cappings
                                             Navigator                           Transmission shifter
                                                                                 mechanisms, door
                                             U204 SUV                            Window latch and hood release
                                                                                 cables
                                             PN96                                Glass
            GM.............................  GMX-320                             Parking brake mechanisms
                                             GMX-240                             Jack and tire carrier
                                             GMT-560                             Clutch
                                             GMT-360                             Parking brake mechanisms,
                                                                                 transmission shifter mechanisms
                                             A                                   Quarter panel glass and remote
                                                                                 access door glass
            DaimlerChrysler................  Ram Truck                           Hood hinge
                                             PT-74                               Door
                                             S203                                C-pillar caps/molding, side
                                                                                 window
            Toyota.........................  887T SUV                            Accelerator pedal
            Honda..........................  SUV                                 Tire carrier
            Nissan.........................  Altima                              Jack
                                             Almera                              Brake, accelerator, hood lock,
                                                                                 fuel filler cables
            Volkswagen.....................  MPV GP                              Transmission shifter mechanism
2002......  Ford...........................  Ranger                              Rear slide glass
                                             Transit                             Climate control cables
                                             Windstar                            Liftgate glass
                                             Mondeo                              Transmission shifter system
            DaimlerChrysler................  C Class                             Parking brake cable
            GM.............................  GMT-355, Saturn                     Glass
                                             Corsa, Epsilon                      Transmission shifter mechanisms
                                             Gamma                               Parking brake and door release
                                                                                 cables
            Citroen........................  Xsara                               Parking brake cables
            Peugeot........................  206                                 Clutch cable
            Honda..........................  Civic                               Glass
            Volkswagen.....................  Beetle, Synchro                     Transmission shifter mechanisms
                                             Sharan, Passat                      Climate control cables
            BMW............................  7 series                            Parking brake cables

MODEL YEAR                OEM                             MODEL(1)                      TYPE OF BUSINESS
----------  -------------------------------  ----------------------------------  -------------------------------
            Volvo..........................  850                                 Door cables

------------------------

(1) Models manufactured outside of North America are italicized.

    Major customers for our RV/MT/HT products include Fleetwood Enterprises, Winnebago, Damon, Jayco, Thor, Coachmen, Motor Coach Industries and Navistar International Corporation. Separate sales and engineering groups are located in Rockford, Illinois and Elkhart, Indiana to service customers in this business segment. Similar to the automotive industry, customers in the RV/MT/HT segment generally issue purchase orders for products on an annual basis and periodically issue releases against those purchase orders. Accordingly, this segment does not have a significant backlog of orders at any particular time.

    Our sales and marketing efforts are designed to create overall awareness of our engineering, design and manufacturing capabilities and to have us considered and selected to supply our products for new and redesigned models of our OEM customers. Our sales and marketing staff works closely with our design and engineering personnel to prepare the materials used for bidding on new business as well as to provide a consistent interface between us and our key customers. Most of our sales and marketing personnel have engineering backgrounds which enable them to understand and participate in the design and engineering aspects of acquiring new business as well as ongoing customer service. Our sales and marketing personnel are organized, together with our design and engineering personnel, into customer-dedicated program teams. Each program team is under the leadership of a program manager, who, in turn, reports to our vice president of sales and marketing. Each of our major customers has its own dedicated program manager. We currently have sales and marketing personnel located in every major region in which we operate. From time to time, we also participate in industry trade shows and advertise in industry publications.

DESIGN AND ENGINEERING SUPPORT

    We believe that engineering service and support are key factors in successfully obtaining new business. We utilize program management with customer-dedicated program teams, which have full design, development, test and commercial issues under the operational control of a single manager. In addition, we establish cross-functional teams for each new program to ensure efficient product development from program conception through product launch.

    We have technical centers located in Australia, France, Germany, the U.K. and the United States. We have established a separate advanced technology group to help maintain our position as a technology leader. The advanced technology group has developed many innovative features in our products, including many features which were developed in conjunction with our customers. In recent years, we have introduced plastics into many traditionally metal products, such as transmission shifter mechanisms and parking brake mechanisms. In other material alternatives, we are investigating the potential use of injection molded magnesium through a process known as Thixomolding and we are looking into overmolding of metallic and structural materials. Our advanced technology group developed a combination transmission shifter and transfer case 4x4 shifter mechanism, which is now in production on the Chrysler Grand Cherokee. We also utilize CAD in the design process, which enables us to share data files with our customers via compatible systems during the design stage, thereby improving function, fit and performance within the total vehicle. We also utilize CAD links with our manufacturing engineers to enhance manufacturability and quality of the designs early in the development process.

    We have more than 360 patents granted or in the application process. The patents granted expire over several years beginning in 1999. Although we believe that, taken together, the patents are significant, the loss or expiration of any particular patent would not be material to us.

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
MANUFACTURING

    We employ a number of different manufacturing processes. We utilize flexible manufacturing cells in both the mechanism and cable assembly processes. Manufacturing cells are clusters of individual manufacturing operations and work stations grouped in a cylindrical configuration, with the operators placed centrally within the configuration. This provides flexibility by allowing efficient changes to the number of operations each operator performs. When compared to the more traditional, less flexible assembly line process, cell manufacturing allows us to maintain our product output consistent with our customers' requirements and reduce our level of inventory. In addition, we utilize high volume production lines for final assembly of our automotive lighting and door handle products.

    Mechanical assemblies consist of between five and 50 individual components, which are attached to form an integrated mechanism. Our assembly operations are performed on either dedicated, high-volume, automated assembly machines or on low capital-intensive, flexible, cell-oriented assembly units capable of low or high volume production runs. The assembly operations construct the final product through hot or cold forging machines, plastic injection molding, welding, staking and riveting the component parts. A large portion of the component parts are purchased from our outside suppliers. However, we manufacture our own stampings, a process which consists of passing sheet metal through dies in a stamping press to form the metal into three-dimensional parts. We produce stamped parts using single-stage and progressive dies in presses, which range in size from 150 to 600 tons. Through cell teams, which stress employee involvement, our processes are continuously upgraded to increase flexibility, improve operating safety and minimize changeover times of the dies.

    Our door systems and body components use similar processes coupled with roll forming and stretch bending. Roll forming is a continuous process in which coiled steel is passed through a series of rollers which progressively form the metal into a consistently shaped section. When viewed from one end, the profile may be u-shaped or v-shaped for glass channels and roof rails. More complex shapes are processed for upper door profiles. Stretch bending involves clamping a length of the rolled profile at numerous points and then twisting or bending the metal to form contoured surfaces, such as door frames. Door and body components also require welding, grinding and polishing operations to provide a smooth finish.

    Cables are manufactured using a variety of processes, including plastic injection molding, extrusion, wire flattening, spring making and zinc diecasting. Wire is purchased from outside suppliers and then formed into contra-twisted layers on tubular stranders and bunching machines to produce up to 19-wire stranded cable. Corrosion resistance is provided by a proprietary, ceramic coating applied during the stranding process. The cable then is plastic-coated by an extrusion process to provide a smooth, low coefficient surface that results in high efficiency and durability. Conduit is then produced by flattening and coiling wire, which is then extruded with a protective coating. Proprietary strand and conduit cutting machines enable efficient processing. Assembly operations are arranged in cells to minimize inventory, improve quality, reduce scrap, improve productivity and enhance employee involvement. The cables are assembled with various attachments and end fittings that allow the customer to install the cables to the appropriate mating mechanisms.

    Our window systems broadly include two categories of products: mechanically framed glass products and molded framed glass. Mechanically framed glass products are produced by putting glass panes through a series of value-added processes, which include adding handles, hinges, aluminum and steel based edge frame assemblies, electrical connectors and fasteners. The production of molded framed glass products involves two primary molding media: RIM (Reaction Injection Molding: Polyurethane) and PVC (Poly Vinyl Chloride). Both media provide a "surround" to the glass panes that incorporates the styling, sealing and mechanical attachment features of the product. Our ability to utilize either media provides OEMs with the maximum advantage in terms of cost, styling imperatives and robustness. The glass panes used in the production of our window systems are purchased from outside suppliers.

    Our injection molded plastic parts are manufactured through injection molding of a variety of resins on molding machines of various sizes and types. Headlamp and taillamp housings are also manufactured through the injection molding process. The interior of the housings are then coated and at times vacuum metalized to obtain the proper reflective qualities. Lenses are added to the housings on a semi-automated production line.

    We utilize frequent communication meetings at all levels of manufacturing to provide training and instruction as well as to assure a cohesive, focused effort toward common goals. We encourage employee involvement in all production activity and view such involvement as a key element in our success. We also aggressively pursue involvement from our suppliers, which is necessary to assure a consistent flow of raw materials and components on a timely basis with consistently high quality. We utilize our component suppliers where practical in the design and prototype stages of new product development to facilitate the most comprehensive, state-of-the-art designs available. We have made substantial investments in manufacturing technology and product design capability to support our products, including modern manufacturing equipment, fineblanking, sophisticated CAD systems and highly-trained engineering personnel. These advanced capabilities have helped to further reduce scrap rates, ensure superior product quality and increase efficiency.

    The automotive industry has adopted a quality rating system known as QS-9000, a rigorous inspection of a supplier's facilities and operating systems performed by independent certified auditors. Certification and on-going maintenance of certification is mandatory for future supply consideration. Dura has received QS-9000 certification at all of its facilities, except its operations in France, which is scheduled for certification in 1999. Excel has received QS-9000 certification at all of its automotive facilities, except Stockton, IL, while all of its non-automotive facilities have an ISO 9001 or ISO 9002 certification, and Adwest has received QS-9000 certification at all of its facilities except Rearsby, U.K., Cauvigny and Boynes, France and Lippstadt, Germany.

    Our plants have been recognized by our customers with various awards, such as the Daimler/ Chrysler Gold Pentastar Award, GM Target for Excellence, Nummi Delivery Performance Award and the Isuzu Quality Achievement Award. We have also received an "A" rating at Peugeot and Renault. We have received Ford Q-1 certification at all facilities shipping current model Ford products.

COMPETITION

    We operate in a highly competitive environment. We principally compete for new business at the beginning of the development of new models and upon the redesign of existing models. New model development generally begins two to five years before marketing of such models to the public. Once a producer has been designated to supply parts for a new program, an OEM usually will continue to purchase those parts from the designated producer for the life of the program, although not necessarily for a redesign. Competitive factors in the market for our products include product quality and reliability, cost, timely delivery, technical expertise and development capability, new product innovation and customer service. The number of our competitors has decreased due to the supplier consolidation resulting from changing OEM policies. Some of our competitors have substantial size, scale and financial resources.

    In addition, there is substantial and continuing pressure from the major OEMs to reduce costs, including the cost of products purchased from outside suppliers such as Dura. If we are unable to generate sufficient production cost savings in the future to offset price reductions, our gross margin could be adversely affected.

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
    Set forth below is a brief summary of our most significant competitors in each of our principal product categories:

    AUTOMOTIVE CABLES. Our primary competitors in automotive cables are Teleflex Incorporated ("Teleflex") and Hi-Lex Corporation ("Hi-Lex") in North America and Kuester & Co. GmbH, Ficosa International, S.A. ("Ficosa") and Sila Holding Industriale ("Sila") in Europe.

    PARKING BRAKES. Our primary competitors in parking brakes are Ventra Group, Inc. and Magna International Inc. ("Magna") in North America and Scharwaechter GmbH & Co. ("Edscha"), Ficosa and Aries Industries in Europe.

    TRANSMISSION SHIFTERS. Our primary competitors in transmission shifter mechanisms is Grand Haven Stamped Products in North America and Teleflex, Ficosa, and Sila in Europe.

    WINDOW SYSTEMS. Our primary competitors in window systems are Donnelly Corporation, Libbey-Owens Ford Co., PPG Inc. and Guardian Industries, Inc. in North America and Sekurit and Pilkington in Europe.

    DOOR SYSTEMS. Our primary competitors in door systems are Meritor Automotive, Inc. ("Meritor"), Peregrine Inc. and Hi-Lex in North America and Brose Fahrzeagteile Glaswerke GmbH & Co. ("Brose"), Meritor and Magna in Europe.

    SEATING SYSTEMS. Our primary competitors in seating systems are Lear Corporation and Johnson Controls, Inc. in North America and Bertraud Faure, Brose, C. Rob Hammerstein GmbH & Co. KG, Lear Corporation and Keiper Recaro GmbH & Co. in Europe.

    RV/MT/HT PRODUCTS. Our primary competitors in RV/MT/HT products include Suburban Manufacturing Company, Maytag Appliances/Magic Chef RV Products, The Hammerblow Corporation and Hehr International, Inc.

SUPPLIERS AND RAW MATERIALS

    Our principal raw materials include: (1) coil steel and resin in mechanism production, (2) glass in window systems, (3) metal wire and resin in cable production, and (4) resins and lighting components in automotive lighting production. We do not manufacture or sell primary glass. The types of steel we purchase include hot and cold rolled, galvanized, organically coated and aluminized steel. In general, the wire used by us is produced from steel with many of the same characteristics with the exception that it has a higher carbon content. We utilize plastic resin to produce the protective coating for our cables and to produce transmission shifter components, as well as our automotive lighting and injection molded plastic parts. We employ just-in-time manufacturing and sourcing systems enabling us to meet customer requirements for faster deliveries while minimizing our need to carry significant inventory levels. We have not experienced any significant shortages of raw materials and normally do not carry inventories of raw materials or finished products in excess of those reasonably required to meet production and shipping schedules.

    We typically negotiate blanket purchase orders or 12-month supply agreements with integrated steel suppliers, mini-mills and service centers that have demonstrated timely delivery, quality steel and competitive prices. These relationships allow us to order precise quantities and types of steel for delivery on short notice, thereby permitting us to maintain low inventories. In addition, we occasionally "spot buy" steel from service centers to meet customer demand, engineering changes or new part tool trials.

    Other raw materials purchased by us include dies, motors, fasteners, springs, rivets and rubber products, all of which are available from numerous sources.

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
EMPLOYEES

    As of March 31, 1999, Dura had approximately 21,000 employees. Overall, approximately 24% of our employees on a combined basis are salaried and the balance are hourly.

    Approximately 39% of our employees are currently covered by collective bargaining agreements as follows:

LOCATION                                     COLLECTIVE BARGAINING AGREEMENT                      EXPIRATION
---------------------------  ---------------------------------------------------------------  ------------------
Australia..................  Australian Metals Workers                                        No term
Brazil.....................  Sindicato dos Metalugicos do ABC                                 No term
Canada.....................  CAW                                                              June 1999
                                                                                              September 1999
                                                                                              June 2000
Czech Republic.............  KOVO                                                             December 1999
France.....................  Confederation Francaise de L' Encadrement                        December 1999
                             Confederation Francaise Democratique du Travail                  December 1999
Germany....................  IG-Metall                                                        February 2000
                                                                                              March 2000
Mexico.....................  Confederation Travajadores Mexico                                Annually
Portugal...................  Sindicato dos trabalhadores da Industria Metalurgica e           June 1999
                               Metalomecanica do distrito da Guarda
Spain......................  Comisiones Oberera                                               December 1999
United Kingdom.............  Managerial Scientific & Financial                                June 1999
                                                                                              March 2000
                             AEEU                                                             July 2000
                                                                                              December 2000
                             AUEW                                                             June 1999
                             TGWU                                                             June 1999
United States..............  UAW                                                              May 1999*
                                                                                              April 2000
                                                                                              June 2000
                                                                                              December 2000
                                                                                              June 2001
                                                                                              September 2002
                             Universal Employees                                              December 2000
                             United Paper Workers                                             June 1999
                             Teamsters                                                        December 2000
                             Independent                                                      April 2001

------------------------

*   Tentative agreement reached

    Although we believe that our relationship with our unionized employees is good, there can be no assurance that we will be able to negotiate new agreements on favorable terms. In the event that we are unsuccessful in negotiating new agreements, these facilities could be subject to work stoppages, which would have a material adverse effect on our operations.

PROPERTIES

    Our corporate office is located in Minneapolis, Minnesota and occupies approximately 5,700 square feet. Our operating headquarters is located in Rochester Hills, Michigan and occupies approximately 65,000 square feet, a portion of which is used for product development activities. Both of these facilities are leased.

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
    We believe that the productive capacity and utilization of our facilities is sufficient to allow us to conduct our operations in accordance with our business strategy. All of our owned facilities are subject to liens under the new credit facility. The following table shows the principal facilities of Dura, Excel and Adwest as of December 31, 1998, as well as the total number of facilities on a combined basis:

                                                                                  NUMBER OF SITES
                                                                 --------------------------------------------------
COUNTRY                                                             DURA         EXCEL       ADWEST        TOTAL
---------------------------------------------------------------     -----        -----     -----------     -----
United States..................................................          19           22            1           42
Canada.........................................................           4           --           --            4
United Kingdom (1).............................................           3            1            5            9
Germany........................................................           4            3            3           10
France.........................................................           4           --            4            8
Portugal.......................................................          --            2           --            2
Spain..........................................................           1            1            3            5
Mexico.........................................................           1            1           --            2
Australia......................................................           1           --           --            1
Brazil (2).....................................................           2           --           --            2
India (3)......................................................          --           --            1            1
Czech Republic.................................................          --            1           --            1
                                                                         --           --           --           --
Total..........................................................          39           31           17           87
                                                                         --           --           --           --
                                                                         --           --           --           --

------------------------

(1) One of Adwest's facilities located in the U.K. is owned by a corporation in which Nippon Cable Systems Inc. (TSK) owns a 35% equity interest.

(2) As a result of the Excel Acquisition, Dura will hold a 51% equity interest of Pollone, S.A., a Brazilian auto supplier that operates through one facility located in Sao Paulo, Brazil.

(3) Facility is owned by a joint venture in which we hold a 49% ownership interest.

    Our manufacturing facilities have a combined square footage in excess of 9,600,000, approximately 72% of which is owned and approximately 28% is leased. Nine of our U.S. facilities, which encompass 630,000 square feet on a combined basis, are dedicated to producing our RV/MT/HT products. To increase efficiency, we expect to consolidate the operations of certain of our manufacturing facilities and technical centers over the next twelve months.

    In some cases, several of our manufacturing sites, technical centers and/or product development centers and sales activity offices are located at a single multiple-purpose site. As of December 31, 1998, on a combined basis, we had an aggregate of 15 technical centers, with 6 located in the United States, 8 located in Europe and 1 in Australia.

    We believe that substantially all of our property and equipment is in good condition and that we have sufficient capacity to meet our current manufacturing needs. Utilization of our facilities varies with North American and European light vehicle production and general economic conditions in such regions.

LEGAL PROCEEDINGS

    We face an inherent business risk of exposure to product liability claims in the event that the failure of our products results in personal injury or death, and there can be no assurance that we will not experience any material product liability losses in the future. In addition, if any of the products we have designed prove to be defective, we may be required to participate in a recall involving such products.

    In late 1994, Ford issued a recall of a series of manual transmission Ford F-Series pickups to repair the self-adjust parking brakes originally manufactured by the Brake and Cable Business. Ford had received several reports that the brakes failed. Pursuant to a letter agreement entered into in connection with our acquisition of the Brake and Cable Business in August 1994, we agreed to reimburse Ford for up to $6.0 million of Ford's costs of the recall. We have reimbursed Ford for the full amount under this agreement. We are also involved in a product recall relating to the same issue with respect to the Ford Mondeo in Europe. We have agreed to pay 50% of the costs of that recall not to exceed $1.0 million, which payments totaled $0.4 million as of December 31, 1998.

    The type of alleged failures that prompted the F-Series recalls have also led to a number of claims and lawsuits filed against Ford, one of which culminated in a July 1998 award of punitive damages against Ford of more than $151 million (which has subsequently been reduced on appeal to $69 million) and Ford is appealing the decision. We may be subject to claims brought directly against us by injured occupants of Ford vehicles and to claims for contribution or indemnification asserted by Ford. The agreement relating to the acquisition of the Brake and Cable Business provided that we are liable for claims arising out of accidents that take place on or after August 31, 1994 and that we will be liable for other claims only to the extent any losses by Alkin relating to such claims are not paid by Alkin's insurance policies (either because they are not over the deductible amount, because Alkin's policy limits have been exceeded or because they are not covered by Alkin's insurance policies for other reasons). To date, two cases have been brought directly against us or Alkin relating to personal injury claims, and Ford has received over 400 claims (generally for property damage) relating to alleged defects in the self-adjust parking brakes. The claims that purport to seek recovery for personal injury allegedly as a result of the recall condition, with several exceptions, have generally involved relatively minor injuries, suffered principally while occupants were trying to stop or jump out of rolling vehicles. Ford has maintained that Dura or Alkin is responsible for all damages or liabilities arising out of these claims. We dispute this position. As of December 31, 1998, Ford had tendered its defense of approximately 30 such claims to Dura and Alkin, and indicated that it would look to Dura and Alkin for indemnification were Ford ultimately found to be liable and required to make any payments relating to such claims. Dura and Alkin have submitted these claims to their insurance carriers. We have attempted to work with Ford to address the claims arising from the self-adjust parking brakes originally manufactured by the Brake and Cable Business and do not believe that these claims have adversely affected our business relationship with Ford.

    From time to time, in the ordinary course of our business, we receive notice from a customer that a product may not be properly functioning. For example, in November 1998, we were notified by Ford of an alleged failure of one of Dura's cables used to control the speed control on certain of Ford's vehicles. In March 1999, we were notified by Ford of its decision to institute a recall of certain of its vehicles, including Explorers, Mountaineers, Rangers, Mustangs and F-Series pickups, relating to the speed control cable. Ford has reported that certain of such vehicles could be equipped with a speed control cable that could interfere with the speed control pulley and thus result in a "stuck" throttle. In June 1999, Ford notified us that as many as 987,839 vehicles could be affected at an alleged cost of up to $60 per vehicle. Based upon our tests and investigations to date, we do not believe that our product is responsible for the problems associated with the speed control unit. To date, we have not been provided with any documents from Ford that support its allegations.

    We have also received notices from GM, Renault and Audi with respect to alleged failures of products that we have supplied to them. In all of these cases, it is possible that such manufacturers will seek contribution from us with respect to the costs they incur if recalls are undertaken or for costs associated with possible repairs. Based upon the information available to us, we do not expect any of these matters either individually or collectively to result in payments that will have a material effect on our results of operations and financial position.

    In early November 1996, we were served with a lawsuit brought by affiliates of AIG, our excess insurance carrier, in Toronto, Canada seeking a declaratory judgment that the umbrella and excess liability policies that it had issued to Onex do not provide coverage in connection with allegedly defective self-adjust parking brakes manufactured by Alkin prior to August 31, 1994. The AIG policies at issue provided (a) the first layer of excess coverage (beyond our $3 million primary policy per year) for claims arising from August 31, 1994 to April 1, 1996 in the amount of $20 million per year, and (b) an additional layer of excess coverage at $33 to $53 million per year. In principal part, the AIG affiliates claim that the policies do not provide coverage with respect to products manufactured prior to August 31, 1994 or liabilities assumed by us pursuant to purchase agreements. The AIG affiliates also claim that the policies should be voided with respect to self-adjust parking brake claims for inadequate disclosure at the time the policies were applied for. Dura and Onex dispute the allegations of the Ontario lawsuit and have filed a counterclaim against the AIG affiliates for breach of contract.

    We believe that we maintain adequate insurance, including product liability coverage, to cover the claims described above. We have also established reserves in amounts we believe adequate to cover any adverse judgments. However, any adverse judgment in excess of our insurance coverage and such reserves could result in a material adverse effect to our results of operations and financial condition.

    In February 1998, we were contacted by an attorney for the Lemelson Medical, Education & Research Foundation Limited Partnership (the "Foundation"), alleging that our operations implicate the fields of machine vision, gauging, location analysis, flaw detection, verification and recognition in a manner that allegedly infringes the Foundation's patents. Attorneys for the Foundation have threatened to initiate litigation against us unless we agree to pay royalty fees pursuant to a negotiated license agreement. Our investigation of this matter is still in its preliminary stages. In mid 1998, Excel received a similar notice.

    We have received notice from an attorney representing Teleflex alleging that a transmission shifter cable manufactured by us in Europe infringes a U.S. patent held by Teleflex. We are currently in the process of investigating this matter and believe, based on the information available at this time, that this matter will not have a material adverse effect on our operations.

ENVIRONMENTAL MATTERS

    We are subject to federal, state, local and foreign environmental and occupational health and safety laws and regulations. While we devote resources designed to maintaining compliance with these requirements, we cannot assure you that we operate at all times in complete compliance with all such requirements. We could be subject to potentially significant fines and penalties for any noncompliance that may occur. Although we have made and will continue to make capital and other expenditures to comply with environmental requirements, we do not expect to incur material capital expenditures for environmental controls in 1999 or 2000.

    Some of our operations generate hazardous substances. Like all manufacturers, if a release of hazardous substances occurs or has occurred at or from any of our current or former properties or at a landfill or another location where we have disposed of wastes, we may be held liable for the contamination, and the amount of such liability could be material.

    In 1995, the Michigan Department of Environmental Quality ("MDEQ"), requested that we and Wickes conduct an environmental investigation at and around our Mancelona, Michigan facility, which we acquired from Wickes in 1990. The investigation detected trichloroethylene ("TCE") in groundwater at the facility and offsite locations. We do not believe we used TCE since we acquired the Mancelona facility, although TCE may have been used by prior operators. We have arranged and paid for the sampling of several residential drinking water wells in the area and for the replacement of drinking water wells found to contain TCE above drinking water standards. Sampling of residential wells, and replacement of such wells, when necessary, will continue. We will likely incur additional costs to further investigate, monitor or remediate the contamination, and possibly to provide additional alternative drinking water supplies. Such costs may be material. In 1998, a ski resort in the vicinity wrote to us and asserted that we are liable for the cost it will incur to install a water supply system, which the ski resort claims is necessitated by the presence of TCE in groundwater in the area. We responded with a letter denying all liability. We are seeking a negotiated resolution of the ski resort's potential claims.

    The Mancelona groundwater contamination matter is subject to an indemnity from Wickes. In connection with our acquisition of certain assets from Wickes in 1990, Wickes agreed to indemnify us with respect to certain environmental liabilities associated with Wickes' operation of the subject facilities subject to a $750,000 basket (which has been reached), up to a $2.5 million cap. We will be obligated to indemnify Wickes with respect to any liabilities above such cap. Wickes has acknowledged that we made a timely and adequate claim for indemnification with respect to the Mancelona matter, and has been paying indemnification claims relating to the Mancelona matter, subject to a reservation of rights.

    In 1998, we acquired Universal. The seller in the Universal transaction agreed to indemnify us for environmental liabilities arising from the operation of the acquired facilities prior to the acquisition. Following the acquisition, pursuant to the indemnity, the seller continued to address certain environmental matters, including the cleanup of TCE-contaminated soil at our Butler, Indiana facility. In 1998, the seller filed for reorganization under the federal bankruptcy laws and appears to have ceased performing its obligations under the indemnity. In March 1999, the sellers requested bankruptcy court approval to reject their contractual indemnity obligations to us. Subject to our right to seek repayment in the bankruptcy proceeding, it is likely that we will be responsible for completing the cleanup at our Butler facility. Although we cannot assure you, based on estimates provided by the environmental consultant that has been performing the cleanup, we do not expect the cost to complete the cleanup to be material.

    In 1998, Excel entered into a partial consent decree to settle its liability for past costs at the Main Street Well Field Site in Elkhart, Indiana, where TCE was found in a municipal well field near Excel's Elkhart facility. Excel is one of several potentially responsible parties involved at the site. Under the settlement, Excel has a continuing payment obligation for operation and maintenance of a groundwater treatment system and for a soil vapor extraction system. These obligations will likely continue for several years. The annual cost to operate these systems is not material. In addition, Excel expects to receive certain payments from other parties involved at the site.

    We are involved as a potentially responsible party at several waste disposal sites. Although the environmental laws provide for joint and several liability at such sites, liability is typically allocated among the viable parties involved. We believe that we have no liability at some of these sites, and that adequate reserves are in place for current estimates of our share of liability at the other sites. We cannot assure you, however, that our liability at these sites will not materially exceed the current amount of our reserves.

    In 1997, Adwest acquired Heidemann. Areas of contamination from historical operations exist at the Heidemann facilities located in Rotenburg, Einbeck, and Kohler, Germany. We are currently operating treatment systems to clean up contamination at the Rotenburg and the two Einbeck facilities and are monitoring groundwater contamination at the Kohler facility. When Adwest acquired these facilities, the seller posted a DM 5 million escrow, in part, to cover environmental claims filed during an 18-month period following the acquisition. Adwest filed environmental claims totaling DM 2 million against the escrow for expenses to remediate contamination at the Rotenburg and Einbeck facilities and upgrade the wastewater treatment system at the Rotenburg facility. We expect to negotiate with the seller in the near future regarding the amount of recovery for these environmental claims. We may incur costs beyond the amount recovered from the escrow to continue to operate and maintain the treatment systems, and to perform additional investigation and clean up, if necessary. Based on current information, such costs are not expected to be material. However, should additional or more extensive contamination be discovered, we may incur material expenditures to address such contamination.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to our Directors and executive officers as of June 15, 1999:

NAME                                                      AGE                     PRINCIPAL POSITION(S)
-----------------------------------------------------     ---     -----------------------------------------------------

S. A. Johnson........................................         59  Chairman and Director
James O. Futterknecht, Jr............................         52  Vice Chairman and Director
J. Richard Jones.....................................         57  Vice Chairman and Director
Karl F. Storrie......................................         61  President, Chief Executive Officer and Director
David R. Bovee.......................................         49  Vice President
Joe A. Bubenzer......................................         47  Senior Vice President
Mervyn J. Edgar......................................         50  Vice President
Stephen E. K. Graham.................................         41  Vice President and Chief Financial Officer
Robert R. Hibbs......................................         37  Vice President and Director
John J. Knappenberger................................         52  Vice President
Milton D. Kniss......................................         51  Vice President
Michael C. Paquette..................................         57  Vice President
Robert A. Pickering..................................         56  Vice President
Scott D. Rued........................................         42  Vice President
Robert E. Brooker, Jr................................         62  Director
W. H. Clement........................................         71  Director
Jack K. Edwards......................................         55  Director
John C. Jorgensen....................................         61  Director
William L. (Barry) Orscheln..........................         48  Director
Eric J. Rosen........................................         38  Director
Ralph R. Whitney, Jr.................................         64  Director

    S. A. JOHNSON has served as Chairman and a Director of Dura since November 1990. Mr. Johnson is the founder, Chief Executive Officer and President of Hidden Creek. Mr. Johnson is also the President of J2R. Prior to forming Hidden Creek, Mr. Johnson served from 1985 to 1989 as Chief Operating Officer of Pentair, Inc., a diversified industrial company. From 1981 to 1985, Mr. Johnson was President and Chief Executive Officer of Onan Corp., a diversified manufacturer of electrical generating equipment and engines for commercial, defense and industrial markets. Mr. Johnson served as Chairman and a director of Automotive Industries Holding, Inc., a supplier of interior trim components to the automotive industry, from May 1990 to August 1995. Mr. Johnson is also Chairman and a director of Tower Automotive, Inc., a manufacturer of engineered metal stampings and assemblies for the automotive industry.

    JAMES O. FUTTERKNECHT, JR., has served as Director of Dura since May 1999. Mr. Futterknecht joined Excel in 1970, was Vice President--Corporate Sales from 1976 until 1984, was Vice President-- Automotive Products from 1984 until 1987, was Vice President--Automotive Sales and Engineering from 1987 to 1990 and was Executive Vice President from 1990 to 1992. He was elected as President and Chief Operating Officer and was appointed as an Excel director in 1992. In 1995, he was elected to the additional offices of Chairman of the Board and Chief Executive Officer. Mr. Futterknecht is also a director of Control Devices, Inc.

    J. RICHARD JONES has served as Vice Chairman and a Director of Dura since May 1998. Prior to the acquisition of Trident, Mr. Jones served as Group President and Chief Executive Officer of Trident's predecessor from June 1992 until December 1997 and as Chairman, Chief Executive Officer and Director of Trident from December 1997 until April 1998. From 1988 to June 1992, he served as President and Chief Operating Officer of the Process Automation Group of FKI (formerly known as the Process Control Group of FKI). In 1990, while serving in such capacity, he assumed the responsibility for the reorganization of the FKI Automotive Group. Prior thereto, Mr. Jones was Division President of Bristol Babcock, Inc., a process control company involved in the design and manufacture of telemetry equipment for the gas and water industry, and held a variety of positions in engineering, vehicular systems and operational management for the Varity Corporation.

    KARL F. STORRIE has served as President, Chief Executive Officer and a Director of Dura since March 1991. Prior to joining Dura and from 1986, Mr. Storrie was Group President of a number of aerospace manufacturing companies owned by Coltec Industries, a multi-divisional public corporation. Prior to becoming a Group President, Mr. Storrie was a Division President of two aerospace design and manufacturing companies for Coltec Industries from 1981 to 1986. During his thirty-five year career, Mr. Storrie has held a variety of positions in technical and operations management. Mr. Storrie is also a director of Argo-Tech Corporation, a manufacturer of aircraft fuel, boost and transfer pumps.

    DAVID R. BOVEE has served as Vice President of Dura since November 1990 and Chief Financial Officer of Dura from November 1990 to May 1997. Mr. Bovee also serves as Assistant Secretary for Dura. Prior to joining Dura, Mr. Bovee served as Vice President at Wickes in its Automotive Group from 1987 to 1990.

    JOE A. BUBENZER has had responsibility for European operations since June 1997. From October 1993 to May 1997, Mr. Bubenzer served as Vice President Sales/Engineering since joining Dura in October 1993 and was named Senior Vice President in 1995. Prior to joining Dura in October 1993, Mr. Bubenzer filled various executive positions with ITT Automotive, a supplier of components to the automotive industry, where he worked for six years, and, prior to such time, at GM, where he worked for 14 years.

    MERVYN J. EDGAR has served as Vice President of Dura since May 1998. Prior to the acquisition of Trident, Mr. Edgar served as General Manager of Trident from 1990 to May 1998 and as Manufacturing Manager of FKI Dominion Controls Division in Stratford, Ontario and Milan, Tennessee from 1989 to 1990.

    STEPHEN E. K. GRAHAM has served as Vice President and Chief Financial Officer since joining Dura in June 1997. From 1996 to May 1997, Mr. Graham was Chief Financial Officer of Cambridge Industries, Inc., a North American supplier of components to the automotive industry. From 1994 to 1996, Mr. Graham was Chief Financial Officer of Truck Components, Inc., a supplier of components to the automotive and heavy truck industry. From 1989 to 1994, Mr. Graham held several positions with Magna International, Inc., an automotive components supplier.

    ROBERT R. HIBBS has served as a Director of Dura since August 1994 and as Vice President since November 1990. Mr. Hibbs, a stockholder of J2R, has also served as Vice President-Corporate Development of Hidden Creek since January 1994 and as its Director from April 1990 through December 1993. Prior thereto, Mr. Hibbs worked in the corporate finance area with Drexel Burnham Lambert, an investment banking firm, in New York from 1988 to 1990.

    JOHN J. KNAPPENBERGER has served as Vice President of Quality and Materials of Dura since December 1995. Mr. Knappenberger assumed the responsibility for sales and engineering in June 1997. Prior to joining Dura, Mr. Knappenberger was Director of Quality for Carrier Corporation's North American Operations, manufacturers of heating and air conditioning systems, from February 1992. From 1985 to 1991, Mr. Knappenberger was employed by TRW Inc., a supplier of components to the automotive industry, beginning as Director of Quality in 1985 for the Steering and Suspension Division and becoming Vice President, Quality for the Automotive Sector in 1990.

    MILTON D. KNISS has served as Vice President of Operations of Dura since January 1994. From April 1991 until January 1994, Mr. Kniss served as Director of Michigan Operations for Dura. Mr. Kniss joined the predecessor in 1981 as a Divisional Purchasing Manager, served as Plant Manager of East Jordan, Michigan from 1982 until 1986, and Plant Manager of Gordonsville, Tennessee until 1991.

    MICHAEL C. PAQUETTE has served as Vice President of Human Resources of Dura since March 1999. From 1995 to February 1999, Mr. Paquette was Vice President of Corporate Human Resources of Excel. From 1983 to 1995, Mr. Paquette was Vice President of Human Resources for the Power Generation Group of Cummins Engine Company, a manufacturer of diesel engines and related components.

    ROBERT A. PICKERING has served as Vice President of Dura since March 1999, with responsibility for recreational and heavy vehicle and mass transit operations. From December 1996 to March 1999, Mr. Pickering was Vice President of Excel. From 1989 to 1996, Mr. Pickering was employed by Atwood Industries, serving as Vice President of Manufacturing of Atwood Automotive Division from 1989 to 1991 and President of Atwood Mobile Products from 1991 to 1996. Prior to joining Atwood Industries, Mr. Pickering's employment included seven years with Tech Form Industries, an automotive OEM supplier, six years with Volkswagen of America, and ten years with the Chevrolet Division of General Motors.

    SCOTT D. RUED has served as Vice President of Dura since November 1990. Mr. Rued, a stockholder of J2R, has also served as Executive Vice President and Chief Financial Officer of Hidden Creek since January 1994 and served as its Vice President Finance and Corporate Development from June 1989 through 1993. Mr. Rued has served as Vice President, Corporate Development and a director of Tower Automotive, Inc. since April 1993. Mr. Rued served as Vice President, Chief Financial Officer and a director of Automotive Industries Holding, Inc. from April 1990 to August 1995. Mr. Rued is also a director of The Rottlund Company, Inc., a corporation engaged in the development and sale of residential real estate.

    ROBERT E. BROOKER, JR. has served as a Director of Dura since September 1996. From 1993 to 1995, Mr. Brooker was President and Chief Operating Officer of Connell Limited Partnership. Prior thereto, Mr. Brooker served six years as President and Chief Executive Officer at Lord Corporation. Mr. Brooker is also a director of Full Circle Investments, a private investment company.

    W. H. CLEMENT has served as a Director of Dura since 1993. Mr. Clement serves as a consultant to Hidden Creek. From 1975 until May 1994, Mr. Clement served as Chief Executive Officer or as President of Automotive Industries Holding, Inc. and its predecessor. Mr. Clement is also a director of F&M National Corporation, a bank holding company, and Tower Automotive, Inc.

    JACK K. EDWARDS has served as a Director of Dura since December 1996. Mr. Edwards joined Cummins Engine Co., Inc. in 1972 and has served as Executive Vice President and Group President-- Power Generation and International since March 1996. Mr. Edwards is also a director of David J. Joseph Co., a processor and trader of steel scrap.

    JOHN C. JORGENSEN has served as a director of Dura since May 1998. Mr. Jorgensen has served as President of ORTECH CO. since March 1992, Senior Vice President of Manufacturing for Orscheln Management Co. since April 1996 and Executive Vice President of Orscheln Products L.L.C. since March 1992. Prior to 1992, Mr. Jorgensen was responsible for the operations at Orscheln Co. Manufacturing.

    WILLIAM L. (BARRY) ORSCHELN has served as a Director of Dura since August 1994. Mr. Orscheln has also served as President of Alkin Co. (and its predecessors) since March 1994, as President of Orscheln Farm and Home since September 1995, as President of Orscheln Properties Co., L.L.C., since October 1994 and as President of Orscheln Management Co. since December 1987. Mr. Orscheln has served as a director of UMB Bank, a bank holding company, since July 1989 and as a director of Orscheln Management Co. since 1987.

    ERIC J. ROSEN has served as a Director of Dura since January 1995. Mr. Rosen is Managing Director of Onex Investment Corp., a diversified industrial corporation and an affiliate of Onex, and served as a Vice President of Onex Investment Corp. from 1989 to February 1994. Prior thereto, Mr. Rosen worked in the merchant banking group at Kidder, Peabody & Co. Incorporated from 1987 to 1989. Mr. Rosen is also a director of Tower Automotive, Inc.

    RALPH R. WHITNEY, JR. has served as a Director of Dura since May 1999. Mr. Whitney was a director of Excel from 1983 to March 1999 and was Chairman of the Board from 1983 to 1985. Mr. Whitney has been a principal of Hammond, Kennedy, Whitney & Company, Inc., a New York, New York financial intermediary and private investment banking firm, since 1971. Mr. Whitney is also a director of Adage, Inc., Control Devices, Inc., IFR Systems, Inc., Selas Corporation of America and Baldwin Technologies, Inc.

    The Dura board currently has twelve directors. Each director is elected to serve until the next annual meeting of stockholders or until a successor is duly elected and qualified. Executive officers of Dura are duly elected by the board to serve until their respective successors are elected and qualified. There are no family relationships between any of the directors or executive officers of Dura.

    There are three committees of the board: the executive committee, the compensation committee and the audit committee. The executive committee, which is currently composed of Messrs. Johnson, Storrie and Orscheln, exercises the powers of the board during intervals between board meetings and acts as an advisory body to the board by reviewing various matters prior to their submission to the board. The compensation committee, which is currently composed of Messrs. Clement, Brooker and Edwards, reviews and makes recommendations to the board regarding salaries, compensation and benefits of executive officers and key employees of Dura and grants all options to purchase DASI's Class A common stock. The audit committee is currently composed of Messrs. Hibbs, Rosen and Whitney. Among other duties, the audit committee reviews the internal and external financial reporting of Dura, reviews the scope of the independent audit and considers comments by the auditors regarding internal controls and accounting procedures and management's response to these comments. Dura does not have a nominating committee.

EXECUTIVE COMPENSATION

    The following table sets forth compensation packages for the years ended December 31, 1998, 1997 and 1996 for Dura's chief executive officer and the four other executive officers of Dura who were the most highly compensated officers of Dura for the year ended December 31, 1998. We refer to these five individuals as our "named executive officers."

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                          ANNUAL COMPENSATION           COMPENSATION
                                                 -------------------------------------  -------------
              NAME AND                             SALARY      BONUS     OTHER ANNUAL      OPTIONS           ALL OTHER
         PRINCIPAL POSITION             YEAR       ($)(1)      ($)(1)    COMPENSATION    GRANTED (#)   COMPENSATION ($) (3)
------------------------------------  ---------  ----------  ----------  -------------  -------------  ---------------------
Karl F. Storrie.....................       1998  $  400,000  $  550,000       (2)            90,000          $   6,906
  President and Chief Executive            1997     345,833     425,000       (2)            30,000              6,856
  Officer                                  1996     294,168     400,000       (2)            80,000              3,725
Joe A. Bubenzer.....................       1998     239,000     160,000       --             30,000              5,322
  Senior Vice President                    1997     187,083     150,000       (2)            12,500              5,322
                                           1996     168,000     140,000       (2)            10,000              2,637
Milton D. Kniss.....................       1998     200,000     190,000       (2)            37,500              5,724
  Vice President                           1997     167,917     150,000       (2)            12,500              5,724
                                           1996     144,000     135,000       (2)            10,000              4,512
John J. Knappenberger...............       1998     175,000     130,000       (2)            30,000              5,664
  Vice President (4)                       1997     147,500     120,000       (2)            10,000              5,614
                                           1996     135,000     110,000    47,156(4)         27,373              3,375
Stephen E. K. Graham................       1998     175,000     125,000       (2)            30,000              5,082
  Vice President and Chief Financial       1997      92,548      40,000       (2)            25,000              5,082
  Officer(5)

------------------------------

(1) Includes amounts deferred by employees under Dura's 401(k) employee savings plan, pursuant to Section 401(k) of the Internal Revenue Code.

(2) None of the benefits and perquisites paid to each of the named executive officers exceeded the lesser of $50,000 or 10% of the total annual salary and bonus received by such named executive officers.

(3) The amounts disclosed in this column include amounts contributed by Dura to its 401(k) employees savings plan and profit sharing plan and dollar value of premiums paid by Dura for term life insurance on behalf of the named executive officers.

(4) Includes $39,263 for reimbursement of relocation costs.

(5) Mr. Graham became an employee of Dura in June 1997.

OPTION GRANT TABLE

    The following table shows all grants of options to acquire shares of DASI Class A common stock granted to the named executive officers under the 1996 Key Employee Stock Option Plan (the "1996 Plan") and the 1998 Stock Incentive (the "1998 Plan").

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                    POTENTIAL REALIZABLE VALUE
                                       NUMBER OF                                                    AT ASSUMED ANNUAL RATES OF
                                      SECURITIES         % OF TOTAL                                  STOCK PRICE APPRECIATION
                                      UNDERLYING       OPTIONS GRANTED     EXERCISE                    FOR OPTION TERM (2)
                                        OPTIONS         TO EMPLOYEES         PRICE     EXPIRATION   --------------------------
NAME                                GRANTED (#) (1)    IN FISCAL YEAR     (PER SHARE)     DATE           5%           10%
----------------------------------  ---------------  -------------------  -----------  -----------  ------------  ------------
K.F. Storrie......................        90,000               14.3%       $   29.00     12/17/08   $  1,641,415  $  4,159,668
J.A. Bubenzer.....................        30,000                4.8%           29.00     12/17/08        547,138     1,386,556
S.E.K. Graham.....................        30,000                4.8%           29.00     12/17/08        547,138     1,386,556
M.D. Kniss........................        37,500                5.9%           29.00     12/17/08        683,923     1,733,195
J.J. Knappenberger................        30,000                4.8%           29.00     12/17/08        547,138     1,386,556

------------------------------

(1) These options vest ratably over four years commencing one year from the date of grant.

(2) Amounts reflect certain assumed rates of appreciation set forth in the executive compensation disclosure rules of the SEC. Actual gains, if any, on stock option exercises depend on future performance of DASI's Class A common stock and overall stock market conditions. No assurances can be made that the amounts reflected in these columns will be achieved.

OPTION EXERCISES AND YEAR-END VALUE TABLE

    The following table shows aggregate exercise of options in the year ended December 31, 1998 by the named executive officers and the aggregate value of unexercised options held by each named executive officer as of December 31, 1998.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                        YEAR AND YEAR-END OPTION VALUES

                                                                           YEAR-END(#)          YEAR-END($)
                                                              VALUE      ----------------  ----------------------
                                     SHARES ACQUIRED ON     REALIZED       EXERCISABLE/         EXERCISABLE/
NAME                                      EXERCISE             ($)        UNEXERCISABLE        UNEXERCISABLE
-----------------------------------  -------------------  -------------  ----------------  ----------------------
K.F. Storrie.......................           5,000         $  83,063      82,500/112,500  $   1,544,063/$677,813
J.A. Bubenzer......................              --                --        8,125/44,375          96,953/310,859
S.E.K. Graham......................              --                --        6,250/48,750          42,656/281,719
M.D. Kniss.........................              --                --        8,125/51,875          96,953/349,297
J.J. Knappenberger.................              --                --       27,373/40,000         496,570/259,375

STOCK PLANS

1998 STOCK INCENTIVE PLAN

    The 1998 Stock Incentive Plan was adopted by the board of directors in December 1998 and was approved by our stockholders in March 1999. As of the date of this prospectus, options for an aggregate of 589,600 shares of Class A common stock have been granted under the 1998 Plan.

    The 1998 Plan provides for the grant of incentive stock options to our employees (including officers and employee directors) and for the grant of nonstatutory stock options and stock purchase rights ("SPRs") to our employees, directors and consultants. A total of (1) 1,000,000 shares of Class A common stock, (2) any shares returned to the 1996 Plan as a result of termination of options and (3) annual increases to be added on the date of each annual meeting of stockholders of Dura commencing in 1999 equal to the lesser of 500,000 shares of Class A common stock, 5% of the outstanding shares of Class A common stock, or such lesser amount as may be determined by the board of directors, are currently reserved for issuance pursuant to the 1998 Plan.

    The administrator of the 1998 Plan (the "Administrator") has the power to determine the terms of the options or SPRs granted, including the exercise price of the option or SPR, the number of shares subject to each option or SPR, the exercisability thereof, and the form of consideration payable upon such exercise. In addition, the Dura board has the authority to amend, suspend or terminate the 1998 Plan, provided that no such action may affect any share of DASI common stock previously issued and sold or any option or SPR previously granted under the 1998 Plan.

    Options and SPRs granted under the 1998 Plan are generally not transferable by the optionee, and each option and SPR is exercisable during the lifetime of the optionee and only by such optionee. Options granted under the 1998 Plan must generally be exercised within three months after the end of an optionee's status as an employee, director or consultant of Dura, or within twelve months after such optionee's termination by death or disability, but in no event later than the expiration of the option term.

    In the case of SPRs, unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant DASI a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with Dura for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to Dura. The purchase option shall lapse at a rate determined by the Administrator.

    The exercise price of all incentive stock options granted under the 1998 Plan must be at least equal to the fair market value of the Class A common stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the 1998 Plan is determined by the Administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the exercise price must be at least equal to the fair market value of the Class A common stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the outstanding capital stock of Dura, the exercise price of any incentive stock option granted must be at least equal to 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the 1998 Plan may not exceed ten years.

    The 1998 Plan provides that in the event of a merger of Dura with or into another corporation, or a sale of substantially all of Dura's assets, each option and SPR shall be assumed or an equivalent option substituted for by the successor corporation. If the outstanding options and SPRs are not assumed or substituted for by the successor corporation, the Administrator shall provide for the optionee to have the right to exercise the option or SPR as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If the Administrator makes an option or SPR exercisable in full in the event of a merger or sale of assets, the Administrator shall notify the optionee that the option or SPR shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the option or SPR will terminate upon the expiration of such period.

EMPLOYEE STOCK DISCOUNT PURCHASE PLAN

    The Dura Employee Stock Discount Purchase Plan (the "Employee Stock Purchase Plan") was approved by our board of directors and stockholders in August 1996. The Employee Stock Purchase Plan was established to give employees desiring to do so a convenient means of purchasing shares of Class A common stock through payroll deductions.

    Subject to certain restrictions, each of our employees who is a U.S. resident or a U.S. citizen temporarily on location at a facility outside of the U.S. is eligible to participate in the Employee Stock Purchase Plan if he or she has been employed by Dura for more than six months. Participation is discretionary with each eligible employee. We have reserved 500,000 shares of Class A common stock for issuance in connection with the Employee Stock Purchase Plan. As of March 31, 1999, 77,076 shares had been purchased under the Employee Stock Purchase Plan. Each eligible employee is entitled to purchase a maximum of 200 shares per year. Elections to participate and purchases of stock are made on a quarterly basis. Each participating employee contributes to the Employee Stock Purchase Plan by choosing a payroll deduction in any specified amount, with a minimum deduction of $10 per payroll period. A participating employee may increase or decrease the amount of his/her payroll deduction, including a change to a zero deduction as of the beginning of any calendar quarter. Elected contributions are credited to participants' accounts at the end of each calendar quarter. In addition, employees may make lump sum contributions at the end of the year to enable them to purchase the maximum number of shares available for purchase during the plan year.

    Each participating employee's contributions are used to purchase shares for the employee's share account within 15 days after the last day of each calendar quarter. The cost per share is 85% of the lower of the closing price of the Class A common stock on the Nasdaq National Market on the first or the last day of the calendar quarter. Shares purchased under the Employee Stock Purchase Plan carry full rights to receive dividends declared from time to time, and any dividends attributable to shares in the employee's share account are automatically used to purchase additional shares for such employee's share account. A participating employee has full ownership of all shares in his/her share account and may withdraw them for sale or otherwise by written request to the compensation committee of the Dura board following the close of each calendar quarter. Subject to applicable federal securities and tax laws, the Dura board has the right to amend or to terminate the Employee Stock Purchase Plan. Amendments to the Employee Stock Purchase Plan do not affect a participating employee's right to the benefit of the contributions made by such employee prior to the date of any such amendment. In the event the Employee Stock Purchase Plan is terminated, the compensation committee is required to distribute all shares held in each participating employee's share account plus an amount of cash equal to the balance in each participating employee's cash account.

INDEPENDENT DIRECTOR STOCK OPTION PLAN

    The Director Option Plan was approved by our board of directors and stockholders in August 1996 to encourage stock ownership by certain directors of Dura and to provide those individuals with an additional incentive to manage Dura and to provide a form of compensation that would attract and retain highly qualified individuals as members of Dura's board. The Director Option Plan provides for the issuance of options to independent Directors, as defined, covering 100,000 shares of Class A common stock, subject to certain adjustments reflecting changes in Dura's capitalization.

    The terms of each option granted under the Director Option Plan may not exceed ten years from the date of grant. The option price for each option must equal 100% of the fair market value of the Class A common stock on the date the option is granted. In general, no option may be exercised in whole or in part prior to the expiration of at least six months from the date of grant of the option. In consideration of the grant of an option, an optionee is required to agree to continue to serve as a director of Dura for the lesser of 12 months from the date the option is granted or for the remainder of the optionee's term as a director of Dura. Notwithstanding this requirement, nothing contained in the Director Option Plan or any agreement to be executed pursuant to the Director Option Plan obligates Dura, its board or its stockholders to retain an optionee as a director of Dura. As of March 31, 1999, options to purchase an aggregate of 21,000 shares of Class A common stock have been granted under the Director Option Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The table below sets forth certain information regarding the equity ownership of Dura as of March 31, 1999 by:

    - each person or entity known to Dura who beneficially owns five percent or more of a class of common stock of DASI,

    - each director and named executive officer and

    - all directors and executive officers of Dura as a group.

    Unless otherwise stated, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by it or him as set forth opposite its or his name. Beneficial ownership of the common stock listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act.

                                                                         CLASS A COMMON STOCK     CLASS B COMMON STOCK
                                                                       ------------------------  -----------------------
                       DIRECTORS, OFFICERS AND                          NUMBER OF   PERCENT OF   NUMBER OF   PERCENT OF
                           5% STOCKHOLDERS                               SHARES      CLASS(+)      SHARES     CLASS(+)
---------------------------------------------------------------------  -----------  -----------  ----------  -----------
ONEX DHC LLC(1)(2)...................................................          --           --    1,972,913       59.3%
Alkin Co.(2)(3)......................................................          --           --    1,366,810       40.9%
J2R Corporation(2)(4)................................................          --           --      308,211        9.3%
S. A. Johnson(2)(4)..................................................          --           --      317,879        9.6%
Karl F. Storrie(2)(5)................................................      86,900        *          115,531        3.5%
David R. Bovee(2)....................................................       7,500        *           31,308       *
Joe A. Bubenzer(2)...................................................       9,525        *           23,814       *
Mervyn J. Edgar......................................................       5,000        *               --          --
Stephen E. K. Graham.................................................       6,250        *               --          --
Robert R. Hibbs(2)(6)................................................          --           --      316,160        9.5%
John J. Knappenberger................................................      34,709        *               --          --
Milton D. Kniss(2)...................................................       8,175        *            8,961       *
Robert E. Brooker, Jr................................................      26,545        *               --          --
W. H. Clement(2).....................................................       2,000        *               --          --
Jack K. Edwards......................................................       6,512        *               --          --
James O. Futterknecht................................................          --           --           --          --
J. Richard Jones.....................................................      16,667        *               --          --
John C. Jorgensen(2)(3)..............................................          --           --    1,366,810       40.9%
William L. Orscheln(2)(3)............................................          --           --    1,366,810       40.9%
Eric J. Rosen(1)(2)..................................................       5,000        *        1,972,913       59.3%
Scott D. Rued(2)(7)..................................................          --           --      308,211        9.3%
Ralph R. Whitney, Jr.................................................          --           --           --          --
American Express Company(8)..........................................     950,114      6.7%              --          --
Dresdner RCM Global Investors LLC(9).................................     676,400      4.8%              --          --
All directors and officers as a group (19 persons)...................     215,483      1.5%       3,267,165       97.8%

------------------------

*   Less than one percent.

(+) Based on 14,151,898 shares of Class A common stock outstanding as of March
    31, 1999 and 3,325,303 shares of Class B common stock outstanding as of March 31, 1999.

(1) Reflects shares of Class B common stock held by Onex DHC LLC, which has shared voting power over 1,972,913 shares of Class B common stock (see footnote (2)) and sole dispositive power over

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    1,394,913 shares of Class B common stock. Mr. Rosen, a Director of Dura, is
    Managing Director of Onex Investment Corp. and disclaims beneficial ownership of all shares of Class B Common Stock owned by Onex DHC LLC. Onex DHC LLC and Onex Investment Corp. are both wholly owned subsidiaries of Onex Corporation. The address for Onex DHC LLC and Mr. Rosen is c/o Onex Investment Corp., 712 Fifth Avenue, 40th Floor, New York, New York 10019.

(2) Onex, J2R, Messrs. Johnson, Storrie, Bovee, Bubenzer, Hibbs, Kniss, Clement, Rosen and Rued and certain of Dura's other existing stockholders have entered into agreements pursuant to which such stockholders agreed to vote their shares of Class B common stock in the same manner as Onex votes its shares on all matters presented to Dura's stockholders for a vote and, to the extent permitted by law, granted to Onex DHC LLC a proxy to effectuate such agreement. As a result, Onex has voting control of approximately 59.3% of the common stock.

(3) Includes 14,420 shares issuable upon the exercise of currently exercisable options issued to Alkin Co. in connection with Dura's acquisition of the Brake and Cable Business. Messrs. Jorgensen and Orscheln are officers of Alkin Co. and, other than Mr. Orscheln, each disclaims beneficial ownership of the shares owned by Alkin Co. other than the shares subject to each of their outstanding options. The address for Alkin Co. is 2000 U.S. Highway 63 South, Moberly, Missouri 65270, and the address of each such individual is c/o Alkin Co. at the same address.

(4) Includes 308,211 shares owned by J2R, of which Mr. Johnson is President, and 9,668 shares owned by Mr. Johnson. The address for Mr. Johnson and J2R is c/o Dura Automotive Systems, Inc., 4508 IDS Center, Minneapolis, Minnesota 55402.

(5) Includes 1,400 shares owned by Mr. Storrie's wife. Mr. Storrie disclaims beneficial ownership of such shares.

(6) Includes 308,211 shares owned by J2R, of which Mr. Hibbs is a stockholder, and 7,949 shares owned by Mr. Hibbs. Mr. Hibbs disclaims beneficial ownership of the shares owned by J2R. The address for Mr. Hibbs is c/o Dura Automotive Systems, Inc., 4508 IDS Center, Minneapolis, Minnesota 55402.

(7) Includes 308,211 shares owned by J2R, of which Mr. Rued is a stockholder. Mr. Rued disclaims beneficial ownership of the shares owned by J2R. The address for Mr. Rued is c/o Dura Automotive Systems, Inc., 4508 IDS Center, Minneapolis, Minnesota 55402.

(8) American Express Company ("AEC") and American Express Financial Corporation ("AEFC") each reported as of December 31, 1998 shared dispositive power with respect to 950,114 shares of Class A common stock and shared voting power with respect to 400,114 shares of Class A common stock. IDS Discovery Fund Inc. reported as of December 31, 1998 sole voting power and shared dispositive power with respect to 550,000 shares of Class A common stock, representing 11.4% of the outstanding shares of Class A common stock. The address for AEC is American Express Tower, 200 Vesey Street, New York, New York 10285 and the address for AEFC and IDS Discovery Fund Inc. is IDS Tower 10, Minneapolis, Minnesota 55440.

(9) Dresdner RCM Global Investors LLC, RCM Limited L.P. and RCM General Corporation each reported as of December 31, 1998 sole voting power with respect to 609,900 shares of Class A common stock and sole dispositive power with respect to 676,400 shares of Class A common stock. The address for these entities is Four Embarcadero Center, Suite 2900, San Francisco, California 94111. Dresdner Bank AG also reported beneficial ownership of 680,200 shares of Class A common stock as a result of its being the parent corporation of Dresdner RCM US Holdings LLC. The address for Dresdner Bank AG is Jurgen-Ponto-Platz 1, 60301 Frankfurt, Germany.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    Dura, Onex, J2R, Alkin Co. and S.A. Johnson and Robert R. Hibbs and certain other investors are parties to a stockholders agreement pursuant to which each party has agreed to vote his or its shares in the same manner that Onex votes its shares of Dura's common stock.

    Dura, Onex and certain stockholders including J2R, Alkin Co., S.A. Johnson and Karl F. Storrie are parties to a registration agreement pursuant to which Dura has granted certain of its stockholders rights to register shares of Dura's common stock.

    Dura paid fees to Hidden Creek of approximately $3.7 million in 1998 in connection with the acquisitions of Universal, Trident and the Hinge Business, the June 1998 Offering and the March 1998 sale of the Trust Preferred Securities. In addition, Hidden Creek received a fee of $2.0 million for services rendered in connection with the Excel Acquisition and a fee of $2.0 million for services rendered in connection with the Adwest Acquisition. S.A. Johnson, the Chairman of the Dura board, is the founder, Chief Executive Officer and President of Hidden Creek and Messrs. Robert R. Hibbs, a Vice President and Director of Dura, and Scott D. Rued, a Vice President of Dura, are executive officers of Hidden Creek. Certain officers and employees of Hidden Creek continue to provide services to Dura. A portion of the salaries and expenses of such Hidden Creek officers and employees, approximately $200,000, is allocated to Dura annually.

    In connection with the December 1991 private placement of common stock, Mr. Storrie acquired 139,531 shares of Class B common stock, of which 115,531 shares are still held by Mr. Storrie. Dura loaned Mr. Storrie $75,000 in connection with such purchase. Mr. Storrie has repaid $12,900 of the outstanding balance as of March 31, 1999. The loan bears interest at 1% above the prime rate, matures on December 31, 2000 and is secured by a pledge of the shares.

                      DESCRIPTION OF CAPITAL STOCK OF DASI

GENERAL MATTERS

    The total amount of authorized capital stock of DASI consists of 60,000,000 shares of Class A common stock, par value $0.01 per share, 10,000,000 shares of Class B common stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value $1.00 per share. As of March 31, 1999, 14,151,898 shares of Class A common stock, 3,325,303 shares of Class B common stock and no shares of preferred stock were issued and outstanding. As of March 31, 1999, there were: (1) 2,200,000 shares of Class A common stock reserved for issuance under Dura's stock option plans and Employee Stock Purchase Plan, of which options to purchase 1,068,904 shares of Class A common stock were outstanding;
(2) 3,325,303 shares of Class A common stock reserved for issuance upon the conversion of the Class B common stock and (3) 1,289,000 shares of Class A common stock reserved for issuance upon the conversion of the Trust Preferred Securities.

    The following summary of certain provisions of DASI's capital stock describes all material provisions of, but does not purport to be complete and is subject to, and qualified in its entirety by, our restated certificate of incorporation and by-laws, which are filed with the SEC. See "Where You Can Find More Information."

CLASS A COMMON STOCK

    All of the outstanding shares of Class A common stock are validly issued, fully paid and nonassessable. Subject to the prior rights of the holders of any preferred stock, the holders of outstanding shares of Class A common stock are entitled to receive dividends out of assets legally available therefor at such time and in such amounts as the Board may from time to time determine. The shares of Class A common stock are not convertible and the holders thereof have no preemptive or subscription rights to purchase any securities of Dura. Upon liquidation, dissolution or winding up of

Dura, the holders of Class A common stock are entitled to receive pro rata the assets of Dura which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Each outstanding share of Class A common stock is entitled to one vote on all matters submitted to a vote of stockholders. Except as otherwise required by law or our restated certificate, the Class A common stock and Class B common stock vote together on all matters submitted to a vote of the stockholders, including the election of directors.

    The Class A common stock is traded on the Nasdaq National Market under the symbol "DRRA."

CLASS B COMMON STOCK

    The issued and outstanding shares of Class B common stock generally have identical rights to those of the Class A common stock except with respect to voting power and conversion rights. Each share of Class B common stock is entitled to ten votes on all matters submitted to a vote of stockholders, as compared to one vote for each share of Class A common stock. The Class B common stock automatically ceases to have any voting rights, other than as required by law, at any time that Onex Corporation, J2R Corporation and certain stockholders affiliated with Hidden Creek Industries, in the aggregate, do not beneficially own at least 10% of the total outstanding shares of common stock. The Class B common stock is convertible at the option of the holder, and mandatorily convertible upon any transfer of the Class B common stock while it still has ten votes per share (except to affiliates), into Class A common stock on a share-for-share basis. As of March 31, 1999, these stockholders collectively owned approximately 19% of the total outstanding shares of common stock. The Class B common stock is not registered under the Exchange Act and is not listed for trading on any national securities exchange or on the Nasdaq National Market.

PREFERRED STOCK

    The Dura board may, without further action by Dura's stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of Class A common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of Dura before any payment is made to the holders of shares of Class A common stock. Under certain circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of Dura's securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, the Dura board, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of Class A common stock. There are no shares of preferred stock outstanding, and Dura has no present intention to issue any shares of preferred stock. The affirmative vote of two-thirds of the Dura board is required to issue any preferred stock.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Class A common stock is Firstar Bank Milwaukee, N.A.

                       DESCRIPTION OF OTHER INDEBTEDNESS

NEW CREDIT FACILITY

    GENERAL. In connection with the Acquisitions, the Issuer, DASI and various direct and indirect wholly owned subsidiaries of DASI (the "Borrowers"), entered into the new credit facility with Bank of America National Trust and Savings Association ("Bank of America") and certain other lenders. The new credit facility provides for aggregate borrowings by Dura of approximately $1,150 million. As of March 31, 1999, there was $825.0 million of outstanding indebtedness under the new credit facility and $250.0 million available under the new credit facility for working capital and other corporate purposes.

    The new credit facility includes (a) a $200.0 million interim term loan, (b) a $275.0 million tranche A term loan, (c) a $275.0 million tranche B term loan and (d) a $400.0 million revolving credit facility.

    INTEREST. Amounts outstanding under the new credit facility bear interest, at Dura's option, at a rate per annum equal to either: (1) the Eurocurrency interbank offered rate (the "Eurocurrency Rate") or (2) the alternate base rate, in each case, plus an applicable margin. The "alternate base rate" is defined as the higher of (x) Bank of America's reference rate, and (y) 0.50% per annum over the federal funds rate. The applicable margin for the tranche A term loan and the revolving credit facility is initially 2.25% for Eurocurrency Rate loans and 0.75% for alternate base rate loans. The applicable margin for tranche A term loans and the revolving credit facility adjusts according to a performance pricing grid based on Dura's ratio of senior indebtedness to EBITDA, ranging from (1) for Eurocurrency loans, 2.25% to 1.50% and (2) for alternate base rate loans, 0.75% to 0.00%. The applicable margin for the interim term loan is fixed at 2.25% for Eurocurrency loans and 0.75% for alternate base rate loans. The applicable margin for the tranche B term loan is fixed at 2.50% for Eurocurrency loans and 1.00% for alternate base rate loans. As of March 31, 1999, Dura's borrowings under the new credit facility bore interest at rates ranging from 5.28% to 10.00%.

    MATURITY. Borrowings under the interim term loan are due and payable in September 2000. Borrowings under the tranche A term loan are due and payable in March 2005 and borrowings under the tranche B term loan are due and payable in March 2006. The revolving credit facility is available until March 2005.

    SECURITY AND GUARANTIES. The new credit facility is secured by a first priority security interest in all existing and after-acquired tangible and intangible assets of the Borrowers and their material subsidiaries, including, without limitation, intellectual property, real property, all of the capital stock owned by the Borrowers and each of their material subsidiaries and any inter-company debt obligations (with exceptions for certain foreign subsidiaries). All of the Borrowers' obligations under the new credit facility are fully and unconditionally guaranteed by DASI and all of the Issuer's material subsidiaries (with exceptions for certain foreign subsidiaries).

    COVENANTS. The new credit facility requires Dura to meet certain financial tests, including, without limitation, maximum levels of senior debt as a ratio to EBITDA, minimum interest coverage, total debt as a ratio of EBITDA and net worth. The new credit facility contains certain covenants which, among other things, limit the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, acquisitions, mergers and consolidations, payments of certain other indebtedness, liens and encumbrances.

    EVENTS OF DEFAULT. The new credit facility contains customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness (including the notes), certain events of bankruptcy and insolvency, judgment defaults, failure of any guaranty or security document supporting the new credit facility to be in full force and effect and a change of control of Dura.

TRIDENT NOTES

    We acquired Trident in April 1998. In December 1997, Trident issued $75.0 million in aggregate principal amount of 10% senior subordinated notes due 2005. The Trident notes mature on December 15, 2005. The Trident notes are guaranteed on a senior subordinated basis by certain of Trident's subsidiaries. Neither DASI nor the Issuer has guaranteed any of the obligations under the Trident notes.

    The indenture under which the Trident notes were issued contains covenants restricting Trident's ability to take certain actions, including its ability to declare or pay any dividend or make any other payment or distribution on its or any of its restricted subsidiaries equity interests. As of December 31, 1998, Trident was permitted to distribute to the Issuer an aggregate of $2.6 million under the Trident indenture.

    At any time prior to June 15, 2000, Trident may redeem up to 35% of the aggregate principal amount of the Trident notes ever issued under the Trident indenture at a redemption price in cash equal to 110% of the principal amount thereof, plus accrued and unpaid interest to the redemption date with the net proceeds of one or more public equity offerings, provided that at least $50.0 million in aggregate principal amount of the Trident notes remains outstanding. At any time prior to December 15, 2001, the Trident notes may also be redeemed in whole, but not in part, at Trident's option upon the occurrence of a change of control (as defined in the Trident indenture), at a redemption price in cash equal to 100% of the aggregate principal amount thereof, plus the applicable premium (as defined in the Trident indenture) and accrued and unpaid interest thereon to the redemption date.

    Upon the occurrence of a change in control, each holder of the Trident notes may require Trident to repurchase all or any part of the Trident notes held by such holder at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of repurchase.

    After December 15, 2001, the Trident notes will be subject to redemption at any time at our option at the redemption prices set forth in the Trident indenture, plus accrued and unpaid interest thereon through the redemption date.

    Neither Trident nor any of its subsidiaries have guaranteed the outstanding notes or the exchange notes.

    On May 26, 1999, Trident commenced a cash tender offer and consent solicitation relating to the Trident notes. The purchase price to be paid for the Trident notes will be based upon a fixed spread of 75 basis points over the yield to maturity on the 5 7/8% U.S. Treasury Note due November 30, 2001, plus accrued and unpaid interest on the Trident notes to, but not including the payment date, less a consent payment equal to $25.00 per $1,000 principal amount of the Trident notes. On June 9, 1999, Trident received the requisite consents to amend the indenture relating to the Trident notes to eliminate substantially all of the indenture's restrictive covenants. The tender offer is scheduled to close on June 23, 1999. The repurchase price for the Trident notes will be paid using cash on hand or borrowings under the new credit facility.

                              DESCRIPTION OF NOTES

    You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Issuer" refers only to Dura Operating Corp. and not to any of its subsidiaries and the word "notes" refers to both to the outstanding notes and the exchange notes.

    The Issuer will issue the exchange notes relating to the dollar notes under the dollar notes indenture and the exchange notes relating to euro notes under the euro notes indenture. The terms of the notes include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

    The following description is a summary of the material provisions of the indentures and the registration rights agreements. It does not restate those agreements in their entirety. We urge you to read the applicable indenture and registration rights agreement because they, and not this description, define your rights as holders of the notes. Certain defined terms used in this description but not defined below under "--Certain Definitions" have the meanings assigned to them in the Indentures.

    As of the date of the indentures, all of the Issuer's subsidiaries were "Restricted Subsidiaries." However, under the circumstances described below under the subheading "--Certain Covenants-- Designation of Restricted and Unrestricted Subsidiaries," the Issuer is permitted to designate certain of its subsidiaries as "Unrestricted Subsidiaries." The Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indentures. The Unrestricted Subsidiaries will not guarantee the notes.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTIES

    THE NOTES

    - are general unsecured obligations of the Issuer;

    - are subordinated in right of payment to all existing and future Senior Debt of the Issuer;

    - are PARI PASSU with all existing and future subordinated, unsecured Indebtedness of the Issuer that does not expressly provide that it is subordinated to the notes; and

    - are unconditionally guaranteed by the Guarantors.

    THE GUARANTIES

    The notes are guaranteed by all of the material Domestic Restricted Subsidiaries of the Issuer.

    Each Guaranty of the notes:

    - is a general unsecured obligation of the Guarantor;

    - is subordinated in right of payment to all existing and future Senior Debt of the Guarantor; and

    - is PARI PASSU in right of payment with any future senior subordinated Indebtedness of the Guarantor.

    Not all of our Subsidiaries guaranteed the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us. See "Risk Factors--The Issuer Conducts Certain of its Operations Through Subsidiaries and Not All of the Issuer's Subsidiaries Are Subsidiary Guarantors."

PRINCIPAL, MATURITY AND INTEREST

    The dollar indenture provides for the issuance by the Issuer of dollar notes with a maximum aggregate principal amount of $350.0 million, of which $300.0 million was issued in the initial offering, and the euro indenture provides for the issuance by the Issuer of euro notes with a maximum aggregate principal amount of [EURO]150.0 million, of which [EURO]100.0 million was issued in the initial offering. The Issuer may issue additional dollar notes and euro notes (collectively, the "additional notes") from time to time. Any offering of additional notes is subject to the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any additional notes subsequently issued under the indentures would be treated as a single class for all purposes under the applicable indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The dollar notes were issued in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. The euro notes were issued in fully registered form, without coupons, in denominations of [EURO]1,000 and integral multiples thereof. In each case, the notes will mature on May 1, 2009.

    Interest on the notes accrues at the rate of 9% per annum and will be payable semi-annually in arrears on May 1 and November 1, commencing on November 1, 1999. The Issuer will make each interest payment to the holders of record on the immediately preceding April 15 and October 15.

    Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

    With respect to the dollar notes, payments of principal, premium and Liquidated Damages, if any, and interest will be made at the corporate trust office of the Paying Agent in New York City or, subject to any applicable laws and regulations, at the office of the Paying Agent in Luxembourg or the Paying Agent in London by United States dollar check drawn on, or, if a holder has given wire instructions to the Issuer, by wire transfer to a United States dollar account maintained by the holder with a bank located in New York City.

    With respect to the euro notes, payments of principal, premium and Liquidated Damages, if any, and interest will be made by credit or transfer to a Euro account maintained by the holder in the place of payment specified by the holder. Holders of euro notes who wish to receive payment in any currency other than Euros must make arrangements at their own expense.

    For so long as the notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Issuer will maintain a Paying Agent in Luxembourg. If a payment date is not a Business Day (as defined in the indentures) at a place of payment, payment may be made at that place on the next succeeding Business Day and no interest shall accrue for the intervening period.

PAYING AGENT AND REGISTRAR FOR THE NOTES

    The Trustee will initially act as principal Paying Agent and Registrar at its corporate trust offices in the City of New York, State of New York and in London. Industrial Bank of Japan (Luxembourg) S.A. will initially act as co-registrar and as an additional paying agent in Luxembourg. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders, and the Issuer or any of its Subsidiaries may act as Paying Agent or Registrar; provided, however, that for so long as the notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Issuer will publish notice of the change in the Transfer Agent in Luxembourg in a daily newspaper with general circulation in Luxembourg (which is expected to be the LUXEMBOURG WORT).

TRANSFER AND EXCHANGE

    A holder may transfer or exchange notes in accordance with the applicable indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a holder to pay any taxes and fees required by law or permitted by the applicable indenture. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

    The registered holder of a note will be treated as the owner of it for all purposes.

SUBSIDIARY GUARANTIES

    The Guarantors have jointly and severally guarantee the Issuer's obligations under the notes. Each Subsidiary Guaranty is subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Subsidiary Guaranty are limited as necessary to prevent that Subsidiary Guaranty from constituting a fraudulent conveyance under applicable law. See "Risk Factors--If a Court Were to Find that the Issuance of the Notes or the Subsidiary Guaranties Constituted a Fraudulent Conveyance, such Court Could Avoid the Issuer's Obligations Under the Notes or the Subsidiary Guarantors' Obligations under the Subsidiary Guaranties."

    A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Issuer or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

    (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indentures, its Subsidiary Guaranty and the registration rights agreements pursuant to supplemental indentures and appropriate collateral documents satisfactory to the Trustee; or

    (b) the Net Proceeds of such sale or other disposition are applied in accordance with the "Asset Sale" provisions of the Indentures.

    The Subsidiary Guaranty of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Issuer, if the Guarantor applies the Net Proceeds of that sale or other disposition in accordance with the "Asset Sale" provisions of the indentures;

(2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Issuer, if the Issuer applies the Net Proceeds of that sale in accordance with the "Asset Sale" provisions of the Indentures; or

(3) if the Issuer properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary.

    See "--Repurchase at the Option of Holders--Asset Sales."

PARENT GUARANTY

    The notes are unconditionally guaranteed by DASI (the "Parent Guaranty"). The Parent Guaranty is subordinated to the prior payment in full of all Senior Debt of DASI. DASI may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate or merge with or into (whether or not DASI is the Surviving Person) another Person unless immediately after giving effect to that transaction, no Default or Event of Default exists and the Person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger assumes all obligations of DASI under the indentures and the registration rights agreements pursuant to supplemental indentures and appropriate collateral documents satisfactory to the Trustee.

SUBORDINATION

    The payment of principal, interest and premium and Liquidated Damages, if any, on the notes is subordinated to the prior payment in full of all Senior Debt of the Issuer, including Senior Debt incurred after the date of the indentures.

    The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the holders of notes will be entitled to receive any payment with respect to the notes (except that holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of the Issuer:

(1) in a liquidation or dissolution of the Issuer;

(2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property;

(3) in an assignment for the benefit of creditors; or

(4) in any marshaling of the Issuer's assets and liabilities.

    The Issuer also may not make any payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if:

(1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

(2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Issuer or the holders of any Designated Senior Debt.

    Payments on the notes may and shall be resumed:

(1) in the case of a payment default, upon the date on which such default is cured or waived; and

(2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

    No new Payment Blockage Notice may be delivered unless and until:

(1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

(2) all scheduled payments of principal, interest and premium and Liquidated Damages, if any, on the notes that have come due have been paid in full in cash.

    No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

    If the Trustee or any holder of the notes receives a payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") when:

(1) the payment is prohibited by these subordination provisions; and

(2) the Trustee or the holder has actual knowledge that the payment is prohibited;

    the Trustee or the holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the Trustee or the holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Debt or their proper representative.

    The Issuer must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Issuer, holders of notes may recover less ratably than creditors of the Issuer who are holders of Senior Debt. See "Risk Factors--The Notes and Guaranties are Unsecured Senior Subordinated Obligations."

    "DESIGNATED SENIOR DEBT" means:

(1) any Indebtedness outstanding under the Credit Agreement; and

(2) after payment in full of all Obligations under the Credit Agreement, any other Senior Debt of the Issuer permitted under the Indentures the principal amount of which is $20.0 million or more and which has been designated by the Issuer as "Designated Senior Debt."

    "PERMITTED JUNIOR SECURITIES" means:

(1) Equity Interests in the Issuer, DASI or any Guarantor; or

(2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes, the Parent Guaranty and the Subsidiary Guaranties are subordinated to Senior Debt under the Indentures.

    "SENIOR DEBT" means:

(1) all Indebtedness of the Issuer, any Guarantor, or DASI outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

(2) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indentures, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any of the Guaranties; and

(3) all Obligations with respect to the items listed in the preceding clauses
    (1) and (2).

    Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing by the Issuer;

(2) any Indebtedness of the Issuer or DASI to any of its Subsidiaries or other Affiliates;

(3) any trade payables; or

(4) the portion of any Indebtedness that is incurred in violation of the indentures.

OPTIONAL REDEMPTION

    At any time prior to May 1, 2002, the Issuer may redeem up to 35% of the aggregate principal amount of the dollar notes issued under the dollar notes indenture (calculated after giving effect to any issuance of additional notes that are dollar notes) and up to 35% of the aggregate principal amount of the euro notes issued under the euro notes indenture (calculated after giving effect to any issuance of additional notes that are euro notes), in each case at a redemption price of 109% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; PROVIDED that:

(1) at least 65% of the aggregate principal amount of the dollar notes issued under the dollar note indenture remains outstanding and at least 65% of the aggregate principal amount of the euro notes issued under the euro notes indenture remains outstanding, in each case immediately after the occurrence of each such redemption (excluding notes held by DASI, the Issuer and their respective Subsidiaries); and

(2) the redemptions must occur within 90 days of the date of the closing of any such Equity Offering.

    Except pursuant to the preceding paragraph, the notes will not be redeemable at the Issuer's option prior to May 1, 2004. The Issuer is not prohibited, however, from acquiring the notes by means other than a redemption, whether pursuant to an issuer tender or otherwise, assuming such acquisition does not otherwise violate the terms of the indentures.

    After May 1, 2004, the Issuer may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

YEAR                                                                                PERCENTAGE
----------------------------------------------------------------------------------  -----------
2004..............................................................................      104.50%
2005..............................................................................      103.00%
2006..............................................................................      101.50%
                                                                                    -----------
2007 and thereafter...............................................................      100.00%
                                                                                    -----------
                                                                                    -----------

    For so long as the notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Issuer will cause a notice of redemption of the notes to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the LUXEMBOURG WORT).

MANDATORY REDEMPTION

    The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.

REPURCHASE AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

    If a Change of Control occurs, each holder of notes will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof or [EURO]1,000 or an integral multiple thereof) of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the indentures. In the Change of Control Offer, the Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, unless the Issuer has exercised its right to redeem the notes as described under "--Optional Redemption," the Issuer will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indentures and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indentures, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indentures by virtue of such conflict.

    On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions thereof being purchased by the Issuer.

    The Paying Agent will promptly mail to each holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; PROVIDED that each such new dollar note will be in a principal amount of $1,000 or an integral multiple thereof and each such new euro note will be in a principal amount of [EURO]1,000 or an integral multiple thereof.

    Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, the Issuer will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant. If the Issuer does not obtain such consents or repay such borrowings, the Issuer will be prohibited from purchasing the notes. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indentures are applicable. Except as described above with respect to a Change of Control, the Indentures do not contain provisions that permit the holders of the notes to require that the Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

    The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indentures applicable to a Change of Control Offer made by the Issuer and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

    The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Issuer and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase such notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

    ASSET SALES

    The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of (as determined in good faith by the Issuer);

(2) such fair market value is determined by the Issuer's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

(3) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

    (a) any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet) of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guaranty) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Issuer or such Restricted Subsidiary from further liability;

    (b) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days after the consummation of such Asset Sale (to the extent of the cash received in that conversion); and

    (c) any Designated Noncash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale; PROVIDED that the aggregate fair market value (as determined above) of such Designated Noncash Consideration, taken together with the fair market value at the time of receipt of all other Designated Noncash Consideration received pursuant to this clause (c) less the amount of Net Proceeds previously realized in cash from prior Designated Noncash Consideration is less than 5.0% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

    Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer may apply such Net Proceeds at its option:

(1) to repay Senior Debt and, if such Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

(3) to make a capital expenditure; and/or

(4) to acquire other long-term assets that are used or useful in a Permitted Business.

    Pending the final application of any such Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indentures.

    Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuer will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is PARI PASSU with the notes containing provisions similar to those set forth in the Indentures with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use such Excess Proceeds for any purpose not otherwise prohibited by the Indentures. If the aggregate principal amount of notes and such other PARI PASSU Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the notes and such other PARI PASSU Indebtedness to be purchased on a pro rata basis based on the principal amount of notes and such other PARI PASSU Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

    The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indentures, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indentures by virtue of such conflict.

    The agreements governing the Issuer's outstanding Senior Debt currently prohibit the Issuer from purchasing any notes, and also provide that certain change of control or asset sale events with respect to the Issuer would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which the Issuer becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when the Issuer is prohibited from purchasing notes, the Issuer could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such a consent or repay such borrowings, the Issuer will remain prohibited from purchasing notes. In such case, the Issuer's failure to purchase tendered notes would constitute an Event of Default under the Indentures which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the indentures would likely restrict payments to the holders of notes.

SELECTION AND NOTICE

    If less than all of the applicable notes are to be redeemed at any time, the Trustee will select notes for redemption as follows:

(1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2) if the notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

    No notes of $1,000 or [EURO]1,000, as the case may be, or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. For so long as the notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Issuer will cause a notice of redemption of the notes to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the LUXEMBOURG WORT). Notices of redemption may not be conditional.

    If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS

    The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer or to the Issuer or a Restricted Subsidiary of the Issuer);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Subsidiary Guaranties, except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

    unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the date of the indentures (excluding

    Restricted Payments permitted by clauses (2), (3) and (4) of the next succeeding paragraph), is less than the sum, without duplication, of:

    (a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from March 31, 1999 to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), PLUS

    (b) 100% of the aggregate net cash proceeds or fair market value of Productive Assets received by the Issuer since the date of the Indentures as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Issuer (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Issuer), PLUS

    (c) to the extent that any Restricted Investment that was made after the dates of the indentures is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; PLUS

    (d) without duplication of any amounts included in clause (b) above, 100% of the aggregate Net Cash Proceeds or the fair market value of Productive Assets received by the Issuer as common equity contributions by a holder of the Equity Interests of the Issuer (excluding any net cash proceeds from an equity contribution which has been financed, directly or indirectly using funds (1) borrowed from the Issuer or any of its Subsidiaries, unless and until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Issuer or by any of its Subsidiaries); PLUS

    (e) any dividends paid in cash or Productive Assets received by the Issuer or a Restricted Subsidiary of the Issuer after the date of the Indenture from any Unrestricted Subsidiary to the extent that such dividends were not otherwise included in Consolidated Net Income; PLUS

    (f) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date of the Indentures, the fair market value of the Issuer's Investment in such Subsidiary (which consists of cash or Productive Assets) as of the date of such redesignation.

    So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

 (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration, such payment would have complied with the provisions of the indentures;

 (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of DASI the Issuer or any Guarantor or of any Equity Interests of DASI, the Issuer or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3) (b) of the preceding paragraph;

 (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Issuer or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

 (4) the payment of any dividend by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis;

 (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of DASI, the Issuer or any Restricted Subsidiary of the Issuer held by any employee, officer or director (in each case either current or former) of the Issuer (or any of its Restricted Subsidiaries') pursuant to any management equity subscription agreement or stock plan; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any twelve-month period;

 (6) cash dividends or loans from the Issuer to DASI for the purpose of permitting DASI to pay its ordinary operating expenses (including, without limitation, directors' fees, indemnification obligations, professional fees and expenses, etc.) in an aggregate amount not to exceed $5.0 million in any twelve-month period;

 (7) payments to DASI not to exceed $100,000 in any fiscal year, solely to enable DASI to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock;

 (8) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

 (9) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Capital Stock) issued after the issue date; PROVIDED that, at the time of such issuance, the Issuer, after giving effect to such issuance on a pro forma basis, would have had a Fixed Charge Coverage Ratio of at least 2.0 to 1.0;

 (10) other Restricted Payments in an aggregate amount not to exceed $10.0 million since the date of the Indentures;

 (11) the distribution, as a dividend or otherwise, of shares of Capital Stock of any Unrestricted Subsidiary of the Issuer;

 (12) cash dividends or loans from the Issuer to DASI in amounts equal to amounts required for DASI to pay franchise taxes and Federal, state and local taxes to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries; and

 (13) dividends from the Issuer to DASI in an amount sufficient to pay dividends on DASI's 7 1/2% Convertible Trust Preferred Securities Due 2028, that are outstanding on the issue date of the Notes.

    The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Issuer shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the indentures.

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    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

    The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if, in each case, the Fixed Charge Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

    The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

 (1) the incurrence by the Issuer and any Restricted Subsidiary of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1)(with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) not to exceed $950.0 million LESS any mandatory prepayments actually made thereunder (to the extent, in the case of payments of revolving credit Indebtedness, that the corresponding commitments have been permanently reduced) or scheduled payments actually made thereunder (other than the repayment of the Interim Term Loan using the net proceeds of the initial offering);

 (2) the incurrence by the Issuer and its Restricted Subsidiaries of the Existing Indebtedness;

 (3) the incurrence by the Issuer and the Guarantors of Indebtedness represented by the notes and the related Guaranties to be issued on the date of the indentures and the exchange notes and the related Guaranties to be issued pursuant to the registration rights agreements;

 (4) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Issuer or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed 5% of Total Assets at any time outstanding;

 (5) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3),
     (4), (5), or (10) of this paragraph;

 (6) the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that:

     (a) if the Issuer or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Issuer, or the Guaranty of such Guarantor, in the case of a Guarantor; and

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     (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary thereof; shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Subsidiary, as the case may be, that was not permitted by this clause (6);

 (7) the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the indentures to be outstanding or to hedge exposure to foreign currency fluctuations or commodity price risk with respect to any commodity purchases;

 (8) (a) the guarantee by the Issuer or any of the Guarantors of Indebtedness of the Issuer or a Guarantor that was permitted to be incurred by another provision of this covenant; and

     (b) the guarantee by any Restricted Subsidiary of the Issuer that is not a Guarantor of Indebtedness of another Restricted Subsidiary of the Issuer that is not a Guarantor that was permitted to be incurred by another provision of this covenant;

 (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock: PROVIDED, in each such case, that the amount thereof is included in Fixed Charges of the Issuer as accrued;

 (10) the incurrence by the Issuer or any of the Restricted Subsidiaries of additional Indebtedness or Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
      (10), not to exceed $50.0 million;

 (11) the incurrence by the Issuer's Unrestricted Subsidiaries of Non-Recourse Debt, PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer that was not permitted by this clause (11);

 (12) the incurrence of Indebtedness (including letters of credit) in respect of workers' compensation claims, self-insurance obligations, performance, surety, bid or similar bonds and completion guarantees provided by the Issuer or one of its Restricted Subsidiaries in the ordinary course of business and consistent with past practices;

 (13) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; PROVIDED that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

 (14) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is Non-Recourse Debt (except for Standard Securitization Undertakings) with respect to the Issuer and its other Restricted Subsidiaries;

 (15) Indebtedness of the Issuer evidenced by promissory notes subordinated to the Notes and the Exchange Notes issued to employees of the Issuer and its Subsidiaries in lieu of cash payment for

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      at any time Equity Interest of DASI being repurchased from such employees;
      PROVIDED; that the aggregate amount of such Indebtedness does not exceed $5.0 million at any one time outstanding;

 (16) guaranties of Indebtedness of any other person incurred by the Issuer or a Restricted Subsidiary in the ordinary course of business in an aggregate principal amount not to exceed $5.0 million at any one time outstanding; and

 (17) Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into by the Issuer or its Subsidiaries in the ordinary course.

    LIMITATION ON FOREIGN INDEBTEDNESS

    The Issuer will not permit any Restricted Subsidiary of the Issuer that is not a Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) unless:

 (1) after giving effect to the incurrence of such Indebtedness and the receipt of the application of the proceeds thereof;

     (a) if, as a result of the incurrence of such Indebtedness such Restricted Subsidiary will become subject to any restriction or limitation on the payment of dividends or the making of other distributions,

         (i) the Fixed Charge Coverage Ratio of Restricted Subsidiaries that are not Guarantors (determined on a pro forma basis for the last four fiscal quarters for which financial statements are available at the date of determination) is greater than 2.5 to 1; and

         (ii) the Issuer's Fixed Charge Coverage Ratio (determined on a pro forma basis for the last four fiscal quarters of the Issuer for which financial statements are available at the date of determination) is greater than 2.0 to 1; and

     (b) in any other case, the Issuer's Fixed Charge Coverage Ratio (determined on a pro forma basis for the last four fiscal quarters of the Issuer for which financial statements are available at the date of determination) is greater than 2.0 to 1; and

 (2) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

    In the event that any Indebtedness incurred pursuant to clause (1)(b) of the foregoing paragraph is proposed to be amended, modified or otherwise supplemented such that the payment of dividends or the making of other distributions becomes subject in any manner to any restriction or limitation, the Issuer will not permit the Restricted Subsidiary to so amend, modify or supplement such Indebtedness unless such Indebtedness could be incurred pursuant to the terms of clause (1)(a) of the foregoing paragraph.

    All calculations required under the prior two paragraphs hereof shall be made in a manner consistent with the calculations required under the covenant described under "Incurrence of Indebtedness and Issuance of Preferred Stock."

    LIENS

    The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

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    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

    The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

 (1) pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

 (2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

 (3) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

    However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

 (1) Existing Indebtedness as in effect on the date of the indentures;

 (2) the indentures, the notes and the Guaranties;

 (3) Indebtedness incurred by a Restricted Subsidiary that is not a Guarantor in compliance with the provisions set forth under the caption "--Limitation on Foreign Indebtedness."

 (4) applicable law, regulation or order;

 (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indentures to be incurred;

 (6) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

 (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

 (8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

 (9) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

 (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

 (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

 (12) customary provisions in agreements with respect to Permitted Joint
      Ventures;

 (13) Indebtedness incurred after the date of the indentures in accordance with the terms of the Indenture; provided; that the restrictions contained in the agreements governing such new Indebtedness are, in the good faith judgment of the Board of Directors of the Issuer, not

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      materially less favorable, taken as a whole, to the holders of the notes than those contained in the agreements governing Indebtedness outstanding on the date of the indentures;

 (14) any encumbrance or restriction of a Securitization Entity effected in connection with a Qualified Securitization Transaction; and

 (15) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors, no more restrictive with respect to such dividend and other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

    MERGER, CONSOLIDATION OR SALE OF ASSETS

    The Issuer may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or
(2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1) either: (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, partnership, limited liability company or trust organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Issuer under the notes, the Indentures and the registration rights agreements pursuant to agreements reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default or Event of Default exists;
    and

(4) the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

    In addition, the Issuer may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and any of its Restricted Subsidiaries.

    TRANSACTIONS WITH AFFILIATES

    The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement,

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understanding, loan, advance or guarantee with, or for the benefit of, any
Affiliate (each, an "Affiliate Transaction"), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(2) the Issuer delivers to the Trustee:

    (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

    (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Issuer or the relevant Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

    The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

 (1) any employment agreement entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Issuer or such Restricted Subsidiary;

 (2) transactions between or among the Issuer and/or its Restricted
     Subsidiaries;

 (3) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Issuer;

 (4) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Issuer; and

 (5) Restricted Payments that are permitted by the provisions of the indentures described above under the caption "--Restricted Payments;"

 (6) providing indemnity to officers, directors, or employees of the Issuer or any of its Subsidiaries as determined in good faith by the Board of Directors of the Issuer;

 (7) the payment of customary management, consulting and advisory fees and related expenses to Hidden Creek Industries or its affiliates consistent with past practices, including, without limitation, in connection with acquisitions, divestitures or financings by DASI, the Issuer or any of the Issuer's Restricted Subsidiaries;

 (8) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any agreement to which it is a party as of the date of the Indentures, and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the date of the indentures shall only be permitted by this clause to the extent that the terms of any such amendment or similar agreement are not disadvantageous to the holders in any material respect;

 (9) transactions effected as part of a Qualified Securitization Transaction;

 (10) transactions with customers, joint venture partners, clients and suppliers, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indentures which

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      are fair to the Issuer or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Issuer;

 (11) the grant of stock options, restricted stock or similar rights to the Issuer's employees, directors and consultants pursuant to plans approved by the Board of Directors of the Issuer; and

 (12) loans or advances to employees or consultants in the ordinary course of business and consistent with past practices, which are approved by a majority of the Board of Directors of the Issuer in good faith.

    ADDITIONAL SUBSIDIARY GUARANTIES

    If the Issuer or any of its Restricted Subsidiaries acquires or creates another material Domestic Restricted Subsidiary after the dates of the indentures and the newly acquired or created material Domestic Restricted Subsidiary guarantees any obligations under any Credit Facility, then that newly acquired or created Domestic Restricted Subsidiary must become a Guarantor and execute supplemental indentures and deliver an Opinion of Counsel to the Trustee within 10 Business Days of the date on which it guaranteed any obligation under any of the Credit Facilities. If any Subsidiary that is not a Guarantor at any time guaranties Indebtedness of the Issuer or a Guarantor, the Issuer will cause such Subsidiary to simultaneously execute and deliver supplemental indentures providing for the guaranty of the payment of the notes by such Subsidiary.

    DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

    The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will either reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "--Restricted Payments" or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as the Issuer shall determine. That designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

    NO SENIOR SUBORDINATED DEBT

    The Issuer shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Issuer and senior in any respect in right of payment to the notes. No Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Indebtedness of such Guarantor and senior in any respect in right of payment to such Guarantor's Guaranty.

    PAYMENTS FOR CONSENT

    The Issuer and DASI will not, and will not permit any of their Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indentures or the notes issued thereunder unless such consideration is offered to be paid and is paid to all holders of such notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

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    REPORTS

    Whether or not required by the SEC, so long as any notes are outstanding, the Issuer will furnish to the holders of notes, within five days of filing such reports with the SEC:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report on the annual financial statements by the Issuer's certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports.

    In addition, following the consummation of the exchange offer contemplated by the registration rights agreements, whether or not required by the SEC, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuer and the Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Reports and other filings made by DASI that include all of the information referred to in clauses (1) and (2) above with respect to DASI and its consolidated subsidiaries shall be deemed to satisfy the obligations of the Issuer and/or the Guarantors set forth above as long as such reports and filings include the information required by the Staff of the SEC under its interpretations of SAB 53; PROVIDED that DASI does not have any business operations other than those conducted through the Issuer.

EVENTS OF DEFAULT AND REMEDIES

    Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, any notes whether or not prohibited by the subordination provisions of the indentures;

(2) default in payment when due of the principal of, or premium, if any, on the notes whether or not prohibited by the subordination provisions of the indentures;

(3) failure by the Issuer or any of its Restricted Subsidiaries to comply with the provisions described under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets;"

(4) failure by the Issuer or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the indentures;

(5) default under any mortgage, indenture or instrument under which there is issued and outstanding any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the dates of the indentures, if that default:

    (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

    (b) results in the acceleration of such Indebtedness prior to its express maturity,

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    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $20.0 million or more;

(6) failure by the Issuer or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, vacated, discharged, stayed or non-appealable for a period of 60 days, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(7) except as permitted by the indentures, any Guaranty shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guaranty or DASI, or any Person acting on behalf of DASI, shall deny or disaffirm its obligations under the Parent Guaranty; and

(8) certain events of bankruptcy or insolvency with respect to DASI, the Issuer or any of its Significant Subsidiaries.

    In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuer, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding dollar notes or at least 25% in principal amount of the then outstanding euro notes, as the case may be, may declare all the dollar notes or the euro notes, as the case may be, to be due and payable immediately.

    Holders of the notes may not enforce the indentures or the notes except as provided in the indentures. Subject to certain limitations, holders of a majority in principal amount of the then outstanding dollar notes or euro notes, as the case may be, may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages) if it determines that withholding notice is in their interest.

    The holders of a majority in aggregate principal amount of the applicable notes then outstanding by notice to the Trustee may on behalf of the holders of all of the applicable Notes waive any existing Default or Event of Default and its consequences under the applicable Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the applicable notes.

    The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indentures. Upon becoming aware of any Default or Event of Default, the Issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of DASI, the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the notes, the Indentures, the Subsidiary Guaranties, the Parent Guaranty or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

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LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    Under each indenture, the Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to any outstanding notes under such Indenture and all obligations of the Guarantors discharged with respect to their Guaranties ("Legal Defeasance") except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

(2) the Issuer's obligations with respect to the notes concerning issuing temporary Notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's and the Guarantor's obligations in connection therewith; and

(4) the Legal Defeasance provisions of applicable indenture.

    In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released with respect to certain covenants that are described in the indentures ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the applicable holders of the notes, cash in U.S. Dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on such outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the applicable Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the holders of such outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing either:
    (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be

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    applied to such deposit); or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the applicable Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6) the Issuer must have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Issuer or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no holder is an "insider" of the Issuer under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

(7) the Issuer must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of such notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(8) the Issuer must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next three succeeding paragraphs, neither the indentures nor the notes issued thereunder may be amended or supplemented without the consent of the holders of at least a majority in principal amount of the applicable notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the applicable Indenture or the applicable notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding applicable notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

    Without the consent of each applicable holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

(3) reduce the rate of or change the time for payment of interest on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the applicable notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the applicable notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the applicable Indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

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(7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders");

(8) release any Guarantor from any of its obligations under its Guaranty or the applicable indenture, except in accordance with the terms of such indenture; or

(9) make any change in the preceding amendment and waiver provisions.

    In addition, any amendment to, or waiver of, the provisions of either indenture relating to subordination that adversely affects the rights of the holders of the applicable notes will require the consent of the holders of at least 75% in aggregate principal amount of applicable notes then outstanding.

    Notwithstanding the preceding, without the consent of any holder of applicable notes, the Issuer, the Guarantors and the Trustee may amend or supplement either indenture or the notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of the Issuer's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer's assets;

(4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder; or

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

SATISFACTION AND DISCHARGE

    Each indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

    (a) all applicable notes that have been authenticated (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation; or

    (b) all applicable notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of such holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2) no applicable Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(3) the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the applicable indenture; and

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(4) the Issuer has delivered irrevocable instructions to the Trustee under the applicable Indenture to apply the deposited money toward the payment of the applicable notes at maturity or the redemption date, as the case may be.

    In addition, the Issuer must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all applicable conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE TRUSTEE

    If the Trustee becomes a creditor of the Issuer or any Guarantor, the indentures limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

    The holders of a majority in principal amount of the then outstanding dollar notes or euro notes, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indentures provide that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request of any holder of notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM

    The outstanding dollar notes are represented by one or more notes in registered, global form ("dollar global notes') deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC, in each case for credit to the accounts of DTC Participants and indirect participants (each as defined below) including, without limitation, Morgan Guaranty Trust Company of New York, Brussels office, as operator (the "Euroclear Operator") of the Euroclear System ("Euroclear") and Cedelbank ("Cedelbank"). The euro notes sold to "qualified institutional buyers" pursuant to Rule 144A (the "Rule 144A euro notes") are represented by one or more notes in registered global form deposited with the Trustee as custodian in DTC and registered in the name of Cede & Co., as nominee of DTC, in each case for credit to the accounts of DTC Participants and indirect participants. The euro notes sold to purchasers under Regulation S are represented by a note in registered, global form (the "Reg. S euro global note") deposited with the Industrial Bank of Japan (Luxembourg) S.A. in Luxembourg as depositary (such capacity, the "Depositary") for Euroclear. The Reg. S euro notes are not eligible for clearance through DTC, except indirectly through DTC's participation in Euroclear. The exchange notes will also be represented by one or more global notes.

    Except in the limited circumstances set forth below, notes in certificated form will not be issued.

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DEPOSITARY PROCEDURES

    DTC. DTC has advised the Issuer as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for persons who have accounts with it ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("indirect participants").

    EUROCLEAR AND CEDELBANK. The Issuer understands as follows with respect to Euroclear and Cedelbank: Euroclear and Cedelbank each hold securities for their account holders and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders, thereby eliminating the need for physical movements of certificates and any risk from lack of simultaneous transfers of securities. Euroclear and Cedelbank each provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Each of Euroclear and Cedelbank can settle securities transactions in any of more than 30 currencies, including Euros. Euroclear and Cedelbank each also deal with domestic securities markets in several countries through established depository and custodial relationships. The respective systems of Euroclear and Cedelbank have established an electronic bridge between their two systems across which their respective account holders may settle trades with each other. Account holders in both Euroclear and Cedelbank are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to both Euroclear and Cedelbank is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system. An account holder's overall contractual relations with either Euroclear or Cedelbank are governed by the respective rules and operating procedures of Euroclear or Cedelbank and any applicable laws. Both Euroclear and Cedelbank act under such rules and operating procedures only on behalf of their respective account holders and have no record of or relationship with any persons who are not direct account holders.

    Except as described below, owners of interests in the dollar global notes and the euro global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders of notes for any purpose. So long as DTC (or its nominee) or the Depositary, as the case may be, is the registered owner or holder of a global note, such party will be considered the sole owner or holder of the notes represented by such global note for all purposes under the indentures and the notes. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC, Euroclear and Cedelbank, as the case may be, and their participants or account holders to exercise any rights and remedies of a holder of notes under the indentures. Payments of principal and interest on the global notes will be made to DTC or its nominee, or to the Depositary on behalf of Euroclear and Cedelbank, as the case may be, as the registered owners thereof.

    The laws of some countries and some states in the United States require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited to that extent. Because DTC, Euroclear and Cedelbank can act only on behalf of their respective participants or account holders, as the case may be, the ability of a person having beneficial interests in a global note to pledge such interests to persons or entities that do not participate in the relevant clearing system, or otherwise take

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actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

PAYMENTS ON THE GLOBAL NOTES

    Payments in respect of the principal of, premium, if any, and interest on a global note will be made through a payment agent appointed pursuant to the applicable indenture and will be payable to DTC (or its nominee) or the Depositary on behalf of Euroclear, as the case may be, each in its capacity as the registered holder of such notes under such indentures. Under the terms of the indentures, the Issuer and the Trustee will treat the persons in whose names notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Issuer, the initial purchasers, the Trustee, or any agent of the Issuer, the initial purchasers or the Trustee has or will have any responsibility or liability for (i) any aspect or accuracy of the records of the relevant clearing system, the participants therein or the account holders thereof, as the case may be, relating to payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any records of such clearing system, participant or account holder relating to beneficial ownership interests in the global notes, or (ii) any other matter relating to the actions and practices of the relevant clearing system or the participants therein or the account holders thereof.

    DTC or Euroclear, as the case may be, upon receipt of any such payment, will immediately credit the accounts of their relevant participants or account holders, as the case may be, with payments in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant global note, as shown on the records of DTC or Euroclear, as the case may be. The Issuer expects that payments by such participants or account holders, as the case may be, to the beneficial owners of global notes will be governed by standing instructions and customary practices and will be the responsibility of such participants or account holders. Neither the Issuer nor the Trustee will have responsibility or liability for the payment of amounts owing in respect of beneficial interests in the global notes held by DTC or by the Depositary for Euroclear.

TRANSFERS OF GLOBAL SECURITIES AND INTERESTS THEREIN

    Unless definitive securities are issued, (i) the dollar global notes and the Rule 144A euro notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee, and (ii) the Reg. S euro global notes may be transferred, in whole and not in part, only by Euroclear to the Depositary or by the Depositary to Euroclear, or to another nominee or successor thereof or a nominee of such successor.

    Transfers of beneficial interests in the dollar global notes and the Rule 144A euro notes will be subject to the applicable rules and procedures of DTC and its direct and indirect participants (including, if applicable, those of Euroclear and Cedelbank), which are subject to change from time to time. Transfers of beneficial interests in the Reg. S euro global note will be subject to the applicable rules and procedures of Euroclear and its account holders and intermediaries. Any secondary market trading activity in beneficial interests in the global notes is expected to occur through the participants or account holders and intermediaries, as the case may be, of DTC, Euroclear and Cedelbank, and the securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

    No service charge will be made for any registration of transfer or exchange of notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    Although DTC, Euroclear and Cedelbank have agreed to certain procedures to facilitate transfers of interests in the global notes among participants in DTC and account holders in Euroclear and

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Cedelbank, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuer, the initial purchasers, the Trustee, nor any agent of the Issuer, the initial purchasers or the Trustee will have any responsibility for the nonperformance or misperformance (as a result of insolvency, mistake, misconduct or otherwise) by DTC, Euroclear or Cedelbank or their respective participants, indirect participants, account holders or intermediaries of their respective obligations under the rules and procedures governing their operations.

    The Issuer understands that under existing industry practices, if either the Issuer or the Trustee requests any action of holders of notes, or if an owner of a beneficial interest in a global note desires to give instructions or take an action that a holder is entitled to give or take under the indentures, DTC, Euroclear or Cedelbank, as the case may be, would authorize their respective participants or account holders, as the case may be, owning the relevant beneficial interest to give instructions to take such action, and such participants or account holders would authorize indirect participants or intermediaries to give instructions or take such action, or would otherwise act upon the instructions of such indirect participants or intermediaries.

    The Issuer understands that under existing practices of DTC or Euroclear if less than all of the respective class of notes are to be redeemed at any time, DTC or Euroclear, as the case may be, will credit their participants' or account holders' accounts on a proportionate basis (with adjustments to prevent fractions) or by lot or on such other basis as DTC or Euroclear, as the case may be, deems fair and appropriate, provided that no beneficial interests of less than $1,000 or [EURO]1,000, as the case may be, may be redeemed in part.

CERTIFICATED NOTES

    Beneficial interests in a global note are exchangeable for definitive notes in registered certificated form only if: (i) in the case of the dollar global notes, DTC (x) notifies the Issuer that it is unwilling or unable to continue as depositary for such on the Rule 144A euro notes global notes or (y) has ceased to be a "clearing agency" registered under the Exchange Act and, in each case, the Issuer thereupon fails to appoint a successor depositary within 90 days;
(ii) in the case of the Reg. S euro global note, Euroclear is unwilling or unable to continue as depositary for such global note and the Issuer thereupon fails to appoint a successor depositary within 90 days; or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the applicable notes. In all cases, certificated notes delivered in exchange for any global note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC or Euroclear, as the case may be, in accordance with their customary procedures. The notes may not be issued in bearer form.

    In the case of the issuance of certificated notes in the limited circumstances set forth above, the holder of any such certificated note may transfer such note by surrendering it at the offices or agencies of the Issuer maintained for such purpose within the City and State of New York, and at the office of the transfer agent in Luxembourg. Until otherwise designated by the Issuer, the Issuer's office or agency in the City and State of New York and London, England, respectively, will be the offices of the Trustee maintained for such purpose. In the event of a partial transfer of a holding of notes represented by one certificate, or partial redemption of such a holding represented by one certificate, a new certificate shall be issued to the transferee in respect of the part transferred or redeemed and a further new certificate in respect of the balance of the holding not transferred or redeemed shall be issued to the transferor, provided that no certificate in denominations less than $1,000 or [EURO]1,000 as the case may be, shall be issued. Each new certificate to be issued shall be available for delivery within ten business days at the office of the Trustee or the transfer agent in Luxembourg. The cost of preparing, printing, packaging and delivering the certificated notes shall be borne by the Issuer.

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    The Issuer shall not be required to register the transfer or exchange of certificated notes for a period of 15 days preceding (a) the due date for any payment of principal of or interest on the notes or (b) a selection of notes to be redeemed. Also, the Issuer is not required to register the transfer or exchange of any notes selected for redemption. In the event of the transfer of any certificated note, the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a holder to pay any taxes and fees required by law and permitted by the indentures and the notes.

    If certificated notes are issued and a holder of a certificated note claims that the note has been lost, destroyed or wrongfully taken or if such note is mutilated and is surrendered to the Trustee, the Issuer shall issue and the Trustee shall authenticate a replacement note if the Trustee's and the Issuer's requirements are met. If required by the Trustee or the Issuer, an indemnity bond sufficient in the judgment of both to protect the Issuer, the Trustee or any paying agent or authenticating agent appointed pursuant to the indentures from any loss which any of them may suffer if a note is replaced must be posted. The Issuer may charge for its expenses in replacing a note.

    In case any such mutilated, destroyed, lost or stolen note has become or is about to become due and payable, or is about to be redeemed or purchased by the Issuer pursuant to the provisions of the indentures, the Issuer in its discretion may, instead of issuing a new note, pay, redeem or purchase such note, as the case may be.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

    The following description is a summary of the material provisions of the registration rights agreements. It does not restate those agreements in their entirety. We urge you to read the registration rights agreements in their entirety because they, and not this description, define your registration rights as holders of these notes. See "Where You Can Find More Information."

    The Issuer, the Guarantors and the Initial Purchasers entered into the registration rights agreement pertaining to the dollar notes and another registration rights agreement pertaining to the euro notes. Pursuant to each registration rights agreement, the Issuer and the Guarantors agreed to file with the SEC a registration statement on the appropriate form under the Securities Act with respect to the exchange notes (the "Exchange Offer Registration Statement"). Upon the effectiveness of the Exchange Offer Registration Statement, the Issuer and the Guarantors will offer to the holders of transfer restricted securities pursuant to the exchange offer who are able to make certain representations the opportunity to exchange their transfer restricted securities for exchange notes which will have terms substantially identical in all material respects to the dollar notes or the euro notes, as the case may be.

    If:

(1) the Issuer and the Guarantors are not

    (a) required to file the Exchange Offer Registration Statement; or

    (b) permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or

(2) any holder of transfer restricted securities notifies the Issuer in writing prior to the 20th business day following consummation of the exchange offer that:

    (a) it is prohibited by law or SEC policy from participating in the exchange offer; or

    (b) that it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

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    (c) that it is a broker-dealer and owns notes acquired directly from the
       Issuer or an affiliate of the Issuer,

the Issuer and the Guarantors will file with the SEC a shelf registration statement to cover resales of the notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

    The Issuer and the Guarantors will use their reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC.

    For purposes of the preceding, "transfer restricted securities" means each note until:

(1) the date on which such note has been exchanged by a Person other than a broker-dealer for an exchange note in the exchange offer;

(2) following the exchange by a broker-dealer in the exchange offer of a note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

(3) the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

(4) the date on which such note is eligible for distribution to the public pursuant to Rule 144 under the Securities Act.

    The registration rights agreement also provide that:

(1) the Issuer and the Guarantors will use their reasonable best efforts to file an Exchange Offer Registration Statement with the SEC on or prior to 60 days after the closing of the initial offering;

(2) the Issuer and the Guarantors will use their reasonable best efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 150 days after the issue date of the notes;

(3) unless the exchange offer would not be permitted by applicable law or SEC policy, the Issuer and the Guarantors will

    (a) commence the exchange offer; and

    (b) use their reasonable best efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, exchange notes in exchange for all notes tendered prior thereto in the exchange offer; and

(4) if obligated to file the shelf registration statement, the Issuer and the Guarantors shall use their reasonable best efforts to file the shelf registration statement with the SEC on or prior to 30 days after such filing obligation arises and to cause the shelf registration statement to be declared effective by the SEC on or prior to 90 days after such filing is made (but in no event earlier that the Issuer's obligation with respect to the Exchange Offer Registration Statement).

    If:

(1) the Issuer and the Guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing; or

(2) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); or

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(3) the Issuer and the Guarantors fail to consummate the exchange offer within
    30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

(4) the shelf registration statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of transfer restricted securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a "Registration Default"), then the Issuer and the Guarantors will pay Liquidated Damages to each holder of notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to .50% per annum over the stated rate for the notes.

    The amount of the Liquidated Damages will increase by an additional .50% over the stated rate for the notes per annum at the beginning of each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of 1.0% per annum over the stated rate for the notes.

    All accrued Liquidated Damages will be paid by the Issuer and the Guarantors on each Damages Payment Date to the global note holder by wire transfer of immediately available funds or by federal funds check and to holders of certificated notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

    Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

    Holders of notes will be required to make certain representations to the Issuer (as described in the registration rights agreements) in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreements in order to have their notes included in the shelf registration statement and benefit from the provisions regarding Liquidated Damages set forth above. By acquiring transfer restricted securities, a holder will be deemed to have agreed to indemnify the Issuer and the Guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any shelf registration statement. Holders of notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of written notice to that effect from the Issuer.

    While the Issuer intends to apply to list the notes on the Luxembourg Stock Exchange, there can be no assurance that the listing will be obtained or that it will be obtained on terms that are acceptable to the Issuer in its sole discretion. The Issuer intends to comply with the rules and regulations of the Luxembourg Stock Exchange in connection therewith. For so long as the notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Luxembourg Stock Exchange will be notified in the case of any increase in the rate of interest on the notes, and such notice will be published in a daily newspaper of general circulation in Luxembourg (which is expected to the LUXEMBURGER WORT).

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the indentures. Reference is made to the indentures for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "ACQUIRED DEBT" means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in

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    connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

    "ASSET SALE" means:

(1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales or leases in the ordinary course of business consistent with past practices; PROVIDED that the sale, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests by any of the Issuer's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

    Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets having a fair market value of less than $5.0 million;

(2) a transfer of assets between or among the Issuer and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary;

(4) the sale, lease or license of property, plant, equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments;"

(7) the licensing of intellectual property; and

(8) sales of receivables and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof, including consideration in the amount specified in the proviso to the definition of Qualified Securitization Transaction.

    "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the

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occurrence of a subsequent condition. The terms "Beneficially Owns" and
"Beneficially Owned" shall have a corresponding meaning.

    "BOARD OF DIRECTORS" means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

    "CAPITAL STOCK" means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CASH EQUIVALENTS" means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Service and in each case maturing within twelve months after the date of acquisition;

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

(7) Indebtedness with a rating of "A" or higher from Standard & Poor's Rating Service or "A-2" or higher from Moody's Investors Service, Inc.

    "CHANGE OF CONTROL" means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the

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    properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

(2) the adoption of a plan relating to the liquidation or dissolution of the Issuer;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer, measured by voting power rather than number of shares;

(4) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors;

(5) the first day on which DASI ceases to own 100% of the outstanding Equity Interests of the Issuer; or

(6) the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Issuer outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

    "CONSOLIDATED CASH FLOW" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period PLUS:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; PLUS

(2) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; PLUS

(3) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; PLUS

(4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; MINUS

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(5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

    Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of the Issuer shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Issuer only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Issuer by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

    "CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary thereof;

(2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

(4) the cumulative effect of a change in accounting principles shall be excluded; and

(5) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Specified Person or one of its Subsidiaries.

    "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Issuer who:

(1) was a member of such Board of Directors on the dates of the Indentures; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

    "CREDIT AGREEMENT" means that certain Amended and Restated Credit Agreement, dated as of March 19, 1999, by and among the Issuer, DASI and various direct and indirect wholly owned Subsidiaries of DASI and Bank of America National Trust and Savings Association as a lender and as agent, and certain other lenders, providing for up to $1,150 million of aggregate borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

    "CREDIT FACILITIES" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of

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receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

    "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

    "DESIGNATED NONCASH CONSIDERATION" means any non-cash consideration (other than non-cash consideration that would constitute a Restricted Investment) received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Issuer or such Restricted Subsidiary. Such Officers' Certificate shall state the basis of such valuation, which shall be a report of a nationally recognized investment banking firm with respect to the receipt in one or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of $5.0 million.

    "DESIGNATED PREFERRED STOCK" means preferred stock that is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Issuer, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause 3(b) of the first paragraph of the covenant described under the caption "--Restricted Payments."

    "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

    "DOMESTIC RESTRICTED SUBSIDIARY" means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia.

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "EQUITY OFFERING" means an offering by the Issuer or DASI of shares of its Common Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Common Stock; PROVIDED that, in the event of any Equity Offering by DASI, DASI contributes to the common equity capital of the Company (other than as Disqualified Stock) the net cash proceeds of such Equity Offering.

    "EXISTING INDEBTEDNESS" means the aggregate principal amount of Indebtedness of the Issuer and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid.

    "FIXED CHARGES" means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of

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    all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; PLUS

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; PLUS

(3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or any one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any one of its Restricted Subsidiaries, whether or not such guaranty or Lien is called upon; PLUS

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Issuer (other than Disqualified Stock) or to the Issuer or a Restricted Subsidiary of the Issuer, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

    "FIXED CHARGE COVERAGE RATIO" means with respect to any specified Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

    In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act (giving effect to any Pro Forma Cost Savings), but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in

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such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the dates of the Indentures.

    "GUARANTY" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

    "GUARANTORS" means each of:

(1) DASI; Dura Automotive Systems, Inc. Column Shifter Operations; Universal Tool & Stamping Company Inc.; Dura Automotive Systems Cable Operations, Inc.; Adwest Electronics, Inc.; Adwest Western Automotive, Inc.; X.E. Co.; Dura Automotive Systems of Tennessee, L.P.; Dura Automotive Systems of Indiana, Inc.; Dura Industries of Michigan, Inc.; Anderson Industries, Inc.; Hydro Flame Corporation; Atwood Industries, Inc.; Atwood Automotive Inc.; Mark I Molded Plastics, Inc.; and Mark I Molded Plastics of Tennessee, Inc.; and

(2) any other subsidiary that executes a Guaranty in accordance with the provisions of the Indenture;

    and their respective successors and assigns.

    "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and currency values.

    "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

(1) borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) banker's acceptances;

(4) representing Capital Lease Obligations;

(5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6) representing any Hedging Obligations,

    if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any indebtedness of any other Person.

    The amount of any Indebtedness outstanding as of any date shall be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

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    "INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guaranties or other obligations), advances or capital contributions (excluding commissions, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants-- Restricted Payments." The acquisition by the Issuer or any Restricted Subsidiary of the Issuer of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants-- Restricted Payments."

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

    "LIQUIDATED DAMAGES" means all liquidated damages owing pursuant to the registration rights agreements entered into on April 22, 1999 between the Issuer and the Initial Purchasers.

    "NET INCOME" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

    "NET PROCEEDS" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than under the Credit Agreement, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

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    "NON-RECOURSE DEBT" means Indebtedness:

(1) as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries.

    "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "PERMITTED BUSINESS" means the business conducted by the Issuer and its Restricted Subsidiaries on the date hereof and businesses reasonably related thereto.

    "PERMITTED INVESTMENTS" means:

 (1) any Investment in the Issuer or in a Restricted Subsidiary;

 (2) any Investment in Cash Equivalents;

 (3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:

    (a) such Person becomes a Restricted Subsidiary of the Issuer; or

    (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

 (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales";

 (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer or DASI;

 (6) Hedging Obligations;

 (7) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding not to exceed the greater of (x) $50.0 million and (y) 5.0% of Total Assets;

 (8) Investments existing on the date of the Indenture and any amendment, modification, restatement, supplement, extension, renewal, refunding, replacement, refinancing, in whole or in part, thereof;

 (9) any Investment by the Issuer or a Subsidiary of the Issuer in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; PROVIDED that any Investment in a Securitization Entity is in the form of a Purchase Money Note or any equity interest;

 (10) Investments in Permitted Joint Ventures of up to $25.0 million outstanding at any one time;

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 (11) Investments in Unrestricted Subsidiaries an amount at any one time outstanding not to exceed $10.0 million; and

 (12) Investments in securities of trade creditors or customers received pursuant to a plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers.

    "PERMITTED JOINT VENTURE" means an entity characterized as a joint venture (however structured) engaged in a Permitted Business and in which the Issuer or a Restricted Subsidiary (a) owns at least 20% of the ownership interest or (b) has the right to receive at least 20% of the profits or distributions; provided that such joint venture is not a Subsidiary.

    "PERMITTED LIENS" means:

 (1) Liens of the Issuer and any Guarantor securing Indebtedness and other Obligations under Credit Facilities that were securing Senior Debt that was permitted by the terms of the Indenture to be incurred;

 (2) Liens in favor of the Issuer or the Guarantors;

 (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or any Subsidiary of the Issuer; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer or the Subsidiary;

 (4) Liens on property existing at the time of acquisition thereof by the Issuer or any Subsidiary of the Issuer, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition;

 (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

 (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

 (7) Liens existing on the date of the Indentures;

 (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

 (9) Liens incurred in the ordinary course of business of the Issuer or any Subsidiary of the Issuer with respect to obligations that do not exceed $5.0 million at any one time outstanding;

 (10) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

 (11) Liens on assets of a Restricted Subsidiary that is not a Guarantor that secures Indebtedness (including Acquired Indebtedness) incurred in compliance with the covenant described under "--Limitation on Foreign Indebtedness."

 (12) judgment Liens not giving rise to an Event of Default;

 (13) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Issuer or any of its Restricted Subsidiaries, including rights of offset and set-off;

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 (14) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customer duties in connection with the importation of goods;

 (15) Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction;

 (16) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Issuer and its Restricted Subsidiaries;

 (17) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money).

 (18) Liens imposed by law, such as carriers', warehouseman's and mechanics' Liens in each case for sums not yet due or being contested in good faith;

 (19) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or any Guarantor to the extent such Indebtedness is permitted to be incurred in accordance with the covenant described under "--Incurrence of Indebtedness and Issuance of Preferred Stock";

 (20) Liens securing Hedging Obligations as long as the related Indebtedness is, and is permitted to be, under the Indentures to be secured by a Lien on the same property securing the Hedging Obligations;

 (21) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations with respect to bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; and

 (22) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business.

    "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); PROVIDED that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

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(4) such Indebtedness is incurred either by the Issuer or by the Restricted
    Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

    "PRINCIPALS" means Onex DHC LLC, Alkin Co. and J2R Corporation.

    "PRO FORMA COST SAVINGS" means, with respect to any period, the reduction in costs that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the Transaction Date that were directly attributable to an asset acquisition and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act as in effect on the date of the Indenture.

    "PRODUCTIVE ASSETS" means assets that are used or useful in, or Capital Stock of any person engaged in, a Permitted Business.

    "QUALIFIED SECURITIZATION TRANSACTION" means any transaction or series of transactions pursuant to which the Issuer or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Entity (in the case of a transfer by the Issuer or any of its Restricted Subsidiaries) and (b) any other Person (in case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable or equipment (whether now existing or arising or acquired in the future) of the Issuer or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable and equipment and other assets (including contract rights and all guarantees or other obligations in respect to such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and equipment, all of the foregoing for the purpose of providing working capital financing on terms that are more favorable to the Issuer and its Restricted Subsidiary than would otherwise be available at that time.

    "RELATED PARTY" means:

(1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause
    (1).

    "RESTRICTED INVESTMENT" means an Investment other than a Permitted
Investment.

    "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

    "SECURITIZATION ENTITY" means a Wholly Owned Subsidiary of the Issuer (or another Person in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers accounts receivable or equipment and related assets) that engages in no activities other than in connection with the financing of accounts receivable or equipment and that is designated by the Board of Directors of the Issuer (as provided below) as a Securitization Entity (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the Issuer or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings, (b) with which neither the Issuer nor any Restricted Subsidiary

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has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (c) to which neither the Issuer nor any Restricted Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors shall be evidenced to each of the Trustees by filing with the Trustees a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

    "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

    "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by the Issuer or any Subsidiary of the Issuer that are reasonably customary in an accounts receivable or equipment transactions.

    "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

    "SUBSIDIARY" means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

    "TOTAL ASSETS" means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recently available consolidated balance sheet of the Issuer and its Restricted Subsidiaries.

    "TREASURY RATE" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to May 1, 2004; PROVIDED, HOWEVER, that if the period from the Redemption Date to May 1, 2004 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

    "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Issuer (other than Dura UK Limited or any successor thereto) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt:

(2) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement

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    or understanding are no less favorable to the Issuer or such Restricted
    Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

(3) is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries.

    Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indentures and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock," the Issuer shall be in default of such covenant. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

    "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

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                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

    The following is a discussion of certain material U.S. Federal income tax consequences of the acquisition, ownership and disposition of the notes. Unless otherwise stated, this discussion is limited to the tax consequences to those persons who are original owners of the notes (those persons who purchased them from the initial purchasers) and who hold such notes as capital assets. The discussion does not purport to address specific tax consequences that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, tax-exempt organizations, and persons in special situations, such as those who hold notes as part of a straddle, hedge, conversion transaction, or other integrated investment). In addition, this discussion does not address U.S. Federal alternative minimum tax consequences or any aspect of state, local or foreign taxation. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department regulations promulgated thereunder (the "Treasury Regulations"), and administrative and judicial interpretations thereof, all of which are subject to change, possibly with retroactive effect. The Issuer will treat the notes as indebtedness for Federal income tax purposes, and the following discussion assumes that such treatment is correct.

    For purposes of this discussion, a "U.S. Holder" is a holder of a note who is a United States citizen or resident, a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivison thereof, an estate or certain electing trusts in existence as of August 28, 1996, the income of which is subject to U.S. Federal income taxation regardless of its source, or a trust if a United States court is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions. A "Non-U.S. Holder" is a holder of a note who is not a U.S. Holder.

    PROSPECTIVE PURCHASERS OF THE NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

TAX CONSEQUENCES TO U.S. HOLDERS

    TAXATION OF INTEREST

    Interest on the notes generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received in accordance with the U.S. Holder's regular method of accounting for federal income tax purposes.

    Under certain circumstances described above the Issuer will be required to pay liquidated damages on the notes if it fails to comply with its obligations under the registration rights agreements. See "Description of Notes--Registration Rights; Liquidated Damages." Although not free from doubt, such liquidated damages should be taxable to a U.S. Holder as ordinary income at the time it is accrued or received in accordance with such holder's regular method of accounting for federal income tax purposes. It is possible, however, that the Internal Revenue Service may take a different position, in which case, the timing and amount of income on the notes may be different.

    A U.S. Holder who uses the cash method of accounting for federal income tax purposes and who receives interest on a euro note in Euros will be required to include in income the U.S. dollar value of such Euros, determined using the spot rate in effect on the date such payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time. No exchange gain or loss will be recognized by such holder if the Euros are converted into U.S. dollars on the date received. The U.S. federal income tax consequences of the conversion of Euros into U.S. dollars are described below. See "--Exchange of Foreign Currencies."

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    A U.S. Holder who uses the accrual method of accounting for federal income tax purposes, or who is otherwise required to accrue interest prior to receipt, will be required to include in income the U.S. dollar value of the amount of interest income accrued with respect to a euro note in a taxable year. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the relevant interest accrual period, or with respect to an accrual period that spans two taxable years, at the average rate for the portion of such accrual period within the taxable year. The average rate of exchange for an interest accrual period (or portion thereof) is the simple average of the spot rates for each business day of such period (or such other average that is reasonably derived and consistently applied). An accrual basis U.S. Holder may elect, however, to translate such accrued interest income using the spot rate in effect on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the spot rate in effect on the last day of the taxable year. If the last day of an accrual period is within five business days of the receipt of the accrued interest, a U.S. Holder may translate such interest using the spot rate in effect on the date of receipt. The above described election must be made in a statement filed with the U.S. Holder's U.S. tax return and will apply to all other debt obligations held by the U.S. Holder and may not be changed without the consent of the Internal Revenue Service. Whether or not such election is made, a U.S. Holder may recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date such interest income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the Euros received (determined using the spot rate in effect on the date such payment is received) in respect of such accrued interest and the U.S. dollar value of the interest income that accrued during such interest accrual period (as determined above). No additional exchange gain or loss will be recognized by such holder if the Euros are converted to U.S. dollars on the date received. The U.S. federal tax consequences of the conversion of Euros into U.S. dollars are described below. See "-- Exchange of Foreign Currencies."

    EXCHANGE OF FOREIGN CURRENCIES

    A U.S. Holder will have a tax basis in any Euros received as interest or on the sale, exchange, retirement or other disposition of a note equal to their U.S. dollar value at the time the interest is received or at the time payment is received in consideration of the sale, exchange, retirement or other disposition. Any gain or loss realized by a U.S. Holder on a sale or other disposition of Euros (including their exchange for U.S. dollars or their use to purchase notes) will be ordinary income or loss.

    SALE, EXCHANGE OR RETIREMENT OF THE NOTES

    Upon the sale, exchange or retirement of the notes, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement (less any portion allocable to accrued and unpaid interest) and the U.S. Holder's adjusted tax basis in the notes. A U.S. Holder's adjusted tax basis in dollar notes generally will be the U.S. Holder's cost therefor, less any principal payments received by such Holder. If a U.S. Holder receives foreign currency on a sale, exchange or retirement of euro notes, the amount realized will be based on the U.S. dollar value of the foreign currency on the date of disposition, assuming the notes are not traded on an established securities market. A U.S. Holder's adjusted tax basis in a euro note will equal the U.S. dollar cost of the euro note to such holder on the date of purchase, assuming the notes are not traded on an established securities market.

    If the euro notes are traded on an established securities market, a special rule applies for the determination of the amount realized and the basis of euro notes held by a cash basis taxpayer. Pursuant to this rule, units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. In that case, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of such a purchase or sale. An accrual basis taxpayer may elect the same treatment required of cash basis taxpayers with respect to purchases and sales of euro notes, provided the election is applied consistently. Such election may not be changed without the consent of the Internal Revenue Service.

    Gain or loss recognized by a U.S. Holder on the sale, exchange or retirement of the notes will be capital gain or loss (except with respect to gains or losses attributable to fluctuations in currency exchange rates, as described below). Such gain or loss will be long-term capital gain or loss if the notes have been held by the U.S. Holder for more than twelve months. Long-term capital gain is subject to a maximum federal tax rate of 20%. The deductibility of capital losses by U.S. Holders is subject to limitation.

    To the extent that the amount realized represents accrued but unpaid interest, such amount must be taken into account as interest income, if it was not previously included in income, and exchange gain or loss may be realized as described above in the case of euro notes. See "--Taxation of Interest."

    Gain or loss realized by a U.S. Holder upon the sale, exchange or retirement of a euro note that is attributable to fluctuations in the rate of exchange between the U.S. dollar and the Euro will be ordinary income or loss and generally will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the foreign currency principal amount of the euro note, determined on the date such payment is received or the euro note is disposed of, and the U.S. dollar value of the principal amount of the euro note, determined on the date the U.S. Holder acquired the euro note. Such foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. Holder on the sale, exchange or retirement of the note.

    EXCHANGE OFFER

    A U.S. Holder will not recognize any taxable gain or loss on the exchange of the notes for exchange notes pursuant to the exchange offer, and a U.S. Holder's tax basis and holding period in the exchange notes will be the same as in the notes.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

    TAXATION OF INTEREST

    A Non-U.S. Holder generally will not be subject to U.S. Federal income or withholding tax on interest paid on the notes so long as such interest is not effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States, and the Non-U.S. Holder (i) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Dura, (ii) is not a "controlled foreign corporation" with respect to which Dura is a "related person" within the meaning of the Code, (iii) is not a bank within the meaning of Section 881(c)(3)(A) of the Code, and (iv) satisfies the requirements of Sections 871(h) or 881(c) of the Code, as set forth below under "OWNER STATEMENT REQUIREMENT." If the foregoing conditions (i) through
(iv) are not satisfied, then interest paid on the notes will be subject to U.S. withholding tax at a rate of 30%, unless such rate is reduced or eliminated pursuant to an applicable tax treaty.

    SALE, EXCHANGE OR RETIREMENT OF THE NOTES

    Any capital gain a Non-U.S. Holder recognizes on the sale, exchange, retirement or other taxable disposition of a note will be exempt from U.S. Federal income and withholding tax, provided that (i) the gain is not effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States, and (ii) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more during the taxable year.

    EFFECTIVELY CONNECTED INCOME

    If the interest, gain or other income a Non-U.S. Holder recognized on a note is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States, the Non-U.S. Holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to U.S. Federal income tax on the interest, gain or other income at regular Federal income tax rates. In addition, if the Non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

    FEDERAL ESTATE TAXES

    A note held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to United States Federal estate tax as a result of such individual's death, provided that the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Dura entitled to vote and that the interest accrued on such notes was not effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States.

    OWNER STATEMENT REQUIREMENT

    Sections 871(h) and 881(c) of the Code require that either the beneficial owner of a note or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and that holds a note on behalf of such owner files a statement with Dura or its agent to the effect that the beneficial owner is not a United States person in order to avoid withholding of United States Federal income tax. Under current regulations, this requirement will be satisfied if Dura or its agent receives

    - a statement (an "Owner Statement") from the beneficial owner of a note in which such owner certifies, under penalties of perjury, that such owner is not a United States person and provides such owner's name and address, or

    - a statement from the Financial Institution holding the note on behalf of the beneficial owner in which the Financial Institution certifies, under penalties of perjury, that it has received the Owner Statement together with a copy of the Owner Statement.

    The beneficial owner must inform Dura or its agent (or, in the case of a statement described in the second bullet point of the immediately preceding sentence, the Financial Institution) within 30 days of any change in information on the Owner Statement. The Internal Revenue Service has amended the transition period relating to recently issued Treasury Regulations governing withholding. Withholding certificates or statements that are valid on December 31, 1999, may be treated as valid until the earlier of their expiration or December 31, 2000. Certificates or statements received under the currently effective rules will fail to be effective after December 31, 2000.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    Dura will, where required, report to the holders of notes and the Internal Revenue Service the amount of any interest paid on the notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments. A noncorporate U.S. Holder may be subject to information reporting and to backup withholding at a rate of 31% with respect to payments of principal and interest made on a note, or on proceeds of the disposition of a note before maturity, unless such U.S. Holder provides a correct taxpayer identification number or proof of an applicable exemption, and otherwise complies with applicable requirements of the information reporting and backup withholding rules.

    In the case of payments of interest to Non-U.S. Holders, current Treasury Regulations provide that the 31% backup withholding tax and certain information reporting requirements will not apply to such payments with respect to which either the requisite certification, as described above, has been received or an exemption has otherwise been established, provided that neither Dura nor its payment agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Under current Treasury Regulations, these information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a Non-U.S. Holder on the disposition of the notes by or through a United States office of a United States or foreign broker, unless the Non-U.S. Holder otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to payment of the proceeds of a disposition of the notes by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States unless such broker has documentary evidence in its file that the holder of the notes is not a United States person and such broker has no actual knowledge to the contrary, or the holder establishes an exemption. Neither information reporting nor backup withholding generally will apply to payment of the proceeds of a disposition of the notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

    The Treasury Department has released new Treasury Regulations governing the backup withholding and information reporting requirements. The new regulations would not generally alter the treatment of a Non-U.S. Holder who furnishes an Owner Statement to the payor. The new regulations may change certain procedures applicable to the foreign office of a United States broker or foreign brokers with certain types of relationships to the United States. The new regulations are generally effective for payments made after December 31, 1999. Non U.S. Holders should consult their own tax advisors with respect to the impact, if any, of the new final regulations.

    Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the holder's United States Federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

                              PLAN OF DISTRIBUTION

    Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. Dura has agreed that for a period of one year after the expiration date, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.

    We will not receive any proceeds from any sales of the exchange notes by participating broker-dealers. Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such exchange notes. Any participating broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of one year after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.

    Prior to the exchange offer, there has not been any public market for the outstanding notes. The outstanding notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for exchange notes by holders who are entitled to participate in this exchange offer. The holders of outstanding notes (other than any such holder that is an "affiliate" of Dura within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the exchange offer are entitled to certain registration rights, and we are required to file a shelf registration statement with respect to such outstanding notes. The exchange notes will constitute a new issue of securities with no established trading market. We intend to apply to list the notes on the Luxembourg Stock Exchange, but there can be no assurance that the listing will be obtained on terms that are acceptable to the Issuer, in its sole discretion. Except for the foregoing, we do not intend to list the exchange notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. In addition, any market making activity undertaken by the initial purchasers will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer and the pendency of the shelf registration statement. Accordingly, no assurance can be given that an active public or other market will develop for the exchange notes or as to the liquidity of the trading market for the exchange notes. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, any such market may be discontinued at any time.

                                 LEGAL MATTERS

    The validity of the exchange notes offered hereby will be passed upon on behalf of the Issuer by Kirkland & Ellis (a partnership that includes professional corporations), Chicago, Illinois.

                                    EXPERTS

    The consolidated financial statements of Dura as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 included in this prospectus, the consolidated financial statements of Excel as of December 27, 1997 and January 2, 1999 and for each of the three years in the period ended January 2, 1999 included in this prospectus and the consolidated financial statements of Trident as of March 31, 1998 and for the period from inception (September 19, 1997) to March 31, 1998 and FKI Automotive Group for the period from April 1, 1997 to December 12, 1997, each incorporated by reference in this prospectus, were audited by Arthur Andersen LLP, independent public accountants, as set forth in its reports thereon, included herein or incorporated herein by reference, and are included herein or incorporated herein by reference in reliance upon the authority of said firm as an expert in auditing and accounting.

    The consolidated financial statements of Adwest as of June 30, 1997 and 1998 and for each of the three years in the period ended June 30, 1998 included in this prospectus have been audited by KPMG Audit Plc, independent certified public accountants. Such financial statements have been included in reliance upon the report of KPMG Audit Plc.

                      WHERE YOU CAN FIND MORE INFORMATION

    Dura has filed a registration statement on Form S-4 regarding the exchange offer with the SEC. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any other document is not necessarily complete. If we have filed any other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter. Each statement regarding any other document does not necessarily contain all of the information important to you.

    Dura is subject to the information requirements of the Exchange Act (SEC File No. 0-21139), and in accordance therewith files periodic reports, proxy statements and other information with the SEC relating to its business, financial statements and other matters. Prior to its acquisition by Dura, Excel was also subject to the information requirements of the Exchange Act (SEC File No. 1-8684). The reports, proxy statements and other information filed by Dura and Excel may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and should be available for inspection and copying at the regional offices of the SEC located at 7 World Trade Center, Suite 1375, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the SEC Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone number: 1-800-SEC-0330). The SEC also maintains a Web site that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov. Such material relating to Dura can also be inspected at the reading room of the library of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., 2(nd) Floor, Washington, D.C. 20006.

                           INCORPORATION BY REFERENCE

    We have elected to "incorporate by reference" certain information into this prospectus. By incorporating by reference we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that Dura previously filed with the SEC. These documents contain important information about Dura and its finances.

DURA SEC FILINGS (FILE NO. 0-21139)                                                PERIOD
--------------------------------------------------------  --------------------------------------------------------
Current Report on Form 8-K                                Filed on May 14, 1998
Current Report on Form 8-K/A                              Filed on August 31, 1998 (amending the May 14, 1998 Form
                                                            8-K)
Prospectus, dated June 11, 1998, filed under Rule 424(b)  Filed on June 12, 1998
  (Registration Statement No. 333-53661)

    We are also incorporating by reference additional documents that we file with the SEC between the dates of this prospectus and the date of the completion of the exchange offer.

    Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by writing to us at Dura Automotive Systems, Inc., 4508 IDS Center, Minneapolis, Minnesota 55402, or calling us at (612) 342-2311.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                             PAGE
                                                                                                           ---------
DURA AUTOMOTIVE SYSTEMS, INC.
  Report of Independent Public Accountants...............................................................        F-2
  Consolidated Balance Sheets as of December 31, 1997 and 1998...........................................        F-3
  Consolidated Statements of Operations for the Years Ended December 31,
    1996, 1997 and 1998..................................................................................        F-4
  Consolidated Statements of Stockholders' Investment for the Years Ended December 31,
    1996, 1997 and 1998..................................................................................        F-5
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1996, 1997 and 1998.............        F-6
  Notes to Consolidated Financial Statements.............................................................        F-7
  Condensed Consolidated Balance Sheets at December 31, 1998 and March 31, 1999 (unaudited)..............       F-35
  Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 1998 and 1999
    (unaudited)..........................................................................................       F-36
  Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 1998 and 1999
    (unaudited)..........................................................................................       F-37
  Notes to Condensed Consolidated Financial Statements (unaudited).......................................       F-38
EXCEL INDUSTRIES, INC.
  Report of Independent Public Accountants...............................................................       F-49
  Consolidated Balance Sheet as of December 27, 1997 and January 2, 1999.................................       F-50
  Consolidated Statement of Income for the Years Ended December 28, 1996,
    December 27, 1997 and January 2, 1999................................................................       F-51
  Consolidated Statements of Cash Flows for the Years Ended December 28, 1996, December 27, 1997 and
    January 2, 1999......................................................................................       F-52
  Consolidated Statements of Shareholders' Equity for the Years Ended December 28, 1996, December 27,
    1997 and January 2, 1999.............................................................................       F-53
  Notes to Consolidated Financial Statements.............................................................       F-54
ADWEST AUTOMOTIVE PLC
  Independent Auditors' Report...........................................................................       F-81
  Consolidated Profit and Loss Account for the Years Ended June 30, 1996, 1997 and 1998..................       F-82
  Consolidated Balance Sheet as of June 30, 1997 and 1998................................................       F-83
  Consolidated Cash Flow Statement for the Years Ended June 30, 1996, 1997 and 1998......................       F-84
  Statements of Consolidated Recognised Gains and Losses for the Years Ended June 30,
    1996, 1997 and 1998..................................................................................       F-86
  Reconciliation of Movements in Shareholders' Funds.....................................................       F-86
  Notes to the Accounts..................................................................................       F-87
  Unaudited Interim Consolidated Profit and Loss Account for the Six Month Periods Ending December 31,
    1997 and 1998........................................................................................      F-113
  Unaudited Interim Consolidated Balance Sheet as of December 31, 1998...................................      F-114
  Unaudited Interim Consolidated Cash Flow Statement for the Six Month Periods Ending December 31, 1997
    and 1998.............................................................................................      F-115
  Unaudited Interim Reconciliation of Movements in Shareholders' Funds for the Six Month Period Ending
    December 31, 1997 and 1998...........................................................................      F-116
  Unaudited Interim Analysis of Net Debt at July 1, 1998 and December 31, 1998...........................      F-117
  Unaudited Interim Segmental Information for the Six Month Period Ending December 31, 1997 and 1998.....      F-118
  Notes to the Accounts (Unaudited)......................................................................      F-119

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Dura Automotive Systems, Inc.:

    We have audited the accompanying consolidated balance sheets of Dura Automotive Systems, Inc. (a Delaware corporation) and Subsidiaries as of December 31, 1997 and 1998 and the related consolidated statements of operations, stockholders' investment and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dura Automotive Systems, Inc. and Subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
January 29, 1999

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1997        1998
                                                                                            ----------  ----------
                                          ASSETS
Current Assets:
  Cash and cash equivalents...............................................................  $    4,148  $   20,544
  Accounts receivable, net of reserve for doubtful accounts of $1,953 and $4,150..........      79,032     158,465
  Inventories.............................................................................      30,301      50,498
  Other current assets....................................................................      24,800      45,924
                                                                                            ----------  ----------
    Total current assets..................................................................     138,281     275,431
                                                                                            ----------  ----------
Property, Plant and Equipment:
  Land and buildings......................................................................      44,553      71,489
  Machinery and equipment.................................................................      73,892     144,931
  Construction in progress................................................................       6,616      10,899
  Less--accumulated depreciation..........................................................     (23,523)    (38,587)
                                                                                            ----------  ----------
    Net property, plant and equipment.....................................................     101,538     188,732
                                                                                            ----------  ----------
Goodwill, net of accumulated amortization of $5,653 and $13,926...........................     160,063     435,960
Other Assets, net of accumulated amortization of $918 and $2,419..........................      19,382      29,260
                                                                                            ----------  ----------
                                                                                            $  419,264  $  929,383
                                                                                            ----------  ----------
                                                                                            ----------  ----------
                         LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current Liabilities:
  Accounts payable........................................................................  $   49,153  $   99,512
  Accrued liabilities.....................................................................      36,583      96,664
  Current maturities of long-term debt....................................................       2,241      15,489
                                                                                            ----------  ----------
    Total current liabilities.............................................................      87,977     211,665
                                                                                            ----------  ----------
Long-Term Debt, net of current maturities.................................................     178,081     316,417
Other Noncurrent Liabilities..............................................................      51,498     108,014
                                                                                            ----------  ----------
    Total liabilities.....................................................................     317,556     636,096
                                                                                            ----------  ----------
Commitments and Contingencies (Notes 3, 9 and 10)
Mandatorily Redeemable Convertible Trust Preferred Securities.............................          --      55,250
Stockholders' Investment:
  Preferred stock, par value $1; 5,000,000 shares authorized; none issued or
    outstanding...........................................................................          --          --
  Common stock, Class A; par value $.01; 30,000,000 shares authorized; 4,161,657 and
    9,029,085 shares issued and outstanding...............................................          42          90
  Common stock, Class B; par value $.01; 10,000,000 shares authorized; 4,654,380 and
    3,325,303 shares issued and outstanding...............................................          46          33
  Additional paid-in capital..............................................................      63,402     171,377
  Retained earnings.......................................................................      41,028      67,052
  Accumulated other comprehensive loss--cumulative translation adjustment.................      (2,810)       (515)
                                                                                            ----------  ----------
    Total stockholders' investment........................................................     101,708     238,037
                                                                                            ----------  ----------
                                                                                            $  419,264  $  929,383
                                                                                            ----------  ----------
                                                                                            ----------  ----------

   The accompanying notes are an integral part of these consolidated balance sheets.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                    YEARS ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1996        1997        1998
                                                                               ----------  ----------  ----------
Revenues.....................................................................  $  245,329  $  449,111  $  739,467
Cost of sales................................................................     207,810     375,086     608,518
                                                                               ----------  ----------  ----------
  Gross profit...............................................................      37,519      74,025     130,949
Selling, general and administrative expenses.................................      17,157      32,815      49,825
Amortization expense.........................................................       1,036       3,600       9,868
                                                                               ----------  ----------  ----------
  Operating income...........................................................      19,326      37,610      71,256
Interest expense, net........................................................       2,589       9,298      20,267
                                                                               ----------  ----------  ----------
  Income before provision for income taxes, equity in losses of affiliate and
    minority interest........................................................      16,737      28,312      50,989
Provision for income taxes...................................................       6,609      11,670      20,933
Equity in losses of affiliate................................................          --          --       1,481
Minority interest--dividend on trust preferred securities, net...............          --          --       1,908
                                                                               ----------  ----------  ----------
  Income before extraordinary item...........................................      10,128      16,642      26,667
Extraordinary item--loss on early extinguishment of debt, net................          --          --         643
                                                                               ----------  ----------  ----------
    Net income...............................................................  $   10,128  $   16,642  $   26,024
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Basic earnings per share:
  Income before extraordinary item...........................................  $     1.57  $     1.89  $     2.49
  Extraordinary item.........................................................          --          --       (0.06)
                                                                               ----------  ----------  ----------
    Net income...............................................................  $     1.57  $     1.89  $     2.43
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Diluted earnings per share:
  Income before extraordinary item...........................................  $     1.57  $     1.88  $     2.42
  Extraordinary item.........................................................          --          --       (0.05)
                                                                               ----------  ----------  ----------
    Net income...............................................................  $     1.57  $     1.88  $     2.37
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

  The accompanying notes are an integral part of these consolidated financial statements.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' INVESTMENT
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                          COMMON STOCK
                                                         -----------------------------------------------
                                                                CLASS A                  CLASS B          ADDITIONAL
                                                         ----------------------  -----------------------    PAID-IN     RETAINED
                                                          SHARES      AMOUNT       SHARES      AMOUNT       CAPITAL     EARNINGS
                                                         ---------  -----------  ----------  -----------  -----------  -----------
BALANCE, December 31, 1995.............................         --   $      --    5,007,307   $      50    $  13,375    $  14,258
  Initial public offering of common stock, net.........  3,795,000          38           --          --       49,537           --
  Repurchase of common stock, net......................         --          --       (9,053)         --          (19)          --
  Net income...........................................         --          --           --          --           --       10,128
                                                         ---------         ---   ----------         ---   -----------  -----------
BALANCE, December 31, 1996.............................  3,795,000          38    4,998,254          50       62,893       24,386
  Sale of stock under Employee Stock Discount Purchase
    Plan...............................................     16,922          --           --          --          383           --
  Exercise of options..................................      5,861          --           --          --           85           --
  Collection of common stock subscriptions receivable..         --          --           --          --           41           --
  Conversion from Class B to Class A...................    343,874           4     (343,874)         (4)          --           --
  Net income...........................................         --          --           --          --           --       16,642
  Other comprehensive income--foreign currency
    translation adjustment.............................         --          --           --          --           --           --
  Total comprehensive income...........................
                                                         ---------         ---   ----------         ---   -----------  -----------
BALANCE, December 31, 1997.............................  4,161,657          42    4,654,380          46       63,402       41,028
  Sale of stock under Employee Stock Discount Purchase
    Plan...............................................     25,651          --           --          --          512           --
  Exercise of options..................................      5,700          --        7,000          --           97           --
  Collection of common stock subscriptions receivable..         --          --           --          --           45           --
  Public offering of Class A common stock, net.........  3,500,000          35           --          --      107,321           --
  Conversion from Class B to Class A...................  1,336,077          13   (1,336,077)        (13)          --           --
  Net income...........................................         --          --           --          --           --       26,024
  Other comprehensive income--foreign currency
    translation adjustment.............................         --          --           --          --           --           --
  Total comprehensive income...........................
                                                         ---------         ---   ----------         ---   -----------  -----------
BALANCE, December 31, 1998.............................  9,029,085   $      90    3,325,303   $      33    $ 171,377    $  67,052
                                                         ---------         ---   ----------         ---   -----------  -----------
                                                         ---------         ---   ----------         ---   -----------  -----------


                                                           ACCUMULATED
                                                              OTHER          TOTAL
                                                          COMPREHENSIVE   STOCKHOLDERS'
                                                              LOSS         INVESTMENT
                                                         ---------------  ------------
BALANCE, December 31, 1995.............................     $      --      $   27,683
  Initial public offering of common stock, net.........            --          49,575
  Repurchase of common stock, net......................            --             (19)
  Net income...........................................            --          10,128
                                                               ------     ------------
BALANCE, December 31, 1996.............................            --          87,367
  Sale of stock under Employee Stock Discount Purchase
    Plan...............................................            --             383
  Exercise of options..................................            --              85
  Collection of common stock subscriptions receivable..            --              41
  Conversion from Class B to Class A...................            --              --
  Net income...........................................            --
  Other comprehensive income--foreign currency
    translation adjustment.............................        (2,810)
  Total comprehensive income...........................                        13,832
                                                               ------     ------------
BALANCE, December 31, 1997.............................        (2,810)        101,708
  Sale of stock under Employee Stock Discount Purchase
    Plan...............................................            --             512
  Exercise of options..................................            --              97
  Collection of common stock subscriptions receivable..            --              45
  Public offering of Class A common stock, net.........            --         107,356
  Conversion from Class B to Class A...................            --              --
  Net income...........................................            --
  Other comprehensive income--foreign currency
    translation adjustment.............................         2,295
  Total comprehensive income...........................                        28,319
                                                               ------     ------------
BALANCE, December 31, 1998.............................     $    (515)     $  238,037
                                                               ------     ------------
                                                               ------     ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                    YEARS ENDED DECEMBER 31,
                                                                              ------------------------------------
                                                                                 1996        1997         1998
                                                                              ----------  -----------  -----------
OPERATING ACTIVITIES:
  Net income................................................................  $   10,128  $    16,642  $    26,024
  Adjustments required to reconcile net income to net cash provided by operating activities--
    Depreciation and amortization...........................................       6,079       12,303       27,571
    Deferred income tax provision...........................................       3,331        1,521        7,833
    Extraordinary loss on extinguishment of debt............................          --           --          643
    Other...................................................................          --           --         (315)
    Equity in losses of affiliates..........................................          --           --        1,481
    Change in other operating items:
      Accounts receivable...................................................      (2,248)     (12,841)     (13,536)
      Inventories...........................................................         458        2,512         (905)
      Other current assets..................................................       3,038       (7,803)      (7,631)
      Accounts payable and accrued liabilities..............................        (994)       3,479        8,203
      Other assets and liabilities..........................................          --       (7,297)     (41,681)
                                                                              ----------  -----------  -----------
        Net cash provided by operating activities...........................      19,792        8,516        7,687
                                                                              ----------  -----------  -----------
INVESTING ACTIVITIES:
  Capital expenditures, net.................................................      (6,260)     (16,242)     (31,822)
  Acquisitions, net.........................................................     (83,850)     (70,481)    (135,712)
  Investments in joint ventures and other...................................      (4,983)      (6,663)          --
                                                                              ----------  -----------  -----------
        Net cash used in investing activities...............................     (95,093)     (93,386)    (167,534)
                                                                              ----------  -----------  -----------
FINANCING ACTIVITIES:
  Borrowings under revolving credit facilities..............................     145,500      267,987      417,267
  Repayments of revolving credit facilities.................................     (68,500)    (174,869)    (385,052)
  Long-term borrowings......................................................          --           --      100,265
  Repayments of long-term borrowings........................................     (51,320)      (6,008)    (116,351)
  Proceeds from stock offering, net.........................................      49,575           --      107,848
  Proceeds from issuance of preferred securities............................          --           --       52,525
  Sale (repurchase) of common stock, net....................................         (19)         510          118
                                                                              ----------  -----------  -----------
        Net cash provided by financing activities...........................      75,236       87,620      176,620
                                                                              ----------  -----------  -----------
EFFECT OF EXCHANGE RATES ON CASH............................................          --         (269)        (377)
                                                                              ----------  -----------  -----------
NET CHANGE IN CASH AND CASH EQUIVALENTS.....................................         (65)       2,481       16,396
CASH AND CASH EQUIVALENTS, beginning of period..............................       1,732        1,667        4,148
                                                                              ----------  -----------  -----------
CASH AND CASH EQUIVALENTS, end of period....................................  $    1,667  $     4,148  $    20,544
                                                                              ----------  -----------  -----------
                                                                              ----------  -----------  -----------
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for--
    Interest................................................................  $    3,195  $     8,715  $    24,941
                                                                              ----------  -----------  -----------
                                                                              ----------  -----------  -----------
    Income taxes............................................................  $    2,087  $     5,589  $    11,446
                                                                              ----------  -----------  -----------
                                                                              ----------  -----------  -----------

  The accompanying notes are an integral part of these consolidated financial statements.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION:

    Dura Automotive Systems, Inc. (the "Company") and subsidiaries designs and manufactures engineered mechanisms for the global automotive industry. The Company has manufacturing facilities located in Indiana, Michigan, Missouri, Tennessee, Australia, Brazil, Canada, France, Germany, Mexico, Spain, and the United Kingdom.

2. SIGNIFICANT ACCOUNTING POLICIES:

    PRINCIPLES OF CONSOLIDATION:

    The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

    FISCAL YEAR:

    The Company reports its operating results based on a 52-/53-week fiscal year. For presentation purposes, the Company uses December 31 as its fiscal year-end.

    CASH EQUIVALENTS:

    Cash equivalents consist of money market instruments with original maturities of three months or less and are stated at cost which approximates fair value.

    INVENTORIES:

    Inventories are valued at the lower of first-in, first-out ("FIFO") cost or market.

    Inventories consisted of the following (in thousands):

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1997       1998
                                                                          ---------  ---------
Raw materials...........................................................  $  15,562  $  23,067
Work-in-process.........................................................      9,126     11,155
Finished goods..........................................................      5,613     16,276
                                                                          ---------  ---------
                                                                          $  30,301  $  50,498
                                                                          ---------  ---------
                                                                          ---------  ---------

    OTHER CURRENT ASSETS:

    Other current assets consisted of the following (in thousands):

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1997       1998
                                                                          ---------  ---------
Excess of cost over billings on uncompleted tooling projects............  $  12,603  $  20,640
Deferred income taxes...................................................      9,350     14,023
Prepaid expenses........................................................      2,847     11,261
                                                                          ---------  ---------
                                                                          $  24,800  $  45,924
                                                                          ---------  ---------
                                                                          ---------  ---------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    Excess of cost over billings on uncompleted tooling projects represents costs incurred by the Company in the production of customer-owned tooling to be used by the Company in the manufacture of its products. The Company receives a specific purchase order for this tooling and is reimbursed by the customer within one operating cycle. Costs are deferred until reimbursed by the customer. Forecasted losses on incomplete projects are recognized currently.

    PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment are stated at cost. For financial reporting purposes, depreciation is provided on the straight-line method over the following estimated useful lives:

                                                               20 to 30
Buildings....................................................  years
Machinery and equipment......................................  3 to 20 years

    Accelerated depreciation methods are used for tax reporting purposes.

    Maintenance and repairs are charged to expense as incurred. Major betterments and improvements which extend the useful life of the item are capitalized and depreciated. The cost and accumulated depreciation of property, plant and equipment retired or otherwise disposed of are removed from the related accounts, and any residual values are charged or credited to income.

    GOODWILL AND OTHER ASSETS:

    Goodwill represents the excess of the purchase price over the fair value of the net assets acquired and is being amortized on a straight-line basis over 40 years. Other assets principally consist of debt financing costs which are being amortized over the term of the applicable agreement, and the Company's net investment in its joint ventures.

    The Company periodically evaluates whether events and circumstances have occurred which may affect the estimated useful life or the recoverability of the remaining balance of its goodwill and other long-lived assets. If such events or circumstances were to indicate that the carrying amount of these assets would not be recoverable, the Company would estimate the future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) were less than the carrying amount of goodwill and other long-lived assets, the Company would recognize an impairment loss.

    Certain tooling and design costs related to previously proven product designs are reimbursed by the Company's customers as the related product is sold through an incremental increase in each product's unit selling price. Such costs are capitalized and amortized using the unit of production method over the estimated life of the related tool. Amounts capitalized and included in other assets were $4.2 million at December 31, 1997 and $5.1 million at December 31, 1998. If the Company forecasts that the amount of capitalized tooling and design costs exceeds the amount to be realized through the sale of product, a loss is recognized currently. Research and development and start-up costs, which are not material, are expensed as incurred.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    ACCRUED LIABILITIES:

    Accrued liabilities consisted of the following (in thousands):

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1997       1998
                                                                          ---------  ---------
Plant closure and consolidation costs...................................  $   4,210  $  34,801
Compensation and benefits...............................................     11,284     21,557
Medical insurance.......................................................      8,036     11,057
Legal and environmental.................................................      2,265      4,752
Interest................................................................        957      3,785
Loss contracts..........................................................      1,951      2,721
Other...................................................................      7,880     17,991
                                                                          ---------  ---------
                                                                          $  36,583  $  96,664
                                                                          ---------  ---------
                                                                          ---------  ---------

    OTHER NONCURRENT LIABILITIES:

    Other noncurrent liabilities consisted of the following (in thousands):

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1997        1998
                                                                         ---------  ----------
Plant closure and consolidation costs..................................  $  23,724  $   46,154
Loss contracts.........................................................     11,371      16,557
Post-retirement medical benefits.......................................      7,188      16,533
Legal and environmental................................................      7,496      14,673
Deferred income taxes..................................................         --       8,652
Other..................................................................      1,719       5,445
                                                                         ---------  ----------
                                                                         $  51,498  $  108,014
                                                                         ---------  ----------
                                                                         ---------  ----------

    REVENUE RECOGNITION AND SALES COMMITMENTS:

    The Company recognizes revenue as its products are shipped to its customers. The Company enters into agreements with its customers at the beginning of a given vehicle's life to produce products. Once such agreements are entered into by the Company, fulfillment of the customers' purchasing requirements is the obligation of the Company for the entire production life of the vehicle, with terms of up to 7 years, and the Company has no provisions to terminate such contracts. In certain instances, the Company may be committed under existing agreements to supply product to its customers at selling prices which are not sufficient to cover the direct cost to produce such product. In such situations, the Company records a liability for the estimated future amount of such losses. Such losses are recognized at the time that the loss is probable and reasonably estimable and is recorded at the minimum amount necessary to fulfill the Company's obligations to its customers.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    INCOME TAXES:

    The Company accounts for income taxes following the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using currently enacted tax rates.

    COMPREHENSIVE INCOME:

    Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." This statement established standards for reporting and display of comprehensive income and its components. Comprehensive income reflects the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. For the Company, comprehensive income represents net income adjusted for foreign currency translation adjustments. In accordance with SFAS No. 130, the Company has chosen to disclose comprehensive income in the consolidated statements of stockholders' investment. Prior years have been restated to conform to SFAS No. 130 requirements.

    FAIR VALUE OF FINANCIAL INSTRUMENTS:

    The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and revolving credit facilities approximates fair value because of the short maturity of these instruments. The carrying amount of the Company's long-term debt approximates fair value because of the variability of the interest cost associated with these instruments. The Notes were recorded at fair value in connection with the acquisition of Trident Automotive plc in April 1998 (see Note 5) and the Company believes there has been no material change in the estimated fair value since such date. The fair value of the Company's Preferred Securities (see Note 4), based on Nasdaq market quote activity as of yearend, approximated carrying value.

    SEGMENT REPORTING:

    In 1998, the Company adopted SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." SFAS No. 131 supersedes SFAS No. 14 replacing the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas, and major customers. The adoption of SFAS No. 131 did not affect results of operations or financial position but did affect the disclosure of segment information (see Note 8).

    COMMON STOCK:

    The holder of each share of Class A common stock outstanding is entitled to one vote per share and the holder of each share of Class B common stock outstanding is entitled to ten votes per share.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    STOCK OPTIONS:

    The Company accounts for stock options under the provisions of Accounting Principles Board Opinion ("APB") No. 25, under which no compensation expense is recognized when the stock options are granted. The pro forma effects had the Company followed the provisions of SFAS No. 123 are included in Note 3.

    USE OF ESTIMATES:

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The ultimate results could differ from those estimates.

    FOREIGN CURRENCY TRANSLATION:

    Assets and liabilities of the Company's foreign operations are translated using the year-end rates of exchange. Results of operations are translated using the average rates prevailing throughout the period. Translation gains or losses are accumulated as a separate component of stockholders' investment.

    RECLASSIFICATIONS:

    Certain amounts previously reported in the 1996 and 1997 consolidated financial statements have been reclassified to conform to the 1998 presentation. The reclassifications had no effect on previously reported net income or stockholders' investment.

    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS:

    In June 1998 the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective for years beginning after June 15, 1999. SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge criteria are met. Special accounting for qualifying hedges allow a derivative's gains or losses to offset related results on the hedged item in the statement of operations and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. The Company has not yet quantified the impacts of adopting SFAS No. 133 and has not yet determined the timing of adoption.

    In April 1998, the Financial Accounting Standards Board issued Statement of Position ("SOP") No. 98-5, "Reporting on the Costs of Start-Up Activities," effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires the expensing of start-up activities as incurred, versus capitalizing and expensing them over a period of time. The Company is currently in the process of assessing the impact of adopting SOP 98-5 and will adopt this new pronouncement during 1999.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

3. STOCKHOLDERS' INVESTMENT:

    PUBLIC OFFERING OF COMMON STOCK:

    On August 14, 1996, the Company completed an initial public offering of 3,795,000 shares of its Class A common stock at $14.50 per share (the "1996 Offering"). The Company received net proceeds of approximately $49.6 million from the 1996 Offering. Net proceeds from the 1996 Offering were used to repay certain outstanding indebtedness. Immediately prior to the completion of the 1996 Offering, the Company's board of directors and stockholders approved an Amended and Restated Certificate of Incorporation and a recapitalization pursuant to which the outstanding shares of the Company's Class A, B and C common stock were exchanged for 4,998,254 shares in the aggregate of the Company's new Class B common stock (out of a total of 10,000,000 shares of Class B common stock authorized for issuance under the Amended and Restated Certificate of Incorporation). Immediately after the consummation of the recapitalization and the 1996 Offering, the Company had 8,793,254 shares of common stock outstanding. In addition, the Company has options outstanding to purchase 25,045 shares of Class B common stock at an exercise price of $1.45 per share. The accompanying consolidated financial statements have been retroactively restated to give effect to the recapitalization as if it had occurred at the beginning of the earliest period presented.

    On June 17, 1998, the Company completed a secondary offering of 3,100,000 shares of its Class A common stock at an offering price of $32.75 per share ("Offering"). Net proceeds to the Company, after underwriting discounts and offering expenses, were approximately $95.0 million. Proceeds from the Offering were used to retire outstanding indebtedness. Certain stockholders of the Company converted 1,308,000 shares of Class B common stock of the Company into Class A common stock and sold such Class A common stock concurrent with the Offering. In addition, an employee of the Company exercised an option to acquire 5,000 shares of Class A common stock at an exercise price of $14.50 per share, and sold such Class A shares concurrent with the Offering. On July 1, 1998, the underwriters, pursuant to their over-allotment option, purchased an additional 400,000 Class A shares resulting in additional net proceeds of approximately $12.4 million to the Company.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

3. STOCKHOLDERS' INVESTMENT: (CONTINUED)
    EARNINGS PER SHARE:

    Basic earnings per share were computed by dividing net income by the weighted average number of Class A and Class B common shares outstanding during the year. Diluted earnings per share include (i) the effects of outstanding stock options using the treasury stock method and (ii) the conversion of the Preferred Securities from their date of issuance on March 20, 1998 as follows (in thousands, except per share data):

                                                                            YEARS ENDED DECEMBER 31,
                                                                         -------------------------------
                                                                           1996       1997       1998
                                                                         ---------  ---------  ---------
Net income.............................................................  $  10,128  $  16,642  $  26,024
Dividends on mandatorily redeemable convertible preferred securities,
  net of tax...........................................................         --         --      1,908
                                                                         ---------  ---------  ---------
Net income applicable to common stockholders...........................  $  10,128  $  16,642  $  27,932
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------
Weighted average number of Class A common shares outstanding...........      1,434      3,907      6,763
Weighted average number of Class B common shares outstanding...........      5,000      4,901      3,945
                                                                         ---------  ---------  ---------
                                                                             6,434      8,808     10,708
Dilutive effect of outstanding stock options after application of the
  treasury stock method................................................         28         61         81
Dilutive effect of mandatorily redeemable convertible preferred
  securities, assuming conversion......................................         --         --      1,006
                                                                         ---------  ---------  ---------
Diluted shares outstanding.............................................      6,462      8,869     11,795
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------
Basic earnings per share...............................................  $    1.57  $    1.89  $    2.43
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------
Diluted earnings per share.............................................  $    1.57  $    1.88  $    2.37
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------

    STOCK OPTION PLAN:

    During 1998, the board of directors approved the 1998 Stock Incentive Plan (the "1998 Plan") subject to stockholder approval. Prior to consummation of the 1996 Offering, the board of directors and stockholders of the Company approved the 1996 Key Employee Stock Option Plan (the "Stock Option Plan"). Certain people who are full-time, salaried employees of the Company are eligible to participate in the 1998 Plan and the Stock Option Plan (an "Employee Participant"). A committee of the board of directors selects the Employee Participants and determines the terms and conditions of the options. The 1998 Plan provides for the issuance of options at exercise prices equal to the stock market price on the date of grant to Employee Participants covering up to 1,000,000 shares of Class A common stock of the Company plus any shares carried over from the Stock Option Plan plus an annual

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

3. STOCKHOLDERS' INVESTMENT: (CONTINUED) increase, as defined in the 1998 Plan, subject to certain adjustments reflecting changes in the Company's capitalization. Information regarding the option plans is as follows:

                                                                                               WEIGHTED
                                                                    SHARES                      AVERAGE
                                                                    UNDER        EXERCISE      EXERCISE
                                                                    OPTION        PRICE          PRICE
                                                                  ----------  --------------  -----------
Outstanding, December 31, 1995..................................          --  $           --   $      --
  Granted.......................................................     108,134           14.50       14.50
  Granted.......................................................      76,100           20.75       20.75
  Granted.......................................................       3,500           23.50       23.50
                                                                  ----------  --------------  -----------
Outstanding, December 31, 1996..................................     187,734     14.50-23.50       17.20
  Granted.......................................................      20,000           28.00       28.00
  Granted.......................................................      80,000           24.50       24.50
  Granted.......................................................      44,300           25.75       25.75
  Exercised.....................................................      (5,861)    14.50-20.75       14.61
  Forfeited.....................................................      (9,500)          20.75       20.75
                                                                  ----------  --------------  -----------
Outstanding, December 31, 1997..................................     316,673     14.50-28.00       20.86
  Granted.......................................................     151,100           38.63       38.63
  Granted.......................................................     589,600           29.00       29.00
  Exercised.....................................................      (5,700)    14.50-20.75       15.27
  Forfeited.....................................................     (46,875)    20.75-38.63       37.40
                                                                  ----------  --------------  -----------
Outstanding, December 31, 1998..................................   1,004,798  $  14.50-38.63   $   27.57
                                                                  ----------  --------------  -----------
                                                                  ----------  --------------  -----------

    Of the outstanding options at December 31, 1998, options covering 179,623 shares are currently exercisable with a weighted average exercise price of $18.39 per share.

    The weighted average fair value of options granted was $8.92 during 1996, $14.05 during 1997, and $16.61 during 1998.

    As of December 31, 1998, the outstanding stock options granted in 1997 have a remaining contractual life of 9 years and the outstanding stock options granted in 1998 have a remaining contractual life of 10 years.

    INDEPENDENT DIRECTOR STOCK OPTION PLAN:

    Prior to consummation of the 1996 Offering, the board of directors and stockholders of the Company approved the Dura Automotive Systems, Inc. Independent Director Stock Option Plan (the "Director Option Plan") that provides for the issuance of options to Independent Directors, as defined, to acquire up to 100,000 shares of the Company's Class A common stock, subject to certain adjustments reflecting changes in the Company's capitalization. The option exercise price must be at least 100 percent of the fair value of the Class A common stock at the time the option is issued. Such option grants vest six months from the date of grant. As of December 31, 1998, the Company had granted options under the Director Option Plan to acquire 21,000 shares of the Company's Class A common stock at an exercise price of $24.50 to $25.50 per share. As of December 31, 1998, 12,000 of these options were exercisable.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

3. STOCKHOLDERS' INVESTMENT: (CONTINUED)
    EMPLOYEE STOCK DISCOUNT PURCHASE PLAN:

    Prior to consummation of the 1996 Offering, the board of directors and stockholders of the Company approved the Dura Automotive Systems, Inc. Employee Stock Discount Purchase Plan (the "Employee Stock Purchase Plan") which provides for the sale of up to 500,000 shares of the Company's Class A common stock at discounted purchase prices, subject to certain limitations. The cost per share under this plan is 85% of the market value of the Company's Class A common stock at the date of purchase, as defined. Pursuant to this plan, 16,922 and 25,651 shares of Class A common stock were issued to employees during the years ended December 31, 1997 and 1998, respectively. No shares were issued to employees pursuant to this plan during 1996. The weighted average fair value of shares sold in 1997 and 1998 was $22.63 and $25.94, respectively.

    STOCK-BASED COMPENSATION PLANS:

    As discussed above, the Company has two stock option plans, the Stock Option Plan and the Director Option Plan, and the Employee Stock Purchase Plan. The Company has elected to continue to account for these plans under APB No. 25, under which no compensation cost has been recognized. Had compensation cost for these plans been determined under SFAS No. 123, the Company's pro forma net income and pro forma earnings per share would have been as follows (in thousands):

                                                                           YEARS ENDED DECEMBER 31,
                                                                        -------------------------------
                                                                          1996       1997       1998
                                                                        ---------  ---------  ---------
Net income........................  As Reported--Basic                  $  10,128  $  16,642  $  26,024
                                    Pro Forma                              10,093     16,504     25,530

                                    As Reported--Diluted                $  10,128  $  16,642  $  27,932
                                    Pro Forma                              10,093     16,504     27,438

Basic earnings per share..........  As Reported                         $    1.57  $    1.89  $    2.43
                                    Pro Forma                                1.57       1.87       2.38

Diluted earnings per share........  As Reported                         $    1.57  $    1.88  $    2.37
                                    Pro Forma                                1.56       1.86       2.33

    The effect of the stock offered under the Employee Stock Purchase Plan was not material for 1997 and 1998.

    The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: risk free interest rates of 6.1% to 6.6% in 1996, 5.7% to 6.5% in 1997 and 4.6% to 5.7% in 1998; expected life of seven years for 1996, 1997 and 1998; an average expected volatility of 50% in 1996, 39% in 1997 and 46% in 1998.

    DIVIDENDS:

    The Company has not declared or paid any cash dividends in the past. As discussed in Note 6, the Company's debt agreement restricts the amount of dividends the Company can declare or pay. As of December 31, 1998, under the most restrictive debt covenants, the Company could not have paid any cash dividends.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

4. MANDATORILY REDEEMABLE CONVERTIBLE TRUST PREFERRED SECURITIES:

    On March 20, 1998, Dura Automotive Systems Capital Trust (the "Issuer"), a wholly owned statutory business trust of the Company, completed the offering of $55.3 million of its 7 1/2% Convertible Trust Preferred Securities ("Preferred Securities"), resulting in net proceeds to the Company of approximately $52.6 million. The Preferred Securities are redeemable, in whole or part, on or after March 31, 2001 and all Preferred Securities must be redeemed no later than March 31, 2028. The Preferred Securities are convertible, at the option of the holder, into Class A common stock of the Company at a rate of 0.5831 shares of Class A common stock for each Preferred Security, which is equivalent to a conversion price of $42 7/8 per share. The net proceeds of the offering were used to repay outstanding indebtedness. Dividends on the Preferred Securities, net of the related income tax benefit, are reflected as minority interest in the accompanying consolidated statements of operations.

    No separate financial statements of the Issuer have been included herein. The Company does not consider that such financial statements would be material to holders of Preferred Securities because (i) all of the voting securities of the Issuer are owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Issuer has no independent operations and exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Issuer and investing the proceeds thereof in 7 1/2% Convertible Subordinated Debentures due March 31, 2028 issued by the Company, and (iii) the obligations of the Issuer under the Preferred Securities are fully and unconditionally guaranteed by the Company.

5. ACQUISITIONS:

    In August 1996, the Company formed a joint venture with Excel Industries Inc. ("Excel") to participate equally in the acquisition of a 26% interest in Pollone S.A. ("Pollone"), a manufacturer of automotive components and mechanical assemblies headquartered in Brazil for $5 million in total, and has made additional loans to Pollone of $10 million in total pursuant to notes which bear interest at approximately 7% and mature from January 1999 through December 2001. Certain of these notes are convertible into equity of Pollone, at the joint venture's option. In January 1998, the joint venture exercised its option to convert an additional $5 million of notes to common equity of Pollone, increasing the joint venture's ownership to 51%, and as of such date, began consolidating the results of Pollone into the results of the joint venture. The Company accounts for its investment in the joint venture under the equity method of accounting and recorded a charge for its share of the loss of the joint venture's operations in 1998 of approximately $1.5 million. The joint venture has an option to purchase an additional 19% of common equity of Pollone for approximately $1.5 million. In addition, the joint venture partners have guaranteed $6 million of outstanding debt of Pollone. The Company's total investment in the joint venture of approximately $8.5 million as of December 31, 1998 is included in other assets in the accompanying consolidated balance sheet.

    In January 1997, the Company acquired all of the outstanding common stock of the VOFA Group ("VOFA") for approximately $38.0 million in cash and assumed indebtedness. The cash portion of the purchase price was financed with borrowings under the Company's bank credit agreement. In December 1998, the Company made a final payment of approximately $6.0 million to the former owners of VOFA for the achievement of certain operating targets by VOFA following the acquisition. VOFA manufactures shifter cables, brake cables and other light duty cables for the European automotive and industrial markets from facilities in Dusseldorf, Gehren and Daun, Germany and Barcelona, Spain.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

5. ACQUISITIONS: (CONTINUED)
    In August 1997, the Company acquired GT Automotive Systems, Inc. ("GT Automotive"), headquartered in Livonia, Michigan. GT Automotive has manufacturing facilities in Livonia and Warren, Michigan and Windsor and Brantford, Ontario, Canada, with annual revenues of approximately $70.0 million. Initial consideration for the acquisition of GT Automotive was $45.0 million in cash and assumed indebtedness. In 1999, the Company will make a final payment of approximately $11.0 million for the achievement of certain operating targets by GT Automotive following the acquisition. The acquisition was financed with proceeds from borrowings under the Company's bank credit agreement, as amended.

    In December 1997, the Company purchased approximately 19% of the outstanding common stock of Thixotech Inc. ("Thixotech") for approximately $0.5 million. The Company also loaned Thixotech an additional $2.8 million pursuant to notes which are convertible into additional common stock of Thixotech at the Company's option. Thixotech is currently pursuing the development of an alternative manufacturing technology for component parts.

    In December 1997, the Company acquired REOM Industries (Aust) Pty Ltd. ("REOM"), an Australian designer and manufacturer of jacks and parking brakes, for approximately $3.7 million. The acquisition added market penetration in parking brakes, added a new product (jacks) and established a presence in the Pacific Rim.

    In March 1998, the Company acquired Universal Tool & Stamping Co., Inc. ("Universal"), a manufacturer of jacks for the North American automotive industry, for approximately $19.5 million. The acquisition provided the Company with a market presence for jacks in North America and added Honda as a significant new customer.

    In April 1998, the Company acquired all of the outstanding equity interests of Trident Automotive plc ("Trident"). Trident had revenues of approximately $300.0 million in 1997, of which 69 percent was derived from sales of cable assemblies, principally to the automotive OEM market, and the balance from door handle assemblies, lighting and other products. Approximately 68 percent of Trident's revenues were generated in North America, 27 percent in Europe and the remainder in Latin America. Trident has manufacturing and technical facilities in Michigan, Tennessee, Canada, the United Kingdom, Germany, France and Brazil. Pursuant to the terms of the agreement, the Company acquired all of the outstanding equity interests of Trident for total consideration of $93.2 million in cash. In addition, the Company assumed $75.0 million of Trident's outstanding 10% Senior Subordinated Notes (the "Notes") due 2005. The Company also repaid Trident's outstanding senior indebtedness of approximately $53.0 million. The acquisition of Trident was financed with borrowings under a new credit facility which is further described in Note 6.

    In August 1998, the Company acquired the hinge business ("Hinge") of Tower Automotive, Inc. for approximately $37.3 million. Hinge had annual revenues of approximately $50.0 million and manufactures automotive hood and deck lid hinges.

    The acquisitions of the VOFA, GT Automotive, REOM, Universal, Trident, and Hinge have been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their fair values as of the dates of the acquisitions. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed has been recorded as goodwill. The assets acquired and liabilities assumed of Universal, Trident and Hinge have been recorded based upon preliminary estimates of fair value as of the dates of acquisition. The

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

5. ACQUISITIONS: (CONTINUED)
Company does not believe the final allocation of purchase price will be materially different from preliminary allocations. Any changes to the preliminary estimates will be reflected as an adjustment to goodwill. Additional purchase liabilities recorded in conjunction with the 1998 acquisitions included approximately $45.4 million for costs associated with the shutdown and consolidation of certain acquired facilities and $20.6 million for associated severance and other related costs. At December 31, 1998 liabilities for approximately $48.6 million for costs associated with the shutdown and consolidation of certain acquired facilities and $32.4 million in severance costs are recorded on the consolidated balance sheet. Results of operations for these acquisitions have been included in the accompanying consolidated financial statements since the dates of acquisition.

    The accompanying unaudited consolidated pro forma results of operations for the years ended December 31, 1997 and 1998 give effect to (i) the acquisitions of GT Automotive, Universal, Trident and Hinge, (ii) the Offering, and (iii) the offering of the Preferred Securities as if such transactions had occurred at the beginning of the period and exclude the effects of the extraordinary loss (in thousands, except per share amounts):

                                                                             PRO FORMA
                                                                          FOR YEARS ENDED
                                                                            DECEMBER 31,
                                                                       ----------------------
                                                                          1997        1998
                                                                       ----------  ----------
Revenues.............................................................  $  876,840  $  886,849
Operating income.....................................................      63,811      75,830
Net income before extraordinary item.................................      21,806      26,996
Basic earnings per share.............................................  $     1.77  $     2.19
Diluted earnings per share...........................................        1.77        2.15

    The unaudited pro forma consolidated financial information does not purport to represent what the Company's financial position or results of operations would actually have been if these transactions had occurred at such dates or to project the Company's future results of operations.

6. DEBT:

    Debt consisted of the following (in thousands):

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1997        1998
                                                                        ----------  ----------
Bank Credit Agreement:
Term loans............................................................  $       --  $   90,077
Revolving credit facilities...........................................          --     153,433
Trident 10% senior subordinated notes.................................          --      81,150
Revolving credit facility, due August 2002, interest at 3.94% to 8.50%
  at December 31, 1997................................................     165,158          --
Other.................................................................      15,164       7,246
                                                                        ----------  ----------
                                                                           180,322     331,906
Less--Current maturities..............................................      (2,241)    (15,489)
                                                                        ----------  ----------
                                                                        $  178,081  $  316,417
                                                                        ----------  ----------
                                                                        ----------  ----------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

6. DEBT: (CONTINUED)
    Future maturities of long-term debt as of December 31, 1998 are as follows (in thousands):

1999..............................................................  $  15,489
2000..............................................................     16,324
2001..............................................................     23,647
2002..............................................................     26,289
2003..............................................................    154,729
Thereafter........................................................     95,428
                                                                    ---------
                                                                    $ 331,906
                                                                    ---------
                                                                    ---------

    On April 30, 1998 in connection with the acquisition of Trident, the Company entered into a new $402.5 million credit agreement ("Credit Agreement"). The Credit Agreement provided for revolving credit facilities of $225.0 million, term loans of $100.0 million, an acquisition facility of $30.0 million and a twelve month interim loan of $47.5 million. Proceeds from the Offering were partially used to retire the interim loan and $3.6 million of the term loans. The Credit Agreement has a term of five years and borrowings bear interest at the lenders reference rate or the Eurocurrency rate. The interest rate on borrowings outstanding under the Credit Agreement ranged from 3.9% to 7.9% as of December 31, 1998. The Credit Agreement contains various restrictive covenants which limit indebtedness, investments, rental obligations and cash dividends. The Credit Agreement also requires the Company to maintain certain financial ratios including minimum liquidity and interest coverage. The Company was in compliance with the covenants as of December 31, 1998. Borrowings under the Credit Agreement are collateralized by the assets of the Company. In addition, the Company has outstanding letters of credit in the amount of approximately $1.9 million expiring through July 2000.

    The Credit Agreement provides the Company with the ability to denominate a portion of its revolving credit borrowings in foreign currencies up to an amount equal to $100.0 million. As of December 31, 1998, $121.0 million of borrowings were denominated in U.S. dollars, $7.1 million of borrowings were denominated in Canadian dollars, $2.8 million of borrowings were denominated in Australian dollars, $13.1 million of borrowings were denominated in Deutsche Marks, $4.7 million of borrowings were denominated in French francs, and $4.7 million in British pound sterling.

    The Notes, with a face value of $75 million, were issued by Trident on December 12, 1997 and are due in December 2005. Interest is payable semiannually on June 15 and December 15 of each year. The Notes are guaranteed by certain subsidiaries of Trident. Each Guarantor is a direct or indirect wholly-owned subsidiary of Trident and has fully and unconditionally guaranteed the Notes on a joint and several basis. In connection with the acquisition of Trident, the Notes were recorded at their fair value of $81.2 million. The premium in excess of face value will be amortized over the life of the Notes using the effective interest method. The Notes contain various restrictive covenants which the Company was in compliance with as of December 31, 1998.

    In connection with the termination of the Company's former credit facility, the Company wrote-off deferred financing costs of approximately $643,000, net of income taxes, in 1998. This charge is reflected as an extraordinary item in the accompanying consolidated statement of operations.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

7. INCOME TAXES:

    The provision for income taxes consisted of the following (in thousands):

                                                                   YEARS ENDED DECEMBER 31,
                                                                -------------------------------
                                                                  1996       1997       1998
                                                                ---------  ---------  ---------
Current.......................................................  $   3,278  $  10,149  $  13,100
Deferred......................................................      3,331      1,521      7,833
                                                                ---------  ---------  ---------
  Total.......................................................  $   6,609  $  11,670  $  20,933
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

    A reconciliation of the provision for income taxes at the statutory rates to the reported income tax provision is as follows (in thousands):

                                                                   YEARS ENDED DECEMBER 31,
                                                                -------------------------------
                                                                  1996       1997       1998
                                                                ---------  ---------  ---------
Federal provision at statutory rates..........................  $   5,858  $   9,909  $  17,846
State taxes, net of federal benefit...........................        652        990        900
Foreign provision in excess of U.S. tax rate..................         --        444      1,830
Amortization of non-deductible goodwill.......................        224        440        943
Foreign sales corporation benefit.............................       (192)      (260)      (570)
Other, net....................................................         67        147        (16)
                                                                ---------  ---------  ---------
  Total.......................................................  $   6,609  $  11,670  $  20,933
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

    A summary of deferred tax assets (liabilities) is as follows (in thousands):

                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1997       1998
                                                                           ---------  ---------
Depreciation and property basis differences..............................  $  (4,100) $  (6,001)
Net operating loss carryforwards.........................................      1,475      5,620
Accrued compensation costs...............................................      1,230      3,077
Accrued plant closure and consolidation costs............................      5,560      1,818
Tooling and design costs.................................................     (1,480)    (1,802)
Post-retirement benefit obligations......................................      1,280      1,282
Inventory valuation adjustments..........................................      1,330      1,025
Accrued legal and insurance costs........................................      6,150        597
Other reserves and accruals not deductible for tax purposes..............        568      1,671
Valuation allowance......................................................     (1,475)    (1,916)
                                                                           ---------  ---------
                                                                           $  10,538  $   5,371
                                                                           ---------  ---------
                                                                           ---------  ---------

    The valuation allowance was established for net operating losses acquired or incurred in connection principally with foreign subsidiaries where realization is not assured.

8. GEOGRAPHIC AND PRODUCT LINE INFORMATION:

    In 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company manufactures engineered mechanisms for the global automotive

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

8. GEOGRAPHIC AND PRODUCT LINE INFORMATION: (CONTINUED) industry and operates in a single reportable business segment, automotive products. The Company internally evaluates its business principally by product category; however, because of the similar economic characteristics of the operations, including the nature of products, production processes and customers, those operations have been aggregated following the provisions of SFAS No. 131 for segment reporting purposes.

    The following is a summary of revenues and long-lived assets by geographic location (in thousands):

                                                          YEARS ENDED DECEMBER 31,
                                              ------------------------------------------------
                                                       1997                     1998
                                              -----------------------  -----------------------

                                                          LONG-LIVED               LONG-LIVED
                                               REVENUES     ASSETS      REVENUES     ASSETS
                                              ----------  -----------  ----------  -----------
North America...............................  $  356,249   $  68,257   $  570,464   $ 126,368
Europe......................................      87,800      32,131      149,914      57,803
Other foreign countries.....................       5,062       1,150       19,089       4,561
                                              ----------  -----------  ----------  -----------
                                              $  449,111   $ 101,538   $  739,467   $ 188,732
                                              ----------  -----------  ----------  -----------
                                              ----------  -----------  ----------  -----------

    Revenues are attributed to geographic locations based on the location of product production.

    The following is a summary of the approximate composition by product category of the Company's revenues:

                                                                      YEARS ENDED DECEMBER
                                                                              31,
                                                                     ----------------------
                                                                        1997        1998
                                                                     ----------  ----------
Parking brake mechanisms...........................................  $  124,683  $  134,856
Automotive cables..................................................     170,988     282,616
Transmission shifter mechanisms....................................      70,191     124,004
Other products.....................................................      83,249     197,991
                                                                     ----------  ----------
Revenues from external customers...................................  $  449,111  $  739,467
                                                                     ----------  ----------
                                                                     ----------  ----------

    The Company sells its products directly to automobile manufacturers. Customers that accounted for a significant portion of consolidated revenues for each of the three years in the period ended December 31, 1998 were as follows:

                                                                           YEARS ENDED DECEMBER 31,
                                                                     -------------------------------------
                                                                        1996         1997         1998
                                                                        -----        -----        -----
Ford...............................................................          49%          42%          36%
GM.................................................................          36%          25%          23%
DaimlerChrysler....................................................           8%           7%          15%

    As of December 31, 1997 and 1998, receivables from these customers represented 71 percent and 70 percent of total accounts receivable.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

9. EMPLOYEE BENEFIT PLANS:

    PENSION PLANS AND POST-RETIREMENT BENEFITS:

    The Company sponsors six defined benefit pension plans which cover certain hourly and salary employees. The Company's policy is to make annual contributions to the plans to fund the normal cost and the unfunded frozen initial liability over 11.5 years. In addition, the Company has various postretirement medical benefit plans for certain employee groups and has recorded a liability for its estimated obligation under these plans. The change in benefit obligation and plan assets consisted of the following (in thousands):

                                                                              POST-RETIREMENT
                                                                                  BENEFITS
                                                                            OTHER THAN PENSIONS
                                                        PENSION BENEFITS
                                                          DECEMBER 31,          DECEMBER 31,
                                                      --------------------  --------------------
                                                        1997       1998       1997       1998
                                                      ---------  ---------  ---------  ---------
Change in Benefit Obligation:
Benefit obligation at beginning of year.............  $   3,393  $   4,157  $   5,761  $   5,755
Service cost........................................        185      1,371         97        243
Interest cost.......................................        252      1,412        429        825
Plan participants' contributions....................         --         --        167        131
Actuarial (gain) loss...............................        531      4,977        (92)     2,471
Acquisition of Trident..............................         --     23,720         --      9,394
Benefits paid.......................................       (204)      (195)      (607)    (1,134)
                                                      ---------  ---------  ---------  ---------
Benefit obligation at end of year...................  $   4,157  $  35,442  $   5,755  $  17,685
                                                      ---------  ---------  ---------  ---------
                                                      ---------  ---------  ---------  ---------

Change in Plan Assets:
Fair value at plan assets at beginning
of year.............................................  $   2,732  $   3,206  $      --  $      --
Actual return on plan assets........................        271      1,544         --         --
Acquisition of Trident..............................         --     20,870         --         --
Employer contributions..............................        407      1,064        459        401
Plan participants' contributions....................         --         --        167        131
Benefits paid.......................................       (204)      (195)      (626)      (532)
                                                      ---------  ---------  ---------  ---------
Fair value of plan assets at end of year............  $   3,206  $  26,489  $      --  $      --
                                                      ---------  ---------  ---------  ---------
                                                      ---------  ---------  ---------  ---------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

9. EMPLOYEE BENEFIT PLANS: (CONTINUED)
    All of the Company's plans have benefit obligations in excess of their respective plan assets. The funded status of the Company's plans is as follows (amounts in thousands):

                                                                               POST-RETIREMENT
                                                                                  BENEFITS
                                                        PENSION BENEFITS     OTHER THAN PENSIONS
                                                          DECEMBER 31,          DECEMBER 31,
                                                      --------------------  ---------------------
                                                        1997       1998       1997        1998
                                                      ---------  ---------  ---------  ----------
Funded status.......................................  $    (951) $  (8,953) $  (5,755) $  (17,685)
Unrecognized actuarial (gain) loss..................        527      5,532     (1,344)      1,233
Unrecognized prior service cost.....................        347        301        (89)        (81)
Adjustment to recognize minimum liability...........       (874)    (1,008)        --          --
                                                      ---------  ---------  ---------  ----------
Accrued benefit cost................................  $    (951) $  (4,128) $  (7,188) $  (16,533)
                                                      ---------  ---------  ---------  ----------
                                                      ---------  ---------  ---------  ----------

    The following weighted-average assumptions were used to account for the plans:

                                                                             POST-RETIREMENT
                                                                                BENEFITS
                                                     PENSION BENEFITS      OTHER THAN PENSIONS
                                                       DECEMBER 31,           DECEMBER 31,
                                                   ---------------------  ---------------------
                                                     1997        1998        1997       1998
                                                   ---------  ----------  ----------  ---------
Discount rate....................................       7.50%  5.75-6.75%  7.00-7.25%      6.75%
Expected return on plan assets...................       8.00%  8.00-9.50%        N/A        N/A
Rate of compensation increase....................        N/A   4.00-6.00%        N/A        N/A

    For measurement purposes, a 7 percent annual rate of increase in the per capita cost of covered health care benefits was assumed for 1998. The rate was assumed to decrease 2 percent in 1999 to 5 percent and remain level thereafter.

    The components of net periodic benefit costs are as follows (amounts in thousands):

                                                                         POST-RETIREMENT BENEFITS
                                            PENSION BENEFITS                OTHER THAN PENSION
                                     -------------------------------  -------------------------------
                                        YEARS ENDED DECEMBER 31,         YEARS ENDED DECEMBER 31,
                                     -------------------------------  -------------------------------

                                       1996       1997       1998       1996       1997       1998
                                     ---------  ---------  ---------  ---------  ---------  ---------
Service cost.......................  $     236  $     185  $   1,377  $      84  $     101  $     246
Interest cost......................        243        252      1,424        558        433        830
Expected return on plan assets.....       (237)      (232)    (1,600)        --         --         --
Amortization of prior service
  cost.............................         26         45         46         --         (8)        (8)
Recognized actuarial (gain) loss...         39         (3)        15        127        (89)       (72)
                                     ---------  ---------  ---------  ---------  ---------  ---------
Net periodic benefit cost..........  $     307  $     247  $   1,262  $     769  $     437  $     996
                                     ---------  ---------  ---------  ---------  ---------  ---------
                                     ---------  ---------  ---------  ---------  ---------  ---------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

9. EMPLOYEE BENEFIT PLANS: (CONTINUED)
    Assumed health care cost trend rates have a significant effect on the amounts reported for the post-retirement medical benefit plans. A one percentage-point change in assumed health care cost trend rates would have the following effects (in thousands):

                                                          1-PERCENTAGE-POINT   1-PERCENTAGE-POINT
                                                               INCREASE             DECREASE
                                                          -------------------  -------------------
Effect on total of service and interest cost
  components............................................       $      66            $     (66)
                                                                   -----                -----
                                                                   -----                -----
Effect on the post-retirement benefit obligation........       $     735            $    (658)
                                                                   -----                -----
                                                                   -----                -----

    RETIREMENT SAVINGS PLANS:

    The Company sponsors employee retirement savings plans which allow qualified employees to provide for their retirement on a tax-deferred basis. In accordance with the terms of the retirement savings plans, the Company is required to match certain of the participants' contributions and/or provide employer contributions based on the Company's performance and other factors. Such employer contributions totaled $1.6 million, $2.2 million and $2.8 million during fiscal 1996, 1997 and 1998.

10. COMMITMENTS AND CONTINGENCIES:

    LEASES:

    The Company leases office and manufacturing space and certain equipment under operating lease agreements which require it to pay maintenance, insurance, taxes and other expenses in addition to annual rentals. Future annual rental commitments at December 31, 1998 under these operating leases are as follows (in thousands):

YEAR                                                                          AMOUNT
---------------------------------------------------------------------------  ---------
1999.......................................................................  $   6,741
2000.......................................................................      5,975
2001.......................................................................      5,194
2002.......................................................................      4,634
2003.......................................................................      3,952
Thereafter.................................................................      2,396

    LITIGATION:

    The Company is from time to time subject to various legal actions and claims incidental to its business, including those arising out of alleged defects, product warranties, employment-related matters and environmental matters. Litigation is subject to many uncertainties, and the outcome of individual litigated matters is not predictable with assurance. After discussions with counsel, it is the opinion of management that the Company has provided adequate reserves to cover these matters and the ultimate outcome of such matters will not have a material adverse impact on the consolidated financial position, results of operations or cash flows of the Company.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

11. RELATED PARTY TRANSACTIONS:

    The Company paid fees to Hidden Creek Industries ("HCI"), an affiliate of the Company, of approximately $750,000 in 1996 in connection with the acquisitions and the 1996 Offering, $850,000 in 1997 in connection with the acquisitions of VOFA and GT Automotive and $3.7 million in 1998 in connection with the acquisition of Universal, Hinge and Trident, the Offering and the Preferred Securities Offering. In addition, under the terms of a management agreement, which was terminated in August 1996, the Company paid HCI monthly management fees for certain administrative services. Total management fees of approximately $881,000 for the year ended December 31, 1996 are included in selling, general and administrative expenses in the accompanying consolidated statements of operations. See Note 5 for discussion of acquisitions and divestiture.

12. SUBSEQUENT EVENTS (UNAUDITED):

    On March 23, 1999, the Company completed its merger with Excel Industries, Inc. ("Excel"). In the aggregate, the stockholders of Excel received consideration of approximately $155.5 million in cash and approximately 5.1 million shares of Dura Class A common stock. Upon completing of this transaction, Excel became a wholly owned subsidiary of the Company.

    Excel has annual revenues of approximately $1.1 billion of which 75 percent is derived from the automotive/light truck market and the remainder from the recreational vehicle, mass transit and heavy truck markets. Approximately 78 percent of Excel's revenues is generated in North America with the remainder in Europe.

    Excel has headquarters in Indiana and has manufacturing facilities in the United States and Germany. Excel's products for the light vehicle segment include plastic and metal encapsulated window assemblies, door systems, seat systems and injection molded plastic products. In addition, Excel is a supplier to the recreational vehicle, mass transit and heavy truck markets and its products include appliances such as water heaters, furnaces, stoves and ranges, mechanical components and systems, modular doors and a variety of window assemblies. Excel's customers include Ford, DaimlerChrysler and General Motors in the light vehicle segment and Fleetwood, Winnebago, Coachmen and Navistar in the recreational vehicle, mass transit and heavy truck segments.

    On March 15, 1999, the Company acquired through a cash tender offer approximately 95% of the outstanding ordinary shares of Adwest Automotive plc ("Adwest"). Adwest has annual revenues of approximately $400 million and is a supplier of driver control products primarily for European OEMs. The Company paid approximately $320 million to acquire all of the outstanding shares of Adwest, including the assumption of approximately $106.1 million in indebtedness in connection with the acquisition of Adwest.

    Adwest's products include driver control mechanisms such as gearshifters, park brakes, pedal boxes and jacks, as well as engine control products, which includes engine thermostats and fuel filler caps. Engine control products represent approximately 20% of Adwest's total revenues. Adwest's customers include Volkswagen, BMW, Ford, General Motors, Peugeot, and Renault. The Company has manufacturing facilities in the United Kingdom, Germany, France, Spain and the United States.

    In connection with the acquisitions of Adwest and Excel, the Company entered into an amended and restated $1.15 billion credit agreement ("Credit Agreement"). The Credit Agreement provides for revolving credit facilities of $400.0 million, a $275.0 million tranche A term loan, a $275.0 million tranche B term loan and a $200.0 million interim term loan facility. As of March 31, 1999, rates on

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

12. SUBSEQUENT EVENTS (UNAUDITED): (CONTINUED) borrowings under the Credit Agreement ranged from 5.28% to 10.0%. Borrowings under the tranche A term loan are due and payable in March 2005 and borrowings under the tranche B term loan are due and payable in March 2006. The revolving credit facility is available until March 2005. Borrowings under the interim loan were due and payable in September 2000 and, as further discussed below, were repaid in April 1999. The Credit Agreement contains various restrictive covenants which limit indebtedness, investments, rental obligations and cash dividends. The Credit Agreement also requires the Company to maintain certain financial ratios including minimum liquidity and interest coverage. Borrowings under the Credit Agreement are collateralized by the assets of the Company. In connection with the termination of the Company's former credit facility, the Company wrote-off deferred financing costs of approximately $2.7 million, net of income taxes.

    On April 23, 1999, the Company completed the offering of $300 million and Euro 100 million of senior subordinated notes ("Subordinated Notes"). The Subordinated Notes mature in May 2009 and bear interest at 9% per year, which is payable semi-annually. Net proceeds from this offering of approximately $397.0 million were used to repay the $200.0 million interim term loan, approximately $100.1 million to retire other indebtedness and approximately $96.9 million will be used for general corporate purposes.

13. QUARTERLY FINANCIAL DATA (UNAUDITED):

    The following is a condensed summary of actual quarterly results of operations for 1997 and 1998 (in thousands, except per share amounts):

                                                                            BASIC       DILUTED
                                       GROSS      OPERATING      NET      EARNINGS     EARNINGS
                          REVENUES     PROFIT      INCOME      INCOME     PER SHARE    PER SHARE
                         ----------  ----------  -----------  ---------  -----------  -----------
1997:
  First................  $  107,367  $   16,582   $   7,803   $   3,544   $    0.40    $    0.40
  Second...............     115,350      19,239      10,769       5,100        0.58         0.58
  Third................     101,862      15,449       6,920       2,657        0.30         0.30
  Fourth...............     124,532      22,755      12,118       5,341        0.61         0.60
                         ----------  ----------  -----------  ---------
                         $  449,111  $   74,025   $  37,610   $  16,642   $    1.89    $    1.88
                         ----------  ----------  -----------  ---------
                         ----------  ----------  -----------  ---------
1998:
  First................  $  125,746  $   21,275   $  10,864   $   4,576   $    0.52    $    0.52
  Second...............     187,433      32,019      17,951       5,902        0.63         0.61
  Third................     185,204      31,859      15,628       5,249        0.43         0.43
  Fourth...............     241,084      45,796      26,813      10,297        0.83         0.80
                         ----------  ----------  -----------  ---------
                         $  739,467  $  130,949   $  71,256   $  26,024   $    2.43    $    2.37
                         ----------  ----------  -----------  ---------
                         ----------  ----------  -----------  ---------

    The sum of per share amounts for the quarters does not equal the total for the year due to the timing of the Offering and its effects on the computation of weighted average number of shares outstanding.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

14. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION:

    The following consolidating financial information presents balance sheet, statement of operations and cash flow information related to the Company's businesses. Each Guarantor is a direct or indirect wholly owned subsidiary of the Company and has fully and unconditionally guaranteed the 9% senior subordinated notes issued by Dura Operating Corp., on a joint and several basis. Separate financial statements and other disclosures concerning the Guarantors have not been presented because management believes that such information is not material.

                         DURA AUTOMOTIVE SYSTEMS, INC.
  CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1996
                             (AMOUNTS IN THOUSANDS)

                                                     DURA                       NON-
                                                  OPERATING     GUARANTOR     GUARANTOR
                                                    CORP.       COMPANIES     COMPANIES    ELIMINATIONS    CONSOLIDATED
                                                  ----------  -------------  -----------  ---------------  ------------
Revenues........................................  $  243,757    $      --     $   1,572      $      --      $  245,329
Cost of sales...................................     206,414           --         1,396             --         207,810
                                                  ----------          ---    -----------           ---     ------------
  Gross profit..................................      37,343           --           176             --          37,519
Selling, general and administrative expenses....      17,072           --            85             --          17,157
Amortization expense............................       1,007           --            29             --           1,036
                                                  ----------          ---    -----------           ---     ------------
  Operating income..............................      19,264           --            62             --          19,326
Interest expense, net...........................       2,589           --            --             --           2,589
                                                  ----------          ---    -----------           ---     ------------
  Income before provision for income taxes and
    equity in earnings of subsidiaries..........      16,675           --            62             --          16,737
Provision for income taxes......................       6,609           --            --             --           6,609
Equity (loss) in earnings of subsidiaries.......          62           --            --            (62)             --
                                                  ----------          ---    -----------           ---     ------------
    Net income (loss)...........................  $   10,128    $      --     $      62      $     (62)     $   10,128
                                                  ----------          ---    -----------           ---     ------------
                                                  ----------          ---    -----------           ---     ------------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

14. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                         DURA AUTOMOTIVE SYSTEMS, INC.
  CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1996
                             (AMOUNTS IN THOUSANDS)

                                                      DURA                        NON-
                                                    OPERATING     GUARANTOR     GUARANTOR
                                                      CORP.       COMPANIES     COMPANIES   ELIMINATIONS   CONSOLIDATED
                                                   -----------  -------------  -----------  -------------  ------------
OPERATING ACTIVITIES:
Net income (loss)................................   $  10,128     $      --     $      62     $     (62)    $   10,128
Adjustments required to reconcile net income to
  net cash provided by operating activities --
  Depreciation and amortization..................       6,038            --            41            --          6,079
  Deferred income tax provision..................       3,331            --            --            --          3,331
  (Income)/loss from investment in
    subsidiaries.................................         (62)           --            --            62             --
  Due (to)/from affiliates.......................         (48)           --            48            --             --
  Changes in other operating items...............         354            --          (100)           --            254
                                                   -----------          ---    -----------       ------    ------------
    Net cash provided by operating activities....      19,741            --            51            --         19,792
                                                   -----------          ---    -----------       ------    ------------
INVESTING ACTIVITIES:
Capital expenditures, net........................      (6,260)           --            --            --         (6,260)
Acquisitions, net................................     (83,850)           --            --            --        (83,850)
Investments in joint ventures and other..........      (4,983)           --            --            --         (4,983)
                                                   -----------          ---    -----------       ------    ------------
    Net cash used in investing activities........     (95,093)           --            --            --        (95,093)
                                                   -----------          ---    -----------       ------    ------------
FINANCING ACTIVITIES:
Borrowings under revolving credit facilities.....     145,500            --            --            --        145,500
Repayments of revolving credit facilities........     (68,500)           --            --            --        (68,500)
Repayments of long-term borrowings...............     (51,320)           --            --            --        (51,320)
Proceeds from stock offering, net................      49,575            --            --            --         49,575
Repurchase of common stock, net..................         (19)           --            --            --            (19)
                                                   -----------          ---    -----------       ------    ------------
    Net cash provided by financing activities....      75,236            --            --            --         75,236
                                                   -----------          ---    -----------       ------    ------------
NET CHANGE IN CASH AND CASH EQUIVALENTS..........        (116)           --            51            --            (65)
CASH AND CASH EQUIVALENTS, beginning of period...       1,732            --            --            --          1,732
                                                   -----------          ---    -----------       ------    ------------
CASH AND CASH EQUIVALENTS, end of period.........   $   1,616     $      --     $      51     $      --     $    1,667
                                                   -----------          ---    -----------       ------    ------------
                                                   -----------          ---    -----------       ------    ------------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

14. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                         DURA AUTOMOTIVE SYSTEMS, INC.
              CONSOLIDATING BALANCE SHEETS AS OF DECEMBER 31, 1997
                             (AMOUNTS IN THOUSANDS)

                                                     DURA                     NON-
                                                  OPERATING    GUARANTOR    GUARANTOR
                                                    CORP.      COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                  ----------  -----------  -----------  ------------  ------------
                     ASSETS
Current Assets:
  Cash and cash equivalents.....................  $    1,292   $     134    $   2,722    $       --    $    4,148
  Accounts receivable, net......................      57,506       6,486       15,040            --        79,032
  Inventories...................................      15,702       2,499       12,100            --        30,301
  Other current assets..........................      23,180       1,366          254            --        24,800
  Due from affiliates...........................       4,237       5,661          294       (10,192)           --
                                                  ----------  -----------  -----------  ------------  ------------
    Total current assets........................     101,917      16,146       30,410       (10,192)      138,281
                                                  ----------  -----------  -----------  ------------  ------------
Property, Plant & Equipment, net................      54,851       9,197       37,490            --       101,538
Investment in subsidiaries......................      61,858       3,345        3,478       (65,671)        3,010
Notes Receivable from Affiliates................      20,406          --           --       (20,406)           --
Goodwill, net...................................     104,011      37,697       18,355            --       160,063
Other Assets, net...............................      15,799          --          573            --        16,372
                                                  ----------  -----------  -----------  ------------  ------------
                                                  $  358,842   $  66,385    $  90,306    $  (96,269)   $  419,264
                                                  ----------  -----------  -----------  ------------  ------------
                                                  ----------  -----------  -----------  ------------  ------------
    LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current Liabilities:
  Accounts payable..............................  $   34,332   $   3,778    $  11,043    $       --    $   49,153
  Due to affiliates.............................          --       3,584        6,608       (10,192)           --
  Accrued liabilities...........................      25,988       1,711        8,884            --        36,583
  Current maturities of long-term debt..........          61          --        2,180            --         2,241
                                                  ----------  -----------  -----------  ------------  ------------
    Total current liabilities...................      60,381       9,073       28,715       (10,192)       87,977
                                                  ----------  -----------  -----------  ------------  ------------
Long-Term Debt, net of current maturities.......     161,859          --       16,222            --       178,081
Other Noncurrent Liabilities....................      24,261       6,867       20,370            --        51,498
Notes Payable to Affiliates.....................          --          --       20,406       (20,406)           --
                                                  ----------  -----------  -----------  ------------  ------------
    Total liabilities...........................     246,501      15,940       85,713       (30,598)      317,556
                                                  ----------  -----------  -----------  ------------  ------------
Stockholders' Investment........................     112,341      50,445        4,593       (65,671)      101,708
                                                  ----------  -----------  -----------  ------------  ------------
                                                  $  358,842   $  66,385    $  90,306    $  (96,269)   $  419,264
                                                  ----------  -----------  -----------  ------------  ------------
                                                  ----------  -----------  -----------  ------------  ------------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

14. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)

                         DURA AUTOMOTIVE SYSTEMS, INC.
  CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997
                             (AMOUNTS IN THOUSANDS)

                                                     DURA                     NON-
                                                  OPERATING    GUARANTOR    GUARANTOR
                                                    CORP.      COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                  ----------  -----------  -----------  ------------  ------------
Revenues........................................  $  345,641   $  15,824    $  89,074    $   (1,428)   $  449,111
Cost of sales...................................     291,219      11,837       73,458        (1,428)      375,086
                                                  ----------  -----------  -----------  ------------  ------------
  Gross profit..................................      54,422       3,987       15,616            --        74,025
Selling, general and administrative expenses....      25,062       1,048        6,705            --        32,815
Amortization expense............................       3,037         303          260            --         3,600
                                                  ----------  -----------  -----------  ------------  ------------
  Operating income..............................      26,323       2,636        8,651            --        37,610
Interest expense, net...........................       6,479          18        2,801            --         9,298
                                                  ----------  -----------  -----------  ------------  ------------
  Income before provision for income taxes,
    equity in earnings (losses) of
    subsidiaries................................      19,844       2,618        5,850            --        28,312
Provision for income taxes......................       7,665       1,181        2,824            --        11,670
Equity in earnings (losses) of subsidiaries.....       4,463          --           --        (4,463)           --
                                                  ----------  -----------  -----------  ------------  ------------
  Net income (loss).............................  $   16,642   $   1,437    $   3,026    $   (4,463)   $   16,642
                                                  ----------  -----------  -----------  ------------  ------------
                                                  ----------  -----------  -----------  ------------  ------------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

14. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                         DURA AUTOMOTIVE SYSTEMS, INC.
  CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1997
                             (AMOUNTS IN THOUSANDS)

                                                      DURA                     NON-
                                                   OPERATING    GUARANTOR    GUARANTOR
                                                     CORP.      COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                   ----------  -----------  -----------  ------------  ------------
OPERATING ACTIVITIES:
  Net income.....................................  $   16,642   $   1,437    $   3,026    $   (4,463)   $   16,642
  Adjustments required to reconcile net income to
    net cash provided by (used for) operating
    activities--
    Depreciation and amortization................       9,910         606        1,787            --        12,303
    Deferred income tax provision................       1,521          --           --            --         1,521
    (Income)/loss from investment in
      subsidiaries...............................      (4,463)         --           --         4,463            --
    Due (to)/from affiliates.....................      (4,189)     (2,077)       6,266            --            --
    Changes in other operating items.............      (1,791)        924      (21,083)           --       (21,950)
                                                   ----------  -----------  -----------  ------------  ------------
      Net cash provided by (used for) operating
        activities...............................      17,630         890      (10,004)           --         8,516
                                                   ----------  -----------  -----------  ------------  ------------
INVESTING ACTIVITIES:
  Capital expenditures, net......................     (13,952)       (756)      (1,534)           --       (16,242)
  Acquisitions, net..............................     (70,481)         --           --            --       (70,481)
  Investments in joint ventures and other........      (6,663)         --           --            --        (6,663)
                                                   ----------  -----------  -----------  ------------  ------------
    Net cash used for investing activities.......     (91,096)       (756)      (1,534)           --       (93,386)
                                                   ----------  -----------  -----------  ------------  ------------
FINANCING ACTIVITIES:
  Borrowings under revolving credit facilities...     267,987          --           --            --       267,987
  Repayments of revolving credit facilities......    (174,869)         --           --            --      (174,869)
  Repayments of long-term borrowings.............         (80)         --       (5,928)           --        (6,008)
  Debt financing (to)/from affiliates                 (20,406)         --       20,406            --            --
  Sale of common stock, net......................         510          --           --            --           510
                                                   ----------  -----------  -----------  ------------  ------------
    Net cash provided by financing activities....      73,142          --       14,478            --        87,620
                                                   ----------  -----------  -----------  ------------  ------------
EFFECT OF EXCHANGE RATES ON CASH.................          --          --         (269)           --          (269)
                                                   ----------  -----------  -----------  ------------  ------------
NET CHANGE IN CASH AND CASH EQUIVALENTS..........        (324)        134        2,671            --         2,481
CASH AND CASH EQUIVALENTS, beginning of period...       1,616          --           51            --         1,667
                                                   ----------  -----------  -----------  ------------  ------------
CASH AND CASH EQUIVALENTS, end of period.........  $    1,292   $     134    $   2,722    $       --    $    4,148
                                                   ----------  -----------  -----------  ------------  ------------
                                                   ----------  -----------  -----------  ------------  ------------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

14. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)

                         DURA AUTOMOTIVE SYSTEMS, INC.
              CONSOLIDATING BALANCE SHEETS AS OF DECEMBER 31, 1998
                             (AMOUNTS IN THOUSANDS)

                                                     DURA                     NON-
                                                  OPERATING    GUARANTOR    GUARANTOR
                                                    CORP.      COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                  ----------  -----------  -----------  ------------  ------------
                     ASSETS
Current Assets:
  Cash and cash equivalents.....................  $    1,247   $    (557)   $  19,854    $       --    $   20,544
  Accounts receivable, net......................      70,332      41,863       46,270            --       158,465
  Inventories...................................      19,134      10,454       20,910            --        50,498
  Other current assets..........................      12,576      25,780        7,568            --        45,924
  Due from affiliates...........................       8,878      16,822        5,421       (31,121)           --
                                                  ----------  -----------  -----------  ------------  ------------
    Total current assets........................     112,167      94,362      100,023       (31,121)      275,431
                                                  ----------  -----------  -----------  ------------  ------------
Property, Plant & Equipment, net................      62,464      48,546       77,722            --       188,732
Investment in Subsidiaries......................     202,697      27,736       40,238      (266,747)        3,924
Notes Receivable from Affiliates................      47,329          --       29,911       (77,240)           --
Goodwill, net...................................     107,469     150,740      177,751            --       435,960
Other Assets, net...............................      13,564       2,102        9,670            --        25,336
                                                  ----------  -----------  -----------  ------------  ------------
                                                  $  545,690   $ 323,486    $ 435,315    $ (375,108)   $  929,383
                                                  ----------  -----------  -----------  ------------  ------------
                                                  ----------  -----------  -----------  ------------  ------------
    LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current Liabilities:
  Accounts payable..............................  $   39,019   $  22,638    $  37,855    $       --    $   99,512
  Due to affiliates.............................       8,793       7,806       14,522       (31,121)           --
  Accrued liabilities...........................      28,167      46,131       22,366            --        96,664
  Current maturities of long-term debt..........       7,064          16        8,409            --        15,489
                                                  ----------  -----------  -----------  ------------  ------------
    Total current liabilities...................      83,043      76,591       83,152       (31,121)      211,665
                                                  ----------  -----------  -----------  ------------  ------------
Long-Term Debt, net of current maturities.......     155,408       8,010      152,999            --       316,417
Other Noncurrent Liabilities....................      13,437      61,538       33,039            --       108,014
Notes Payable to Affiliates.....................          --      27,668       49,572       (77,240)           --
                                                  ----------  -----------  -----------  ------------  ------------
    Total liabilities...........................     251,888     173,807      318,762      (108,361)      636,096
                                                  ----------  -----------  -----------  ------------  ------------
Mandatorily Redeemable Convertible
  Trust Preferred Securities....................      55,250          --           --            --        55,250
Stockholders' Investment........................     238,552     149,679      116,553      (266,747)      238,037
                                                  ----------  -----------  -----------  ------------  ------------
                                                  $  545,690   $ 323,486    $ 435,315    $ (375,108)   $  929,383
                                                  ----------  -----------  -----------  ------------  ------------
                                                  ----------  -----------  -----------  ------------  ------------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

14. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                         DURA AUTOMOTIVE SYSTEMS, INC.
  CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998
                             (AMOUNTS IN THOUSANDS)

                                                     DURA                     NON-
                                                  OPERATING    GUARANTOR    GUARANTOR
                                                    CORP.      COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                  ----------  -----------  -----------  ------------  ------------
Revenues........................................  $  356,683   $ 184,956    $ 210,449    $  (12,621)   $  739,467
Cost of sales...................................     296,863     151,546      172,730       (12,621)      608,518
                                                  ----------  -----------  -----------  ------------  ------------
  Gross profit..................................      59,820      33,410       37,719            --       130,949
Selling, general and administrative expenses....      21,445      11,183       17,197            --        49,825
Amortization expense............................       3,522       2,864        3,482            --         9,868
                                                  ----------  -----------  -----------  ------------  ------------
  Operating income..............................      34,853      19,363       17,040            --        71,256
Interest expense, net...........................       7,970       2,808        9,489            --        20,267
                                                  ----------  -----------  -----------  ------------  ------------
  Income before provision for income taxes,
    equity in earnings (losses) of subsidiaries
    and minority interest.......................      26,883      16,555        7,551            --        50,989
Provision for income taxes......................      10,030       6,176        4,727            --        20,933
Equity in earnings (losses) of subsidiaries.....      11,722          --        4,259       (17,462)       (1,481)
Minority interest--dividend on trust preferred
  securities, net...............................       1,908          --           --            --         1,908
                                                  ----------  -----------  -----------  ------------  ------------
  Income (loss) before extraordinary item.......      26,667      10,379        7,083       (17,462)       26,667
Extraordinary item--loss on early extinguishment
  of debt, net..................................         643          --           --            --           643
                                                  ----------  -----------  -----------  ------------  ------------
    Net income (loss)...........................  $   26,024   $  10,379    $   7,083    $  (17,462)   $   26,024
                                                  ----------  -----------  -----------  ------------  ------------
                                                  ----------  -----------  -----------  ------------  ------------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

14. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                         DURA AUTOMOTIVE SYSTEMS, INC.
  CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1998
                             (AMOUNTS IN THOUSANDS)

                                                      DURA                      NON-
                                                    OPERATING    GUARANTOR    GUARANTOR
                                                      CORP.      COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                   -----------  -----------  -----------  ------------  -------------
OPERATING ACTIVITIES:
  Net income.....................................   $  26,024    $  10,379    $   7,083    $  (17,462)    $  26,024
  Adjustments required to reconcile net income to
    net cash provided by (used for) operating
    activities--
    Depreciation and amortization................      11,587        6,466        9,518            --        27,571
    Deferred income tax provision................       7,833           --           --            --         7,833
    Extraordinary loss on extinguishment of
      debt.......................................         643           --           --            --           643
    Other........................................        (315)          --           --            --          (315)
    (Income)/loss from investment in
      subsidiaries...............................     (13,203)          --       (4,259)       17,462            --
    Due (to)/from affiliates.....................       4,152       (6,939)       2,787            --            --
    Equity in losses of affiliates...............       1,481           --           --            --         1,481
    Changes in other operating items.............     (21,127)     (40,084)       5,661            --       (55,550)
                                                   -----------  -----------  -----------  ------------  -------------
      Net cash provided by (used for) operating
        activities...............................      17,075      (30,178)      20,790            --         7,687
                                                   -----------  -----------  -----------  ------------  -------------
INVESTING ACTIVITIES:
  Capital expenditures, net......................     (15,742)      (6,181)      (9,899)           --       (31,822)
  Acquisitions, net..............................    (135,712)          --           --            --      (135,712)
                                                   -----------  -----------  -----------  ------------  -------------
      Net cash used for investing activities.....    (151,454)      (6,181)      (9,899)           --      (167,534)
                                                   -----------  -----------  -----------  ------------  -------------
FINANCING ACTIVITIES:
  Borrowings under revolving credit facilities...     352,296        8,000       56,971            --       417,267
  Repayments of revolving credit facilities......    (350,546)          --      (34,506)           --      (385,052)
  Long-term borrowings...........................      50,000           --       50,265            --       100,265
  Repayments of long-term borrowings.............     (50,984)          --      (65,367)           --      (116,351)
  Debt financing (to)/from affiliates                 (26,923)      27,668         (745)           --            --
  Proceeds from stock offering, net..............     107,848           --           --            --       107,848
  Proceeds from issuance of preferred
    securities...................................      52,525           --           --            --        52,525
  Sale of common stock, net......................         118           --           --            --           118
                                                   -----------  -----------  -----------  ------------  -------------
      Net cash provided by financing
        activities...............................     134,334       35,668        6,618            --       176,620
                                                   -----------  -----------  -----------  ------------  -------------
EFFECT OF EXCHANGE RATES ON CASH.................          --           --         (377)           --          (377)
                                                   -----------  -----------  -----------  ------------  -------------
NET CHANGE IN CASH AND CASH EQUIVALENTS..........         (45)        (691)      17,132            --        16,396
CASH AND CASH EQUIVALENTS, beginning of period...       1,292          134        2,722            --         4,148
                                                   -----------  -----------  -----------  ------------  -------------
CASH AND CASH EQUIVALENTS, end of period.........   $   1,247    $    (557)   $  19,854    $       --     $  20,544
                                                   -----------  -----------  -----------  ------------  -------------
                                                   -----------  -----------  -----------  ------------  -------------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                             (AMOUNTS IN THOUSANDS)

                                                                                                     DECEMBER 31,
                                                                                                         1998
                                                                                        MARCH 31,    ------------
                                                                                           1999
                                                                                       ------------
                                                                                       (UNAUDITED)
                                                     ASSETS
Current assets:
      Cash and cash equivalents......................................................  $     39,267   $   20,544
      Accounts receivable, net.......................................................       471,282      158,465
      Inventories....................................................................       150,471       50,498
      Other current assets...........................................................       129,082       45,924
                                                                                       ------------  ------------
            Total current assets.....................................................       790,102      275,431
                                                                                       ------------  ------------
Property, plant and equipment, net...................................................       523,287      188,732
Goodwill, net........................................................................       898,342      435,960
Deferred income taxes and other assets, net..........................................        48,836       29,260
                                                                                       ------------  ------------
                                                                                       $  2,260,567   $  929,383
                                                                                       ------------  ------------
                                                                                       ------------  ------------

                                    LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current liabilities:
      Current maturities of long-term debt...........................................  $     14,945   $   15,489
      Accounts payable...............................................................       283,125       99,512
      Accrued liabilities............................................................       226,142       96,664
                                                                                       ------------  ------------
            Total current liabilities................................................       524,212      211,665
                                                                                       ------------  ------------
Long-term debt, net of current maturities............................................     1,057,146      316,417
Other noncurrent liabilities.........................................................       230,497      108,014
Mandatorily redeemable convertible trust preferred securities........................        55,250       55,250
                                                                                       ------------  ------------
Stockholders' investment:
      Preferred stock................................................................            --           --
      Common stock--Class A..........................................................           140           90
      Common stock--Class B..........................................................            33           33
      Additional paid-in capital.....................................................       335,884      171,377
      Retained earnings..............................................................        70,544       67,052
      Accumulated other comprehensive loss--cumulative translation adjustment........       (13,139)        (515)
                                                                                       ------------  ------------
            Total stockholders' investment...........................................       393,462      238,037
                                                                                       ------------  ------------
                                                                                       $  2,260,567   $  929,383
                                                                                       ------------  ------------
                                                                                       ------------  ------------

  The accompanying notes are an integral part of these condensed consolidated balance sheets.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

           (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS--UNAUDITED)

                                                                                              THREE MONTHS ENDED
                                                                                                  MARCH 31,
                                                                                            ----------------------
                                                                                               1999        1998
                                                                                            ----------  ----------
Revenues..................................................................................  $  264,701  $  125,746
Cost of sales.............................................................................     218,219     104,471
                                                                                            ----------  ----------
        Gross profit......................................................................      46,482      21,275
Selling, general and administrative expenses..............................................      16,897       9,160
Amortization expense......................................................................       3,685       1,251
                                                                                            ----------  ----------
        Operating income..................................................................      25,900      10,864
Interest expense, net.....................................................................       6,895       2,938
                                                                                            ----------  ----------
        Income before provision for income taxes, equity in losses of affiliate and
          minority interests..............................................................      19,005       7,926
Provision for income taxes................................................................       7,711       3,274
Equity in losses of affiliate and minority interests......................................       1,342          --
Minority interest--dividends on trust preferred securities, net...........................         611          76
                                                                                            ----------  ----------
          Income before extraordinary item and accounting change..........................       9,341       4,576
Extraordinary item--loss on early extinguishment of debt, net.............................      (2,702)         --
Cumulative effect of change in accounting, net............................................      (3,147)         --
                                                                                            ----------  ----------
        Net income........................................................................  $    3,492  $    4,576
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Basic earnings per common share:
  Income before extraordinary item and accounting change..................................  $     0.73  $     0.52
  Extraordinary item......................................................................       (0.21)         --
  Cumulative effect of change in accounting...............................................       (0.25)         --
                                                                                            ----------  ----------
                                                                                            ----------  ----------
        Net income........................................................................  $     0.27  $     0.52
                                                                                            ----------  ----------
                                                                                            ----------  ----------
  Basic shares outstanding................................................................      12,877       8,826
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Diluted earnings per common share:
  Income before extraordinary item and accounting change..................................  $     0.70  $     0.52
  Extraordinary item......................................................................       (0.19)         --
  Cumulative effect of change in accounting...............................................       (0.22)         --
                                                                                            ----------  ----------
      Net income..........................................................................  $     0.29  $     0.52
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Diluted shares outstanding................................................................      14,253       9,012
                                                                                            ----------  ----------
                                                                                            ----------  ----------

  The accompanying notes are an integral part of these condensed consolidated statements.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                       (AMOUNTS IN THOUSANDS--UNAUDITED)

                                                                                              THREE MONTHS ENDED
                                                                                                  MARCH 31,
                                                                                            ----------------------
                                                                                               1999        1998
                                                                                            -----------  ---------
OPERATING ACTIVITIES:
      Net income..........................................................................  $     3,492  $   4,576
      Adjustments to reconcile net income to net cash provided by (used in) operating activities--
        Depreciation and amortization.....................................................       10,507      3,067
        Deferred income taxes.............................................................       (3,057)        --
        Equity in losses of affiliates and minority interest..............................        1,342         --
        Extraordinary loss on extinguishment of debt......................................        2,702         --
        Cumulative effect of change in accounting, net....................................        3,147         --
        Changes in other operating items..................................................      (17,746)    (9,785)
                                                                                            -----------  ---------
        Net cash provided by (used in) operating activities...............................          387     (2,142)
                                                                                            -----------  ---------
INVESTING ACTIVITIES:
      Acquisitions, net of cash acquired..................................................     (540,133)   (18,578)
      Capital expenditures, net...........................................................       (5,994)    (3,733)
      Other...............................................................................        2,227         --
                                                                                            -----------  ---------
        Net cash used in investing activities.............................................     (543,900)   (22,311)
                                                                                            -----------  ---------
FINANCING ACTIVITIES:
      Proceeds from borrowings............................................................      904,680     67,903
      Repayment of debt...................................................................     (321,761)   (53,403)
      Debt issuance costs.................................................................      (19,537)        --
      Proceeds from issuance of common stock and exercise of stock options................          770        256
      Proceeds from issuance of preferred securities......................................           --     52,566
                                                                                            -----------  ---------
        Net cash provided by financing activities.........................................      564,152     67,322
                                                                                            -----------  ---------
EFFECT OF EXCHANGE RATE ON CASH...........................................................       (1,916)       (79)
                                                                                            -----------  ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS.................................................       18,723     42,790
CASH AND CASH EQUIVALENTS:
      Beginning of period.................................................................       20,544      4,148
                                                                                            -----------  ---------
      End of period.......................................................................  $    39,267  $  46,938
                                                                                            -----------  ---------
                                                                                            -----------  ---------

  The accompanying notes are an integral part of these condensed consolidated statements.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1.

    The accompanying condensed consolidated financial statements have been prepared by Dura Automotive Systems, Inc. (the "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished in the condensed consolidated financial statements includes normal recurring adjustments and reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of such financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. Although the Company believes that the disclosures are adequate to make the information presented not misleading, it is suggested that these condensed consolidated financial statements be read in conjunction with the audited financial statements and the notes thereto included in the Company's 1998 Annual Report to Stockholders.

    Revenues and operating results for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the full year.

2.

    Inventories consisted of the following (in thousands):

                                                                     MAR. 31,      DEC. 31,
                                                                       1999          1998
                                                                   ------------  ------------
Raw materials....................................................   $   73,375    $   23,067
Work-in-process..................................................       41,087        11,155
Finished goods...................................................       36,009        16,276
                                                                   ------------  ------------
                                                                    $  150,471    $   50,498
                                                                   ------------  ------------
                                                                   ------------  ------------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

3.

    Basic earnings per share were computed by dividing net income by the weighted average number of Class A and Class B common shares outstanding during the quarter. Diluted earnings per share include (i) the effects of outstanding stock options using the treasury stock method and (ii) the conversion of the Preferred Securities from their date of issuance on March 20, 1998 as follows (in thousands, except per share amounts):

                                                                            THREE MONTHS ENDED
                                                                                MARCH 31,
                                                                           --------------------
                                                                             1999       1998
                                                                           ---------  ---------
Net income...............................................................  $   3,492  $   4,576
Interest expense on mandatorily redeemable convertible preferred
  securities, net of tax.................................................        611         76
                                                                           ---------  ---------
Net income applicable to common stockholders--diluted....................  $   4,103  $   4,652
                                                                           ---------  ---------
                                                                           ---------  ---------
Weighted average number of Class A common shares outstanding.............      9,552      4,172
Weighted average number of Class B common shares outstanding.............      3,325      4,654
                                                                           ---------  ---------
                                                                              12,877      8,826
Dilutive effect of outstanding stock options after application of the
  treasury stock method..................................................         87         28
Dilutive effect of mandatorily redeemable convertible preferred
  securities, assuming conversion........................................      1,289        158
                                                                           ---------  ---------
Diluted shares outstanding...............................................     14,253      9,012
                                                                           ---------  ---------
                                                                           ---------  ---------
Basic earnings per share.................................................  $    0.27  $    0.52
                                                                           ---------  ---------
                                                                           ---------  ---------
Diluted earnings per share...............................................  $    0.29  $    0.52
                                                                           ---------  ---------
                                                                           ---------  ---------

4.

    In March 1998, the Company acquired Universal Tool & Stamping Co., Inc. ("Universal"), a manufacturer of jacks for the North American automotive industry, for approximately $18.0 million. The acquisition provided the Company with a market presence for jacks in North America and added Honda as a significant new customer.

    In April 1998, the Company acquired all of the outstanding equity interests of Trident Automotive plc ("Trident"). Trident had revenues of approximately $300 million in 1997, of which 69 percent was derived from sales of cable assemblies, principally to the automotive OEM market, and the balance from door handle assemblies, lighting and other products. Approximately 68 percent of Trident's revenues were generated in North America, 27 percent in Europe and the remainder in Latin America. Trident's operations are headquartered in Michigan with manufacturing and technical facilities in Michigan, Tennessee, Arkansas, Canada, the United Kingdom, Germany, France and Brazil. Pursuant to the terms of the agreement, the Company acquired all of the outstanding equity interests of Trident for total consideration of $87.5 million in cash. In addition, the Company assumed $75.0 million of Trident's outstanding 10% Senior Subordinated Notes due 2005. The Company also repaid Trident's outstanding senior indebtedness of approximately $53.0 million. The acquisition of Trident was financed with borrowings under the Company's credit facility.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

4. (CONTINUED)
    In August 1998, the Company acquired the hinge business ("Hinge") of Tower Automotive, Inc. for approximately $37.0 million. Hinge, which has annual revenues of approximately $50.0 million, manufactures automotive hood and deck lid hinges.

    On March 15, 1999, Dura acquired through a cash tender offer approximately 95% of the outstanding ordinary shares of Adwest Automotive plc ("Adwest"). Adwest has annual revenues of approximately $400 million and is a supplier of driver control products primarily for European OEMs. The Company paid approximately $320 million to acquire all of the outstanding shares of Adwest, including the assumption of approximately $106.1 million in indebtedness in connection with the acquisition of Adwest.

    On March 23, 1999, the Company completed its merger with Excel Industries, Inc. ("Excel"). Excel has annual revenues of approximately $1.1 billion of which 75 percent is derived from the automotive/light truck market and the remainder from the recreational vehicle, mass transit and heavy truck markets. Approximately 78 percent of Excel's revenues is generated in North America with the remainder in Europe. The Company issued an aggregate of approximately 5.1 million shares of its Class A Common Stock and paid $155.5 million in cash to Excel's former shareholders. The Company also assumed approximately $100.0 million of indebtedness in connection with the merger with Excel.

    The cash consideration related to the acquisitions of Adwest and Excel was financed with Borrowings under a new credit facility which is further described in Note 5.

    The acquisitions of Universal, Trident, Hinge, Excel and Adwest have been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at fair value as of the dates of acquisition, with the excess purchase price recorded as goodwill. With respect to the acquisitions of Trident, Hinge, Excel and Adwest, the assets and liabilities have been recorded based upon preliminary estimates of fair value. At March 31, 1999, liabilities for approximately $44.5 million for costs associated with the shutdown and consolidation of certain acquired facilities and $30.9 million in severance costs are recorded on the condensed consolidated balance sheet. No additional reserves were recorded during the first quarter of 1999. The Company is further evaluating the fair value of certain assets acquired and liabilities assumed. As a result, the final evaluation will likely result in adjustments to the preliminary allocations which may result in changes to goodwill.

    The accompanying unaudited pro forma condensed results of operations for the three months ended March 31, 1999 give effect to the acquisitions of Adwest and Excel and the offering of the Senior Subordinated Notes, which is further described in Note 5, as if such transactions had occurred at the beginning of the period and exclude the effects of the extraordinary loss. The accompanying unaudited pro forma condensed results of operations for the three months ended March 31, 1998 give effect to the transactions described above, the acquisitions of Universal, Trident and Hinge, the offering of Class A common stock, which is further described in Note 7, and the offering of the Convertible Trust Preferred Securities, which is further described in
    Note 6, as if such transactions had occurred at the beginning of the period and exclude the effects of the extraordinary loss. The 1998 results of operations of Trident for the period prior to its acquisition date, which are included in the unaudited pro forma financial information, reflect pretax charges

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

4. (CONTINUED)
    of approximately $3.6 million relating to the recognition of obligations to certain Trident customers. The unaudited pro forma information does not purport to represent what the Company's results of operations would actually have been if such transactions in fact had occurred at such date or to project the Company' results of future operations (in thousands, except per share data):

                                                                        PRO FORMA FOR THE
                                                                        THREE MONTHS ENDED
                                                                            MARCH 31,
                                                                      ----------------------
                                                                         1999        1998
                                                                      ----------  ----------
Revenues............................................................  $  653,752  $  627,033
Operating income....................................................      49,285      40,028
Net income..........................................................      13,540      10,921
Basic earnings per share............................................  $     0.77  $     0.63
Diluted earnings per share..........................................        0.75        0.62

5.

    Long-term debt consisted of the following (in thousands):

                                                                    MARCH 31,    DECEMBER 31,
                                                                       1999          1998
                                                                   ------------  ------------
Bank Credit Facility:
  Tranche A and B term loans.....................................  $    525,740   $       --
  Interim term loan..............................................       200,000           --
  Revolving credit facility......................................       100,086           --
Trident 10% senior subordinated notes, due 2005..................        80,934       81,150
Old Bank Credit Agreement........................................            --      243,510
Other............................................................       165,331        7,246
                                                                   ------------  ------------
                                                                      1,072,091      331,906
Less--current maturities.........................................       (14,945)     (15,489)
                                                                   ------------  ------------
Total long-term debt.............................................  $  1,057,146   $  316,417
                                                                   ------------  ------------
                                                                   ------------  ------------

    In connection with the acquisitions of Adwest and Excel, the Company entered into an amended and restated $1.15 billion credit agreement ("Credit Agreement"). The Credit Agreement provides for revolving credit facilities of $400.0 million, a $275.0 million tranche A term loan, a $275.0 million tranche B term loan and a $200.0 million interim term loan facility. As of March 31, 1999, rates on borrowings under the Credit Agreement ranged from 5.28% to 10.0%. Borrowings under the tranche A term loan are due and payable in March 2005 and borrowings under the tranche B term loan are due and payable in March 2006. The revolving credit facility is available until March 2005. Borrowings under the interim loan were due and payable in September 2000, and, as further discussed below, were repaid in April 1999. The Credit Agreement contains various restrictive covenants which limit indebtedness, investments, rental obligations and cash dividends. The Credit Agreement also requires the Company to maintain certain financial ratios including minimum liquidity and interest coverage. The Company was in compliance with the covenants as of

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

5. (CONTINUED)
    March 31, 1999. Borrowings under the Credit Agreement are collateralized by the assets of the Company.

    The Credit Agreement provides the Company with the ability to denominate a portion of its revolving credit borrowings in foreign currencies up to an amount equal to $100.0 million. As of March 31, 1999, $84.0 million of borrowings were denominated in US dollars, $3.4 million of borrowings were denominated in Canadian dollars, $2.5 million of borrowings were denominated in Australian dollars, $4.5 million of borrowings were denominated in Euros, and $5.7 million in British pound sterling.

    In connection with the termination of the Company's former credit facility, the Company wrote-off deferred financing costs of approximately $2.7 million, net of income taxes. This charge is reflected as an extraordinary item in the accompanying statement of operations for the three months ended March 31, 1999.

    On April 23, 1999, the Company completed the offering of $300 million and Euro 100 million of senior subordinated notes ("Subordinated Notes"). The Subordinated Notes mature in May 2009 and bear interest at 9% per year, which is payable semi-annually. Net proceeds from this offering of approximately $397.0 million were used to repay the $200.0 million interim term loan, approximately $100.1 million to retire other indebtedness and approximately $96.9 million will be used for general corporate purposes.

    In December 1997, Trident issued senior subordinated notes with a face value of $75 million. The notes bear interest at 10%, payable semiannually, and are due in December 2005. The notes were recorded at their fair value of $81.2 million. The premium in excess of face value will be amortized over the life of the notes using the effective interest method.

6.

    On March 20, 1998, Dura Automotive Systems Capital Trust (the "Issuer"), a wholly owned statutory business trust of the Company, completed the offering of $55.3 million of its 7 1/2% Convertible Trust Preferred Securities ("Preferred Securities"), resulting in net proceeds to the Company of approximately $52.6 million. The Preferred Securities are redeemable, in whole or part, on or after March 31, 2001 and all Preferred Securities must be redeemed no later than March 31, 2028. The Preferred Securities are convertible, at the option of the holder, into Class A common stock of the Company at a rate of 0.5831 shares of Class A common stock for each Preferred Security, which is equivalent to a conversion price of $42 7/8 per share. The net proceeds of the offering were used to repay outstanding indebtedness. Dividends on the Preferred Securities, net of the related income tax benefit, are reflected as minority interest in the accompanying condensed consolidated statements of operation.

    No separate financial statements of the Issuer have been included herein. The Company does not consider that such financial statements would be material to holders of Preferred Securities because (i) all of the voting securities of the Issuer will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Issuer has no independent operations and exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Issuer and investing the proceeds thereof in 7 1/2% Convertible

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

6. (CONTINUED)
    Subordinated Debentures due March 31, 2028 issued by the Company and (iii) the obligations of the Issuer under the Preferred Securities are fully and unconditionally guaranteed by the Company.

7.

    On June 17, 1998, the Company completed a public offering of 3,100,000 shares of its Class A common stock at an offering price of $32.75 per share ("Offering"). Net proceeds to the Company, after underwriting discounts and offering expenses, were approximately $95.0 million. Proceeds from the Offering were used to retire outstanding indebtedness. Certain stockholders of the Company converted 1,308,000 shares of Class B common stock of the Company into Class A stock and sold such Class A stock concurrent with the Offering. In addition, an employee of the Company exercised an option to acquire 5,000 shares of Class A common stock at an exercise price of $14.50 per share, and sold such Class A shares concurrent with the Offering. On July 1, 1998 the underwriters, pursuant to their over-allotment option, purchased an additional 400,000 Class A shares resulting in additional net proceeds of approximately $12.4 million to the Company.

8.

    Comprehensive income reflects the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. For the Company, comprehensive income represents net income adjusted for foreign currency translation adjustments. The Company had a comprehensive loss of approximately $9.1 million for the three months ended March 31, 1999 and comprehensive income of approximately $3.7 million for the three months ended March 31, 1998.

9.

    Effective January 1, 1999, the Company adopted the provisions of the Financial Accounting Standards Board Statement of Position ("SOP") No. 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 requires costs associated with certain start-up activities be expensed as incurred versus capitalizing and expensing them over a period of time. Previously, the Company capitalized certain design and engineering costs which related to future programs and amortized these costs over the life of the program once production began. Pursuant to the provisions of SOP 98-5, the Company wrote off the unamortized balance of such capitalized costs, net of income tax benefits, of approximately $3.1 million. The write-off is reflected as a cumulative effect of change in accounting in the accompanying condensed consolidated statement of operations for the three months ended March 31, 1999.

    In June 1998 the FASB issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" effective for years beginning after June 15, 1999. SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge criteria are met. Special accounting for qualifying hedges allow a derivative's gains or losses to offset related results on the hedged item in the income statement and requires that a company must formally document, designate and assess

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

9. (CONTINUED)
    the effectiveness of transactions that receive hedge accounting. The Company has not yet quantified the impacts of adopting SFAS No. 133.

10.

    Supplemental cash flow information (in thousands):

                                                                            THREE MONTHS ENDED
                                                                                MARCH 31,
                                                                           --------------------
                                                                             1999       1998
                                                                           ---------  ---------
Cash paid for--
  Interest...............................................................  $   7,637  $   3,032
  Income taxes...........................................................      3,731      2,410

11. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION:

    The following consolidating financial information presents balance sheet, statement of operations and cash flow information related to the Company's businesses. Each Guarantor is a direct or indirect wholly owned subsidiary of the Company and has fully and unconditionally guaranteed the 9% senior subordinated notes issued by Dura Operating Corp., on a joint and several basis. Separate financial statements and other disclosures concerning the Guarantors have not been presented because management believes that such information is not material.

                         DURA AUTOMOTIVE SYSTEMS, INC.
CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             (AMOUNTS IN THOUSANDS)

                                                      DURA                      NON-
                                                    OPERATING    GUARANTOR    GUARANTOR
                                                      CORP.      COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                   -----------  -----------  -----------  ------------  ------------
Revenues.........................................   $  84,006    $  14,584    $  27,451    $     (295)   $  125,746
Cost of sales....................................      70,985       11,428       22,353          (295)      104,471
                                                   -----------  -----------  -----------  ------------  ------------
  Gross profit...................................      13,021        3,156        5,098            --        21,275
Selling, general and administrative expenses.....       5,685          613        2,862            --         9,160
Amortization expense.............................         846          240          165            --         1,251
                                                   -----------  -----------  -----------  ------------  ------------
  Operating income...............................       6,490        2,303        2,071            --        10,864
Interest expense, net............................       2,589          139          210            --         2,938
                                                   -----------  -----------  -----------  ------------  ------------
  Income before provision for income taxes,
    equity in earnings (losses) of subsidiaries
    and minority interest........................       3,901        2,164        1,861            --         7,926
Provision for income taxes.......................       1,527          847          900            --         3,274
Equity in earnings (losses) of subsidiaries......       2,278           --           --        (2,278)           --
Minority interest--dividend on trust preferred
  securities, net................................          76           --           --            --            76
                                                   -----------  -----------  -----------  ------------  ------------
  Net income (loss)..............................   $   4,576    $   1,317    $     961    $   (2,278)   $    4,576
                                                   -----------  -----------  -----------  ------------  ------------
                                                   -----------  -----------  -----------  ------------  ------------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

11. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)

                         DURA AUTOMOTIVE SYSTEMS, INC.
CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             (AMOUNTS IN THOUSANDS)

                                                      DURA                        NON-
                                                    OPERATING     GUARANTOR     GUARANTOR
                                                      CORP.       COMPANIES     COMPANIES   ELIMINATIONS   CONSOLIDATED
                                                   -----------  -------------  -----------  -------------  -------------
OPERATING ACTIVITIES:
Net income.......................................   $   4,576     $   1,317     $     961     $  (2,278)     $   4,576
Adjustments to reconcile net income to net cash
  provided by (used for) operating activities --
  Depreciation and amortization..................       1,666           538           863            --          3,067
  (Income)/loss from investment in
    subsidiaries.................................      (2,278)           --            --         2,278             --
  Due (to)/from affiliates.......................      (8,828)        9,533          (705)           --             --
  Changes in other operating items...............        (192)       (9,216)         (377)           --         (9,785)
                                                   -----------       ------    -----------  -------------  -------------
    Net cash provided by (used for) operating
      activities.................................      (5,056)        2,172           742            --         (2,142)
                                                   -----------       ------    -----------  -------------  -------------
INVESTING ACTIVITIES:
Capital expenditures, net........................      (1,821)         (634)       (1,278)           --         (3,733)
Acquisitions, net................................     (18,578)           --            --            --        (18,578)
                                                   -----------       ------    -----------  -------------  -------------
    Net cash used in investing activities........     (20,399)         (634)       (1,278)           --        (22,311)
                                                   -----------       ------    -----------  -------------  -------------
FINANCING ACTIVITIES:
Proceeds from borrowings.........................      65,750            --         2,153            --         67,903
Repayments of debt...............................     (52,500)           --          (903)           --        (53,403)
Debt financing (to)/from affiliates..............         (18)           --            18            --             --
Proceeds from issuance of common stock and
  exercise of stock options......................         256            --            --            --            256
Proceeds from issuance of preferred securities...      52,566            --            --            --         52,566
                                                   -----------       ------    -----------  -------------  -------------
    Net cash provided by financing activities....      66,054            --         1,268            --         67,322
                                                   -----------       ------    -----------  -------------  -------------
EFFECT OF EXCHANGE RATES ON CASH.................          --            --           (79)           --            (79)
                                                   -----------       ------    -----------  -------------  -------------
NET CHANGE IN CASH AND CASH EQUIVALENTS..........      40,599         1,538           653            --         42,790
CASH AND CASH EQUIVALENTS, beginning of period...       1,292           134         2,722            --          4,148
                                                   -----------       ------    -----------  -------------  -------------
CASH AND CASH EQUIVALENTS, end of period.........   $  41,891     $   1,672     $   3,375     $      --      $  46,938
                                                   -----------       ------    -----------  -------------  -------------
                                                   -----------       ------    -----------  -------------  -------------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

11. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                         DURA AUTOMOTIVE SYSTEMS, INC.
               CONSOLIDATING BALANCE SHEETS AS OF MARCH 31, 1999
                             (AMOUNTS IN THOUSANDS)

                                                 DURA                       NON-
                                              OPERATING     GUARANTOR    GUARANTOR
                                                CORP.       COMPANIES    COMPANIES    ELIMINATIONS   CONSOLIDATED
                                             ------------  -----------  ------------  -------------  ------------
                  ASSETS
Current Assets:
  Cash and cash equivalents................  $      7,104  $       (13) $     32,176  $          --   $   39,267
  Accounts receivable, net.................       187,667       96,506       187,109             --      471,282
  Inventories..............................        41,600       35,621        73,250             --      150,471
  Other current assets.....................        38,788       28,715        61,579             --      129,082
  Due from affiliates......................        21,537       41,416           505        (63,458)          --
                                             ------------  -----------  ------------  -------------  ------------
    Total current assets...................       296,696      202,245       354,619        (63,458)     790,102
                                             ------------  -----------  ------------  -------------  ------------
Property, Plant & Equipment, net...........       138,646      130,950       253,691             --      523,287
Investment in Subsidiaries.................       476,194       48,177       382,652       (903,865)       3,158
Notes Receivable from Affiliates...........       198,009           --        27,689       (225,698)          --
Goodwill, net..............................       292,066      175,908       430,368             --      898,342
Other Assets, net..........................        27,716        3,494        14,468             --       45,678
                                             ------------  -----------  ------------  -------------  ------------
                                             $  1,429,327  $   560,774  $  1,463,487  $  (1,193,021)  $2,260,567
                                             ------------  -----------  ------------  -------------  ------------
                                             ------------  -----------  ------------  -------------  ------------
 LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current Liabilities:
  Accounts payable.........................  $    106,491  $    46,655  $    129,979  $          --   $  283,125
  Due to affiliates........................        25,146       21,481        16,831        (63,458)          --
  Accrued liabilities......................        64,183       65,319        96,640             --      226,142
  Current maturities of long-term debt.....           397        1,347        13,201             --       14,945
                                             ------------  -----------  ------------  -------------  ------------
    Total current liabilities..............       196,217      134,802       256,651        (63,458)     524,212
                                             ------------  -----------  ------------  -------------  ------------
Long-Term Debt, net of current
  maturities...............................       701,391       11,597       344,158             --    1,057,146
Other Noncurrent Liabilities...............        45,411       71,184       113,902             --      230,497
Notes Payable to Affiliates................        24,457       27,523       173,718       (225,698)          --
                                             ------------  -----------  ------------  -------------  ------------
    Total liabilities......................       967,476      245,106       888,429       (289,156)   1,811,855
                                             ------------  -----------  ------------  -------------  ------------
Mandatorily Redeemable Convertible Trust
  Preferred Securities.....................        55,250           --            --             --       55,250
Stockholders' Investment...................       406,601      315,668       575,058       (903,865)     393,462
                                             ------------  -----------  ------------  -------------  ------------
                                             $  1,429,327  $   560,774  $  1,463,487  $  (1,193,021)  $2,260,567
                                             ------------  -----------  ------------  -------------  ------------
                                             ------------  -----------  ------------  -------------  ------------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

11. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)

                         DURA AUTOMOTIVE SYSTEMS, INC.
CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1999
                             (AMOUNTS IN THOUSANDS)

                                                     DURA                     NON-
                                                  OPERATING    GUARANTOR    GUARANTOR
                                                    CORP.      COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                  ----------  -----------  -----------  ------------  ------------
Revenues........................................  $  108,955   $  69,448    $  90,848    $   (4,550)   $  264,701
Cost of sales...................................      88,609      57,634       76,526        (4,550)      218,219
                                                  ----------  -----------  -----------  ------------  ------------
  Gross profit..................................      20,346      11,814       14,322            --        46,482
Selling, general and administrative expenses....       8,034       1,929        6,934            --        16,897
Amortization expense............................       1,125       1,111        1,449            --         3,685
                                                  ----------  -----------  -----------  ------------  ------------
  Operating income..............................      11,187       8,774        5,939            --        25,900
Interest expense, net...........................       2,540         711        3,644            --         6,895
                                                  ----------  -----------  -----------  ------------  ------------
  Income before provision for income taxes,
    equity in earnings (losses) of subsidiaries
    and minority interest.......................       8,647       8,063        2,295            --        19,005
Provision for income taxes......................       3,079       2,872        1,760            --         7,711
Equity in earnings (losses) of subsidiaries.....       3,693          --        1,633        (6,668)       (1,342)
Minority interest--dividend on trust preferred
  securities, net...............................         611          --           --            --           611
                                                  ----------  -----------  -----------  ------------  ------------
  Income (loss) before extraordinary item.......       8,650       5,191        2,168        (6,668)        9,341
Extraordinary item--loss on early extinguishment
  of debt, net..................................       2,011          --          691            --         2,702
Cumulative effect of change in accounting,
  net...........................................      (3,147)         --           --            --        (3,147)
                                                  ----------  -----------  -----------  ------------  ------------
  Net income (loss).............................  $    3,492   $   5,191    $   1,477    $   (6,668)   $    3,492
                                                  ----------  -----------  -----------  ------------  ------------
                                                  ----------  -----------  -----------  ------------  ------------

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

11. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                         DURA AUTOMOTIVE SYSTEMS, INC.
CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 1999
                             (AMOUNTS IN THOUSANDS)

                                                      DURA                      NON-
                                                    OPERATING    GUARANTOR    GUARANTOR
                                                      CORP.      COMPANIES    COMPANIES   ELIMINATIONS   CONSOLIDATED
                                                   -----------  -----------  -----------  -------------  -------------
OPERATING ACTIVITIES:
  Net income.....................................   $   3,492    $   5,191    $   1,477     $  (6,668)     $   3,492
  Adjustments required to reconcile net income to
    net cash provided by (used for) operating
    activities--
    Depreciation and amortization................       3,364        2,669        4,474            --         10,507
    Deferred income tax provision................      (2,187)         (82)        (788)           --         (3,057)
    Extraordinary loss on extinguishment of
      debt.......................................       2,011           --          691            --          2,702
    Cumulative effect of change in accounting,
      net........................................       3,147           --           --            --          3,147
    (Income)/loss from investment in
      subsidiaries...............................      (4,854)          --       (1,814)        6,668             --
    Due (to)/from affiliates.....................      12,522      (20,452)       7,930            --             --
    Equity in losses of affiliates...............       1,161           --          181            --          1,342
    Changes in other operating items.............      36,934        9,588      (64,268)           --        (17,746)
                                                   -----------  -----------  -----------  -------------  -------------
      Net cash provided by (used for) operating
        activities...............................      55,590       (3,086)     (52,117)           --            387
                                                   -----------  -----------  -----------  -------------  -------------
INVESTING ACTIVITIES:
  Capital expenditures, net......................      (1,215)      (2,202)      (2,577)           --         (5,994)
  Acquisitions, net..............................    (442,501)          --      (97,632)           --       (540,133)
  Other..........................................          --        2,227           --            --          2,227
                                                   -----------  -----------  -----------  -------------  -------------
    Net cash provided by (used for) investing
      activities.................................    (443,716)          25     (100,209)           --       (543,900)
                                                   -----------  -----------  -----------  -------------  -------------
FINANCING ACTIVITIES:
  Proceeds from borrowings.......................     772,550       21,522      110,608            --        904,680
  Repayments of debt.............................    (233,577)     (17,772)     (70,412)           --       (321,761)
  Debt financing (to)/from affiliates............    (126,223)        (145)     126,368            --             --
  Debt issuance costs............................     (19,537)          --           --            --        (19,537)
  Proceeds from issuance of common stock and
    exercise of stock options....................         770           --           --            --            770
                                                   -----------  -----------  -----------  -------------  -------------
    Net cash provided by financing activities....     393,983        3,605      166,564            --        564,152
                                                   -----------  -----------  -----------  -------------  -------------
EFFECT OF EXCHANGE RATES ON CASH.................          --           --       (1,916)           --         (1,916)
                                                   -----------  -----------  -----------  -------------  -------------
NET CHANGE IN CASH AND CASH EQUIVALENTS..........       5,857          544       12,322            --         18,723
CASH AND CASH EQUIVALENTS, beginning of period...       1,247         (557)      19,854            --         20,544
                                                   -----------  -----------  -----------  -------------  -------------
CASH AND CASH EQUIVALENTS, end of period.........   $   7,104    $     (13)   $  32,176     $      --      $  39,267
                                                   -----------  -----------  -----------  -------------  -------------
                                                   -----------  -----------  -----------  -------------  -------------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To: Excel Industries, Inc.

    We have audited the accompanying consolidated balance sheets of Excel Industries, Inc. (an Indiana corporation) and Subsidiaries as of December 27, 1997 and January 2, 1999 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended January 2, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Excel Industries, Inc. and Subsidiaries as of December 27, 1997 and January 2, 1999, and the results of their operations and their cash flows for each of the three years in the period ended January 2, 1999 in conformity with generally accepted accounting principles.

    As explained in Note 2 to the financial statements, effective December 28, 1997, the Company changed its method of computing depreciation.

                                          ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
June 16, 1999

                             EXCEL INDUSTRIES, INC.

                           CONSOLIDATED BALANCE SHEET

                             (AMOUNTS IN THOUSANDS)

                                                                                           DEC. 27,      JAN. 2,
                                                                                             1997         1999
                                                                                          -----------  -----------
                                         ASSETS
Current assets:
  Cash and short-term investments.......................................................  $     2,317  $    16,290
  Marketable securities.................................................................       24,420       14,000
  Accounts receivable--trade, less allowances of $1,318 in 1997 and $1,810
    in 1998.............................................................................      140,910      167,400
  Customer tooling to be billed.........................................................       22,356       30,649
  Inventories...........................................................................       40,929       59,402
  Prepaid expenses......................................................................       14,929       15,640
                                                                                          -----------  -----------
    Total current assets................................................................      245,861      303,381
Property, plant and equipment:
  Land..................................................................................        3,227        5,153
  Buildings and improvements............................................................       52,056       77,101
  Machinery and equipment...............................................................      225,046      302,691
  Accumulated depreciation..............................................................     (119,361)    (152,276)
                                                                                          -----------  -----------
                                                                                              160,968      232,669
Goodwill, net of accumulated amortization of $5,387 in 1997 and $7,012
  in 1998...............................................................................       35,960       41,865
Other assets............................................................................       15,008       16,469
                                                                                          -----------  -----------
                                                                                          $   457,797  $   594,384
                                                                                          -----------  -----------
                                                                                          -----------  -----------
                          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable......................................................................  $    85,469  $   107,052
  Accrued liabilities:
    Salaries and wages..................................................................        9,249       16,875
    Employee benefits...................................................................       11,136       14,464
    Other...............................................................................       20,785       25,439
  Income taxes payable..................................................................           --        3,599
  Current maturities of long-term debt..................................................        2,672       17,156
                                                                                          -----------  -----------
    Total current liabilities...........................................................      129,311      184,585
Long-term debt..........................................................................      105,943      149,879
Long-term employee benefits.............................................................       32,934       44,469
Other long-term liabilities.............................................................        4,294        9,085
Minority interest.......................................................................           --       12,108
Commitments and contingent liabilities..................................................           --           --
Shareholders' equity:
  Preferred shares--no par value, authorized 1,000 shares; none issued..................           --           --
  Common shares--no par value, authorized 20,000 shares; issued and outstanding in 1997,
    12,414; issued in 1998, 12,468......................................................      114,730      115,646
  Retained earnings.....................................................................       70,585       81,373
  Accumulated other comprehensive income................................................           --        1,045
  Treasury shares at cost, 289 shares...................................................           --       (3,806)
                                                                                          -----------  -----------
    Total shareholders' equity..........................................................      185,315      194,258
                                                                                          -----------  -----------
                                                                                          $   457,797  $   594,384
                                                                                          -----------  -----------
                                                                                          -----------  -----------

        The accompanying notes are an integral part of these statements.

                             EXCEL INDUSTRIES, INC.

                        CONSOLIDATED STATEMENT OF INCOME

                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                      FISCAL YEAR ENDED
                                                                             ------------------------------------
                                                                              DEC. 28,    DEC. 27,     JAN. 2,
                                                                                1996        1997         1999
                                                                             ----------  ----------  ------------
Net sales..................................................................  $  887,741  $  962,333  $  1,106,103
Cost of goods sold.........................................................     783,375     846,990       995,982
                                                                             ----------  ----------  ------------
  Gross profit.............................................................     104,366     115,343       110,121
Selling, administrative and engineering expenses...........................      65,652      79,267        78,615
                                                                             ----------  ----------  ------------
  Operating income.........................................................      38,714      36,076        31,506
Interest expense...........................................................       9,784      10,984        11,628
Other income, net..........................................................      (1,736)     (1,930)       (2,074)
                                                                             ----------  ----------  ------------
  Income before income taxes and minority interest.........................      30,666      27,022        21,952
Provision for income taxes.................................................      11,550       9,458         3,632
Minority interest..........................................................          --          --         1,367
                                                                             ----------  ----------  ------------
  Net income...............................................................  $   19,116  $   17,564  $     16,953
                                                                             ----------  ----------  ------------
                                                                             ----------  ----------  ------------
Net income per share:
  Basic....................................................................  $     1.79  $     1.59  $       1.37
  Diluted..................................................................        1.62        1.48          1.36
Cash dividends per share...................................................  $     .455  $      .50  $        .50
                                                                             ----------  ----------  ------------
                                                                             ----------  ----------  ------------

        The accompanying notes are an integral part of these statements.

                             EXCEL INDUSTRIES, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                             (AMOUNTS IN THOUSANDS)

                                                                                        FISCAL YEAR ENDED
                                                                                ----------------------------------
                                                                                 DEC. 28,    DEC. 27,    JAN. 2,
                                                                                   1996        1997        1999
                                                                                ----------  ----------  ----------
Cash flows from operating activities:
  Net income..................................................................  $   19,116  $   17,564  $   16,953
                                                                                ----------  ----------  ----------
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.............................................      26,246      33,382      39,679
    Deferred income taxes.....................................................      (1,613)      3,093         782
    Other.....................................................................         348       2,093       2,121
    Changes in assets and liabilities, excluding effect of acquisitions:
      Accounts receivable and prepaid expenses................................      19,206     (12,396)     14,769
      Inventories and customer tooling........................................      25,955      (3,180)      5,119
      Accounts payable and accrued liabilities................................     (19,409)        (79)     (3,421)
                                                                                ----------  ----------  ----------
        Total adjustments.....................................................      50,733      22,913      59,049
                                                                                ----------  ----------  ----------
        Net cash provided by operating activities.............................      69,849      40,477      76,002
                                                                                ----------  ----------  ----------
Cash flows from investing activities:
  Purchase of property, plant and equipment...................................     (29,209)    (39,287)    (45,958)
  Businesses acquired.........................................................     (58,984)     (2,415)    (10,080)
  Sale (purchase) of investments, net.........................................       8,290      (2,471)     10,420
  Proceeds from disposal of business..........................................          --       6,793          --
  Other.......................................................................         929         199       1,693
                                                                                ----------  ----------  ----------
        Net cash used for investing activities................................     (78,974)    (37,181)    (43,925)
                                                                                ----------  ----------  ----------
Cash flows from financing activities:
  Issuance of common shares...................................................         278         543         916
  Payments of long-term debt..................................................     (79,934)     (2,470)    (15,905)
  Dividends...................................................................      (4,875)     (5,632)     (6,165)
  Purchase of treasury shares.................................................        (155)         --      (3,806)
  Issuance of long-term debt..................................................     100,000          --       3,359
  Other.......................................................................          --          --       3,497
                                                                                ----------  ----------  ----------
        Net cash provided by (used for) financing activities..................      15,314      (7,559)    (18,104)
                                                                                ----------  ----------  ----------
Net change in cash and short-term investments.................................       6,189      (4,263)     13,973
Cash and short-term investments at beginning of period........................         391       6,580       2,317
                                                                                ----------  ----------  ----------
Cash and short-term investments at end of period..............................  $    6,580  $    2,317  $   16,290
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------
Supplemental disclosures of cash flow information
Cash paid during the year for:
  Interest....................................................................  $    9,288  $   11,182  $   11,504
  Income taxes, net of refunds................................................      10,524       8,895       3,594
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

        The accompanying notes are an integral part of these statements.

                             EXCEL INDUSTRIES, INC.

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                             (AMOUNTS IN THOUSANDS)

                                                                                     ACCUMULATED
                                                 COMMON                                 OTHER
                                                 SHARES       COMMON    RETAINED    COMPREHENSIVE   TREASURY
                                               OUTSTANDING    SHARES    EARNINGS       INCOME        SHARES      TOTAL
                                               -----------  ----------  ---------  ---------------  ---------  ----------
BALANCE AT DECEMBER 30, 1995.................      10,703   $   95,157  $  44,412     $    (659)    $  (4,593) $  134,317
Comprehensive income:
  Net income.................................                              19,116                                  19,116
  Cumulative translation adjustment..........                                                45                        45
  Minimum pension liability adjustment.......                                               499                       499
                                                                                                               ----------
Total comprehensive income...................                                                                      19,660
                                                                                                               ----------
Dividends....................................          --           --     (4,875)           --            --      (4,875)
Share options exercised......................          12           86         --            --            --          86
Shares issued under employee stock purchase
  plan.......................................          15          192         --            --            --         192
Warrants issued..............................                    1,500         --            --            --       1,500
Treasury shares purchased....................         (12)          --         --            --          (155)       (155)
Treasury shares canceled.....................          --       (4,748)        --            --         4,748          --
                                               -----------  ----------  ---------        ------     ---------  ----------
BALANCE AT DECEMBER 28, 1996.................      10,718       92,187     58,653          (115)           --     150,725
Comprehensive income:
  Net income.................................                              17,564                                  17,564
  Cumulative translation adjustment..........                                               (45)                      (45)
  Minimum pension liability adjustment.......                                               160                       160
                                                                                                               ----------
Total comprehensive income...................                                                                      17,679
                                                                                                               ----------
Dividends....................................          --           --     (5,632)           --            --      (5,632)
Share options exercised......................           9          116         --            --            --         116
Shares issued under employee stock purchase
  plan.......................................          22          427         --            --            --         427
Conversion of 10% subordinated notes.........       1,665       22,000         --            --            --      22,000
                                               -----------  ----------  ---------        ------     ---------  ----------
BALANCE AT DECEMBER 27, 1997.................      12,414      114,730     70,585            --            --     185,315
Comprehensive income:
  Net income.................................                              16,953                                  16,953
  Cumulative translation adjustment..........                                             2,042                     2,042
  Minimum pension liability adjustment.......                                              (997)                     (997)
                                                                                                               ----------
Total comprehensive income...................                                                                      17,998
                                                                                                               ----------
Dividends....................................          --           --     (6,165)           --            --      (6,165)
Share options exercised......................          13          162         --            --            --         162
Shares issued under employee stock purchase
  plan.......................................          41          754         --            --            --         754
Treasury shares purchased....................        (289)          --         --            --        (3,806)     (3,806)
                                               -----------  ----------  ---------        ------     ---------  ----------
BALANCE AT JANUARY 2, 1999...................      12,179   $  115,646  $  81,373     $   1,045     $  (3,806) $  194,258
                                               -----------  ----------  ---------        ------     ---------  ----------
                                               -----------  ----------  ---------        ------     ---------  ----------

        The accompanying notes are an integral part of these statements.

                             EXCEL INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS

    The Company designs, manufactures and sells automotive window, door and seating systems and decorative trims for original equipment manufacturers (OEMs) and Tier I suppliers. It also manufactures and sells appliances, jacks and couplers, and window and door systems for the recreational vehicle industry and windows for the mass transit and heavy truck industries. The Company has manufacturing facilities located in the United States, Mexico, Germany, United Kingdom, Spain, Portugal, and the Czech Republic.

    Effective July 1, 1998, the Company acquired 70 percent of Schade GmbH & Co. KG, headquartered in Plettenberg, Germany as described in note 3.

2. SIGNIFICANT ACCOUNTING PRINCIPLES

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany transactions, profits and balances are eliminated. The Company has a 25% interest in a Brazilian joint venture, which is accounted for on the equity method and resulted in losses of $1.5 million in 1998.

    FISCAL YEAR

    The Company's fiscal year consists of 52 or 53 weeks ending on the Saturday nearest the calendar year end.

    NET INCOME PER SHARE

    In 1997, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 128, "Earnings Per Share." All net income per share amounts reported herein are in accordance with this Statement.

    Basic net income per share is computed using the weighted average number of shares outstanding during the period. Shares used to compute basic net income per share were 10,709,000 for 1996, 11,079,000 for 1997 and 12,370,000 for 1998.

    Diluted earnings per share assumes, when dilutive, the exercise of common share options and warrants outstanding and the conversion of the 10% convertible subordinated notes until their conversion into common shares in October, 1997. Shares used to compute diluted earnings per share included the number of shares used for basic net income per share plus 56,000 in 1996, 187,000 in 1997 and 118,000 in 1998 for the exercise of options and warrants and 2,220,000 in 1996 and 1,370,000 in 1997 for the assumed conversion of the notes. Net income used to compute diluted earnings per share included an add-back of $1,907,000 in 1996 and $1,192,000 in 1997 for interest, net of taxes, on the notes.

    SHORT-TERM INVESTMENTS AND MARKETABLE SECURITIES

    Short-term investments amounting to $2,000,000 at December 27, 1997 and $3,770,000 at January 2, 1999 consist of investments generally held in money market funds.

    Marketable securities represent investments with maturities generally longer than 90 days. All securities mature prior to December, 1999 and are considered available for sale. Interest and dividends

                             EXCEL INDUSTRIES, INC.

2. SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED) on marketable securities are included in income as earned. Realized gains or losses are determined on the specific identification method.

    Marketable securities are carried at cost, which approximates market value, and consist of the following (in thousands):

                                                                            1997       1998
                                                                          ---------  ---------
Government securities...................................................  $  10,885  $      --
Tax-free municipal securities...........................................      5,335         --
Municipal fund par value preferred shares...............................      2,200         --
Other tax-free securities...............................................      6,000     14,000
                                                                          ---------  ---------
                                                                          $  24,420  $  14,000
                                                                          ---------  ---------
                                                                          ---------  ---------

    Other income includes interest income of $1,772,000 in 1996, $1,957,000 in 1997 and $2,005,000 in 1998.

    INVENTORIES

    Inventories are valued at the lower of cost or market. At December 27, 1997, the LIFO method was used to value 84% of inventories. At January 2, 1999, the last-in, first-out (LIFO) method was used to determine cost for approximately 60% of inventories while the first-in, first-out (FIFO) method was used for the remaining inventories primarily related to foreign inventories.

    CUSTOMER TOOLING TO BE BILLED

    Excess of cost over billings on uncompleted tooling projects represents costs incurred by the Company in the production of customer-owned tooling to be used by the Company in the manufacture of its products. The Company receives a specific purchase order for this tooling and is reimbursed by the customer within one operating cycle. Costs are deferred until reimbursed by the customer. Forecasted losses on incomplete projects are recognized currently.

    PROPERTIES

    Property, plant and equipment are carried at cost and include expenditures for new facilities and those which substantially increase the useful lives of existing plant and equipment. Expenditures for repairs and maintenance are expensed as incurred.

    DEPRECIATION

    The Company provides for depreciation of property, plant and equipment using methods and rates designed to amortize the cost of such equipment over its useful life. The estimated useful lives range from 10 to 40 years for buildings and improvements and 2 to 20 years for machinery and equipment. Prior to 1998, depreciation was computed using accelerated methods of depreciation for new plant and equipment. A survey conducted by the Company confirmed that the straight-line method of depreciation as the predominant method used throughout the automotive supply industry. Accordingly, for new capital expenditures for the 1998 fiscal year and thereafter, the Company adopted the straight-line method of depreciation for financial reporting purposes. The favorable effect of the change on net income for the year ending January 2, 1999 was approximately $1.1 million or $.09 per share.

                             EXCEL INDUSTRIES, INC.

2. SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)
    GOODWILL

    The excess of purchase price over the fair value of net assets of acquired businesses (goodwill) is amortized on a straight-line basis over 15 to 40 years. The Company periodically evaluates whether events and circumstances have occurred which may affect the estimated useful life or the recoverability of the remaining balance of its goodwill and other long-lived assets. If such events or circumstances were to indicate that the carrying amount of these assets would not be recoverable, the Company would estimate the future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) were less than the carrying amount of goodwill, the Company would recognize an impairment loss.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company estimates the fair value of all financial instruments where the face value differs from the fair value, primarily long-term debt, based upon quoted amounts or the current rates available for similar financial instruments. If fair value accounting had been used at January 2, 1999, long-term debt would exceed the reported level by approximately $9 million.

    REVENUE RECOGNITION AND SALES COMMITMENTS

    The Company recognizes revenue as its products are shipped to its customers. The Company enters into agreements with its customers at the beginning of a given vehicle's life to produce products. Once such agreements are entered into by the Company, fulfillment of the customers' purchasing requirements is generally the obligation of the Company for the entire production life of the vehicle, generally with terms of up to seven years. In certain instances, the Company may be committed under existing agreements to supply product to its customers at selling prices which are not sufficient to cover the direct cost to produce such product. In such situations, the Company records a liability for the estimated future amount of such losses. Such losses are recognized at the time that the loss is probable and reasonably estimable. The Company recorded a $4.5 million reserve for these losses in 1998.

    INCOME TAXES

    Deferred income taxes are provided using the liability method in accordance with SFAS No. 109, "Accounting for Income Taxes".

    FOREIGN CURRENCY TRANSLATION

    For operations outside the United States that prepare financial statements in currencies other than the United States dollar, the balance sheet, income, expense and cash flow amounts are translated in accordance with SFAS No. 52 "Foreign Currency Translation".

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             EXCEL INDUSTRIES, INC.

2. SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)
    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1998 the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective for years beginning after June 15, 1999. SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge criteria are met. Special accounting for qualifying hedges allow a derivative's gains or losses to offset related results on the hedged item in the statement of operations and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. The Company has not yet quantified the impacts of adopting SFAS No. 133 and has not yet determined the timing of adoption.

3. ACQUISITIONS AND DISPOSALS

    Effective July 1, 1998, the Company purchased through its wholly-owned subsidiary, Excel Industries Germany GmbH, a 70% interest in Schade GmbH & Co. K.G. (Schade) a German limited partnership. The aggregate purchase price for Schade was DM 17,036,400, or approximately $9,689,000 plus transaction costs. The Company also assumed approximately $68 million of Schade's debt. The amount of the Company's contribution to the capital of Schade was DM 27,340,000, or approximately $15,548,000. Funds for the purchase price for the interests and the contribution came from the Company's cash on hand.

    The remaining 30 percent of Schade is owned by Hella KG Hueck & Co., another international OEM supplier. Schade has sales and manufacturing operations in Germany, Portugal, Spain, United Kingdom and the Czech Republic with annual sales of more than $300 million. Schade and its affiliated companies are engaged in the manufacture and distribution of decorative trims, body components, injected molded plastic components and modular windows for the automotive industry.

    The acquisition of Schade was accounted for as a purchase. The assets acquired and liabilities assumed have been recorded based on preliminary estimates of fair value as of the date of acquisition. The Company does not believe the final allocation of purchase price will be materially different from preliminary allocations. Any changes to the preliminary estimates will be reflected as an adjustment to goodwill. The excess of the purchase price over the estimated fair value of net assets acquired has been accounted for as goodwill and is being amortized over 40 years using the straight-line method.

    The accompanying consolidated statements of income include the operating results of Schade since July 1, 1998. Pro forma unaudited consolidated operating results of the Company and Schade for the year ended December 27, 1997 and January 2, 1999, assuming the acquisition had been made as of the beginning of 1997 and 1998, are summarized below (in thousands, except per share amounts):

                                                                            YEAR ENDED
                                                                    --------------------------
                                                                        1997          1998
                                                                    ------------  ------------
Net sales.........................................................  $  1,243,541  $  1,264,654
Net income........................................................        21,116        18,919
Net income per share, basic.......................................          1.91          1.53
Net income per share, diluted.....................................          1.77          1.52

                             EXCEL INDUSTRIES, INC.

3. ACQUISITIONS AND DISPOSALS (CONTINUED)
    On April 3, 1996, the Company completed the purchase of all of the outstanding common shares of Anderson Industries, Inc. (Anderson) for approximately $62,562,000 including five-year warrants for 381,000 shares of Excel common stock exercisable at $13.25 per share (valued at $1.5 million) and expenses of the transaction.

    The acquisition of Anderson, a holding company whose main asset was Atwood Industries, Inc. (Atwood), was accounted for as a purchase. Accordingly, the purchase price was allocated to the net assets acquired based upon their estimated fair market values. The excess of the purchase price over the estimated fair value of net assets acquired, $26,482,000, was accounted for as goodwill and is being amortized over 35 years using the straight-line method.

    The accompanying consolidated statements of income include the operating results of Anderson since April 3, 1996. Pro forma unaudited consolidated operating results of the Company and Anderson, assuming the acquisition had been made as of the beginning of 1996, are summarized below (in thousands except per share amounts):

                                                                                   YEAR ENDED
                                                                                      1996
                                                                                   -----------
Net sales........................................................................   $ 985,555
Net income.......................................................................      20,745
Net income per share, basic......................................................        1.94
Net income per share, diluted....................................................        1.74

    The unaudited pro forma financial information presented for both acquisitions is not necessarily indicative either of the results of operations that would have occurred had the transactions been completed on the indicated dates or of future results of operations of the combined companies.

    In the first quarter of 1997 the Company recorded an $8.7 million pre-tax restructuring reserve for the closure of manufacturing facilities in 1997 at Rockford, Illinois and Battle Creek, Michigan which had been acquired as part of the acquisition of Anderson. The reserve consists of personnel related costs (mainly severance pay and fringe benefits) and costs related to the disposals of buildings and equipment. The reserve increased the associated goodwill by $5.4 million (which is net of income taxes) and was not a charge to earnings. Total charges to the reserve (personnel related costs and costs related to the disposals of buildings and equipment) through January 2, 1999 were $7.8 million. Any excess reserves remaining at the completion of the restructuring activities will be recorded as a reduction in goodwill.

    In January, 1997, the Company completed the purchase of the assets of The Compliance Group located in Greendale, Wisconsin for approximately $2.4 million in cash. The excess of the purchase price over the estimated fair value of assets acquired ($2.5 million) has been accounted for as goodwill and is being amortized over 15 years using the straight-line method.

    In May, 1997, the Company completed the sale of the automotive parking brake product line for $2.9 million, which was acquired when the Company purchased Anderson. Sales were approximately $6 million in 1997 and $12 million in 1996 or less than 2% of total sales. At the date of the Anderson acquisition, this asset was held for sale and the gain on the sale was recorded as an adjustment to goodwill.

    In September, 1997, the Company announced the closure of its Italian manufacturing division. Closing expenses recorded in the third quarter of 1997 were approximately $1,242,000. Historically, this

                             EXCEL INDUSTRIES, INC.

3. ACQUISITIONS AND DISPOSALS (CONTINUED) division had annual sales of approximately $2.5 million and losses in excess of $1 million. Losses in 1997 were approximately $900,000.

4. RESEARCH, ENGINEERING AND DEVELOPMENT

    Research, engineering and development expenditures charged to operations approximated $17,237,000 in 1996, $25,245,000 in 1997 and $28,900,000 in 1998.

5. INVENTORIES

    Inventories consist of the following (in thousands):

                                                                            1997       1998
                                                                          ---------  ---------
Raw materials...........................................................  $  23,591  $  32,515
Work in process and finished goods......................................     18,674     28,553
LIFO reserve............................................................     (1,336)    (1,666)
                                                                          ---------  ---------
                                                                          $  40,929  $  59,402
                                                                          ---------  ---------
                                                                          ---------  ---------

6. PENSION AND OTHER EMPLOYEE BENEFIT PLANS

    PENSION AND PROFIT SHARING PLANS

    The Company and its subsidiaries provide retirement benefits to substantially all employees through various pension, savings and profit sharing plans. Defined benefit plans provide pension benefits that are based on the employee's final average salary for salaried employees and stated amounts for each year of credited service for hourly employees.

    It is the Company's policy to fund the ERISA minimum contribution requirement. Plan assets are invested primarily in corporate equity securities, fixed income bonds and insurance annuity contracts.

    Contributions and costs for the Company's various other benefit plans are generally determined based on the employee's annual salary. The Company also provides supplemental retirement benefits for certain executives. Total expense relating to the Company's retirement plans, including the defined contribution and defined benefit pension plans, aggregated $7,577,000 in 1996, $8,153,000 in 1997, and $8,541,000 in 1998.

    SUPPLEMENTAL AND OTHER POSTRETIREMENT BENEFITS

    In addition to providing pension benefits, the Company provides certain health care benefits to substantially all active employees and postretirement health care benefits to certain salaried employees. In addition, certain hourly and salary employees are eligible for postretirement medical coverage until age
65. The Company is primarily self-insured for such benefits.

                             EXCEL INDUSTRIES, INC.

6. PENSION AND OTHER EMPLOYEE BENEFIT PLANS (CONTINUED)
    The following provides a reconciliation of benefit obligations, plan assets and funded status of the Company's pension and other postretirement benefit plans (in thousands):

                                                                                                 OTHER
                                                                                             POSTRETIREMENT
                                                                    PENSION BENEFITS            BENEFITS
                                                                  ---------------------  ----------------------
                                                                    1997        1998        1997        1998
                                                                  ---------  ----------  ----------  ----------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of year.........................  $  43,613  $   46,320  $   12,656  $   11,285
Acquired company................................................         --      11,607          --          --
Service cost....................................................      2,687       3,221       1,060         952
Interest cost...................................................      3,207       3,779         913         922
Plan amendments.................................................        215          --      (1,804)         --
Actuarial (gain) loss...........................................        320       2,802        (698)      2,476
Curtailments....................................................       (254)         --          --          --
Benefits paid...................................................     (3,468)     (2,648)       (842)       (943)
                                                                  ---------  ----------  ----------  ----------
Benefit obligation at end of year...............................     46,320      65,081      11,285      14,692
                                                                  ---------  ----------  ----------  ----------
CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of year..................     34,451      40,117          --          --
Acquired company................................................         --       2,614          --          --
Actual return on plan assets....................................      6,139       4,943          --          --
Company contributions...........................................      2,995       3,367         842         943
Benefits paid...................................................     (3,468)     (2,648)       (842)       (943)
                                                                  ---------  ----------  ----------  ----------
Fair value of plan assets at end of year........................     40,117      48,393          --          --
                                                                  ---------  ----------  ----------  ----------
Funded status...................................................     (6,203)    (16,688)    (11,285)    (14,692)
Unrecognized actuarial (gain) loss..............................         36       1,124      (4,524)     (1,847)
Unrecognized prior service cost.................................        187         170      (2,556)     (2,452)
Unrecognized transition obligation..............................        (52)        (41)         --          --
                                                                  ---------  ----------  ----------  ----------
Net amount recognized...........................................  $  (6,032) $  (15,435) $  (18,365) $  (18,991)
                                                                  ---------  ----------  ----------  ----------
                                                                  ---------  ----------  ----------  ----------
Amounts recognized in the balance sheet consist of:
  Accrued benefit liability.....................................  $  (6,260) $  (16,907) $  (18,365) $  (18,991)
  Intangible asset..............................................        228         475          --          --
  Accumulated other comprehensive income........................         --         997          --          --
                                                                  ---------  ----------  ----------  ----------
Net amount recognized...........................................  $  (6,032) $  (15,435) $  (18,365) $  (18,991)
                                                                  ---------  ----------  ----------  ----------
                                                                  ---------  ----------  ----------  ----------
Weighted-average assumptions as of year end:
Discount rate...................................................        7.5%   5.5%-7.0%        7.5%        7.0%
Expected return on plan assets..................................        8.0%        8.0%        N/A         N/A
Rate of compensation increase...................................        5.0%   2.5%-4.0%        N/A         N/A

    The weighted average assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation was 8.3% in 1997 and 7.7% in 1998, declining by .5% per year to a weighted average rate of 6.3%.

                             EXCEL INDUSTRIES, INC.

6. PENSION AND OTHER EMPLOYEE BENEFIT PLANS (CONTINUED)
    The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the pension plans with accumulated benefit obligations in excess of plan assets were $14,200,000, $14,151,000, and $12,117,000 at 1997 and $39,659,000, $37,479,000, and $24,927,000 at 1998 respectively.

    The projected benefit obligation for pension plans outside of the U.S. are $11,728,000 at January 2, 1999.

    Components of net pension expense for qualified defined benefit pension plans are as follows (in thousands):

                                                                             YEAR ENDED
                                                                   -------------------------------
                                                                     1996       1997       1998
                                                                   ---------  ---------  ---------
Service cost.....................................................  $   2,470  $   2,687  $   3,221
Interest cost....................................................      2,711      3,207      3,779
Expected return on plan assets...................................     (2,248)    (2,770)    (3,086)
Net amortization of deferrals....................................         53         48         28
                                                                   ---------  ---------  ---------
Net periodic benefit cost........................................  $   2,986  $   3,172  $   3,942
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    The components of net periodic postretirement benefit cost are as follows (in thousands):

                                                                             YEAR ENDED
                                                                   -------------------------------
                                                                     1996       1997       1998
                                                                   ---------  ---------  ---------
Service cost.....................................................  $     868  $   1,060  $     952
Interest cost....................................................        780        913        922
Amortization of prior service cost...............................        (57)       (56)      (174)
Recognized actuarial gain........................................       (143)      (147)      (131)
                                                                   ---------  ---------  ---------
Net periodic benefit cost........................................  $   1,448  $   1,770  $   1,569
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    Assumed health care cost trend rates have a significant effect on the amounts reported for the other postretirement benefit plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects (in thousands):

                                                                 1-PERCENTAGE
                                                                     POINT       1-PERCENTAGE
                                                                   INCREASE     POINT DECREASE
                                                                 -------------  --------------
Effect on total of service and interest cost...................    $     348      $     (283)
Effect on postretirement benefit obligation....................        2,306          (1,920)

                             EXCEL INDUSTRIES, INC.

7. LONG-TERM DEBT

    Following is a summary of long-term debt of the Company (in thousands):

                                                                           1997        1998
                                                                        ----------  ----------
7.78% Senior notes....................................................  $  100,000  $  100,000
German bank loans.....................................................          --      51,261
Other.................................................................       8,615      15,774
                                                                        ----------  ----------
                                                                           108,615     167,035
Current maturities....................................................      (2,672)    (17,156)
                                                                        ----------  ----------
                                                                        $  105,943  $  149,879
                                                                        ----------  ----------
                                                                        ----------  ----------

    The Senior notes are due April 30, 2011. Interest only is payable in quarterly installments until 2000 at which time annual payments will commence ranging from $3.9 million to $12.2 million. The debt agreements contain certain restrictive covenants which, among other things, require that the Company maintain certain financial ratios at specified levels, restrict the amount of additional borrowings and limit the amount of dividends that can be paid.

    The German bank loans consist of various loans that are payable periodically through 2008 with interest rates ranging from 4% to 9%.

    The other debt consists primarily of loans from previous Schade shareholders, mortgages and equipment loans with interest rates ranging from 5.5% to 10.1%. Certain plant and equipment purchased with the proceeds of the debt collateralize these obligations.

    The Company had available unused unsecured lines of credit of approximately $56,000,000 at January 2, 1999 under terms of an agreement executed in April, 1996. Funds are available under this agreement through April, 2000 at an interest rate equal to the London Interbank rate plus 75 basis points.

    Long-term debt maturities are $17,156,000 in 1999, $17,081,000 in 2000,
$11,904,000 in 2001, $11,020,000 in 2002, $21,243,000 in 2003 and $88,631,000
thereafter.

8. LEASES

    The Company leases certain of its manufacturing facilities, sales offices, transportation and other equipment. Total rental expense was approximately $4,471,000 in 1996, $5,037,000 in 1997 and $4,505,000 in 1998. Future minimum lease payments under noncancellable operating leases are $3,691,000 in 1999, $2,811,000 in 2000, $2,180,000 in 2001, $1,638,000 in 2002, $1,188,000 in 2003
and $713,000 thereafter.

                             EXCEL INDUSTRIES, INC.

9. INCOME TAXES

    Pre-tax income reported by U.S. and foreign subsidiaries was as follows (in thousands):

                                                                         YEAR ENDED
                                                               -------------------------------
                                                                 1996       1997       1998
                                                               ---------  ---------  ---------
United States................................................  $  31,531  $  29,070  $  16,715
Foreign......................................................       (865)    (2,048)     5,237
                                                               ---------  ---------  ---------
                                                               $  30,666  $  27,022  $  21,952
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    The provision (benefit) for income taxes is summarized below (in thousands):

                                                                            YEAR ENDED
                                                                  -------------------------------
                                                                    1996       1997       1998
                                                                  ---------  ---------  ---------
Current:
  U.S. federal..................................................  $  11,070  $   5,187  $     236
  Foreign.......................................................         --         --      1,479
  State.........................................................      2,093      1,178      1,078
                                                                  ---------  ---------  ---------
                                                                     13,163      6,365      2,793
                                                                  ---------  ---------  ---------
Deferred:
  U.S. federal..................................................     (1,720)     3,022        (96)
  Foreign.......................................................         --         --      1,124
  State.........................................................        107         71       (189)
                                                                  ---------  ---------  ---------
                                                                     (1,613)     3,093        839
                                                                  ---------  ---------  ---------
                                                                  $  11,550  $   9,458  $   3,632
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------

    Deferred income taxes are provided for the temporary differences between the financial reporting basis and tax basis of the Company's assets and liabilities. Current deferred income tax assets of $11,076,000 and $10,608,000 are classified as prepaid expenses at December 27, 1997 and January 2, 1999, respectively. Long-term deferred income tax liabilities of $2,051,000 and $4,510,000 are classified as other long-term liabilities at December 27, 1997 and January 2, 1999 respectively.

                             EXCEL INDUSTRIES, INC.

9. INCOME TAXES (CONTINUED)
    Deferred income taxes are comprised of the following at December 27, 1997 and January 2, 1999 (in thousands):

                                                                            1997       1998
                                                                          ---------  ---------
Gross deferred tax liabilities
  Property, plant and equipment.........................................  $  16,457  $  19,427
  Other.................................................................        607        590
                                                                          ---------  ---------
                                                                             17,064     20,017
                                                                          ---------  ---------
Gross deferred tax assets
  Pension and postretirement benefit obligations........................     14,036     16,486
  Other accrued liabilities.............................................     11,898      9,629
  Inventories...........................................................        155         --
  Tax credit and net operating loss carryforwards.......................      1,355      1,162
                                                                          ---------  ---------
                                                                             27,444     27,277
Valuation allowance.....................................................     (1,355)    (1,162)
                                                                          ---------  ---------
Net deferred tax assets.................................................  $   9,025  $   6,098
                                                                          ---------  ---------
                                                                          ---------  ---------

    At December 27, 1997 and January 2, 1999 the Company maintained a valuation allowance for foreign tax credit and foreign net operating loss carryforwards, which expire in 1999-2004. Based upon past operating results, the Company estimates that it is more likely than not that these carryforwards cannot be utilized before they expire. The Company does not provide U.S. income taxes on earnings of foreign subsidiaries ($3.2 million) since it is intended that these earnings be indefinitely reinvested.

    Provision for taxes on income in 1998 includes the benefit of tax credits related to prior years. In 1998, the Company completed a review of qualified research and development expenditures for the years 1994-1997 and recorded tax credits totaling $4 million. The provision for income taxes computed by applying the Federal statutory rate to income before income taxes is reconciled to the recorded provision as follows (in thousands):

                                                                            YEAR ENDED
                                                                  -------------------------------
                                                                    1996       1997       1998
                                                                  ---------  ---------  ---------
Tax at United States statutory rate.............................  $  10,733  $   9,458  $   7,683
State income taxes, net of federal benefit......................      1,430        812        578
Research and development tax credits............................        (80)      (187)    (5,472)
Foreign income taxed at rates different than U.S................        303       (186)       770
Foreign Sales Corporation.......................................       (494)      (682)      (684)
Non-taxable interest income                                            (340)      (382)      (235)
Amortization of goodwill........................................        346        479        561
Other...........................................................       (348)       146        431
                                                                  ---------  ---------  ---------
                                                                  $  11,550  $   9,458  $   3,632
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------

                             EXCEL INDUSTRIES, INC.

10. COMMON SHARES

    In 1997, the Company reserved 500,000 common shares for the Excel Industries, Inc. 1997 Long-Term Incentive Plan (LTIP). Under the LTIP, performance shares awarded to key executives of the Company are earned based on the attainment of one or more pre-established performance goals over a specified performance period. Through January 2, 1999, 135,000 performance shares had been awarded.

    The Company has 473,550 common shares reserved for issuance to officers, other key employees and non-employee directors for the 1994 Stock Compensation Plan (the Plan). The Plan provides that options may be granted at not less than fair market value and are exercisable for ten years from the date of grant. Generally, the options become exercisable at the rate of 25% per year commencing one year from the date of grant.

    The following table sets forth stock option activity.

                                                                                         YEAR ENDED
                                                           ----------------------------------------------------------------------
                                                                    1996                    1997                    1998
                                                           ----------------------  ----------------------  ----------------------

                                                                       WEIGHTED                WEIGHTED                WEIGHTED
                                                                        AVERAGE                 AVERAGE                 AVERAGE
                                                                       EXERCISE                EXERCISE                EXERCISE
                                                            OPTIONS      PRICE      OPTIONS      PRICE      OPTIONS      PRICE
                                                           ---------  -----------  ---------  -----------  ---------  -----------
Stock options outstanding at beginning of year...........    263,750   $   12.23     250,900   $   12.45     352,250   $   14.73
Options granted..........................................     15,000       12.25     127,000       19.19       9,000       17.17
Options exercised........................................    (12,200)       7.54      (9,400)      12.38     (13,100)      12.38
Options canceled.........................................    (15,650)      12.38     (16,250)      15.73     (26,250)      16.53
                                                           ---------  -----------  ---------  -----------  ---------  -----------
Stock options outstanding at end of year.................    250,900   $   12.45     352,250   $   14.73     321,900   $   14.75
                                                           ---------  -----------  ---------  -----------  ---------  -----------
                                                           ---------  -----------  ---------  -----------  ---------  -----------
Options exerciseable at year end.........................     57,300   $   12.56     110,000   $   12.51     177,275   $   13.48
                                                           ---------  -----------  ---------  -----------  ---------  -----------
                                                           ---------  -----------  ---------  -----------  ---------  -----------

                                                          EXERCISE PRICE RANGE
                                                       --------------------------
                                                       $12.25-$13.81 $16.13-$21.38   TOTAL
                                                       ------------  ------------  ----------
Options outstanding..................................      210,900       111,000      321,900
Weighted average exercise price......................       $12.40        $19.21       $14.75
Remaining contractual life...........................    6.2 years     8.2 years    6.9 years
Options exercisable..................................      147,525        29,750      177,275
Weighted average exercise price......................       $12.37        $18.98       $13.48

    The Company has adopted the disclosure only provisions of SFAS No. 123, "Accounting for Stock Based Compensation." Accordingly, the element of compensation cost applicable to the granting of stock options has not been recognized for financial statement purposes. Had compensation cost for the options granted been recognized for financial statement purposes using the Black-Scholes option

                             EXCEL INDUSTRIES, INC.

10. COMMON SHARES (CONTINUED)
pricing model, the Company's net earnings and basic earnings per share would have been reduced to the pro-forma amounts indicated below (in thousands except per share amounts):

                                                                 YEAR ENDED
                                   ----------------------------------------------------------------------
                                            1996                    1997                    1998
                                   ----------------------  ----------------------  ----------------------

                                   REPORTED    PRO-FORMA   REPORTED    PRO-FORMA   REPORTED    PRO-FORMA
                                   ---------  -----------  ---------  -----------  ---------  -----------
Net earnings.....................  $  19,116   $  18,882   $  17,564   $  17,191   $  16,953   $  16,523
Per share........................       1.79        1.77        1.59        1.55        1.37        1.34

    The fair value of the option grant is estimated on the date of grant with the following assumptions:

                                                                   1996       1997       1998
                                                                 ---------  ---------  ---------
Dividend yield.................................................       3.2%       2.8%      2.86%
Expected volatility............................................        33%        31%        33%
Risk-free interest rate                                               6.5%      5.75%       4.5%
Expected life..................................................    5 years    5 years    5 years

    The Company has an employee stock purchase plan and has reserved 251,659 common shares for this purpose. The plan allows eligible employees to authorize payroll withholdings which are used to purchase common shares from the Company at ninety percent (90%) of the closing price of the common shares on the date of purchase. Through January 2, 1999, 198,341 shares had been issued under the plan.

    The Company has outstanding warrants for the purchase of 381,000 common shares at a price of $13.25. These warrants were issued in connection with the acquisition of Anderson Industries and if not exercised, expire April 2001.

    The Company has a shareholder rights plan to protect shareholders against unsolicited attempts to acquire control of the Company that do not offer what the Company believes to be an adequate price to all shareholders. The rights were issued to shareholders of record on January 22, 1996 and will expire on January 22, 2006. The plan provides for the issuance of one right for each outstanding share of the Company's Common Stock. The rights will become exercisable only if a person or group acquires or announces a tender offer to acquire 20% or more of the Company's outstanding voting stock. Each right entitles the holder to buy one one-hundredth share of a newly authorized series of preferred stock from the Company. Also, after such acquisition all rights holders except the acquirer will be entitled to purchase common shares at one-half of the then current market price of the common shares. Any activity regarding this plan would have a dilutive effect on earnings per share calculations.

11. SEGMENT INFORMATION AND MAJOR CUSTOMERS

    The Company adopted SFAS No 131, "Disclosures About Segments of an Enterprise and Related Information," in 1998 and restated prior year disclosures for certain minor differences. The Company's operating segments are aggregated for reporting purposes into two reportable segments based on similarities of the nature of products and production processes, the types of customers, the method of distribution of products, and economic characteristics.

                             EXCEL INDUSTRIES, INC.

11. SEGMENT INFORMATION AND MAJOR CUSTOMERS (CONTINUED)
    The light vehicle products segment designs, manufactures and sells products for passenger cars and pick-up trucks for OEMs and Tier I suppliers. Products include plastic and metal framed window and door assemblies, manual and power window regulator systems, manual seat systems, decorative trims and injection molded plastic parts. Principal markets are in North America, Europe, and Mexico.

    The recreational vehicles, mass transit and heavy truck products segment (RV/MT/HT) manufactures and sells products for recreational vehicles, mass transit and heavy trucks. Products include appliances such as water heaters, furnaces, stoves and ranges, hardware such as jacks and couplers, seating frames and seat adjusters, preassembled doors and windows for motor homes and window assembles for mass transit systems and heavy trucks. Principal markets are in the United States. Segment information is summarized in the following tables with years prior to 1998 restated (in thousands):

                                              LIGHT
                                             VEHICLE      RV/MT/HT
                                             PRODUCTS     PRODUCTS     CORPORATE      TOTAL
                                           ------------  -----------  -----------  ------------
DECEMBER 28, 1996
Sales....................................   $  730,255    $ 157,486    $      --   $    887,741
Operating income (expense)...............       34,140       13,337       (8,763)        38,714
Assets...................................      301,197       87,643       54,394        443,234
Capital expenditures.....................       23,816        3,768        1,625         29,209
Depreciation and amortization expense....       20,626        4,283        1,337         26,246

DECEMBER 27, 1997
Sales....................................   $  759,569    $ 202,764    $      --   $    962,333
Operating income (expense)...............       28,546       15,392       (7,862)        36,076
Assets...................................      319,284       84,156       54,357        457,797
Capital expenditures.....................       32,932        5,916          439         39,287
Depreciation and amortization expense....       24,348        7,481        1,553         33,382
JANUARY 2, 1999
Sales....................................   $  885,383    $ 220,720    $      --   $  1,106,103
Operating income (expense)...............       18,051       19,737       (6,282)        31,506
Assets...................................      484,126       81,198       29,060        594,384
Capital expenditures.....................       40,824        4,779          355         45,958
Depreciation and amortization expense....       31,725        6,905        1,049         39,679

                             EXCEL INDUSTRIES, INC.

11. SEGMENT INFORMATION AND MAJOR CUSTOMERS (CONTINUED)
    The following table presents revenues by country (in thousands):

                                                            1996        1997         1998
                                                         ----------  ----------  ------------
United States..........................................  $  742,047  $  788,952  $    786,672
Canada.................................................     106,640     134,801       125,376
Germany................................................          --          --       111,180
Mexico.................................................      29,863      24,062        23,411
Other..................................................       9,191      14,518        59,464
                                                         ----------  ----------  ------------
                                                         $  887,741  $  962,333  $  1,106,103
                                                         ----------  ----------  ------------
                                                         ----------  ----------  ------------

    The following table presents long-lived assets by country (in thousands):

                                                              1996        1997        1998
                                                           ----------  ----------  ----------
United States............................................  $  201,253  $  209,012  $  216,230
Germany..................................................          --          --      39,539
Other....................................................       3,031       2,924      35,234
                                                           ----------  ----------  ----------
                                                           $  204,284  $  211,936  $  291,003
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

    Sales to three major customers, Ford Motor Company, DaimlerChrysler, and General Motors Corporation, were approximately 47%, 12% and 6%, respectively, of the Company's net sales in 1996 as compared to 41%, 11% and 7% in 1997 and 36%, 9% and 5% in 1998.

    Accounts receivable from Ford Motor Company, DaimlerChrysler, and General Motors Corporation approximated 60% of trade accounts receivable at December 27, 1997 and 46% at January 2, 1999.

12. CONTINGENCIES

    A chemical cleaning compound, trichloroethylene (TCE), was found in the soil and groundwater on the Company's property in Elkhart, Indiana, and in 1981 TCE was found in a well field of the City of Elkhart in close proximity to the Company's facility. On June 9, 1998, the United States District Court for the Northern District of Indiana accepted a consent decree specifying a payment of Federal Past Response Costs. Together with amounts due the Indiana Department of Environmental Management, the Company paid approximately $3.4 million in 1998 to complete its obligation for the remedial clean-up.

    The Company has been named a potentially responsible party for costs at six disposal sites. The remedial investigations and feasibility studies have been completed, and the results of those studies have been provided to the appropriate agencies. The studies indicated a range of viable remedial approaches, but agreement has not yet been reached with the authorities on the final remediation approach. Furthermore, the PRPs for these sites have not reached an agreement on the allocation of costs between the PRPs. The Company believes it either has no liability as a responsible party or that adequate provisions have been recorded for current estimates of the Company's liability and estimated legal costs associated with the settlement of these claims. It is reasonably possible that the Company's recorded estimate of its obligation may change in the near term.

                             EXCEL INDUSTRIES, INC.

12. CONTINGENCIES (CONTINUED)
    There are claims and pending legal proceedings against the Company and its subsidiaries with respect to taxes, workers' compensation, warranties and other matters arising out of the ordinary conduct of the business. The ultimate result of these claims and proceedings at January 2, 1999 is not determinable, but, in the opinion of management, adequate provision for anticipated costs has been made or insurance coverage exists to cover such costs.

13. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

    The following table sets forth in summary form the quarterly results of operations for the fiscal years ended December 27, 1997 and January 2, 1999 (in thousands, except per share amounts):

                                                                    1997
                                               ----------------------------------------------
                                                 FIRST       SECOND      THIRD       FOURTH
                                                QUARTER     QUARTER     QUARTER     QUARTER
                                               ----------  ----------  ----------  ----------
Net sales....................................  $  251,216  $  264,474  $  213,548  $  233,095
Gross profit.................................      30,998      37,099      21,659      25,587
Net income...................................       6,302       9,067         297       1,898
Net income per share:
  Basic......................................  $      .59  $      .85  $      .03  $      .16
  Diluted....................................         .53         .75         .03         .16
                                               ----------  ----------  ----------  ----------
                                               ----------  ----------  ----------  ----------

                                                                    1998
                                               ----------------------------------------------
                                                 FIRST       SECOND      THIRD       FOURTH
                                                QUARTER     QUARTER     QUARTER     QUARTER
                                               ----------  ----------  ----------  ----------
Net sales....................................  $  230,994  $  247,237  $  280,231  $  347,641
Gross profit.................................      27,580      28,650      20,648      33,243
Net income...................................       5,379       5,756       1,589       4,229
Net income per share:
  Basic......................................  $      .43  $      .46  $      .13  $      .35
  Diluted....................................         .43         .46         .13         .35
                                               ----------  ----------  ----------  ----------
                                               ----------  ----------  ----------  ----------

14. SUBSEQUENT EVENT

    On March 23, 1999, all of the Company's outstanding stock was acquired by Dura Automotive Systems, Inc. (Dura). In the aggregate, the stockholders of Excel received consideration of approximately $155.5 million in cash and approximately 5.1 million shares of Dura's Class A common stock. Upon completion of this transaction, the Company became a wholly owned subsidiary of Dura.

    Dura is a leading designer and manufacturer of driver control systems, engineered mechanisms and cable-related systems for the global automotive industry. Their products include parking brake systems, automotive cables, transmission shifter systems, latches, underbody tire carriers, jacks, brake, clutch and accelerator pedals and other mechanical assemblies. Their products are sold to major North American OEMs, including Ford, General Motors and DaimlerChrysler, as well as Japanese OEMs including Toyota and Honda. Dura's European and Latin American facilities support Ford, GM, Volkswagen, Mercedes, BMW, PSA (Peugeot and Citroen) and various other OEMs. Dura's operating headquarters are in Rochester Hills, MI, and its corporate office is in Minneapolis, MN.

                             EXCEL INDUSTRIES, INC.

15.  CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION (CONTINUED)

    The following consolidating financial information presents balance sheet, statement of income and cash flow information related to the Company's businesses. Upon completion of the transaction described in Note 14, each Guarantor became a direct or indirect wholly owned subsidiary of Dura and fully and unconditionally guaranteed Dura's 9% senior subordinated notes, on a joint and several basis. Separate financial statements and other disclosures concerning the Guarantors have not been presented because management believes that such information is not material.

                             EXCEL INDUSTRIES, INC.
    CONSOLIDATING STATEMENTS OF INCOME FOR THE YEAR ENDED DECEMBER 28, 1996
                             (AMOUNTS IN THOUSANDS)

                                                                               NON-
                                                                GUARANTOR    GUARANTOR
                                                                COMPANIES    COMPANIES   ELIMINATIONS   CONSOLIDATED
                                                               -----------  -----------  -------------  ------------
Net sales....................................................   $ 878,037    $   9,807     $    (103)    $  887,741
Cost of goods sold...........................................     773,972        9,506          (103)       783,375
                                                               -----------  -----------        -----    ------------
  Gross profit...............................................     104,065          301            --        104,366
Selling, administrative and engineering expenses.............      64,440        1,212            --         65,652
                                                               -----------  -----------        -----    ------------
  Operating income (loss)....................................      39,625         (911)           --         38,714
Interest expense.............................................       9,785           47           (48)         9,784
Other income, net............................................      (1,691)         (93)           48         (1,736)
                                                               -----------  -----------        -----    ------------
  Income (loss) before taxes and minority interest...........      31,531         (865)           --         30,666
Provision for income taxes...................................      11,550           --            --         11,550
                                                               -----------  -----------        -----    ------------
  Net income (loss)..........................................   $  19,981    $    (865)    $      --     $   19,116
                                                               -----------  -----------        -----    ------------
                                                               -----------  -----------        -----    ------------

                             EXCEL INDUSTRIES, INC.

15.  CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION (CONTINUED)
                             EXCEL INDUSTRIES, INC.
  CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 28, 1996
                             (AMOUNTS IN THOUSANDS)

                                                                                             NON-
                                                                              GUARANTOR    GUARANTOR
                                                                              COMPANIES    COMPANIES   CONSOLIDATED
                                                                             -----------  -----------  ------------
Cash flows from operating activities:
  Net income (loss)........................................................   $  19,981    $    (865)   $   19,116
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization..........................................      25,731          515        26,246
    Deferred income taxes..................................................      (1,613)          --        (1,613)
    Other..................................................................         348           --           348
    Changes in other operating items.......................................      24,594        1,158        25,752
                                                                             -----------  -----------  ------------
      Net cash provided by operating activities............................      69,041          808        69,849
                                                                             -----------  -----------  ------------
Cash flows from investing activities:
  Purchase of property, plant and equipment................................     (28,744)        (465)      (29,209)
  Businesses acquired......................................................     (58,984)          --       (58,984)
  Sale of investments, net.................................................       8,290           --         8,290
  Other....................................................................         389          540           929
                                                                             -----------  -----------  ------------
      Net cash provided by (used for) investing activities.................     (79,049)          75       (78,974)
                                                                             -----------  -----------  ------------
Cash flows from financing activities:
  Issuance of common shares................................................         278           --           278
  Payments of long-term debt...............................................     (79,934)          --       (79,934)
  Dividends................................................................      (4,875)          --        (4,875)
  Purchase of treasury shares..............................................        (155)          --          (155)
  Issuance of other long-term debt.........................................     100,000           --       100,000
                                                                             -----------  -----------  ------------
      Net cash provided by financing activities............................      15,314           --        15,314
                                                                             -----------  -----------  ------------
Net change in cash and short-term investments..............................       5,306          883         6,189
Cash and short-term investments at beginning of period.....................          39          352           391
                                                                             -----------  -----------  ------------
Cash and short-term investments at end of period...........................   $   5,345    $   1,235    $    6,580
                                                                             -----------  -----------  ------------
                                                                             -----------  -----------  ------------

                             EXCEL INDUSTRIES, INC.

15.  CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION (CONTINUED)
                             EXCEL INDUSTRIES, INC.
              CONSOLIDATING BALANCE SHEETS AS OF DECEMBER 27, 1997
                             (AMOUNTS IN THOUSANDS)

                                                                               NON-
                                                                GUARANTOR    GUARANTOR
                                                                COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                               -----------  -----------  ------------  ------------
                                                      ASSETS

Current assets:
  Cash and short-term investments............................   $     590    $   1,727    $       --    $    2,317
  Marketable securities......................................      24,420           --            --        24,420
  Accounts receivable--trade.................................     140,380          530            --       140,910
  Customer tooling to be billed..............................      22,176          180            --        22,356
  Inventories................................................      40,116          813            --        40,929
  Prepaid expenses...........................................      14,927            2            --        14,929
                                                               -----------  -----------  ------------  ------------
    Total current assets.....................................     242,609        3,252            --       245,861

Property, plant & equipment, net.............................     158,044        2,924            --       160,968
Goodwill, net................................................      35,960           --            --        35,960
Other assets.................................................      23,035           --        (8,027)       15,008
                                                               -----------  -----------  ------------  ------------
                                                                $ 459,648    $   6,176    $   (8,027)   $  457,797
                                                               -----------  -----------  ------------  ------------
                                                               -----------  -----------  ------------  ------------

                                       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable...........................................   $  85,160    $     309    $       --    $   85,469
  Accrued liabilities:
    Salaries and wages.......................................       9,249           --            --         9,249
    Employee benefits........................................      11,136           --            --        11,136
    Other....................................................      20,032          753            --        20,785
  Current maturities of long-term debt.......................       2,672           --            --         2,672
                                                               -----------  -----------  ------------  ------------
    Total current liabilities................................     128,249        1,062            --       129,311

Long-term debt...............................................     105,943           --            --       105,943
Long-term employee benefits..................................      32,934           --            --        32,934
Other long-term liabilities..................................       4,294        1,617        (1,617)        4,294
Shareholders' equity.........................................     188,228        3,497        (6,410)      185,315
                                                               -----------  -----------  ------------  ------------
                                                                $ 459,648    $   6,176    $   (8,027)   $  457,797
                                                               -----------  -----------  ------------  ------------
                                                               -----------  -----------  ------------  ------------

                             EXCEL INDUSTRIES, INC.

15.  CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION (CONTINUED)

                             EXCEL INDUSTRIES, INC.
    CONSOLIDATING STATEMENTS OF INCOME FOR THE YEAR ENDED DECEMBER 27, 1997
                             (AMOUNTS IN THOUSANDS)

                                                                               NON-
                                                                GUARANTOR    GUARANTOR
                                                                COMPANIES    COMPANIES   ELIMINATIONS   CONSOLIDATED
                                                               -----------  -----------  -------------  ------------
Net sales....................................................   $ 951,611    $  10,906     $    (184)    $  962,333
Cost of goods sold...........................................     836,634       10,540          (184)       846,990
                                                               -----------  -----------        -----    ------------
  Gross profit...............................................     114,977          366            --        115,343
Selling, administrative and engineering expenses.............      76,910        2,357            --         79,267
                                                               -----------  -----------        -----    ------------
  Operating income (loss)....................................      38,067       (1,991)           --         36,076
Interest expense.............................................      10,984           20           (20)        10,984
Other (income) expense, net..................................      (1,987)          37            20         (1,930)
                                                               -----------  -----------        -----    ------------
  Income (loss) before taxes and minority interest...........      29,070       (2,048)           --         27,022
Provision for income taxes...................................       9,458           --            --          9,458
                                                               -----------  -----------        -----    ------------
  Net income (loss)..........................................   $  19,612    $  (2,048)    $      --     $   17,564
                                                               -----------  -----------        -----    ------------
                                                               -----------  -----------        -----    ------------

                             EXCEL INDUSTRIES, INC.

15.  CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION (CONTINUED)
                             EXCEL INDUSTRIES, INC.
  CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 27, 1997
                             (AMOUNTS IN THOUSANDS)

                                                                                             NON-
                                                                              GUARANTOR    GUARANTOR
                                                                              COMPANIES    COMPANIES   CONSOLIDATED
                                                                             -----------  -----------  ------------
Cash flows from operating activities:
  Net income (loss)........................................................   $  19,612    $  (2,048)   $   17,564
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization..........................................      32,822          560        33,382
    Deferred income taxes..................................................       3,093           --         3,093
    Other..................................................................       2,080           13         2,093
    Due (to)/from affiliates...............................................       1,710       (1,710)           --
    Changes in other operating items.......................................     (19,157)       3,502       (15,655)
                                                                             -----------  -----------  ------------
      Net cash provided by operating activities............................      40,160          317        40,477
                                                                             -----------  -----------  ------------
Cash flows from investing activities:
  Purchase of property, plant and equipment................................     (39,008)        (279)      (39,287)
  Businesses acquired......................................................      (2,415)          --        (2,415)
  Purchase of investments, net.............................................      (2,471)          --        (2,471)
  Proceeds from disposal of business.......................................       6,793           --         6,793
  Other....................................................................        (255)         454           199
                                                                             -----------  -----------  ------------
      Net cash provided by (used for) investing activities.................     (37,356)         175       (37,181)
                                                                             -----------  -----------  ------------
Cash flows from financing activities:
  Issuance of common shares................................................         543           --           543
  Payments of long-term debt...............................................      (2,470)          --        (2,470)
  Dividends................................................................      (5,632)          --        (5,632)
                                                                             -----------  -----------  ------------
      Net cash used for financing activities...............................      (7,559)          --        (7,559)
                                                                             -----------  -----------  ------------
Net change in cash and short-term investments..............................      (4,755)         492        (4,263)
Cash and short-term investments at beginning of period.....................       5,345        1,235         6,580
                                                                             -----------  -----------  ------------
Cash and short-term investments at end of period...........................   $     590    $   1,727    $    2,317
                                                                             -----------  -----------  ------------
                                                                             -----------  -----------  ------------

                             EXCEL INDUSTRIES, INC.

15.  CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION (CONTINUED)

                             EXCEL INDUSTRIES, INC.
               CONSOLIDATING BALANCE SHEETS AS OF JANUARY 2, 1999
                             (AMOUNTS IN THOUSANDS)

                                                                               NON-
                                                                GUARANTOR    GUARANTOR
                                                                COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                               -----------  -----------  ------------  ------------
                                                      ASSETS

Current assets:
  Cash and short-term investments............................   $     295    $  15,995    $       --    $   16,290
  Marketable securities......................................      14,000           --            --        14,000
  Accounts receivable--trade.................................     127,110       40,290            --       167,400
  Customer tooling to be billed..............................      21,646        9,003            --        30,649
  Inventories................................................      39,869       19,533            --        59,402
  Prepaid expenses...........................................      15,089          551            --        15,640
                                                               -----------  -----------  ------------  ------------
    Total current assets.....................................     218,009       85,372            --       303,381

Property, plant & equipment, net.............................     162,374       70,295            --       232,669
Goodwill, net................................................      41,865           --            --        41,865
Other assets.................................................      47,594        4,478       (35,603)       16,469
                                                               -----------  -----------  ------------  ------------
                                                                $ 469,842    $ 160,145    $  (35,603)   $  594,384
                                                               -----------  -----------  ------------  ------------
                                                               -----------  -----------  ------------  ------------

                                       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable...........................................   $  85,188    $  21,864    $       --    $  107,052
  Accrued liabilities:
    Salaries and wages.......................................      16,875           --            --        16,875
    Employee benefits........................................      14,464           --            --        14,464
    Other....................................................       9,765       15,674            --        25,439
  Income taxes payable.......................................       1,461        2,138            --         3,599
  Current maturities of long-term debt.......................       2,001       15,155            --        17,156
                                                               -----------  -----------  ------------  ------------
    Total current liabilities................................     129,754       54,831            --       184,585

Long-term debt...............................................     103,928       45,951            --       149,879
Long-term employee benefits..................................      44,469           --            --        44,469
Other long-term liabilities..................................        (695)      20,359       (10,579)        9,085
Minority interest............................................          --       12,108            --        12,108
Shareholders' equity.........................................     192,386       26,896       (25,024)      194,258
                                                               -----------  -----------  ------------  ------------
                                                                $ 469,842    $ 160,145    $  (35,603)   $  594,384
                                                               -----------  -----------  ------------  ------------
                                                               -----------  -----------  ------------  ------------

                             EXCEL INDUSTRIES, INC.

15.  CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION (CONTINUED)
                             EXCEL INDUSTRIES, INC.
     CONSOLIDATING STATEMENTS OF INCOME FOR THE YEAR ENDED JANUARY 2, 1999
                             (AMOUNTS IN THOUSANDS)

                                                                                             NON-
                                                                              GUARANTOR    GUARANTOR
                                                                              COMPANIES    COMPANIES   CONSOLIDATED
                                                                             -----------  -----------  ------------
Net sales..................................................................   $ 936,940    $ 169,163    $1,106,103
Cost of goods sold.........................................................     844,573      151,409       995,982
                                                                             -----------  -----------  ------------
  Gross profit.............................................................      92,367       17,754       110,121
Selling, administrative and engineering expenses...........................      69,272        9,343        78,615
                                                                             -----------  -----------  ------------
  Operating income.........................................................      23,095        8,411        31,506
Interest expense...........................................................      11,628           --        11,628
Other (income) expense, net................................................      (3,772)       1,698        (2,074)
                                                                             -----------  -----------  ------------
  Income before taxes and minority interest................................      15,239        6,713        21,952
Provision for income taxes.................................................       1,029        2,603         3,632
Minority interest..........................................................          --        1,367         1,367
                                                                             -----------  -----------  ------------
  Net income...............................................................   $  14,210    $   2,743    $   16,953
                                                                             -----------  -----------  ------------
                                                                             -----------  -----------  ------------

                             EXCEL INDUSTRIES, INC.

15.  CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION (CONTINUED)

                             EXCEL INDUSTRIES, INC.
   CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED JANUARY 2, 1999
                             (AMOUNTS IN THOUSANDS)

                                                                                             NON-
                                                                              GUARANTOR    GUARANTOR
                                                                              COMPANIES    COMPANIES   CONSOLIDATED
                                                                             -----------  -----------  ------------
Cash flows from operating activities:
  Net income...............................................................   $  14,210    $   2,743    $   16,953
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization..........................................      31,726        7,953        39,679
    Deferred income taxes..................................................        (394)       1,176           782
    Other..................................................................        (734)       2,855         2,121
    Due (to)/from affiliates...............................................        (986)         986            --
    Changes in other operating items.......................................      19,185       (2,718)       16,467
                                                                             -----------  -----------  ------------
      Net cash provided by operating activities............................      63,007       12,995        76,002
                                                                             -----------  -----------  ------------
Cash flows from investing activities:
  Purchase of property, plant and equipment................................     (37,040)      (8,918)      (45,958)
  Businesses acquired......................................................        (608)      (9,472)      (10,080)
  Sale of investments, net.................................................      10,420           --        10,420
  Disposal of business.....................................................     (18,605)      18,605            --
  Other....................................................................      (3,239)       4,932         1,693
                                                                             -----------  -----------  ------------
      Net cash provided by (used for) investing activities.................     (49,072)       5,147       (43,925)
                                                                             -----------  -----------  ------------
Cash flows from financing activities:
  Issuance of common shares................................................         916           --           916
  Payments of long-term debt...............................................      (5,175)     (10,730)      (15,905)
  Dividends................................................................      (6,165)          --        (6,165)
  Purchase of treasury shares..............................................      (3,806)          --        (3,806)
  Issuance of other long-term debt.........................................          --        3,359         3,359
  Other....................................................................          --        3,497         3,497
                                                                             -----------  -----------  ------------
      Net cash used for financing activities...............................     (14,230)      (3,874)      (18,104)
                                                                             -----------  -----------  ------------
Net change in cash and short-term investments..............................        (295)      14,268        13,973
Cash and short-term investments at beginning of period.....................         590        1,727         2,317
                                                                             -----------  -----------  ------------
Cash and short-term investments at end of period...........................   $     295    $  15,995    $   16,290
                                                                             -----------  -----------  ------------
                                                                             -----------  -----------  ------------

                             EXCEL INDUSTRIES, INC.

15.  CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION (CONTINUED)
                             EXCEL INDUSTRIES, INC.
               CONSOLIDATING BALANCE SHEETS AS OF MARCH 28, 1998
                                  (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

                                                                               NON-
                                                                GUARANTOR    GUARANTOR
                                                                COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                               -----------  -----------  ------------  ------------
                                                      ASSETS

Current assets:
  Cash and short-term investments............................   $  24,746    $     809    $       --    $   25,555
  Accounts receivable--trade.................................     147,687          780            --       148,467
  Customer tooling to be billed..............................      24,723            4            --        24,727
  Inventories................................................      39,147          848            --        39,995
  Prepaid expenses...........................................      12,181           14            --        12,195
                                                               -----------  -----------  ------------  ------------
    Total current assets.....................................     248,484        2,455            --       250,939

Property, plant & equipment, net.............................     161,664        2,867            --       164,531
Other assets.................................................      59,379       (1,350)       (6,591)       51,438
                                                               -----------  -----------  ------------  ------------
                                                                $ 469,527    $   3,972    $   (6,591)   $  466,908
                                                               -----------  -----------  ------------  ------------
                                                               -----------  -----------  ------------  ------------

                                       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable...........................................   $  82,716    $     304    $       --    $   83,020
  Accrued liabilities........................................      43,759          409            --        44,168
  Income taxes payable.......................................       4,662           --            --         4,662
  Current maturities of long-term debt.......................       2,712           --            --         2,712
                                                               -----------  -----------  ------------  ------------
    Total current liabilities................................     133,849          713            --       134,562

Long-term debt...............................................     105,317           --            --       105,317
Other long-term liabilities..................................      37,546          181          (181)       37,546
Shareholders' equity.........................................     192,815        3,078        (6,410)      189,483
                                                               -----------  -----------  ------------  ------------
                                                                $ 469,527    $   3,972    $   (6,591)   $  466,908
                                                               -----------  -----------  ------------  ------------
                                                               -----------  -----------  ------------  ------------

                             EXCEL INDUSTRIES, INC.

15.  CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION (CONTINUED)

                             EXCEL INDUSTRIES, INC.
  CONSOLIDATING STATEMENTS OF INCOME FOR THE THREE MONTHS ENDED MARCH 28, 1998
                                  (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

                                                                                             NON-
                                                                              GUARANTOR    GUARANTOR
                                                                              COMPANIES    COMPANIES   CONSOLIDATED
                                                                             -----------  -----------  ------------
Net sales..................................................................   $ 230,583    $     411    $  230,994
Cost of goods sold.........................................................     202,714          700       203,414
                                                                             -----------       -----   ------------
  Gross profit (loss)......................................................      27,869         (289)       27,580
Selling, administrative and engineering expenses...........................      17,110          126        17,236
                                                                             -----------       -----   ------------
  Operating income (loss)..................................................      10,759         (415)       10,344
Other expense, net.........................................................       2,190            4         2,194
                                                                             -----------       -----   ------------
  Income (loss) before taxes and minority interest.........................       8,569         (419)        8,150
Provision for income taxes.................................................       2,771           --         2,771
                                                                             -----------       -----   ------------
  Net income (loss)........................................................   $   5,798    $    (419)   $    5,379
                                                                             -----------       -----   ------------
                                                                             -----------       -----   ------------

                             EXCEL INDUSTRIES, INC.

15.  CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION (CONTINUED)
                             EXCEL INDUSTRIES, INC.
CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 28, 1998
                                  (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

                                                                                             NON-
                                                                              GUARANTOR    GUARANTOR
                                                                              COMPANIES    COMPANIES   CONSOLIDATED
                                                                             -----------  -----------  ------------
Cash flows from operating activities:
  Net income (loss)........................................................   $   5,798    $    (419)   $    5,379
  Adjustments to reconcile net income to net cash provided by (used for)
    operating activities:
    Depreciation and amortization..........................................       7,735          113         7,848
    Deferred income taxes..................................................       2,246           --         2,246
    Other..................................................................         206            8           214
    Due (to)/from affiliates...............................................          86          (86)           --
    Changes in other operating items.......................................        (575)        (470)       (1,045)
                                                                             -----------  -----------  ------------
      Net cash provided by (used for) operating activities.................      15,496         (854)       14,642
                                                                             -----------  -----------  ------------
Cash flows from investing activities:
  Purchase of property, plant and equipment................................     (11,226)         (64)      (11,290)
  Other....................................................................      (2,737)          --        (2,737)
                                                                             -----------  -----------  ------------
      Net cash used for investing activities...............................     (13,963)         (64)      (14,027)
                                                                             -----------  -----------  ------------
Cash flows from financing activities:
  Issuance of common shares................................................         344           --           344
  Payments of long-term debt...............................................        (586)          --          (586)
  Dividends................................................................      (1,555)          --        (1,555)
                                                                             -----------  -----------  ------------
      Net cash used for financing activities...............................      (1,797)          --        (1,797)
                                                                             -----------  -----------  ------------
Net change in cash and short-term investments..............................        (264)        (918)       (1,182)
Cash and short-term investments at beginning of period.....................      25,010        1,727        26,737
                                                                             -----------  -----------  ------------
Cash and short-term investments at end of period...........................   $  24,746    $     809    $   25,555
                                                                             -----------  -----------  ------------
                                                                             -----------  -----------  ------------

INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS OF ADWEST AUTOMOTIVE PLC

    We have audited the accompanying consolidated balance sheets of Adwest Automotive Plc and its subsidiaries at 30 June 1998 and 1997, and the related consolidated profit and loss accounts, statements of movements in shareholders' equity and consolidated cash flow statements for each of the years in the three year period ended 30 June 1998. These consolidated financial statements are the responsibility of the management of Adwest Automotive Plc. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audits in accordance with auditing standards generally accepted in the United Kingdom, which are substantially consistent with those of the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Adwest Automotive Plc and its subsidiaries at 30 June 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three year period ended 30 June 1998, in conformity with generally accepted accounting principles in the United Kingdom.

    Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States would have affected net profit for the two years ended 30 June 1998 and shareholders' equity at 30 June 1998 and 1997, to the extent summarised in Note 31 to the consolidated financial statements.

London, England   KPMG Audit Plc
7 September 1998  Chartered Accountants
                  Registered Auditor

ADWEST AUTOMOTIVE PLC

CONSOLIDATED PROFIT AND LOSS ACCOUNT

FOR THE YEAR ENDED 30 JUNE

                                                                              NOTES     1998 L000  1997 L000  1996 L000
                                                                              -----     ---------  ---------  ---------
TURNOVER.................................................................
  Continuing operations..................................................                 149,166    150,842    127,345
  Acquisitions...........................................................                  73,024         --         --
                                                                                        ---------  ---------  ---------
TOTAL CONTINUING OPERATIONS..............................................                 222,190    150,842    127,345
  Discontinued operations................................................                  24,680     40,570     96,305
  Discontinued acquisitions..............................................                   2,983         --         --
                                                                                        ---------  ---------  ---------
                                                                                    2     249,853    191,412    223,650
                                                                                        ---------  ---------  ---------
OPERATING PROFIT
  Continuing operations..................................................                  13,586     14,602     10,221
  Acquisitions...........................................................                   4,937         --         --
                                                                                        ---------  ---------  ---------
TOTAL CONTINUING OPERATIONS..............................................                  18,523     14,602     10,221
  Discontinued operations................................................                   2,959      3,411      4,729
  Discontinued acquisitions..............................................                    (124)        --         --
                                                                                        ---------  ---------  ---------
                                                                                    2      21,358     18,013     14,950
EXCEPTIONAL ITEMS........................................................           3
  Continuing operations..................................................                      --         --     (3,130)
  Discontinued operations................................................                      --         --     (1,835)
                                                                                        ---------  ---------  ---------
OPERATING PROFIT AFTER EXCEPTIONAL ITEMS.................................           4      21,358     18,013      9,985
  Associated undertakings................................................                      21         21         86
  Profit less losses on disposal of interests in associates..............                      --         --         53
  Profit/(losses) and provision for losses on disposal of subsidiaries...                   4,051       (791)    (9,096)
  Goodwill written off on disposal of subsidiaries.......................                 (17,552)        --    (20,173)
                                                                                    6     (13,501)      (791)   (29,269)
                                                                                        ---------  ---------  ---------
PROFIT/(LOSS) ON ORDINARY ACTIVITIES BEFORE INTEREST.....................                   7,878     17,243    (19,145)
Net interest charge......................................................           7      (5,199)    (2,892)    (3,852)
                                                                                        ---------  ---------  ---------
PROFIT/(LOSS) ON ORDINARY ACTIVITIES BEFORE TAXATION.....................                   2,679     14,351    (22,997)
Taxation credit (charge).................................................           8      (4,529)    (4,527)     2,082
                                                                                        ---------  ---------  ---------
(LOSS)/PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION......................                  (1,850)     9,824    (25,079)
Minority interests--equity...............................................                    (505)      (400)      (263)
                                                                                        ---------  ---------  ---------
(LOSS)/PROFIT FOR THE FINANCIAL YEAR.....................................                  (2,355)     9,424    (25,342)
Dividends................................................................           9      (6,442)    (6,428)    (6,400)
                                                                                        ---------  ---------  ---------

RETAINED PROFIT/(LOSS)...................................................          24      (8,797)     2,996    (31,742)
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------
EARNINGS PER SHARE
(Loss)/earnings per share................................................          10        (2.8)p     11.4p     (30.7)p

ADWEST AUTOMOTIVE PLC

CONSOLIDATED BALANCE SHEET
AT 30 JUNE

                                                                                      NOTES    1998 L000  1997 L000
                                                                                    ---------  ---------  ---------
FIXED ASSETS
Tangible assets...................................................................         12     61,545     37,336
Investments.......................................................................         14        755        805
                                                                                               ---------  ---------
                                                                                                  62,300     38,141
                                                                                               ---------  ---------
CURRENT ASSETS
Stock and work in progress........................................................         15     18,969     15,387
Debtors (see note below)..........................................................         16     59,646     45,840
Bank and cash balances............................................................                19,732     22,272
                                                                                               ---------  ---------
                                                                                                  98,347     83,499
                                                                                               ---------  ---------
CREDITORS: DUE WITHIN ONE YEAR
Bank loans and overdrafts.........................................................         19      9,885        821
Creditors.........................................................................         17     72,159     43,266
Proposed final dividend...........................................................                 4,545      4,536
                                                                                               ---------  ---------
                                                                                                  86,589     48,623
                                                                                               ---------  ---------
NET CURRENT ASSETS................................................................                11,758     34,876
                                                                                               ---------  ---------
TOTAL ASSETS LESS CURRENT LIABILITIES.............................................                74,058     73,017

CREDITORS: DUE AFTER MORE THAN ONE YEAR:
Borrowings........................................................................         18     54,319     33,061
Others............................................................................         18      8,375      6,320
                                                                                               ---------  ---------
                                                                                                  62,694     39,381

PROVISIONS FOR LIABILITIES AND CHARGES............................................         21        (74)     1,533
                                                                                               ---------  ---------
NET ASSETS........................................................................          2     11,438     32,103
                                                                                               ---------  ---------
                                                                                               ---------  ---------

CAPITAL AND RESERVES
Called up share capital...........................................................         23     20,794     20,746
Share premium account.............................................................         23        486        355
Revaluation reserve...............................................................         24        761        876
Special reserve...................................................................         25     20,561     20,561
Profit and loss account...........................................................         24     38,885     47,235
                                                                                               ---------  ---------
EQUITY SHAREHOLDERS' FUNDS BEFORE GOODWILL........................................                81,487     89,773
Goodwill on acquisition...........................................................         26     73,241     60,322
                                                                                               ---------  ---------
SHAREHOLDERS' FUNDS--EQUITY.......................................................                 8,246     29,451

MINORITY EQUITY INTERESTS.........................................................                 3,192      2,652
                                                                                               ---------  ---------
                                                                                                  11,438     32,103
                                                                                               ---------  ---------
                                                                                               ---------  ---------

   Debtors include amounts recoverable after more than one year of L8,655,000
                               (1997:L7,671,000).

ADWEST AUTOMOTIVE PLC

CONSOLIDATED CASH FLOW STATEMENT

FOR THE YEAR ENDED 30 JUNE

                                                                                        1998       1997       1996
                                                                             NOTES      L000       L000       L000
                                                                           ---------  ---------  ---------  ---------

NET CASH INFLOW FROM OPERATING ACTIVITIES................................        28A     26,353     25,201     15,769
                                                                                      ---------  ---------  ---------

DIVIDENDS FROM ASSOCIATES................................................                     5          5          4
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received........................................................                   427        400        538
Interest paid on loans...................................................                (4,961)    (3,235)    (4,079)
Interest paid on finance leases..........................................                  (434)      (285)      (329)
Dividends paid to minority interest......................................                    --         --       (122)
                                                                                      ---------  ---------  ---------
Net cash outflow from returns on investments and servicing of finance....                (4,968)    (3,120)    (3,992)
                                                                                      ---------  ---------  ---------
TAXATION PAID............................................................                (5,762)    (3,459)    (4,679)
                                                                                      ---------  ---------  ---------

CAPITAL EXPENDITURE
Purchase of tangible fixed assets........................................               (18,554)    (6,708)    (9,830)
Disposal of fixed assets.................................................                 1,817        792        811
                                                                                      ---------  ---------  ---------
Net cash outflow from capital expenditure................................               (16,737)    (5,916)    (9,019)
                                                                                      ---------  ---------  ---------
ACQUISITIONS AND DISPOSALS
Receipts from sale of subsidiaries and businesses........................        28F     21,141     12,373     28,445
Overdrafts and cash balances transferred as part of sale of
  subsidiaries...........................................................                    --      1,191        (44)
Receipts from sale of interest in associated undertaking.................                    --         --      1,221
Purchase of subsidiary undertakings......................................        28G    (35,172)    (1,809)   (34,282)
Cash acquired with subsidiary acquired...................................        28G      2,697         --        508
Additional investment in associate.......................................                   (38)        --         --
                                                                                      ---------  ---------  ---------
Net cash flow from acquisitions and disposals............................               (11,372)    11,755     (4,152)
                                                                                      ---------  ---------  ---------

EQUITY DIVIDENDS PAID....................................................                (6,440)    (6,418)    (6,398)
                                                                                      ---------  ---------  ---------

MANAGEMENT OF LIQUID RESOURCES
Cash withdrawn from/(paid into) short term deposits......................                12,811    (12,811)        --
Monies paid into escrow account..........................................                (1,822)        --         --
                                                                                      ---------  ---------  ---------
Net cash flow from management of liquid resources........................                10,989    (12,811)   (12,467)
                                                                                      ---------  ---------  ---------
NET CASH FLOW BEFORE FINANCING...........................................                (7,932)     5,237    (12,467)
                                                                                      ---------  ---------  ---------

FINANCING
Receipts from issue of ordinary share capital............................                   179        188        352
Additional capital contribution from minority interest...................                    --         --      1,346
New loans................................................................                34,813         --         --
Repayment of loans.......................................................               (23,951)    (9,853)    (1,455)
Finance lease capital repayments.........................................                  (875)      (344)      (321)
Movement on loan with associated undertaking.............................                    --         --        420
                                                                                      ---------  ---------  ---------
Net cash flow from financing.............................................                10,166    (10,009)       342
                                                                                      ---------  ---------  ---------
Increase/(decrease) in cash..............................................        28B      2,234     (4,772)   (12,125)
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------

ADWEST AUTOMOTIVE PLC

                                                                                        1998       1997       1996
                                                                             NOTES      L000       L000       L000
                                                                           ---------  ---------  ---------  ---------

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT (NOTE 28D)

Increase/(decrease) in cash in the year..................................                 2,234     (4,772)   (12,125)
Cash outflow from reduction in debt and lease financing..................                24,826     10,369      1,732
Cash inflow from new loans...............................................               (34,813)      (172)        --
Cash flow from (decrease)/increase in liquid resources...................               (10,989)    12,811         --
                                                                                      ---------  ---------  ---------
Change in net debt resulting from cash flows.............................               (18,742)    18,236    (10,393)
                                                                                      ---------  ---------  ---------
Finance leases sold with subsidiaries....................................                   435         --         --
Loans and finance leases acquired with subsidiaries......................               (15,297)        --       (537)
New finance leases.......................................................                (1,840)    (4,641)       (78)
Translation difference...................................................                 1,266      2,607         --
                                                                                      ---------  ---------  ---------
Movement in net debt in the year.........................................               (34,178)    16,202    (11,008)
Net debt at 1 July.......................................................               (17,959)   (34,161)   (23,153)
                                                                                      ---------  ---------  ---------
Net debt at 30 June......................................................               (52,137)   (17,959)   (34,161)
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------

ADWEST AUTOMOTIVE PLC

STATEMENT OF CONSOLIDATED RECOGNISED GAINS AND LOSSES

FOR THE YEAR ENDED 30 JUNE

                                                                                      1998       1997       1996
                                                                                      L000       L000       L000
                                                                                    ---------  ---------  ---------

(Loss)/profit for the financial year..............................................     (2,355)     9,424    (25,342)
Unrealised deficit on revaluation of properties...................................         --         --        (50)
Currency translation differences on net investments...............................        332     (2,219)      (462)
                                                                                    ---------  ---------  ---------
TOTAL RECOGNISED (LOSSES)/GAINS FOR THE FINANCIAL YEAR............................     (2,023)     7,205    (25,854)
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

FOR THE YEAR ENDED 30 JUNE

                                                                                      1998       1997       1996
                                                                                      L000       L000       L000

(Loss)/profit for the financial year..............................................     (2,355)     9,424    (25,342)
Ordinary dividends................................................................     (6,442)    (6,428)    (6,400)
                                                                                    ---------  ---------  ---------
Retained (loss)/profit for the year...............................................     (8,797)     2,996    (31,742)
Goodwill on disposal of subsidiaries included in the profit and loss account for
  the year but previously written off.............................................     17,552         --     20,173
Other recognised gains and losses.................................................        332     (2,219)      (512)
New share capital issued..........................................................        179        188        352
Goodwill in the year on acquisitions (see note 26)................................    (30,471)    (1,329)   (29,289)
                                                                                    ---------  ---------  ---------
Net reductions to shareholders' funds.............................................    (21,205)      (364)   (41,018)
                                                                                    ---------  ---------  ---------
Shareholders' funds brought forward...............................................     29,451     29,815     70,833
                                                                                    ---------  ---------  ---------
Shareholders' funds carried forward...............................................      8,246     29,451     29,815
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

ADWEST AUTOMOTIVE PLC

NOTES TO THE ACCOUNTS

1  PRINCIPAL ACCOUNTING POLICIES

(a) The financial statements have been prepared under the historical cost convention modified by the revaluation of certain properties, the Companies Act 1985 and in accordance with applicable accounting standards.

(b) The consolidated accounts incorporate the accounts of the holding company and its subsidiaries, together with the group's share of the results of its associated undertakings.

   Results of subsidiaries acquired are included from the effective date of acquisition. Results of subsidiary and business disposals are included up to the effective date of disposal.

(c) Premiums for goodwill and discounts on the acquisition of businesses, subsidiary and associated undertakings are dealt with through reserves at the time of purchase. The profit or loss on disposal of previously acquired businesses reflects the attributable amount of premium or discount on acquisition relating to that business.

(d) Depreciation and amortisation of fixed assets is on a straight line basis calculated at the annual rates set out below which are estimated to write off each asset over the term of its useful life to its residual value.

Freehold buildings.............. 2-2 1/2%  Plant and equipment............... 10-15%
Long leasehold property........... 2 1/2%  Vehicles............................. 25%
Short leasehold property.... over term of
 lease

(e) Deferred taxation is calculated using the liability method in respect of the taxation effect of all timing differences to the extent that it is probable that provisions will crystallise in the foreseeable future.

(f) Assets held under finance leases are capitalised as tangible fixed assets and depreciated in line with group policy. The corresponding liability, net of interest charges, is categorised under creditors due within one year and after one year, as appropriate.

   The interest element of the lease instalments is allocated over the life of each lease so as to produce a constant periodic rate of charge.

(g) Operating leases are accounted for by charging the instalments as an expense in the profit and loss account, on a straight line basis.

(h) Exchange rates

    (i) Transactions denominated in foreign currencies are recorded at the rate of exchange ruling at the date of the transaction. Balances denominated in foreign currencies are translated into sterling at the exchange rate ruling on the balance sheet date. Differences on exchange are dealt with through the profit and loss account.

    (ii) Exchange differences on translation of the net investment in overseas subsidiaries and associated undertakings are taken to reserves. To the extent that such net investment is matched by a corresponding currency borrowing, the matching exchange difference is also taken to reserves.

    (iii) Profits and losses of overseas subsidiaries are translated at average rates of exchange during the year. The adjustment to financial year end rates is taken to reserves.

(i) Research and development expenditure is charged to the profit and loss account as incurred.

ADWEST AUTOMOTIVE PLC

1  PRINCIPAL ACCOUNTING POLICIES (CONTINUED)
(j) Estimated current pension scheme surpluses are spread over the expected average working lifetime of current pension scheme members after deducting the regular cost of providing pension benefits.

(k) Stock and work in progress

    (i) Stock and work in progress is stated at the lower of cost, including factory overheads, and net realisable value.

    (ii) Any significant pre-production costs on new products which are not pre-funded by the customer are carried forward in work in progress. These costs are then written off on a unit of production basis over the life of the contract with the customer.

2  SEGMENTAL ANALYSIS

    Turnover of the group, operating profit and net assets are analysed as follows:

                                                                                     1998       1997       1996
                                                                                     L000       L000       L000
                                                                                   ---------  ---------  ---------
CLASS OF BUSINESS
TURNOVER
Automotive:
UK...............................................................................     79,696     77,347     45,649
Rest of Europe...................................................................    134,384     65,315     70,871
USA..............................................................................      8,110      8,180     10,825
                                                                                   ---------  ---------  ---------
Continuing operations............................................................    222,190    150,842    127,345
Discontinued operations..........................................................     27,663     40,570     96,305
                                                                                   ---------  ---------  ---------
                                                                                     249,853    191,412    223,650
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
OPERATING PROFIT
Automotive:
UK...............................................................................      7,281      6,637      3,827
Rest of Europe...................................................................     11,864      7,547      2,242
USA..............................................................................       (622)       418      1,022
                                                                                   ---------  ---------  ---------
Continuing operations............................................................     18,523     14,602      7,091
Discontinued operations..........................................................      2,835      3,411      2,894
                                                                                   ---------  ---------  ---------
                                                                                      21,358     18,013      9,985
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
NET ASSETS
Automotive continuing operations.................................................     62,545     35,028
Discontinued operations..........................................................       (501)    13,704
                                                                                   ---------  ---------
                                                                                      62,044     48,732
                                                                                   ---------  ---------
                                                                                   ---------  ---------

ADWEST AUTOMOTIVE PLC

2  SEGMENTAL ANALYSIS (CONTINUED)

                                                      TURNOVER BY DESTINATION            TURNOVER BY ORIGIN
                                                  -------------------------------  -------------------------------
                                                    1998       1997       1996       1998       1997       1996
                                                    L000       L000       L000       L000       L000       L000
                                                  ---------  ---------  ---------  ---------  ---------  ---------
GEOGRAPHICAL SEGMENTS
United Kingdom..................................     76,193     84,583     98,189     79,696     91,895    112,316
Rest of Europe..................................    140,542     72,736     64,905    137,367     65,315     81,697
USA.............................................     29,627     31,167     39,003     32,790     34,202     29,637
Rest of the World...............................      3,491      2,926     21,553         --         --         --
                                                  ---------  ---------  ---------  ---------  ---------  ---------
                                                    249,853    191,412    223,650    249,853    191,412    223,650
                                                  ---------  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------  ---------

                                                                    OPERATING PROFIT               NET ASSETS
                                                             -------------------------------  --------------------
                                                               1998       1997       1996       1998       1997
                                                               L000       L000       L000       L000       L000
                                                             ---------  ---------  ---------  ---------  ---------
GEOGRAPHICAL SEGMENTS
United Kingdom.............................................      7,281      7,397      5,348     26,708     24,570
Rest of Europe.............................................     11,740      7,547      2,242     28,964      9,209
USA........................................................      2,337      3,069      2,395      6,372     14,953
Rest of the World..........................................         --         --         --         --         --
                                                             ---------  ---------  ---------  ---------  ---------
                                                                21,358     18,013      9,985     62,044     48,732
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

                                                                                                 1998       1997
                                                                                                 L000       L000
                                                                                               ---------  ---------
RECONCILIATION OF CONSOLIDATED NET ASSETS
Net assets as shown above....................................................................     62,044     48,732
Associated undertaking.......................................................................        114         81
Proposed dividend............................................................................     (4,545)    (4,536)
Net borrowings...............................................................................    (44,472)   (11,610)
Net taxation payable and deferred taxation...................................................     (1,703)      (564)
                                                                                               ---------  ---------
Net assets per consolidated balance sheet....................................................     11,438     32,103
                                                                                               ---------  ---------
                                                                                               ---------  ---------

3  EXCEPTIONAL ITEMS

                                                                                             1998       1997       1996
                                                                                             L000       L000       L000
                                                                                           ---------  ---------  ---------

ONGOING ACTIVITIES:
Reorganisation and redundancy costs within the Automotive Division including
  reduction of French Productive capacity................................................         --         --      3,130
DISCONTINUED AND TO BE DISCONTINUED ACTIVITIES
Reorganisation and redundancy cost re Power Systems Division.............................         --         --        607
Redundancy, disruption and related costs with US electronics following
  cancellation of customer order.........................................................         --         --      1,228
                                                                                           ---------  ---------  ---------
                                                                                                  --         --      4,965
                                                                                           ---------  ---------  ---------
                                                                                           ---------  ---------  ---------

ADWEST AUTOMOTIVE PLC

4  OPERATING PROFIT

    Operating profit can be analysed as follows:

                                                                                    1998        1997       1996
                                                                                    L000        L000       L000

Turnover.......................................................................     249,853     191,412    223,650
Cost of sales..................................................................    (210,178)   (156,799)   188,046
                                                                                 ----------  ----------  ---------
Gross profit...................................................................      39,675      34,613     35,604
Distribution costs.............................................................      (6,197)     (4,404)    (7,274)
Administration expenses........................................................     (12,120)    (12,196)   (18,345)
                                                                                 ----------  ----------  ---------
Operating profit after exceptional items.......................................      21,358      18,013      9,985
                                                                                 ----------  ----------  ---------
                                                                                 ----------  ----------  ---------

Included above in 1996 is cost of sales of L670,000 and administration costs of L4,295,000 relating to exceptional items.

                                                                                         1998       1997       1996
                                                                                         L000       L000       L000
                                                                                       ---------  ---------  ---------

OPERATING PROFIT IS AFTER CREDITING
Rents receivable.....................................................................        378        127      2,437
Pension credit (note 5)..............................................................      1,200      1,050        876
Industrial development government grant..............................................         36         68         80
AND AFTER CHARGING:
Hire of plant and machinery..........................................................        269        125        560
Other operating leases...............................................................        428        220      1,937
Depreciation of fixed assets--owned..................................................      9,193      7,481      8,691
Depreciation of fixed assets held under finance leases...............................        402        174        159
Auditors' remuneration--audit........................................................        257        274        358
Auditors' remuneration--other........................................................         79        142        438
Research and development.............................................................      4,283      3,988      4,140
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

ADWEST AUTOMOTIVE PLC

5  EMPLOYEES OF THE GROUP AND PENSIONS COST

                                                                                         1998         1997         1996
                                                                                        NUMBER       NUMBER       NUMBER
                                                                                      -----------  -----------  -----------

THE AVERAGE NUMBER OF PERSONS EMPLOYED BY THE GROUP WAS AS FOLLOWS:
Production..........................................................................       3,270        2,290        3,219
Distribution........................................................................          85           49          106
Administration......................................................................         418          398          446
                                                                                      -----------  -----------  -----------
                                                                                           3,773        2,737        3,771
                                                                                      -----------  -----------  -----------
                                                                                      -----------  -----------  -----------

                                                                                         1998         1997         1996
                                                                                         L000         L000         L000
                                                                                      -----------  -----------  -----------
THE AGGREGATE PAYROLL COSTS OF THESE PERSONS WERE AS FOLLOWS:
Wages and salaries..................................................................      55,506       40,207       53,413
Social security costs...............................................................      11,149        7,950        9,711
Pension costs.......................................................................         138           70          278
                                                                                      -----------  -----------  -----------
                                                                                          66,793       48,227       63,402
                                                                                      -----------  -----------  -----------
                                                                                      -----------  -----------  -----------

The Adwest Group 1988 Pension and Assurance Plan is a defined benefit scheme for employees of the company and its UK subsidiaries who qualify for membership. The assets of the scheme are held in separate trustee administered funds. Other small pension schemes exist in certain subsidiaries.

Pension costs are determined in accordance with the recommendations of independent actuaries using the projected unit method, so as to spread the cost of pensions over employees' working lives with the group. Actuarial valuations are completed every three years, the most recent being at 6 April 1995. The assumptions which have the most significant effect on the results of the valuation are those relating to the rate of return on investments and the rates of increase in salaries and pensions. It was assumed that the average investment return would exceed by 2% per annum the average rate of salary increase and that present and future pensions would increase at a rate of 4% per annum.

At 6 April 1995 the assets of the plan amounted to L36,646,000, with investments taken at market value. At that date, the actuarial value of the assets was sufficient to cover 128% of the benefits that had accrued to members, after allowing for expected future increases in earnings and pensions. Accordingly, the actuaries have indicated that no company contributions were required and therefore the Trustees have not called for, and the group has not paid, any contributions during the year. The actuaries are currently carrying out a valuation of the Plan as at 6 April 1998.

Using the same assumptions as in previous years, the credit to profits for the year in respect of pensions would have been L1,600,000. In the light of recent changes to tax credits available to exempt funds and until the actuarial valuation at 6 April 1998 is available, it has been decided based on actuarial advice, to limit the effect of pensions on the profit and loss account for the year to a credit of L1,200,000 (1997: L1,050,000, 1996: L876,000). This credit represents the amortisation of surpluses over the expected average working lifetime of the current membership less the regular cost of providing pension benefits.

The consolidated balance sheet recognises a prepayment of L7,948,000 (1997:
L6,748,000) representing the excess of the amortisation of surpluses over the accumulated regular cost of providing benefits.

ADWEST AUTOMOTIVE PLC

6  DISPOSALS

                                                                                         1998       1997       1996
                                                                                         L000       L000       L000
                                                                                       ---------  ---------  ---------
Discontinued:
Property Division....................................................................       (689)        --     (1,574)
Automotive Division..................................................................         --         --         15
UK Power Systems.....................................................................       (558)      (791)    (5,742)
Profit on disposal of US Electronics before goodwill write off.......................      5,891         --         --
Loss on disposal of Heidemann Oberflachentechnik GmbH................................       (593)        --         --
Cost of disposal.....................................................................         --         --     (1,795)
                                                                                       ---------        ---  ---------
                                                                                           4,051       (791)    (9,096)
Goodwill on disposal.................................................................    (17,552)        --    (20,173)
                                                                                       ---------        ---  ---------
                                                                                         (13,501)      (791)   (29,269)
                                                                                       ---------        ---  ---------
                                                                                       ---------        ---  ---------

7  NET INTEREST CHARGE

                                                                                          1998       1997       1996
                                                                                          L000       L000       L000
                                                                                        ---------  ---------  ---------
Payable on bank loans and overdrafts repayable within five years......................     (4,250)    (2,390)    (1,991)
Payable on loans repayable after more than five years.................................       (916)      (852)    (2,162)
Payable on finance leases.............................................................       (434)      (309)      (329)
                                                                                        ---------  ---------  ---------
                                                                                           (5,600)    (3,551)    (4,482)
Bank and other interest receivable....................................................        401        659        630
                                                                                        ---------  ---------  ---------
                                                                                           (5,199)    (2,892)    (3,852)
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------

8  TAXATION ON ORDINARY ACTIVITIES

                                                                                            1998       1997       1996
                                                                                            L000       L000       L000
                                                                                          ---------  ---------  ---------
TAXATION OF PROFITS ON ORDINARY ACTIVITIES IS MADE UP AS FOLLOWS:
UK corporation tax at 31% (1997:32.5%; 1996:33%)........................................      2,901      1,258      1,906
Overseas taxation.......................................................................      1,994      2,112      1,320
Associated undertakings (including overseas taxation of L2,000 (1997: L8,000, 1996:
  L12,000)).............................................................................          2          8         31
Deferred taxation (note 21).............................................................       (332)     1,133     (1,878)
Prior year adjustments..................................................................        (36)        16       (297)
ACT written off.........................................................................         --         --      1,000
                                                                                          ---------  ---------  ---------
                                                                                              4,529      4,527      2,082
                                                                                          ---------  ---------  ---------
                                                                                          ---------  ---------  ---------

Total loss on disposals included in the Profit and Loss account, including goodwill, is L13.5 million (1997 L791,000, 1996 L29.3 million) and the related taxation charge is nil (1997 nil, 1996 nil).

ADWEST AUTOMOTIVE PLC

9  DIVIDENDS

                                                                                             1998       1997       1996
                                                                                             L000       L000       L000
                                                                                           ---------  ---------  ---------
Interim paid 2.3p per share..............................................................      1,897      1,892      1,877
Final proposed 5.5p per share............................................................      4,545      4,536      4,523
                                                                                           ---------  ---------  ---------
                                                                                               6,442      6,428      6,400
                                                                                           ---------  ---------  ---------
                                                                                           ---------  ---------  ---------

Shareholders holding 468,009 (1997: 533,792, 1996: 554,678) shares at 30 June
1998 have waived their entitlement to dividends and have been paid no dividends during the year.

10  EARNINGS PER SHARE

(Loss)/earning per share are based on losses of L2,355,000 (1997 earnings of L9,424,000, 1996 losses of L25,342,000) and on 83,057,054 (1997: 82,863,578,
1996: 82,504,902) ordinary shares in issue in the year weighted on a time basis.

11  NOTE OF HISTORICAL COST PROFITS/(LOSSES)

                                                                                        1998       1997       1996
                                                                                        L000       L000       L000
                                                                                      ---------  ---------  ---------
Profit/(loss) on ordinary activities before taxation................................      2,679     14,351    (22,997)
Realisation of property revaluation gains of prior years............................         --        433     14,845
Difference between the historical cost depreciation charge and the actual
  depreciation for the year calculated on the revalued amount.......................        100         75         21
                                                                                      ---------  ---------  ---------
Historical cost profit/(loss) on ordinary activities before taxation................      2,779     14,859     (8,131)
                                                                                      ---------  ---------  ---------
Historical cost (loss)/profit retained after taxation, minority interest and
  dividends.........................................................................     (8,697)     3,504    (16,876)
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------

ADWEST AUTOMOTIVE PLC

12  FIXED ASSETS: TANGIBLE ASSETS

                                                                                              ASSETS IN
                                                              LAND AND    PLANT VEHICLES       COURSE
                                                              BUILDINGS    AND EQUIPMENT   OF CONSTRUCTION    TOTAL
                                                                L000           L000             L000          L000
                                                             -----------  ---------------  ---------------  ---------
COST OR VALUATION
At 1 July 1997.............................................      11,155         62,758            2,763        76,676
Exchange rate adjustments..................................        (966)        (2,462)              --        (3,428)
Additions..................................................       2,353         17,639               --        19,992
Disposals..................................................      (2,192)        (7,334)              --        (9,526)
Transfers between categories...............................       3,255           (492)          (2,763)           --
Acquisition of subsidiaries................................      12,267         35,277               --        47,544
Disposal of fixed assets with subsidiaries sold............      (1,206)        (6,162)              --        (7,368)
                                                             -----------        ------           ------     ---------
At 30 June 1998............................................      24,666         99,224               --       123,890
                                                             -----------        ------           ------     ---------
DEPRECIATION
At 1 July 1997.............................................       2,403         36,937               --        39,340
Exchange rate adjustments..................................        (146)        (1,816)              --        (1,962)
Disposals..................................................        (692)        (5,936)              --        (6,628)
Transfer between categories................................         158           (158)              --            --
Acquisition of subsidiaries................................       1,406         24,738               --        26,144
Disposal of subsidiaries...................................        (945)        (3,199)              --        (4,144)
Charge for the year........................................         671          8,924               --         9,595
                                                             -----------        ------           ------     ---------
At 30 June 1998............................................       2,855         59,490               --        62,345
                                                             -----------        ------           ------     ---------
NET BOOK VALUES AT 30 JUNE 1998............................      21,811         39,734               --        61,545
                                                             -----------        ------           ------     ---------
Net book values at 30 June 1997............................       8,752         25,821            2,763        37,336
                                                             -----------        ------           ------     ---------
                                                             -----------        ------           ------     ---------

                                                                                   INVESTMENT       OTHER
                                                                                   PROPERTIES    PROPERTIES     TOTAL
                                                                                      L000          L000        L000
                                                                                  -------------  -----------  ---------
ANALYSIS OF LAND AND BUILDINGS
BY TENURE AT NET BOOK VALUE:
Freehold........................................................................           --        19,103      19,103
Long lease......................................................................          434            --         434
Short lease.....................................................................          137         2,137       2,274
                                                                                          ---    -----------  ---------
                                                                                          571        21,240      21,811
                                                                                          ---    -----------  ---------
                                                                                          ---    -----------  ---------
BY COST OR VALUATION:
Cost............................................................................           --        23,014      23,014
Professional valuation--1989 to 1997............................................           --         1,050       1,050
Directors' valuation--1998......................................................          602            --         602
                                                                                          ---    -----------  ---------
                                                                                          602        24,064      24,666
                                                                                          ---    -----------  ---------
                                                                                          ---    -----------  ---------

ADWEST AUTOMOTIVE PLC

12  FIXED ASSETS: TANGIBLE ASSETS (CONTINUED)

                                                                                                   1998       1997
                                                                                                   L000       L000
                                                                                                 ---------  ---------
HISTORICAL COST OF LAND AND BUILDINGS:
Cost...........................................................................................     23,843     10,276
Depreciation...................................................................................      2,793      2,400
                                                                                                 ---------  ---------
                                                                                                    21,050      7,876
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

The net book value for the group included L6,578,000 (1997: L4,462,000) in respect of land and buildings and assets in the course of construction and L1,222,000 (1997: L551,000) in respect of plant, vehicles and equipment held under finance leases. The depreciation included above in respect of these assets is L402,000 (1997: L174,000).

The net book value of land and buildings includes amounts of L571,000 (1997:
L1,945,000) relating to investment properties and L1,110,000 (1997: L486,000) relating to the value of land in other freehold property on which no depreciation is charged.

                                                                                             1998       1997       1996
                                                                                             L000       L000       L000
                                                                                           ---------  ---------  ---------
CAPITAL COMMITMENTS:
Contracts placed.........................................................................      3,298      3,494      2,718
                                                                                           ---------  ---------  ---------
                                                                                           ---------  ---------  ---------

13  SHARE OPTION TRUST

    As at 30 June 1998, the total market value of own shares within the share option trust was L62,000 below the original total cost. The directors do not consider this diminution in value to be permanent and therefore no provision has been made.

    At 30 June 1998 the nominal value of own shares with the share option trust was L114,392 (1997: L133,448).

14  INVESTMENTS

                                                                                                         1998         1997
                                                                                                         L000         L000
                                                                                                         -----        -----
Investment in associated undertaking................................................................         114           81
Investment in own shares............................................................................         641          724
                                                                                                             ---          ---
                                                                                                             755          805
                                                                                                             ---          ---
                                                                                                             ---          ---

ADWEST AUTOMOTIVE PLC

14  INVESTMENTS (CONTINUED)

                                                                                                         1998         1997
                                                                                                         L000         L000
                                                                                                         -----        -----
THE GROUP'S INVESTMENTS IN ASSOCIATED UNDERTAKING IS AS FOLLOWS:
Investments in shares of associated undertaking at cost
Share of post acquisition retained profits..........................................................          53           15
Share of net assets.................................................................................          61           66
                                                                                                                           --
                                                                                                             ---
                                                                                                             114           81
                                                                                                                           --
                                                                                                                           --
                                                                                                             ---
                                                                                                             ---

                                                                                                     UNLISTED SHARES
                                                                                                          L000
                                                                                                    -----------------
At July 1997......................................................................................             81
Exchange differences..............................................................................            (19)
Share of profit before taxation...................................................................             21
Share of taxation.................................................................................             (2)
Dividends.........................................................................................             (5)
Additional investments in year....................................................................             38
                                                                                                              ---
At 30 June 1998...................................................................................            114
                                                                                                              ---
                                                                                                              ---

The results included for the associate are for the year ended 31 March 1998, the latest available audited accounts.

Details of associated undertakings are set out in note 30.

15  STOCK AND WORK IN PROGRESS

                                                                                                   1998       1997
                                                                                                   L000       L000
                                                                                                 ---------  ---------
Raw materials..................................................................................      7,756      5,866
Work in progress...............................................................................      8,709      6,142
Finished goods.................................................................................      2,504      3,379
                                                                                                 ---------  ---------
                                                                                                    18,969     15,387
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

16  DEBTORS

                                                                                                   1998       1997
                                                                                                   L000       L000
                                                                                                 ---------  ---------
Trade debtors..................................................................................     38,384     32,925
Other debtors..................................................................................      7,738      2,843
Taxation recoverable...........................................................................      1,395        923
Prepayments and accrued income.................................................................     12,129      9,149
                                                                                                 ---------  ---------
                                                                                                    59,646     45,840
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

Included in group prepayments is a sum of L7,948,000 (1997: L6,748,000) attributable to advanced pension contributions extending beyond one year (note
5).

ADWEST AUTOMOTIVE PLC

16  DEBTORS (CONTINUED)
Taxation recoverable in the group includes advanced corporation tax recoverable after more than one year of L502,000 (1997: L923,000) which is expected to be offset against mainstream corporation tax.

17  CREDITORS

                                                                                                   1998       1997
                                                                                                   L000       L000
                                                                                                 ---------  ---------
Trade creditors................................................................................     37,952     26,077
Finance lease obligations (note 20)............................................................        891        643
Other creditors................................................................................     11,505      1,702
PAYE and social security.......................................................................      4,553      3,543
Taxation payable...............................................................................      3,551      3,158
Accruals and deferred income...................................................................     13,707      8,143
                                                                                                 ---------  ---------
                                                                                                    72,159     43,266
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

Taxation payable in the Group includes advance corporation tax amounting to L1,136,000 (1997: L1,132,000) attributable to the proposed final dividend.

18  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                                                   1998       1997
                                                                                                   L000       L000
                                                                                                 ---------  ---------
Borrowings (note 19)...........................................................................     54,319     33,061
Finance lease obligations (note 20)............................................................      6,774      5,706
Retirement indemnity provision.................................................................      1,601        614
                                                                                                 ---------  ---------
                                                                                                    62,694     39,381
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

19  BORROWINGS

                                                                                                   1998       1997
                                                                                                   L000       L000
                                                                                                 ---------  ---------
Bank overdrafts................................................................................      6,842        298
Bank and other loans repayable within one year.................................................      3,043        523
                                                                                                 ---------  ---------
                                                                                                     9,885        821
                                                                                                 ---------  ---------
Bank and other loans repayable:
  Between one and two years....................................................................     14,503        150
  Between two and five years...................................................................     25,358     23,292
  In five years or more........................................................................     14,458      9,619
                                                                                                 ---------  ---------
                                                                                                    54,319     33,061
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

In 1998, loans repayable after one year represent:

/ / Loans from two financial institutions totalling US $40,000,000. These US notes are repayable in six annual instalments commencing in March 2000 and bear interest at a fixed rate of 8.6%.

ADWEST AUTOMOTIVE PLC

19  BORROWINGS (CONTINUED)
/ / A FF 85,000,000 loan from a UK bank, which is repayable in December 1999 and bears interest at a fixed rate of 4.99%.

/ / A DM 30,000.000 loan from a UK bank, which bears interest at a fixed rate of 5.51%, and is repayable in five annual instalments commencing in October 1998.

/ / A DM 20,000,000 loan which bears interest at a fixed rate of 5.47%, and is repayable in January 2003.

/ / A DM 20,000,000 loan which bears interest at a fixed rate of 5.84%, and is repayable in twenty quarterly instalments commencing in March 2003.

Other bank borrowing bear interest at fluctuating rates, linked to the London Inter-Bank Market rate.

There are no borrowings in the associated undertaking.

At 30 June 1998, the Group had forward contracts outstanding in Japanese Yen amounting to the equivalent of L1,124,798 (1997: L1,415,000).

20  OBLIGATIONS UNDER FINANCE LEASES

                                                                                                     1998       1997
                                                                                                     L000       L000
                                                                                                   ---------  ---------
THE FUTURE FINANCE LEASES PAYMENTS, TO WHICH THE GROUP WERE COMMITTED
AT 30 JUNE, WERE AS FOLLOWS:
Within one year..................................................................................        891        643
Between one and five years.......................................................................      2,810      3,599
Over five years..................................................................................      3,964      2,107
                                                                                                   ---------  ---------
                                                                                                       7,665      6,349
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------

ADWEST AUTOMOTIVE PLC

21  PROVISIONS FOR LIABILITIES AND CHARGES

                                                           PROVISION FOR LOSS ON
                                                                DISPOSAL OF       REORGANISATION    DEFERRED
                                                               SUBSIDIARIES          PROVISION      TAXATION      TOTAL
                                                                   L000                L000           L000        L000
                                                           ---------------------  ---------------  -----------  ---------
At 1 July 1997...........................................              400               2,804         (1,671)      1,533
Exchange rate adjustments................................               --                 (26)           (32)        (58)
Acquisition of subsidiaries..............................               --                  --             17          17
Charge to profit and loss account........................               --                 279           (332)        (53)
Provisions utilised......................................             (300)             (1,895)            --      (2,195)
Advance corporation tax and other movements..............               --                  --            867         867
Disposal of subsidiaries and business....................               --                (883)           698        (185)
                                                                       ---              ------     -----------  ---------
At 30 June 1998..........................................              100                 279           (453)        (74)
                                                                       ---              ------     -----------  ---------
                                                                       ---              ------     -----------  ---------

                                                                       AMOUNTS               AMOUNTS
                                                                   NOT PROVIDED FOR        PROVIDED FOR
                                                                  IN THESE ACCOUNTS     IN THESE ACCOUNTS
                                                                 --------------------  --------------------
                                                                   1998       1997       1998       1997
                                                                   L000       L000       L000       L000
                                                                 ---------  ---------  ---------  ---------
BALANCES FOR THE PROVISION OF DEFERRED TAXATION ARE ANALYSED AS
FOLLOWS:
Accelerated capital allowances.................................         --         --     (1,650)     2,097
Other timing differences.......................................        349        163      1,432     (1,247)
                                                                 ---------  ---------  ---------  ---------
                                                                       349        163       (218)       850
Advanced corporation tax recoverable...........................         --         --       (235)    (2,521)
                                                                 ---------  ---------  ---------  ---------
                                                                       349        163       (453)    (1,671)
                                                                 ---------  ---------  ---------  ---------
                                                                 ---------  ---------  ---------  ---------

ADWEST AUTOMOTIVE PLC

22  LEASE OBLIGATIONS

                                                                                LAND AND BUILDINGS
                                                                                                              OTHER
                                                                               --------------------  ------------------------
                                                                               1998 L000  1997 L000   1998 L000    1997 L000
                                                                               ---------  ---------     -----        -----
OPERATING LEASE RENTALS PAYABLE WITHIN ONE YEAR RELATING TO
COMMITMENTS EXPIRING:
Within one year..............................................................         --         77         271          121
Within two and five years....................................................         97        384         443          475
After five years.............................................................        945        884          --           --
                                                                               ---------  ---------         ---          ---
                                                                                   1,042      1,345         714          596
                                                                               ---------  ---------         ---          ---
                                                                               ---------  ---------         ---          ---

23  SHARE CAPITAL AND SHARE PREMIUM ACCOUNT

                                                                                             CALLED UP AND FULLY
                                                                            AUTHORISED               PAID
                                                                       --------------------  --------------------
                                                                       1998 L000  1997 L000  1998 L000  1997 L000
                                                                       ---------  ---------  ---------  ---------
Ordinary shares of 25p each..........................................     25,000     25,000     20,794     20,746
                                                                       ---------  ---------  ---------  ---------
                                                                       ---------  ---------  ---------  ---------

                                                                                    NOMINAL VALUE    SHARE PREMIUM
                                                                         NUMBER         L000             L000
                                                                      ------------  -------------  -----------------
At 1 July 1997......................................................    82,983,820       20,746              355
Shares issued under option schemes..................................       190,088           48              131
                                                                      ------------       ------              ---
At 30 June 1998.....................................................    83,173,908       20,794              486
                                                                      ------------       ------              ---
                                                                      ------------       ------              ---

24  RESERVES

                                                                          PROFIT AND LOSS
                                                            REVALUATION     COMPANY AND     PROFIT AND LOSS   PROFIT AND
                                                              RESERVE      SUBSIDIARIES       ASSOCIATED      LOSS TOTAL
                                                               L000            L000        UNDERTAKING L000      L000
                                                           -------------  ---------------  -----------------  -----------
At 1 July 1997...........................................          876          47,169                66          47,235
Retained (loss)/profit for the year......................           --          (8,811)               14          (8,797)
Exchange rate adjustments................................          (15)            366               (19)            347
Depreciation on revalued assets..........................         (100)            100                --             100
                                                                                                      --
                                                                   ---          ------                        -----------
At 30 June 1998..........................................          761          38,824                61          38,885
                                                                                                      --
                                                                                                      --
                                                                   ---          ------                        -----------
                                                                   ---          ------                        -----------

25  SPECIAL RESERVE

The special reserve was created on 31 January 1996 when court permission was obtained for the cancellation of the share premium account, which had a value at that date of L20,561,000. The special reserve is non distributable.

ADWEST AUTOMOTIVE PLC

26  GOODWILL

                                                                                     1998 L000  1997 L000  1996 L000
                                                                                     ---------  ---------  ---------
At start of year...................................................................     60,322     58,993     49,877
Purchase of Conversion Devices Inc.................................................         --         --      3,498
Purchase of Rearsby Automotive Limited.............................................         --         --     25,539
Transferred to profit and loss account on disposal of subsidiaries.................    (17,552)        --    (20,173)
Additional goodwill re Conversion Devices Inc......................................         --        734         --
Additional goodwill re Rearsby Automotive Limited..................................         --        595         --
Purchase of Heidemann Verwatungsgesellschaft mit beschranker Haftung...............     29,318         --         --
Other adjustments..................................................................      1,153         --        252
                                                                                     ---------  ---------  ---------
At end of year.....................................................................     73,241     60,322     58,993
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

27  DIRECTORS' EMOLUMENTS AND SHARE INTERESTS

                                                                                                1998 L000    1997 L000    1996 L000
                                                                                                  -----        -----        -----
TOTAL DIRECTORS' EMOLUMENTS:
Fees and benefits to non-executive directors.................................................          99          121          130
Remuneration (including pension contributions)...............................................         621          498          622
Performance related emoluments...............................................................          95          217          100
                                                                                                      ---          ---          ---
                                                                                                      815          836          852
                                                                                                      ---          ---          ---
                                                                                                      ---          ---          ---

28  CONSOLIDATED CASH FLOW STATEMENT

                                                                                  1998 L000  1997 L000  1996 L000
                                                                                  ---------  ---------  ---------
(A) RECONCILIATION OF OPERATING PROFIT TO NET CASH FLOW FROM
OPERATING ACTIVITIES
Operating profit................................................................     21,358     18,013      9,985
Depreciation....................................................................      9,595      7,655      8,850
Loss/(profit) on disposal of fixed assets.......................................        247        (86)        --
Acquisition provisions utilised.................................................         --         --       (272)
(Increase)/decrease in stocks...................................................     (3,688)     5,241     (2,093)
(Increase)/decrease in debtors..................................................     (3,726)    (1,145)    (2,102)
Increase/(decrease) in creditors................................................      2,567     (4,477)     1,401
                                                                                  ---------  ---------  ---------
Net cash flow from operating activities.........................................     26,353     25,201     15,769
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------

ADWEST AUTOMOTIVE PLC

28  CONSOLIDATED CASH FLOW STATEMENT (CONTINUED)

                                                                                      SHARE CAPITAL    SHARE PREMIUM
                                                                           CASH L000      L000             L000
                                                                           ---------  -------------  -----------------
(B) ANALYSIS OF CHANGES IN CASH AND FINANCING DURING THE YEAR
At 1 July 1996...........................................................     12,073       20,695              218
Non-cash movements.......................................................      3,000           --               --
Exchange movements.......................................................     (1,138)          --               --
Net cash inflows.........................................................     (4,772)          51              137
                                                                           ---------       ------              ---
Change in the year.......................................................     (2,910)          51              137
                                                                           ---------       ------              ---
At 1 July 1997...........................................................      9,163       20,746              355
Exchange movements.......................................................       (305)          --               --
Net cash inflows.........................................................      2,234           48              131
                                                                           ---------       ------              ---
Change in the year.......................................................      1,929           48              131
                                                                           ---------       ------              ---
At 30 June 1998..........................................................     11,092       20,794              486
                                                                           ---------       ------              ---
                                                                           ---------       ------              ---

                                                                                              1998 L000  1997 L000
                                                                                              ---------  ---------
(C) ANALYSIS OF CASH
Cash at bank and in hand....................................................................     17,934      9,461
Bank overdrafts.............................................................................     (6,842)      (298)
                                                                                              ---------  ---------
                                                                                                 11,092      9,163
                                                                                              ---------  ---------
                                                                                              ---------  ---------

ADWEST AUTOMOTIVE PLC

28  CONSOLIDATED CASH FLOW STATEMENT (CONTINUED)

                                                                           ACQUISITION      OTHER NON
                                                AT 1 JULY                 (EXCL CASH &        CASH       DISPOSAL OF    EXCHANGE
                                                   1996     CASH FLOW      OVERDRAFTS)      MOVEMENTS   SUBSIDIARIES    MOVEMENT
                                                   L000        L000           L000            L000          L000          L000
                                                ----------  ----------  -----------------  -----------  -------------  -----------
(D) RECONCILIATION OF NET DEBT
Cash at bank and in hand......................      13,515      (2,864)            --              --            --        (1,190)
Bank overdrafts...............................      (1,442)     (1,908)            --           3,000            --            52
                                                            ----------
                                                                (4,772)
Borrowings due after one year.................     (26,572)        263             --          (9,489)           --         2,737
Borrowings due within one year................     (16,741)      9,590             --           6,489            --           139
Finance leases................................      (2,921)        344             --          (4,641)           --           869
                                                            ----------
                                                                10,197
Current asset investments.....................          --      12,811             --              --            --            --
                                                                                   --
                                                ----------  ----------                     -----------        -----    -----------

                                                   (34,161)     18,236             --          (4,641)           --         2,607
                                                                                   --
                                                                                   --
                                                ----------  ----------                     -----------        -----    -----------
                                                ----------  ----------                     -----------        -----    -----------


                                                AT 30 JUNE
                                                   1997
                                                   L000
                                                -----------
(D) RECONCILIATION OF NET DEBT
Cash at bank and in hand......................       9,461
Bank overdrafts...............................        (298)

Borrowings due after one year.................     (33,061)
Borrowings due within one year................        (523)
Finance leases................................      (6,349)

Current asset investments.....................      12,811

                                                -----------
                                                   (17,959)

                                                -----------
                                                -----------

Current asset investments at 30 June 1997 represent cash balances on one month and three months deposit.

                                                                  ACQUISITION
                                                                  (EXCL CASH    OTHER NON
                                         AT 1 JULY                     &          CASH        DISPOSAL OF     EXCHANGE
                                           1997       CASH FLOW   OVERDRAFTS)   MOVEMENTS    SUBSIDIARIES     MOVEMENT
                                           L000         L000         L000         L000           L000           L000
                                        -----------  -----------  -----------  -----------  ---------------  -----------
Cash at bank and in hand..............       9,461        8,897           --           --             --           (514)
Bank overdrafts.......................        (298)      (6,753)          --           --             --            209
                                                     -----------
                                                          2,234
Borrowings due after one year.........     (33,061)      (9,453)     (13,152)          83             --          1,264
Borrowings due within one year........        (523)      (1,409)      (1,129)         (83)            --            101
Finance leases........................      (6,349)         875       (1,016)      (1,840)           435            230
                                                     -----------
                                                         (9,987)
Current asset investments.............      12,811      (10,989)          --           --             --            (24)
                                        -----------  -----------  -----------  -----------           ---     -----------
                                           (17,959)     (18,742)     (15,297)      (1,840)           435          1,266
                                        -----------  -----------  -----------  -----------           ---     -----------
                                        -----------  -----------  -----------  -----------           ---     -----------


                                        AT 30 JUNE
                                           1998
                                           L000
                                        -----------
Cash at bank and in hand..............      17,934
Bank overdrafts.......................      (6,842)

Borrowings due after one year.........     (54,319)
Borrowings due within one year........      (3,043)
Finance leases........................      (7,665)

Current asset investments.............       1,798
                                        -----------
                                           (52,137)
                                        -----------
                                        -----------

Current asset investments at 30 June 1998 represent part of the sale proceeds from the sale of the US Electronics companies, which are being held in an escrow account until May 2001.

ADWEST AUTOMOTIVE PLC

28  CONSOLIDATED CASH FLOW STATEMENT (CONTINUED)
(E)  MAJOR NON-CASH TRANSACTIONS

During 1998 the Group entered into finance lease arrangements in respect of assets with a total capital value at the inception of the leases of L1,840,000 (1997:L4,641,000).

                                                                                                    US ELECTRONICS
                                                                                                       COMPANIES
                                                                                                         L000
(F)  SALE OF SUBSIDIARY UNDERTAKINGS
Net assets sold excluding cash:
Fixed assets......................................................................................         3,224
Stock.............................................................................................         8,157
Other working capital.............................................................................         3,741
                                                                                                          ------

Total net assets sold.............................................................................        15,122
Disposal costs paid out in cash...................................................................         1,937
Disposal costs accrued............................................................................           128
Profit on sale....................................................................................         5,891
                                                                                                          ------
                                                                                                          23,078
                                                                                                          ------
                                                                                                          ------

SATISFIED BY:
Receipt of cash...................................................................................        21,256
Receipt of escrow monies..........................................................................         1,822
                                                                                                          ------
Net inflow of cash................................................................................        23,078
                                                                                                          ------
                                                                                                          ------

The US Electronics subsidiaries sold during the year contributed L1,432,000 to the group's net operating cash flows, paid L715,000 in respect of net returns on investments and serving of finance, paid L731,000 in respect of taxation and utilised L815,000 for capital expenditure.

ADWEST AUTOMOTIVE PLC

28  CONSOLIDATED CASH FLOW STATEMENT (CONTINUED)

                                                                    FAIR VALUE
                                                                    ADJUSTMENTS
                                     HEIDEMANN                   ACCOUNTING POLICY                         FAIR VALUE
                                     COMPANIES   REVALUATIONS       ADJUSTMENTS       OTHER ADJUSTMENTS   BALANCE SHEET
                                       L000          L000              L000                 L000              L000
                                    -----------  -------------  -------------------  -------------------  -------------
(G) PURCHASE OF SUBSIDIARY
  UNDERTAKINGS
Provisional net assets acquired:
Fixed assets......................      22,549        (1,149)               --                   --            21,400
Stock.............................       9,122            --              (316)                  --             8,806
Other working capital.............     (11,716)           --                --                   --           (11,716)
Provisions........................          --            --              (101)                (562)             (663)
Net borrowings....................     (14,281)           --                --                   --           (14,281)
                                    -----------       ------               ---                  ---       -------------
                                         5,674        (1,149)             (417)                (562)            3,546
Provisional goodwill (note 26)....                                                                             29,318
                                                                                                          -------------
                                                                                                               32,864
                                                                                                          -------------
                                                                                                          -------------
SATISFIED BY:
Purchase consideration............                                                                             31,127
Acquisition costs.................                                                                              3,217
Cash acquired.....................                                                                             (2,733)
                                                                                                          -------------
Net outflow of cash (i)...........                                                                             31,611
Purchase consideration accrued....                                                                              1,253
                                                                                                          -------------
                                                                                                               32,864
                                                                                                          -------------
                                                                                                          -------------

The net assets acquired above exclude 5% of the net assets of Adwest Heidemann Iberica SA which are held by a third party.

Certain fixed assets have been written down in the revaluation column to reflect their value based upon current earnings and cash generation. The accounting policy adjustments are to bring stock, warranty and repairs and maintenance provisions in line with UK GAAP requirements. Other adjustments represent provisions in respect of potential environmental liabilities at the time of acquisition.

ADWEST AUTOMOTIVE PLC

28  CONSOLIDATED CASH FLOW STATEMENT (CONTINUED)

                                                                       PURCHASE OF
                                                                        SUBSIDIARY   CASH ACQUIRED WITH
                                                                       UNDERTAKINGS  SUBSIDIARY ACQUIRED    TOTAL
                                                                           L000             L000            L000
                                                                       ------------  -------------------  ---------
Net cash outflow of cash as above (i)................................      (34,344)           2,733         (31,611)
Minority interest in Adwest Heidemann Iberica SA cash................           --              (36)            (36)
Deferred consideration re Electronics Division.......................         (767)              --            (767)
Other................................................................          (61)              --             (61)
                                                                       ------------           -----       ---------
Per cash flow statement..............................................      (35,172)           2,697         (32,475)
                                                                       ------------           -----       ---------
                                                                       ------------           -----       ---------

Heidemann Verwaltungsgesellschaft mit beschranker Haftung and its subsidiary undertakings were acquired on 11 September 1997, and have been accounted for using the acquisition method.

The subsidiary undertakings acquired during the year contributed L2,963,000 to the group's net operating cash flows, paid L1,425,000 in respect of net returns on investments and servicing of finance, received L372,000 in respect of taxation and utilised L6,620,000 for capital expenditure.

In the year ended 31 January 1997, the latest available statutory accounts before acquisition, the Heidemann group of companies had profit after tax of L1,073,000 and minority interests of L281,000.

In the period 1 February 1997 to 11 September 1997 -- the date of acquisition by Adwest, the unaudited results for the company showed the following.

                                                                                                             L000
Turnover.................................................................................................     54,530
Operating profit.........................................................................................      2,788
Profit before taxation...................................................................................      1,954
Taxation charge..........................................................................................        974
Minority interests.......................................................................................         97
                                                                                                           ---------
                                                                                                           ---------

There were no material recognised gains or losses, other than the results for the period shown above.

ADWEST AUTOMOTIVE PLC

29  PRINCIPAL SUBSIDIARY UNDERTAKINGS

Adwest Steering Ltd.            Woodley             Power steering gears, precision   UK
                                                     plastic parts

Adwest Bowden TSK Ltd.          Llanelli            Control cables, gearshifters      UK

Adwest Bowden France SA         Cauvigny, Boynes    Control cables, gearshifters,     France
                                                     handbrakes, jacks

Adwest Dauphinoise Thomson SA   Grenoble            Engine thermostats, wax element   France
                                                     regulators

Adwest OCI SA                   La Talaudiere       Gearshifters                      France

Adwest Driver Systems Ltd.      Rearsby             Pedal boxes, gearshifters,        UK
                                                     handbrakes, suspension links

Adwest Western Automotive Inc.  Michigan            Precision tubular components and  USA
                                                     engine thermostats

Adwest Western Thomson Ltd.     Woodley, Chard      Engine thermostats, radiator      UK
                                                     caps

Adwest Heidemann Einbeck GmbH   Einbeck             Gearshifters, steering columns,   Germany
                                                     tubular structures

Adwest Heidemann Rotenburg      Rotenburg           Valve spring retainers, fine      Germany
 GmbH                                                blanked parts, tubular
                                                     structures

Adwest Heidemann Iberica SA     Valencia, Pamplona  Gearshifters, steering columns    Spain

Adwest Kohler GmbH              Lippstadt           Fuel caps, precision pressed      Germany
                                                     parts

Adwest Heidemann do Brasil      Curitiba            Gearshifters                      Brazil

The Company owns 100% of the ordinary share capital of all subsidiaries, with the exception of Adwest Bowden TSK Ltd of which 35% of the ordinary share capital is owned by Nippon Cable Systems Inc. (TSK), a Japanese company, and Adwest Heidemann Iberica SA, of which 5% of the ordinary share capital is owned by local management.

The subsidiaries operate principally in the country in which they are incorporated.

A full list of subsidiaries will be included within the next annual return.

30  ASSOCIATED UNDERTAKING

                                          ISSUED SHARE CAPITAL           ACTIVITIES         HOLDING     INCORPORATED
                                     ------------------------------  -------------------  -----------  ---------------
Western Thomson (India) Ltd. (1)     295,878 shares (10 rupees p.s)  Engine thermostats          49%        India

--------------------------

(1) Held by Adwest Western Thomson Ltd. and located in Madras, India.

31 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The Group's accounts are prepared in conformity with generally accepted accounting principles applicable in the United Kingdom (UK GAAP), which differ in certain significant respects from those applicable in the United States (US
GAAP). These differences, together with the approximate effects of the adjustments on net profit and shareholders' funds, relate principally to the items set out below:

ADWEST AUTOMOTIVE PLC

31 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
GOODWILL AND OTHER INTANGIBLE ASSETS

Under UK GAAP goodwill arising on acquisition has been charged to reserves. Under US GAAP goodwill is capitalised and amortised by charges against income over the period, not to exceed 40 years, over which the benefit arises. For US GAAP, goodwill has been amortised by the Group over 40 years.

Under UK GAAP the profit and loss on the disposal of all or part of a previously acquired business has been calculated after taking account of the gross amount of any goodwill previously charged to reserves. Under US GAAP an adjustment to profit or loss on disposal is required in respect of goodwill previously amortised.

CUMULATIVE EXCHANGE LOSS ON SALE OF FOREIGN SUBSIDIARIES

Under UK GAAP gains or loss arising on the sale or liquidation of a foreign subsidiary does not include the related cumulative exchange gain or loss, previously recorded as a separate component of shareholders' equity for that investment. Under US GAAP, the gain or loss on sale or liquidation includes the related cumulative exchange gain or loss.

DIVIDENDS

Under UK GAAP dividends proposed after the end of an accounting period in respect of that accounting period are deducted in arriving at retained earnings for that period. Under US GAAP such dividends are not deducted until declared.

DEFERRED TAXATION

Under UK GAAP provision is made for deferred taxation only to the extent that it is probable that an actual liability or asset will crystallise in the foreseeable future. US GAAP requires full provision for deferred income taxes under the liability method on all temporary differences and, if required, a valuation allowance is established to reduce gross deferred taxation assets to the amount which is more likely than not to be realised.

Deferred taxation also arises in relation to the tax effect of other US GAAP differences.

PENSION COSTS

Under UK GAAP, the cost of providing pensions is charged against profits on a systematic basis, with pension surpluses and deficits being amortised over the expected remaining service lives of current employees. Under US GAAP, costs and surpluses are similarly spread over the expected remaining service lives but based on prescribed actuarial assumptions, allocation of costs and valuation methods, which differ in certain respects from those used for UK GAAP.

DEFERRED PROFIT ON SALE OF PROPERTY

In 1996, properties were disposed of which had previously been revalued under UK GAAP. No profit arose on this transaction under UK GAAP. A profit arises under US GAAP on the basis that US GAAP does not permit the revaluation of property. Under US GAAP, the element of the profit in respect of property subsequently leased back on an operating lease basis is amortised in equal instalments over the life of the lease.

ADWEST AUTOMOTIVE PLC

31 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
EMPLOYEE SHARE TRUST ARRANGEMENTS

Employee share trusts have been established in order to hedge obligations in respect of options issued under certain employee share option schemes. Under UK GAAP the Company's ordinary shares held by the employee share trusts are included at cost in fixed asset investments. Dividends receivable on such shares are included in the statement of income. Under US GAAP, such shares and dividends receivable from those shares are treated as treasury stock and included in shareholders' equity.

REVALUATION OF FIXED ASSETS

Under UK GAAP the Group has revalued certain fixed assets. This is not permitted under US GAAP.

PRE-PRODUCTION COSTS

Under UK GAAP, certain significant pre-production costs on new products which are not prefunded by the customer are carried forward in work in progress. These costs are then written off on a unit of production basis over the life of the contract with the customer. Under US GAAP these costs are generally expensed as incurred.

CURRENT ASSETS AND LIABILITIES

Under UK GAAP current assets include amounts which fall due after more than one year. Under US GAAP such assets would be reclassified as non-current assets. Also under UK GAAP provisions for liabilities and charges include amounts due within one year which would be reclassified to current liabilities under US GAAP.

EARNINGS PER ORDINARY SHARE

Under UK GAAP earnings per share is based on profit for the financial year and computed using the weighted average number of Ordinary Shares in issue during the year. Under US GAAP basic earnings per share is based on net income and computed using the weighted average number of Ordinary Shares in issue during the year. US GAAP also requires the presentation of diluted earnings per share which is based upon net income, as adjusted, computed using the weighted average shares and the effect of other dilutive instruments.

CASH FLOWS

The principal difference between UK GAAP and US GAAP is in respect of classification. Under UK GAAP, the Group presents its cash flows for operating activities, returns on investments and servicing of finance, taxation, capital expenditures and financial investments, acquisition and disposals, equity dividends paid, management of liquid resources, and financing. US GAAP requires only three categories of cash flow activities which are operating, investing and financing.

Cash flows arising from taxation and returns on investments and servicing of finance under UK GAAP would, with the exception of dividends paid, be included as operating activities under US GAAP; dividend payments would be included as a financing activity under US GAAP. In addition, capital expenditures and financial investment, acquisition and disposals, and management of liquid resources under UK GAAP would be presented as investing activities under US GAAP.

ADWEST AUTOMOTIVE PLC

31 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
UK GAAP defines cash as cash in hand and deposits repayable on demand. Short term deposits which are readily convertible into known amounts of cash at, or close to, their carrying value are classified as liquid resources. US GAAP defines cash and cash equivalents as cash in hand and short term highly liquid investments with original maturities of three months or less. Cash flows in respect of short term deposits with original maturities exceeding three months are included in investing activities under US GAAP and are included in capital expenditure and financial investment under UK GAAP.

Under US GAAP, the following amounts would be reported:

                                                                                                 1998       1997
                                                                                                 L'000      L'000
                                                                                               ---------  ---------
Net cash provided by operating activities....................................................     15,628     18,627
Net cash used in investing activities........................................................    (29,931)     5,839
Net cash provided by/(used in) financing activities..........................................     10,479    (14,519)
Effect of changes in exchange rate...........................................................       (514)    (1,190)
                                                                                               ---------  ---------
Net (decrease)/increase in cash and cash equivalents.........................................     (4,338)     8,757
Cash and cash equivalents at beginning of year...............................................     22,272     13,515
                                                                                               ---------  ---------
Cash and cash equivalents at end of year.....................................................     17,934     22,272
                                                                                               ---------  ---------
                                                                                               ---------  ---------

Effect on (loss)/profit attributable to shareholders of differences between UK and US GAAP

                                                                                                 1998       1997
                                                                                                 L'000      L'000
                                                                                               ---------  ---------
(Loss)/profit attributable to shareholders as reported under UK GAAP.........................     (2,355)     9,424
US GAAP adjustments:
  Goodwill...................................................................................     (1,377)    (1,467)
  Impact of goodwill previously amoritised on sale of subsidiary.............................      2,905         --
  Cumulative exchange loss on sale of foreign subsidiaries...................................     (1,182)        --
  Pension costs..............................................................................         16        331
  Deferred taxation--full provision..........................................................       (143)      (168)
  Tax effect of other US GAAP reconciling items..............................................        (30)      (266)
  Fixed asset revaluations...................................................................        100        508
  Deferred profit on sale of property........................................................        303        303
  Pre-production costs.......................................................................     (1,200)        --
  Other......................................................................................         21        (16)
  Minority interests.........................................................................         --         (5)
                                                                                               ---------  ---------
Net (loss)/income under US GAAP..............................................................     (2,942)     8,644
                                                                                               ---------  ---------
                                                                                               ---------  ---------
Net (loss)/income under US GAAP
  Continuing.................................................................................      6,001      6,015
  Discontinued...............................................................................     (8,943)     2,629
                                                                                               ---------  ---------
                                                                                                  (2,942)     8,644
                                                                                               ---------  ---------
                                                                                               ---------  ---------

                                                                                    PENCE PER SHARE    PENCE PER SHARE
                                                                                         1998               1997
                                                                                   -----------------  -----------------
Basic and diluted earnings per share under US GAAP...............................
  Continuing.....................................................................            7.3                7.2
  Discontinued...................................................................          (10.9)               3.3
                                                                                           -----                ---
                                                                                            (3.6)              10.5
                                                                                           -----                ---
                                                                                           -----                ---

ADWEST AUTOMOTIVE PLC

31 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
Effect on shareholders' funds of differences between UK and US GAAP

                                                                                                   1998       1997
                                                                                                   L'000      L'000
                                                                                                 ---------  ---------
Shareholders' funds as reported under UK GAAP..................................................      8,246     29,451
US GAAP adjustments:
  Goodwill.....................................................................................     64,744     52,109
  Pension costs................................................................................      4,930      4,913
  Deferred taxation--full provision............................................................       (310)      (168)
  Tax effect of other US GAAP reconciling items................................................     (1,285)    (1,283)
  Fixed asset revaluations.....................................................................       (761)      (876)
  Proposed dividends...........................................................................      4,545      4,536
  Deferred profit on sale of property..........................................................     (4,127)    (4,430)
  Pre-production costs.........................................................................     (1,200)        --
  Employee share trust arrangements............................................................       (641)      (724)
  Other........................................................................................         99         86
  Minority interests...........................................................................       (149)      (146)
                                                                                                 ---------  ---------
Shareholders' funds under US GAAP..............................................................     74,091     83,468
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

NEW US ACCOUNTING STANDARDS AND PRONOUNCEMENTS NOT YET ADOPTED

SFAS 133--In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities". This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognise all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Management has not determined the effect of the adoption of SFAS 133.

SOP 98-1--During January 1998, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position 98-1 ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE ("SOP 98-1") which becomes effective for all fiscal years beginning after December 15, 1998. Under SOP 98-1, computer software costs that are incurred in the preliminary project stage are expensed as incurred. Once specific capitalisation criteria have been met, external direct costs of materials and service consumed in developing or obtaining internal-use computer software, certain personnel costs, and interest costs incurred when developing computer software for internal use are capitalised. Training costs and data conversion costs are generally expensed as incurred. Such capitalised costs are amortised over the estimated useful life of the software. The company is evaluating the effect of the pronouncement.

NEW UK ACCOUNTING STANDARDS NOT YET ADOPTED

FRS 10 - Goodwill and Intangible Assets: In December 1997, the Accounting Standard Board in the United Kingdom issued Financial Reporting Standard No. 10 "Goodwill and Intangible Assets" (FRS 10). FRS 10 requires that purchased goodwill and intangible assets should be capitalised as assets and amortised over the life of the assets. Goodwill and intangible assets need not be amortised if it can be

ADWEST AUTOMOTIVE PLC

31 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
demonstrated that the current market value of the goodwill or intangible is not below its carrying value. FRS 10 is effective for accounting periods ending on or after 23 December 1998. The standard does not require reinstatement of goodwill previously eliminated against retained surplus.

FRS 11--Impairment of fixed assets and goodwill: In July 1998, the Accounting Standards Board in the United Kingdom issued Financial Reporting Standard No. 11 "Impairment of fixed assets and goodwill" (FRS 11). The standard requires that any impairment in the carrying value of fixed assets should be recognised in the profit and loss account in the current period and requires that impairment reviews be undertaken when there is some indication of impairment. The review should be performed on individual income generating units based on discounted cash flows. FRS 11 covers not only tangible fixed assets, intangible fixed assets and goodwill but also investments in subsidiaries, associates and joint ventures to the extent that they are not covered by other standards. FRS 11 is effective for accounting periods ending on or after 23 December 1998.

FRS 12--Provisions, contingent liabilities and contingent assets: In September 1998, the Accounting Standard Board in the United Kingdom issued Financial Reporting Standard No. 12 "Provisions, contingent liabilities and contingent assets" (FRS 12). The principal feature of the standard is that it requires that a provision is recognised when there is a legal or constructive obligation arising from past events and it is probable (ie, more likely than not) that there will be an outflow of benefits and the amount can be reliably estimated. FRS 12 is effective for accounting periods ending on or after 23 March 1999.

FRS 13--Derivatives and other financial instruments--disclosures: In September 1998, the Accounting Standards Board in the United Kingdom issued Financial Reporting Standard No. 13 "Derivatives and other financial instruments: disclosures" (FRS 13). FRS 13 is concerned only with disclosure and the requirements comprise both narrative and numerical disclosures. FRS 13 is effective for accounting periods ending on or after 23 March 1999.

FRS 14--Earnings per share: In October 1998, the Accounting Standards Board in the United Kingdom issued Financial Reporting Standard No. 14 "Earnings per share" (FRS 14). The standard applies to all entities whose ordinary or potential ordinary shares are currently publicly traded, or are in the process of becoming so, and to any other entity providing earnings per share (eps) information voluntarily. FRS 14 is effective for accounting periods ending on or after 23 December 1998.

COMPANIES ACT 1985

These consolidated financial statements do not constitute "statutory accounts" within the meaning of the Companies Act 1985 of Great Britain for any of the periods presented. Statutory accounts for the years ended 30 June 1997 and 30 June 1998 have been filed with the United Kingdom's Registrar of Companies. The auditor has reported on these accounts. The reports were unqualified and did not contain statements under Section 237 (2) or (3) of the Act.

These consolidated financial statements exclude certain parent company statements and other information required by the Companies Act 1985, however, they include all material disclosures required by generally accepted accounting principles in the United Kingdom including those Companies Act 1985 disclosures relating to the statement of income and balance sheet items.

                             ADWEST AUTOMOTIVE PLC

                 CONSOLIDATED PROFIT AND LOSS ACCOUNT--UK GAAP

                      FOR THE SIX MONTHS ENDED 31 DECEMBER

                                                                                             1998         1997
                                                                                          -----------  -----------
                                                                                             L000         L000
                                                                                          (UNAUDITED)  (UNAUDITED)
TURNOVER
Continuing operations...................................................................     118,155       99,203
Discontinued operations.................................................................          --       12,987
                                                                                          -----------  -----------
                                                                                             118,155      112,190
                                                                                          -----------  -----------
OPERATING PROFIT
Continuing operations...................................................................       8,326        7,587
Discontinued operations.................................................................          --        1,867
                                                                                          -----------  -----------

PROFIT ON ORDINARY ACTIVITIES BEFORE INTEREST...........................................       8,326        9,454
Net interest charge.....................................................................      (2,924)      (2,196)
                                                                                          -----------  -----------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION...........................................       5,402        7,258
Taxation charge.........................................................................      (1,536)      (2,249)
                                                                                          -----------  -----------
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION............................................       3,866        5,009
Profit attributable to minority shareholders--equity....................................        (133)        (246)
                                                                                          -----------  -----------
PROFIT FOR THE PERIOD...................................................................       3,733        4,763

Dividends:
  Interim 0p per share (1997 2.3p)......................................................          --       (1,897)
                                                                                          -----------  -----------
RETAINED PROFIT FOR THE PERIOD..........................................................       3,733        2,866
                                                                                          -----------  -----------
                                                                                          -----------  -----------
Earnings per share--UK GAAP.............................................................         4.5p         5.7p

                             ADWEST AUTOMOTIVE PLC

                      CONSOLIDATED BALANCE SHEET--UK GAAP

                                 AT 31 DECEMBER

                                                                           1998         1997
                                                                           L000         L000
                                                                        -----------  -----------
                                                                        (UNAUDITED)  (UNAUDITED)
FIXED ASSETS
Tangible assets.......................................................      70,822       61,513
Investments...........................................................         755          770
                                                                        -----------  -----------
                                                                            71,577       62,283
                                                                        -----------  -----------

CURRENT ASSETS
Stock and work in progress............................................      22,314       26,295
Debtors...............................................................      53,214       56,004
Bank and cash balances................................................      11,005       12,459
                                                                        -----------  -----------
                                                                            86,533       94,758
                                                                        -----------  -----------

CREDITORS: DUE WITHIN ONE YEAR
Borrowings............................................................     (17,916)      (9,143)
Other creditors.......................................................     (70,906)     (72,133)
                                                                        -----------  -----------
                                                                           (88,822)     (81,276)
                                                                        -----------  -----------

NET CURRENT (LIABILITIES) / ASSETS....................................      (2,289)      13,482

CREDITORS: DUE AFTER ONE YEAR
Borrowings............................................................     (45,593)     (60,542)
Provisions and other creditors........................................      (8,782)      (7,718)
                                                                        -----------  -----------
                                                                           (54,375)     (68,260)
                                                                        -----------  -----------
NET ASSETS............................................................      14,913        7,505
                                                                        -----------  -----------
                                                                        -----------  -----------

CAPITAL AND RESERVES
Called up share capital...............................................      20,794       20,758
Reserves..............................................................      63,464       72,503
                                                                        -----------  -----------
Equity shareholders' funds before goodwill............................      84,258       93,261
Goodwill on acquisition...............................................     (72,681)     (88,890)
                                                                        -----------  -----------
Shareholders' funds--equity...........................................      11,577        4,371
MINORITY INTEREST--EQUITY.............................................       3,336        3,134
                                                                        -----------  -----------
                                                                            14,913        7,505
                                                                        -----------  -----------
                                                                        -----------  -----------

                             ADWEST AUTOMOTIVE PLC

                   CONSOLIDATED CASH FLOW STATEMENT--UK GAAP

                      FOR THE SIX MONTHS ENDED 31 DECEMBER

                                                                                                          1997
                                                                                             1998      (RESTATED)
                                                                                             L000         L000
                                                                                          -----------  -----------
                                                                                          (UNAUDITED)  (UNAUDITED)
Net cash inflow from operating activities...............................................       8,391       17,807
Return on investments and servicing of finance..........................................      (2,947)      (1,821)
Taxation paid...........................................................................      (1,075)      (3,180)
Capital expenditure.....................................................................      (7,977)      (7,594)
Equity dividends paid...................................................................      (4,551)      (4,536)
Acquisitions and disposals..............................................................       2,872      (32,095)
Management of liquid resources..........................................................          --       12,811
                                                                                          -----------  -----------
Net cash flow before financing..........................................................      (5,287)     (18,608)
Financing...............................................................................      (2,946)      20,015
                                                                                          -----------  -----------
(Decrease)/increase in cash.............................................................      (8,233)       1,407
                                                                                          -----------  -----------
                                                                                          -----------  -----------

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT                                      L000         L000
----------------------------------------------------------------------------------------  -----------  -----------
(Decrease)/increase in cash in the period...............................................      (8,233)       1,407
Cash outflow from reduction in debt and lease financing.................................       2,946        2,464
Cash inflow from new loans..............................................................          --      (22,420)
Cash inflow/(outflow) from movement in liquid resources.................................          --      (12,811)
                                                                                          -----------  -----------
Change in net debt resulting from cash flows............................................      (5,287)     (31,360)
Loans and finance leases acquired with subsidiary.......................................          --      (14,848)
New finance leases......................................................................      (2,038)        (410)
Translation difference..................................................................      (2,576)         420
                                                                                          -----------  -----------
Movement in net debt in the period......................................................      (9,901)     (46,198)
Net debt at beginning of period.........................................................     (52,137)     (17,959)
                                                                                          -----------  -----------
Net debt at end of period...............................................................     (62,038)     (64,157)
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                             ADWEST AUTOMOTIVE PLC

                  RECONCILIATION OF MOVEMENTS IN CONSOLIDATED

                              SHAREHOLDERS' FUNDS

                      FOR THE SIX MONTHS ENDED 31 DECEMBER

                                                                           1998         1997
                                                                           L000         L000
                                                                        -----------  -----------
                                                                        (UNAUDITED)  (UNAUDITED)
Profit for the period.................................................       3,733        4,763
Ordinary dividends....................................................          --       (1,897)
                                                                        -----------  -----------
Retained profit for the period........................................       3,733        2,866
Currency translation differences on net investments...................        (374)         562
Prior year adjustment.................................................        (588)          --
New share capital issued..............................................          --           60
Goodwill in the period on acquisitions................................         560      (28,568)
                                                                        -----------  -----------
NET ADDITIONS/(REDUCTIONS) TO SHAREHOLDERS' FUNDS.....................       3,331      (25,080)
SHAREHOLDERS' FUNDS AT BEGINNING OF PERIOD............................       8,246       29,451
                                                                        -----------  -----------
SHAREHOLDERS' FUNDS AT END OF PERIOD..................................      11,577        4,371
                                                                        -----------  -----------
                                                                        -----------  -----------

 RECONCILIATION OF OPERATING PROFIT TO NET CASH FLOW FROM OPERATING ACTIVITIES

                      FOR THE SIX MONTHS ENDED 31 DECEMBER

                                                                           1998         1997
                                                                           L000         L000
                                                                        -----------  -----------
                                                                        (UNAUDITED)  (UNAUDITED)
Operating profit......................................................       8,326        9,454
Depreciation..........................................................       4,931        4,508
Increase in stocks....................................................      (1,893)      (2,105)
Decrease in debtors...................................................       5,811        3,794
(Decrease)/increase in creditors......................................      (8,784)       2,156
                                                                        -----------  -----------
NET CASH FLOW FROM OPERATING ACTIVITIES...............................       8,391       17,807
                                                                        -----------  -----------
                                                                        -----------  -----------

                             ADWEST AUTOMOTIVE PLC

                              ANALYSIS OF NET DEBT

                                                           AT 1 JULY    CASH FLOW      OTHER      EXCHANGE       AT 31
                                                             1998      -----------   NON CASH     MOVEMENT     DECEMBER
                                                          -----------                MOVEMENTS   -----------     1998
                                                             L000         L000      -----------     L000      -----------
                                                                                       L000                      L000
Cash at bank and in hand................................      17,934      (10,143)          --        1,411        9,202
Bank overdraft..........................................      (6,842)       1,910           --         (535)      (5,467)
                                                                       -----------
                                                                           (8,233)
                                                                       -----------
Borrowings due after one year...........................     (54,319)          10       11,083       (2,367)     (45,593)
Borrowings due within one year..........................      (3,043)       2,185      (11,083)        (508)     (12,449)
Finance leases..........................................      (7,665)         751       (2,038)        (582)      (9,534)
                                                                       -----------
                                                                            2,946
                                                                       -----------
Current asset investments...............................       1,798           --           --            5        1,803
                                                          -----------  -----------  -----------  -----------  -----------
                                                             (52,137)      (5,287)      (2,038)      (2,576)     (62,038)
                                                          -----------  -----------  -----------  -----------  -----------
                                                          -----------  -----------  -----------  -----------  -----------

                             ADWEST AUTOMOTIVE PLC

                             SEGMENTAL INFORMATION

                      FOR THE SIX MONTHS ENDED 31 DECEMBER

                                                                           1998         1997
                                                                           L000         L000
                                                                        -----------  -----------
                                                                        (UNAUDITED)  (UNAUDITED)
TURNOVER
----------------------------------------------------------------------
CLASS OF BUSINESS
Automotive: UK........................................................      32,460       36,004
           Rest of Europe.............................................      80,327       59,274
           USA........................................................       5,368        3,925
                                                                        -----------  -----------
Continuing operations.................................................     118,155       99,203
Discontinued operations...............................................          --       12,987
                                                                        -----------  -----------
                                                                           118,155      112,190
                                                                        -----------  -----------
                                                                        -----------  -----------
GEOGRAPHICAL SEGMENTS (BY DESTINATION)
----------------------------------------------------------------------
UK....................................................................      30,841       34,437
Rest of Europe........................................................      80,337       62,127
USA...................................................................       5,628       14,664
Rest of the World.....................................................       1,349          962
                                                                        -----------  -----------
                                                                           118,155      112,190
                                                                        -----------  -----------
                                                                        -----------  -----------
OPERATING PROFIT
----------------------------------------------------------------------
CLASS OF BUSINESS
Automotive: UK........................................................         928        3,147
           Rest of Europe.............................................       7,933        4,649
           USA........................................................        (535)        (209)
                                                                        -----------  -----------
Continuing operations.................................................       8,326        7,587
                                                                        -----------  -----------
Operating profit as % of turnover.....................................         7.1%         7.7%
Discontinued operations...............................................          --        1,867
                                                                        -----------  -----------
Operating profit as % of turnover.....................................          --         14.4%
                                                                        -----------  -----------
                                                                             8,326        9,454
                                                                        -----------  -----------
                                                                        -----------  -----------

                             ADWEST AUTOMOTIVE PLC

                             NOTES TO THE ACCOUNTS

                                  (UNAUDITED)

1  PREPARATION OF INTERIM FINANCIAL REPORT

    The accompanying Condensed Consolidated Financial Statements present the financial position and results of operations of the Group and have been prepared in accordance with UK GAAP, which differ in certain significant respects from U.S. GAAP. See Note 5 for a discussion and quantifications of the principal differences between UK GAAP affecting the Group.

    The interim financial information included in these Condensed Consolidated Financial Statements is unaudited but reflects all adjustments (consisting only of normal recurring accruals) which are in the opinion of management necessary for a fair presentation of the results for interim periods presented. The interim Condensed Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements and notes thereto included herein.

2  TAXATION CHARGE

    The taxation charge before disposals is at an effective rate of 29%. This compares to an effective rate of 31% for the half year to 31 December 1997.

3  EARNINGS PER SHARE

    Earnings per share is calculated on earnings of L3,733,000 (L4,763,000 for the half year to 31 December 1997) and on 83,173,908 (83,025,820 for the half year to 31 December 1997) shares in issue, weighted on a time basis. Fully diluted earnings per share based on the exercise of options under the employee share schemes show no material dilution.

4  ACQUISITIONS AND DISPOSALS

    Heidemann Verwaltungsgesellschaft mit beschrankter Haftung was acquired on 11 September 1997. The US Electronics division was sold in May 1998.

5 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    These accounts are prepared in conformity with generally accepted accounting principles applicable in the United Kingdom (UK GAAP). These differ in certain significant respects from those applicable in the United States (US GAAP). These differences, together with the approximate effects of the adjustments on net profits and shareholders' funds, relate principally to the items set out below:

GOODWILL AND OTHER INTANGIBLE ASSETS

    Under UK GAAP goodwill arising on acquisition has been charged to reserves. Under US GAAP goodwill is capitalised and amortised by charges against income over the period, not to exceed 40 years, over which the benefit arises. For US GAAP, goodwill has been amortised by the Group over 40 years.

PRIOR YEAR ADJUSTMENT

    Under UK GAAP the introduction of a new accounting standard, FRS12, has been treated as a prior year adjustment. Under US GAAP the charge is recognized in the period in which the new accounting policy is implemented.

                             ADWEST AUTOMOTIVE PLC

                                  (UNAUDITED)

5 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
DIVIDENDS

    Under UK GAAP dividends proposed after the end of an accounting period in respect of that accounting period are deducted in arriving at retained earnings for that period. Under US GAAP such dividends are not deducted until declared.

DEFERRED TAXATION

    Under UK GAAP provision is made for deferred taxation only to the extent that it is probable that an actual liability or asset will crystallise in the foreseeable future. US GAAP requires full provision for deferred income taxes under the liability method on all temporary differences and, if required, a valuation allowance is established to reduce gross deferred taxation assets to the amount which is more likely than not to be realised.

    Deferred taxation also arises in relation to the tax effect of other US GAAP differences.

PENSION COSTS

    Under UK GAAP, the cost of providing pensions is charged against profits on a systematic basis, with pension surpluses and deficits being amortised over the expected remaining service lives of current employees. Under US GAAP, costs and surpluses are similarly spread over the expected remaining service lives but based on prescribed actuarial assumptions, allocation of costs and valuation methods, which differ in certain respects from those used for UK GAAP.

DEFERRED PROFIT ON SALE OF PROPERTY

    In 1996, properties were disposed of which had previously been revalued under UK GAAP. No profit arose on this transaction under UK GAAP. A profit arises under US GAAP on the basis that US GAAP does not permit the revaluation of property. Under US GAAP, the element of the profit in respect of property subsequently leased back on an operating lease basis is amortised in equal instalments over the life of the lease.

EMPLOYEE SHARE TRUST ARRANGEMENTS

    Employee share trusts have been established in order to hedge obligations in respect of options issued under certain employee share option schemes. Under UK GAAP the Company's ordinary shares held by the employee share trusts are included at cost in fixed asset investments. Dividends receivable on such shares are included in the statement of income. Under US GAAP, such shares and dividends receivable from those shares are treated as treasury stock and included in shareholders' equity.

REVALUATION OF FIXED ASSETS

    Under UK GAAP the Group has revalued certain fixed assets. This is not permitted under US GAAP.

                             ADWEST AUTOMOTIVE PLC

                                  (UNAUDITED)

5 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
PRE-PRODUCTION COSTS

    Under UK GAAP, certain significant pre-production costs on new products which are not pre-funded by the customer are carried forward in work in progress. These costs are then written off on a unit of production basis over the life of the contract with the customer. Under US GAAP these costs are generally expensed as incurred.

CURRENT ASSETS AND LIABILITIES

    Under UK GAAP current assets include amounts which fall due after more than one year. Under US GAAP such assets would be re-classified as non-current assets. Also under UK GAAP provisions for liabilities and charges include amounts due within one year which would be re-classified to current liabilities under US GAAP.

EARNINGS PER ORDINARY SHARE

    Under UK GAAP earnings per share is based on profit for the financial year and computed using the weighted average number of Ordinary Shares in issue during the year. US GAAP also requires the presentation of diluted earnings per share which is based upon net income, as adjusted, computed using the weighted average shares and the effect of other dilutive instruments.

CASH FLOWS

    The principal difference between UK GAAP and US GAAP is in respect of classification. Under UK GAAP, the Group presents its cash flows for operating activities, returns on investments and servicing of finance, taxation, capital expenditures and financial investments, acquisition and disposals, equity dividends paid, management of liquid resources, and financing. US GAAP requires only three categories of cash flow activities which are operating, investing and financing.

    Cash flows arising from taxation and returns on investments and servicing of finance under UK GAAP would, with the exception of dividends paid, be included as operating activities under US GAAP; dividend payments would be included as a financing activity under US GAAP. In addition, capital expenditures and financial investment, acquisition and disposals, and management of liquid resources under UK GAAP would be presented as investing activities under US GAAP.

    UK GAAP defines cash as cash in hand and deposits repayable on demand. Short term deposits which are readily convertible into cash, into known amounts of cash at, or close to, their carrying value are classified as liquid resources. US GAAP defines cash and cash equivalents as cash in hand and short term highly liquid investments with original maturities of three months or less. Cash flows in respect of short term deposits with original maturities of three months or less. Cash flows in respect of short term deposits with original maturities exceeding three months are included in investing activities under US GAAP and are included in capital expenditure and financial investment under UK GAAP.

                             ADWEST AUTOMOTIVE PLC

                                  (UNAUDITED)

5 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    Under US GAAP, the following amounts would be reported:

                                                                                                       HALF YEAR
                                                                                                          TO
                                                                                                      31 DEC 1997
                                                                                          HALF YEAR   -----------
                                                                                             TO
                                                                                         31 DEC 1998     L'000
                                                                                         -----------
                                                                                            L'000
Net cash provided by operating activities..............................................       4,368       12,806
Net cash used in investing activities..................................................      (5,105)     (39,689)
Net cash (used in)/provided by financing activities....................................      (9,406)      17,242
Effect of changes in exchange rate.....................................................       1,411         (172)
                                                                                         -----------  -----------
Net decrease in cash & cash equivalents................................................      (8,732)      (9,813)
Cash & cash equivalents at beginning of year...........................................      17,934       22,272
                                                                                         -----------  -----------
Cash & cash equivalents at end of year.................................................       9,202       12,459
                                                                                         -----------  -----------
                                                                                         -----------  -----------

    Effect on (loss)/profit attributable to shareholders of differences between UK and US GAAP

                                                                                                       HALF YEAR
                                                                                                          TO
                                                                                                      31 DEC 1997
                                                                                          HALF YEAR   -----------
                                                                                             TO
                                                                                         31 DEC 1998     L'000
                                                                                         -----------
                                                                                            L'000
Profit attributable to shareholders as reported under UK GAAP..........................       3,733        4,763
US GAAP adjustments:
  Goodwill.............................................................................        (908)        (519)
  Pension costs........................................................................        (249)           9
  Deferred taxation--full provision....................................................        (132)         (91)
  Tax effect of other US GAAP reconciling items........................................          54           (5)
  Fixed asset revaluations.............................................................          50           50
  Deferred profit on sale of property..................................................         152          152
  Pre-production costs.................................................................      (1,262)        (383)
  Other................................................................................         (36)          (8)
  Reverse prior year adjustment........................................................        (588)          --
  Minority interests...................................................................           8           (2)
                                                                                         -----------  -----------
Net income under US GAAP...............................................................         822        3,966
                                                                                         -----------  -----------
                                                                                         -----------  -----------

                                                                                                       EARNINGS
                                                                                                       PER SHARE
                                                                                                         1997
                                                                                          EARNINGS    -----------
                                                                                          PER SHARE
                                                                                            1998         PENCE
                                                                                         -----------
                                                                                            PENCE
Basic and diluted earnings per share under US GAAP
  Continuing...........................................................................         1.7          2.5
  Discontinued.........................................................................        (0.7)         2.3
                                                                                         -----------  -----------
                                                                                                1.0          4.8
                                                                                         -----------  -----------
                                                                                         -----------  -----------

                             ADWEST AUTOMOTIVE PLC

                                  (UNAUDITED)

5 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    Effect on shareholders' funds of differences between UK and US GAAP

                                                                                                         AS AT
                                                                                                      31 DEC 1997
                                                                                            AS AT     -----------
                                                                                         31 DEC 1998     L'000
                                                                                         -----------
                                                                                            L'000
Shareholders' funds as reported under UK GAAP..........................................      11,577        4,371
US GAAP adjustments:
  Goodwill.............................................................................      66,323       80,545
  Pension costs........................................................................       4,681        4,922
  Deferred taxation--full provision....................................................        (442)        (259)
  Tax effect of other US GAAP reconciling items........................................      (1,231)      (1,288)
  Fixed asset revaluations.............................................................        (711)        (819)
  Proposed dividends...................................................................          --        1,897
  Deferred profit on sale of property..................................................      (3,976)      (4,278)
  Pre-production costs.................................................................      (2,462)        (383)
  Employee share trust arrangements....................................................        (641)        (651)
  Other................................................................................        (134)         (94)
  Minority interests...................................................................        (141)        (148)
                                                                                         -----------  -----------
Shareholders' funds under US GAAP......................................................      72,843       83,815
                                                                                         -----------  -----------
                                                                                         -----------  -----------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]

                              DURA OPERATING CORP.

                               EXCHANGE OFFER FOR
                                  $300,000,000
                     9% SENIOR SUBORDINATED NOTES DUE 2009
                               [EURO]100,000,000
                     9% SENIOR SUBORDINATED NOTES DUE 2009

          Unconditionally Guaranteed on a Senior Subordinated Basis by

                         DURA AUTOMOTIVE SYSTEMS, INC.

                                 --------------
                                   PROSPECTUS
                                 --------------

                                         , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II:

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20:  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Dura is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

    Article Eleven of the Restated Certificate of Incorporation of Dura provides that no director of the corporation shall be liable to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the corporation or its stockholders to the fullest extent permitted by the Delaware General Corporation Law.

    Article V of Dura's Amended and Restated By-laws (the "Dura By-laws") provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided below with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification is a contract right and includes the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (advancement of expenses); provided, however, that, if and to the extent that the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal than such indemnitee is not entitled to be indemnified for such expenses.

    Article V of the Dura By-laws further provides that any person serving as a director, officer, employee or agent of a subsidiary of Dura shall be conclusively presumed to be serving in such capacity at the request of Dura and, hence, subject to indemnification by Dura.

    Article V of the Dura By-laws further provides that persons who after the date of the adoption of Article V become or remain directors or officers of the corporation or who, while a director or officer of the corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advancement of expenses and other rights contained in Article V in entering into or continuing such service. The rights to indemnification and to the advancement of expenses conferred in Article V shall apply to claims made against a indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof. The rights to indemnification and to the advancement of expenses conferred in Article V shall not be exclusive of any other right which any person may have or hereafter acquire under the Amended and Restated Certificate of Incorporation or under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

    Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

    All of the directors and officers of Dura are covered by insurance policies maintained and held in effect by such corporation against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

    Dura Operating Corp., Adwest Electronics, Inc., Anderson Industries, Inc. and Dura Automotive Systems Cable Operations, Inc. are also incorporated under the General Corporation Law of the State of Delaware. Under their respective charter documents, each corporation has agreed to indemnify their officers and directors to the fullest extent authorized by the Delaware General Corporation Law.

    Set forth below is a summary of the indemnification provisions contained in the charter documents of certain of the subsidiary guarantors:

    ADWEST ELECTRONICS, INC. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

    DURA AUTOMOTIVE SYSTEMS, INC. COLUMN SHIFTER OPERATIONS AND ADWEST WESTERN AUTOMOTIVE, INC. A corporation shall have power to indemnify any person who was or is a director in a proceeding by reason of his or her association with the corporation against expenses (reasonable and actual), judgements, fines and amounts paid in settlement in connection with such proceeding if said person acted in good faith and in a manner reasonably believed to be in or not opposed to the corporation's best interest. With respect to a criminal action, indemnification is allowed if said person had no reasonable cause to believe his or her actions were unlawful. None of these factors for indemnification will be presumed in the negative after a termination of the action or similar occurrence (e.g. judgement, settlement or plea nolo contendere). In an action brought by or in right of the corporation, the same indemnification will be allowed if said person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation. Indemnification shall not be made for a matter in which the person is found liable to the corporation unless the court determines that said person is entitled to indemnity. Where a director has been successful on the merits of an action, the corporation shall indemnify said person against actual and reasonable expenses (including attorney's fees). No indemnification shall be made in respect of any claim, issue or matter to which such person is found liable for negligence or misconduct unless the court in which the action is brought determines that said person is entitled to indemnity. This provision shall not be deemed exclusive and those seeking indemnification may be entitled to indemnification under the articles of incorporation, by-laws or a contractual agreement. The corporation shall have the power to purchase and maintain insurance for above said person for liability from actions regardless of the corporation's power to indemnify said person under this statute.

    ATWOOD AUTOMOTIVE, INC. Each director and officer of the corporation shall by indemnified be the corporation against all expenses in connection with any claim (civil, criminal or otherwise, including appeals) in which he or she may become involved due to his or her position with the corporation. Where such cases proceed to final adjudication, indemnification shall not be allowed for such directors found liable for negligence or misconduct in performance of duties to the corporation. Neither a judgement of conviction or the entry of any plea in a criminal case shall of itself be deemed an adjudication that such individual was liable of negligence or misconduct if the individual acted in good faith, for a purpose believed to be in the best interest of the corporation and had no reasonable cause to believe the conduct was unlawful. There rights herein provided for shall not be deemed exclusive of other rights to which the individual is entitled.

    DURA AUTOMOTIVE SYSTEMS OF TENNESSEE, L.P. The partnership shall indemnify and hold harmless the general partner against any claims or liability incurred by the general partner provided that the general partner, in respect to these claims, acted in good faith and in a reasonable belief to be acting in the scope of its authority. Nothing contained in this paragraph shall be construed to impose liability of the limited partners except, and only to the extent, that a limited partner is acting as general partner.

    DURA AUTOMOTIVE SYSTEMS OF INDIANA, INC. AND UNIVERSAL TOOL & STAMPING COMPANY, INC. A corporation may indemnify an individual who was or is a director made party to a proceeding if the individual's conduct was in good faith and the individual reasonably believed that the individual's conduct was in the corporation's best interest or not opposed to its best interest. For indemnification in a criminal proceeding, the individual must either: had reasonable cause to believe the conduct was lawful or no reasonable cause to believe it was unlawful. In respect to a employee benefit plan, a director's conduct believed to be in the best interest of the participants and beneficiaries of the plan is enough to exercise the indemnification protection. Unless limited by the articles of incorporation, the corporation shall indemnify a director who was wholly successful in the defense of a proceeding to which the director was party because of his position as director. Unless the articles of incorporation provide otherwise, a director may apply for indemnification from the court. The court must determine if: (1) if the director is entitled to mandatory indemnification as noted above or (2) the director is fairly and reasonably entitled to indemnification in view of all relevant circumstances. The corporation shall have the power to purchase and maintain insurance for above said person for liability from actions regardless of the corporation's power to indemnify said person under this provision. This provision shall not be deemed exclusive and those seeking indemnification may be entitled to indemnification under any articles of incorporation, by-laws, resolution by board of directors or shareholders, or any other authorization by a majority vote of the voting shares.

    HYDRO FLAME CORPORATION. A corporation may indemnify an individual who was or is a director made party to a proceeding if the individual's conduct was in good faith and the individual reasonably believed that the individual's conduct was in the corporation's best interest or not opposed to its best interest. None of these factors for indemnification will be presumed in the negative after a termination of the action or similar occurrence (e.g. judgement, settlement or plea nolo contendere). For indemnity in a criminal proceeding, the individual must have had no reasonable cause to believe the conduct was unlawful. In respect to a employee benefit plan, a director's conduct believed to be in the best interest of the participants and beneficiaries of the plan is sufficient to exercise the indemnification protection. A corporation may not indemnify a director under this section in connection with a proceeding by right or in the right of the corporation in which the director is adjudged liable to the corporation. Also, indemnification is not allowed in a proceeding in which the director derived an improper personal benefit. Unless limited by charter, a corporation shall indemnify a director who was wholly successful on the merits of a proceeding in which the director was a party because of his position with the corporation. Unless the articles of incorporation provide otherwise, a director may apply for indemnification from the court. The court must determine if: (1) if the director is entitled to mandatory indemnification as noted above or (2) the director is fairly and reasonably entitled to indemnification in view of all relevant circumstances. The corporation shall have the power to purchase and maintain insurance for above said person for liability from actions regardless of the corporation's power to indemnify said person under this provision.

    ATWOOD INDUSTRIES, INC. A corporation may indemnify any person in a civil, criminal, administrative or investigative proceeding by reason of his or her association with the corporation against expenses, judgements, fines and amounts paid in settlement in connection with such proceeding if said person acted in good faith and in a manner reasonably believed to be in or not opposed to the corporation's best interest. With respect to a criminal action, indemnification is allowed if said person had no reasonable cause to believe his or her actions were unlawful. None of these factors for indemnification will be presumed in the negative after a termination of the action or similar occurrence (e.g. judgement, settlement or plea nolo contendere). In an action brought by or in right of the corporation, the same indemnification will be allowed if said person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter to which such person is found liable for negligence or misconduct unless the court in which the action is brought determines that said person is entitled to indemnity. A corporation shall indemnify a director who was wholly successful on the merits of a proceeding in which the director was a party because of his or her position with the corporation. This statute shall not be deemed exclusive and those seeking indemnification may be entitled to indemnification under any by-law, agreement, vote of the stockholders or disinterested directors or otherwise for said person while and after holding office. The corporation shall have the power to purchase and maintain insurance for above said person for liability from actions regardless of the corporation's power to indemnify said person under this provision.

ITEM 21.  EXHIBITS.

    (a) The following exhibits are filed as part of this Registration Statement or incorporated by reference herein:

EXHIBIT
 NO.   DESCRIPTION
------ --------------------------------------------------------------------------
** 1.1 Purchase Agreement, dated April 15, 1999, among Dura Operating Corp., Dura
         Automotive Systems, Inc., the subsidiary guarantors named therein (the
         "Subsidiary Guarantors") and NationsBanc Montgomery Securities LLC, Bank
         of America International Limited, Donaldson, Lufkin & Jenrette
         Securities Corporation and Donaldson, Lufkin & Jenrette International
         (collectively, the "Initial Purchasers").

  2.1  Agreement and Plan of Merger, dated as of January 19, 1999, among Dura
         Automotive Systems, Inc., Excel Industries, Inc. and Windows Acquisition
         Corporation, incorporated by reference to Exhibit 2.1 to Dura's Current
         Report on Form 8-K, dated January 22, 1999.

  2.2 Amendment to Agreement and Plan of Merger, dated as of March 9, 1999, by and among Dura Automotive Systems, Inc., Dura Operating Corp., Excel
         Industries, Inc. and Windows Acquisition Corporation incorporated by reference to the additional definitive proxy materials filed with the SEC on March 11, 1999.

* 3.1  Restated Certificate of Incorporation of Dura Automotive Systems, Inc.

  3.2 Amended and Restated By-laws of Dura Automotive Systems, Inc., incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (Registration No. 333-06601) (the "S-1").

** 3.3 Certificate of Incorporation of Dura Operating Corp.

** 3.4 By-laws of Dura Operating Corp.

** 3.5 Certificate of Incorporation of Dura Automotive Systems, Inc., Column
         Shifter Operations

** 3.6 By-laws of Dura Automotive Systems, Inc., Column Shifter Operations

** 3.7 Certificate of Incorporation of Universal Tool & Stamping Company Inc.

** 3.8 By-laws of Universal Tool & Stamping Company Inc.

** 3.9 Certificate of Incorporation of Dura Automotive Systems Cable Operations,
         Inc.

** 3.10 By-laws of Dura Automotive Systems Cable Operations, Inc.

** 3.11 Certificate of Incorporation of Adwest Electronics, Inc.

** 3.12 By-laws of Adwest Electronics, Inc.

** 3.13 Certificate of Incorporation of Adwest Western Automotive, Inc.

** 3.14 By-laws of Adwest Western Automotive, Inc.

** 3.15 Certificate of Incorporation of X.E. Co.

** 3.16 By-laws of X.E. Co.

** 3.17 Certificate of Partnership of Dura Automotive Systems of Tennessee, L.P.

** 3.18 By-laws of Dura Automotive Systems of Tennessee, L.P.

** 3.19 Certificate of Incorporation of Dura Automotive Systems

** 3.20 By-laws of Dura Automotive Systems

** 3.21 Certificate of Incorporation of Anderson Industries, Inc.

** 3.22 By-laws of Anderson Industries, Inc.

EXHIBIT
 NO.   DESCRIPTION
------ --------------------------------------------------------------------------
** 3.23 Certificate of Incorporation of Hydro Flame Corporation

** 3.24 By-laws of Hydro Flame Corporation

** 3.25 Certificate of Incorporation of Atwood Industries, Inc.

** 3.26 By-laws of Atwood Industries, Inc.

** 3.27 Certificate of Incorporation of Atwood Automotive, Inc.

** 3.28 By-laws of Atwood Automotive, Inc.

** 3.29 Certificate of Incorporation of Mark I Molded Plastics, Inc.

** 3.30 By-laws of Mark I Molded Plastics, Inc.

** 3.31 Certificate of Incorporation of Mark I Molded Plastics of Tennessee, Inc.

** 3.32 By-laws of Mark I Molded Plastics of Tennessee, Inc.

  4.1 Amended and Restated Stockholders Agreement, dated as of August 13, 1996, by and among Dura, Onex U.S. Investments, Inc., J2R, Alkin, the HCI
         Stockholders (as defined therein) and the Management Stockholders (as defined therein), incorporated by reference to Exhibit 10.30 of the S-1.

  4.2 Amendment No. 1 to Amended and Restated Stockholders Agreement, dated as of August 13, 1996, by and between Dura, Onex DHC LLC, J2R, Alkin and the HCI Stockholders and the Management Stockholders, incorporated by reference to Exhibit 4.1 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

  4.3 Registration Agreement, dated as of August 31, 1994, among Dura, Alkin and the MC Stockholders (as defined therein), incorporated by reference to
         Exhibit 4.3 of the S-1.

  4.4  Amendment to Registration Agreement, dated May 17, 1995, by and between
         Dura, the MC Stockholders (as defined therein) and Alkin, incorporated by reference to Exhibit 4.4 of the S-1.

  4.5  Amended and Restated Investor Stockholder Agreement, dated as of August
         13, 1996, by and among Dura, Onex U.S. Investments, Inc., J2R and certain other stockholders party thereto, incorporated by reference to
         Exhibit 10.31 of the S-1.

  4.6 Form of certificate representing Class A common stock of Dura, incorporated by reference to Exhibit 4.6 of the S-1.

** 4.7 Indenture, dated April 22, 1999, between Dura Operating Corp., Dura
         Automotive Systems, Inc., the Subsidiary Guarantors and U.S. Bank Trust
         National Association, as trustee, relating to the Dollar Notes.

** 4.8 Indenture, dated April 22, 1999, between Dura Operating Corp., Dura
         Automotive Systems, Inc., the Subsidiary Guarantors and U.S. Bank Trust
         National Association, as trustee, relating to the Euro Notes.

** 4.9 Registration Rights Agreement, dated April 22, 1999, between the Initial
         Purchasers and Dura Operating Corp., Dura Automotive Systems, Inc. and the Subsidiary Guarantors, relating to the Dollar Notes.

** 4.10 Registration Rights Agreement, dated April 22, 1999, between the Initial
         Purchasers and Dura Operating Corp., Dura Automotive Systems, Inc. and the Subsidiary Guarantors, relating to the Euro Notes.

** 5.1 Opinion of Kirkland & Ellis regarding the validity of the securities offered hereby.

** 8.1 Opinion of Kirkland & Ellis regarding federal income tax considerations.

EXHIBIT
 NO.   DESCRIPTION
------ --------------------------------------------------------------------------
 10.1  Amended and Restated Credit Agreement, dated as of March 19, 1999, among
         Dura Automotive Systems, Inc., as Parent Guarantor, Dura Operating
         Corp., Dura Automotive Systems (Europe) GmbH, Dura Asia-Pacific Pty
         Limited ACN 004884539 and Dura Automotive Systems (Canada), Ltd., as
         Dura Borrowers, Trident Automotive plc, Dura Automotive Systems Limited,
         Spicebright Limited, Dura Automotive Systems Cable Operating Inc., Dura
         Automotive Systems Cable Operations Canada, Inc. and Moblan Investments
         B.V., as Trident Borrowers, Dura Automotive Acquisition Limited, as the
         initial Adwest Borrower, Bank of America National Trust and Savings
         Association, as Agent, BA Australia Limited, as Australian Lender, Bank
         of America Canada, as Canadian Lender, Bank of America National Trust
         and Savings Association, as Swing Line Lender and Issuing Lender, and
         the other financial institutions party thereto, NationsBanc Montgomery
         Securities LLC, as Lead Arranger and Book Manager, incorporated by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q
         for the quarterly period ended March 31, 1999.

 10.2  1996 Key Employee Stock Option Plan, incorporated by reference to Exhibit
         10.27 of the S-1.

 10.3  Independent Director Stock Option Plan, incorporated by reference to
         Exhibit 10.28 of the S-1.

 10.4  Employee Stock Discount Purchase Plan, incorporated by reference to
         Exhibit 10.29 of the S-1.

 10.5  Stock and Asset Purchase Agreement, dated October 3, 1996, among Sparton
         Corporation, Sparton Engineered Products, Inc., Lake Odessa Sparton
         Group and Dura Automotive Systems, Inc. incorporated by reference to
         Exhibit 2.1 of the Registrant's Form 8-K dated December 20, 1996.

 10.6  Stock Purchase Agreement, dated August 1, 1997, by and among Dura Shifter
         Holding Corp. and the various selling shareholders, incorporated by reference to Exhibit 2.1 of the Registrant's Form 8-K dated September
         12, 1997.

 10.7  Joint Venture Agreement by and among Orscheln Co., MC Holding Corp., Onex
         U.S. Investments, Inc., J2R Corporation and Dura Automotive Holding,
         Inc., dated as of August 31, 1994, incorporated by reference to Exhibit
         10.1 of the S-1.

** 10.8 Stock Purchase Agreement, dated April 8, 1998, by and among Dura
         Automotive Systems (UK) Limited and the various selling shareholders listed on the various signature pages thereto.

 10.9  Stock Option Agreement, dated as of August 31, 1994, between Dura
         Automotive Systems, Inc. and Alkin Co., incorporated by reference to
         Exhibit 10.4 of the S-1.

 10.10 Promissory Note, dated December 31, 1991, of Karl F. Storrie in favor of
         Dura Automotive Systems, Inc., incorporated by reference to Exhibit
         10.17 of the S-1.

 10.11 1998 Stock Incentive Plan, incorporated by reference to Appendix B in the
         Registration Statement on Form S-4 (Registration No. 333-71483).

** 21.1 Subsidiaries of Dura Automotive Systems, Inc.

* 23.1 Consent of Arthur Andersen LLP, Minneapolis, Minnesota.

* 23.2 Consent of Arthur Andersen LLP, Grand Rapids, Michigan.

* 23.3 Consent of Arthur Andersen LLP, Stamford, Connecticut.

* 23.4 Consent of KPMG Audit Plc.

EXHIBIT
 NO.   DESCRIPTION
------ --------------------------------------------------------------------------
** 23.5 Consents of Kirkland & Ellis (included in Exhibits 5.1 and 8.1).

** 25.1 Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture
         Act of 1939 of U.S. Bank Trust National Association.

** 99.1 Form of Letter of Transmittal for the Dollar Notes.

** 99.2 Form of Letter of Transmittal for the Euro Notes.

** 99.3 Form of Notice of Guaranteed Delivery for the Dollar Notes.

** 99.4 Form of Notice of Guaranteed Delivery for the Euro Notes.

** 99.5 Form of Tender Instructions for the Dollar Notes.

** 99.6 Form of Tender Instructions for the Euro Notes.

------------------------

*   Filed herewith.

**  To be filed by amendment.

    (b) No financial statement schedules are required to be filed herewith pursuant to this Item.

ITEM 22.  UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Dura's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered, therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Dura pursuant to the provisions, or otherwise, Dura has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Dura of expenses incurred or paid by a directors, officer or controlling person of Dura in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Dura will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and Dura being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Dura Automotive Systems, Inc. duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Rochester Hills, State of Michigan, on the 21st day of June, 1999.

                                DURA AUTOMOTIVE SYSTEMS, INC.

                                By:               /s/ S.A. JOHNSON
                                     -----------------------------------------
                                                    S.A. Johnson
                                                      CHAIRMAN

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Bovee, Stephen E.K. Graham, Scott D. Rued and Carl E. Nelson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offerings which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED ON THE 21ST DAY OF JUNE, 1999.

          SIGNATURE                       TITLE
------------------------------  --------------------------


       /s/ S.A. JOHNSON
------------------------------  Chairman
         S.A. Johnson

                                President, Chief Executive
     /s/ KARL F. STORRIE          Officer
------------------------------    and Director (principal
       Karl F. Storrie            executive officer)

     /s/ ROBERT R. HIBBS
------------------------------  Vice President and
       Robert R. Hibbs            Director

  /s/ ROBERT E. BROOKER, JR.
------------------------------  Director
    Robert E. Brooker, Jr.

       /s/ W.H. CLEMENT
------------------------------  Director
         W.H. Clement

          SIGNATURE                       TITLE
------------------------------  --------------------------

     /s/ J. RICHARD JONES
------------------------------  Director
       J. Richard Jones

     /s/ JACK K. EDWARDS
------------------------------  Director
       Jack K. Edwards

    /s/ JOHN C. JORGENSEN
------------------------------  Director
      John C. Jorgensen

  /s/ JAMES O. FUTTERKNECHT
------------------------------  Director
    James O. Futterknecht

  /s/ RALPH R. WHITNEY, JR.
------------------------------  Director
    Ralph R. Whitney, Jr.

   /s/ WILLIAM L. ORSCHELN
------------------------------  Director
     William L. Orscheln

      /s/ ERIC J. ROSEN
------------------------------  Director
        Eric J. Rosen

                                Vice President and Chief
   /s/ STEPHEN E. K. GRAHAM       Financial Officer
------------------------------    (principal financial and
     Stephen E. K. Graham         accounting officer)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Dura Operating Corp. duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Rochester Hills, State of Michigan, on the 21st day of June, 1999.

                                DURA OPERATING CORP.

                                By:               /s/ S.A. JOHNSON
                                     -----------------------------------------
                                                    S.A. Johnson
                                                      CHAIRMAN

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Bovee, Stephen E.K. Graham, Scott D. Rued and Carl E. Nelson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offerings which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED ON THE 21ST DAY OF JUNE, 1999.

          SIGNATURE                       TITLE
------------------------------  --------------------------


       /s/ S.A. JOHNSON
------------------------------  Chairman
         S.A. Johnson

                                President, Chief Executive
     /s/ KARL F. STORRIE          Officer
------------------------------    and Director (principal
       Karl F. Storrie            executive officer)

     /s/ ROBERT R. HIBBS
------------------------------  Vice President and
       Robert R. Hibbs            Director

  /s/ ROBERT E. BROOKER, JR.
------------------------------  Director
    Robert E. Brooker, Jr.

       /s/ W.H. CLEMENT
------------------------------  Director
         W.H. Clement

          SIGNATURE                       TITLE
------------------------------  --------------------------

     /s/ J. RICHARD JONES
------------------------------  Director
       J. Richard Jones

     /s/ JACK K. EDWARDS
------------------------------  Director
       Jack K. Edwards

    /s/ JOHN C. JORGENSEN
------------------------------  Director
      John C. Jorgensen

  /s/ JAMES O. FUTTERKNECHT
------------------------------  Director
    James O. Futterknecht

  /s/ RALPH R. WHITNEY, JR.
------------------------------  Director
    Ralph R. Whitney, Jr.

   /s/ WILLIAM L. ORSCHELN
------------------------------  Director
     William L. Orscheln

      /s/ ERIC J. ROSEN
------------------------------  Director
        Eric J. Rosen

                                Vice President and Chief
   /s/ STEPHEN E. K. GRAHAM       Financial Officer
------------------------------    (principal financial and
     Stephen E. K. Graham         accounting officer)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Dura Automotive Systems, Inc., Column Shifter Operations duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Rochester Hills, State of Michigan, on the 21st day of June, 1999.

                                DURA AUTOMOTIVE SYSTEMS, INC.
                                COLUMN SHIFTER OPERATIONS

                                By:              /s/ DAVID R. BOVEE
                                     -----------------------------------------
                                                   David R. Bovee
                                                     PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Bovee, Stephen E.K. Graham, Scott D. Rued and Carl E. Nelson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offerings which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED ON THE 21ST DAY OF JUNE, 1999.

             NAME                         TITLE
------------------------------  --------------------------


      /s/ DAVID R. BOVEE        President and Director
------------------------------    (principal executive
        David R. Bovee            officer)

                                Vice President, Chief
   /s/ STEPHEN E. K. GRAHAM       Financial Officer and
------------------------------    Director (principal
     Stephen E.K. Graham          accounting and financial
                                  officer)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Universal Tool & Stamping Company, Inc. duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Rochester Hills, State of Michigan, on the 21st day of June, 1999.

                                UNIVERSAL TOOL & STAMPING COMPANY, INC.

                                By:              /s/ DAVID R. BOVEE
                                     -----------------------------------------
                                                   David R. Bovee
                                                     PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Bovee, Stephen E.K. Graham, Scott D. Rued and Carl E. Nelson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offerings which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED ON THE 21ST DAY OF JUNE, 1999.

             NAME                         TITLE
------------------------------  --------------------------


      /s/ DAVID R. BOVEE        President and Director
------------------------------    (principal executive
        David R. Bovee            officer)

                                Vice President, Chief
   /s/ STEPHEN E.K. GRAHAM        Financial Officer and
------------------------------    Director (principal
     Stephen E.K. Graham          accounting and financial
                                  officer)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Dura Automotive Systems Cable Operations, Inc. duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Rochester Hills, State of Michigan, on the 21st day of June, 1999.

                                DURA AUTOMOTIVE SYSTEMS CABLE
                                OPERATIONS, INC.

                                By:              /s/ DAVID R. BOVEE
                                     -----------------------------------------
                                                   David R. Bovee
                                                     PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Bovee, Stephen E.K. Graham, Scott D. Rued and Carl E. Nelson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offerings which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED ON THE 21ST DAY OF JUNE, 1999.

             NAME                         TITLE
------------------------------  --------------------------

      /s/ DAVID R. BOVEE        President and Director
------------------------------    (principal executive
        David R. Bovee            officer)

                                Vice President, Chief
   /s/ STEPHEN E.K. GRAHAM        Financial Officer and
------------------------------    Director (principal
     Stephen E.K. Graham          accounting and financial
                                  officer)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Adwest Electronics, Inc. duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Rochester Hills, State of Michigan, on the 21st day of June, 1999.

                                ADWEST ELECTRONICS, INC.

                                By:            /s/ GRAHAM R. MENZIES
                                     -----------------------------------------
                                                 Graham R. Menzies
                                                      CHAIRMAN

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Bovee, Stephen E.K. Graham, Scott D. Rued and Carl E. Nelson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offerings which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED ON THE 21ST DAY OF JUNE, 1999.

             NAME                         TITLE
------------------------------  --------------------------

    /s/ GRAHAM R. MENZIES
------------------------------  Director
      Graham R. Menzies

                                President, Chief Executive
        /s/ HUGH BLACK            Officer and Director
------------------------------    (principal executive
          Hugh Black              officer)

                                Treasurer, Chief Financial
     /s/ DAVID G. BROOKS          Officer and Director
------------------------------    (principal accounting
       David G. Brooks            and financial officer)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Adwest Western Automotive, Inc. duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Rochester Hills, State of Michigan, on the 21st day of June, 1999.

                                ADWEST WESTERN AUTOMOTIVE, INC.

                                By:            /s/ GRAHAM R. MENZIES
                                     -----------------------------------------
                                                 Graham R. Menzies
                                                      CHAIRMAN

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Bovee, Stephen E.K. Graham, Scott D. Rued and Carl E. Nelson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offerings which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED ON THE 21ST DAY OF JUNE, 1999.

             NAME                         TITLE
------------------------------  --------------------------
    /s/ GRAHAM R. MENZIES
------------------------------  Director
      Graham R. Menzies

                                President, Chief Executive
        /s/ HUGH BLACK            Officer and Director
------------------------------    (principal executive
          Hugh Black              officer)

                                Treasurer, Chief Financial
     /s/ DAVID G. BROOKS          Officer and Director
------------------------------    (principal accounting
       David G. Brooks            and financial officer)

      /s/ KEVIN G. LOWEN
------------------------------  Director
        Kevin G. Lowen

    /s/ PHILIP MARSHALLSAY
------------------------------  Director
      Philip Marshallsay

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, X.E. Co. duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Rochester Hills, State of Michigan, on the 21st day of June, 1999.

                                X.E. CO.

                                By:              /s/ DAVID R. BOVEE
                                     -----------------------------------------
                                                   David R. Bovee
                                                     PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Bovee, Stephen E.K. Graham, Scott D. Rued and Carl E. Nelson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offerings which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED ON THE 21ST DAY OF JUNE, 1999.

             NAME                         TITLE
------------------------------  --------------------------

      /s/ DAVID R. BOVEE        President and Director
------------------------------    (principal executive
        David R. Bovee            officer)

                                Vice President, Chief
   /s/ STEPHEN E.K. GRAHAM        Financial Officer and
------------------------------    Director (principal
     Stephen E.K. Graham          accounting and financial
                                  officer)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Dura Automotive Systems of Tennessee L.P. duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Rochester Hills, State of Michigan, on the 21st day of June, 1999.

                                DURA AUTOMOTIVE SYSTEMS OF TENNESSEE L.P.

                                By:      Dura Industries of Michigan, Inc.

                                Its               General Partner

                                By:              /s/ DAVID R. BOVEE
                                     -----------------------------------------
                                                   David R. Bovee
                                                     PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Bovee, Stephen E.K. Graham, Scott D. Rued and Carl E. Nelson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offerings which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED ON THE 21ST DAY OF JUNE, 1999.

             NAME                         TITLE
------------------------------  --------------------------

                                President and Director of
      /s/ DAVID R. BOVEE          Dura Industries of
------------------------------    Michigan, Inc.
        David R. Bovee            (principal executive
                                  officer)

                                Vice President and Chief
                                  Financial Officer and
   /s/ STEPHEN E.K. GRAHAM        Director of Dura
------------------------------    Industries of Michigan,
     Stephen E.K. Graham          Inc. (principal
                                  accounting and financial
                                  officer)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Dura Automotive Systems of Indiana, Inc. duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Rochester Hills, State of Michigan, on the 21st day of June, 1999.

                                DURA AUTOMOTIVE SYSTEMS OF INDIANA, INC.

                                By:              /s/ DAVID R. BOVEE
                                     -----------------------------------------
                                                   David R. Bovee
                                                     PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Bovee, Stephen E.K. Graham, Scott D. Rued and Carl E. Nelson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offerings which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED ON THE 21ST DAY OF JUNE, 1999.

             NAME                         TITLE
------------------------------  --------------------------

      /s/ DAVID R. BOVEE        President and Director
------------------------------    (principal executive
        David R. Bovee            officer)

                                Vice President, Chief
   /s/ STEPHEN E.K. GRAHAM        Financial Officer and
------------------------------    Director (principal
     Stephen E.K. Graham          accounting and financial
                                  officer)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Anderson Industries, Inc. duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Rochester Hills, State of Michigan, on the 21st day of June, 1999.

                                ANDERSON INDUSTRIES, INC.

                                By:              /s/ DAVID R. BOVEE
                                     -----------------------------------------
                                                   David R. Bovee
                                                     PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Bovee, Stephen E.K. Graham, Scott D. Rued and Carl E. Nelson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offerings which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED ON THE 21ST DAY OF JUNE, 1999.

             NAME                         TITLE
------------------------------  --------------------------

      /s/ DAVID R. BOVEE        President and Director
------------------------------    (principal executive
        David R. Bovee            officer)

                                Vice President, Chief
   /s/ STEPHEN E.K. GRAHAM        Financial Officer and
------------------------------    Director (principal
     Stephen E.K. Graham          accounting and financial
                                  officer)

  /s/ JOHN K. KNAPPENBERGER
------------------------------  Director
    John K. Knappenberger

     /s/ KARL F. STORRIE
------------------------------  Director
       Karl F. Storrie

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Hydro Flame Corporation duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Rochester Hills, State of Michigan, on the 21st day of June, 1999.

                                HYDRO FLAME CORPORATION

                                By:              /s/ DAVID R. BOVEE
                                     -----------------------------------------
                                                   David R. Bovee
                                                     PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Bovee, Stephen E.K. Graham, Scott D. Rued and Carl E. Nelson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offerings which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED ON THE 21ST DAY OF JUNE, 1999.

             NAME                         TITLE
------------------------------  --------------------------

      /s/ DAVID R. BOVEE        President and Director
------------------------------    (principal executive
        David R. Bovee            officer)

                                Vice President, Chief
   /s/ STEPHEN E.K. GRAHAM        Financial Officer and
------------------------------    Director (principal
     Stephen E.K. Graham          accounting and financial
                                  officer)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Atwood Industries, Inc. duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Rochester Hills, State of Michigan, on the 21st day of June, 1999.

                                ATWOOD INDUSTRIES, INC.

                                By:              /s/ DAVID R. BOVEE
                                     -----------------------------------------
                                                   David R. Bovee
                                                     PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Bovee, Stephen E.K. Graham, Scott D. Rued and Carl E. Nelson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offerings which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED ON THE 21ST DAY OF JUNE, 1999.

             NAME                         TITLE
------------------------------  --------------------------

      /s/ DAVID R. BOVEE        President and Director
------------------------------    (principal executive
        David R. Bovee            officer)

                                Vice President, Chief
   /s/ STEPHEN E.K. GRAHAM        Financial Officer and
------------------------------    Director (principal
     Stephen E.K. Graham          accounting and financial
                                  officer)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Atwood Automotive Inc. duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Rochester Hills, State of Michigan, on the 21st day of June, 1999.

                                ATWOOD AUTOMOTIVE INC.

                                By:              /s/ DAVID R. BOVEE
                                     -----------------------------------------
                                                   David R. Bovee
                                                     PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Bovee, Stephen E.K. Graham, Scott D. Rued and Carl E. Nelson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offerings which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED ON THE 21ST DAY OF JUNE, 1999.

             NAME                         TITLE
------------------------------  --------------------------

      /s/ DAVID R. BOVEE        President and Director
------------------------------    (principal executive
        David R. Bovee            officer)

                                Vice President, Chief
   /s/ STEPHEN E.K. GRAHAM        Financial Officer and
------------------------------    Director (principal
     Stephen E.K. Graham          accounting and financial
                                  officer)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Mark I Molded Plastics, Inc. duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Rochester Hills, State of Michigan, on the 21st day of June, 1999.

                                MARK I MOLDED PLASTICS, INC.

                                By:              /s/ DAVID R. BOVEE
                                     -----------------------------------------
                                                   David R. Bovee
                                                     PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Bovee, Stephen E.K. Graham, Scott D. Rued and Carl E. Nelson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offerings which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED ON THE 21ST DAY OF JUNE, 1999.

             NAME                         TITLE
------------------------------  --------------------------

      /s/ DAVID R. BOVEE        President and Director
------------------------------    (principal executive
        David R. Bovee            officer)

                                Vice President, Chief
   /s/ STEPHEN E.K. GRAHAM        Financial Officer and
------------------------------    Director (principal
     Stephen E.K. Graham          accounting and financial
                                  officer)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Mark I Molded Plastics of Tennessee, Inc. duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Rochester Hills, State of Michigan, on the 21st day of June, 1999.

                                MARK I MOLDED PLASTICS OF TENNESSEE, INC.

                                By:              /s/ DAVID R. BOVEE
                                     -----------------------------------------
                                                   David R. Bovee
                                                     PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Bovee, Stephen E.K. Graham, Scott D. Rued and Carl E. Nelson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offerings which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED ON THE 21ST DAY OF JUNE, 1999.

             NAME                         TITLE
------------------------------  --------------------------

      /s/ DAVID R. BOVEE        President and Director
------------------------------    (principal executive
        David R. Bovee            officer)

                                Vice President, Chief
   /s/ STEPHEN E.K. GRAHAM        Financial Officer and
------------------------------    Director (principal
     Stephen E.K. Graham          accounting and financial
                                  officer)